UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed	by the Registrant ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Venture Catalyst Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common Stock, par value $.001 per share, of Venture Catalyst Incorporated (“Company Common Stock”)

2)	Aggregate number of securities to which transaction applies:

7,221,598 shares of Company Common Stock and 2,285,000 shares of Company Common Stock issuable upon the exercise of options with an exercise price per share of less than $2.58 per share.1

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 7,221,598 shares of Company Common Stock multiplied by $2.58 per share and (B) options to purchase 2,285,000 shares of Company Common Stock with exercise prices less than $2.58, multiplied by $1.16 per share (which is the difference between $2.58 and the weighted average exercise price per share). In accordance with Exchange Act Rule 0-11, the filing fee was determined by multiplying 0.000107 by the sum of the preceding sentence.

4)	Proposed maximum aggregate value of transaction:

$21,282,322.84

5)	Total fee paid:

$2,277.21

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

1	Pursuant to the Agreement and Plan of Merger, dated as of August 25, 2006, by and among IGT, a Nevada corporation, Mariposa Acquisition Corp., a Utah corporation and a direct wholly-owned subsidiary of IGT, and Venture Catalyst Incorporated, Mariposa Acquisition Corp. will merge into the Registrant and each outstanding share of Company Common Stock will be converted into the right to receive, without interest, $2.58. Each holder of outstanding options to purchase Company Common Stock will be entitled to receive, in consideration of the cancellation of such stock options, an amount (net of applicable taxes) equal to the product of (i) the excess, if any, of $2.58 per share over the exercise price per share of Company Common Stock subject to such stock option, multiplied by (ii) the total number of shares subject to such stock option. As of September 30, 2006, there were 7,221,598 shares of Company Common Stock issued and outstanding, and there were 2,285,000 shares of Company Common Stock subject to outstanding stock options with a weighted average exercise price of $1.42 per share (excluding stock options with an exercise price in excess of $2.58 per share). The filing fee was determined by adding (x) the product of (i) the number of shares of Company Common Stock that are proposed to be converted in the transaction and (ii) the transaction consideration of $2.58 per share of Company Common Stock, plus (y) the product of (1) the total number of shares of Company Common Stock subject to outstanding stock options having an exercise price less than $2.58 per share multiplied by (2) the excess of $2.58 over the weighted average exercise price for such stock options ((x) and (y) together, the “Merger Consideration”). The filing fee was calculated in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, by multiplying the Merger Consideration by 0.000107.

VENTURE CATALYST INCORPORATED

591 Camino De La Reina, Suite 418

San Diego, California 92108

Dear Fellow Shareholder:

You are cordially invited to attend a special meeting of shareholders of Venture Catalyst Incorporated, referred to as “VCAT,” “Company,” “Venture Catalyst,” “us,” or “we,” to be held at 10:00 a.m., California time, on December 20, 2006, in the Golf Events Center at the Barona Valley Ranch Resort & Casino, located at 1932 Wildcat Canyon Road, Lakeside, California 92040.

At the special meeting we will ask you to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 25, 2006, referred to in this letter and the enclosed proxy statement as the “merger agreement,” by and among IGT, Mariposa Acquisition Corp., a direct wholly-owned subsidiary of IGT, and VCAT. If the merger agreement is approved and adopted and we complete the merger, VCAT will become a subsidiary of IGT and each share of VCAT common stock that you own will be converted into the right to receive $2.58 in cash, without interest and less any applicable withholding tax. Upon completion of the merger, VCAT common stock, which is authorized for quotation on the Over-The-Counter Bulletin Board, under the symbol “VCAT.OB,” will have its quotation terminated. Immediately following the closing of the merger, the surviving corporation will sell the gaming consulting services division to VCAT, LLC, pursuant to the Asset Purchase Agreement, dated as of August 25, 2006, referred to in this letter and the enclosed proxy statement as the “asset purchase agreement,” by and among VCAT and VCAT, LLC, a new entity controlled by L. Donald Speer, II, the chairman of our board and largest shareholder of VCAT.

This proxy statement is furnished in connection with the solicitation by our board of directors of proxies to be used at the special meeting of shareholders of VCAT.

After careful consideration, our board of directors, referred to as “our board of directors” or “our board,” based in part on the recommendation of the special committee of our board (comprised entirely of independent directors who supervised our evaluation of our strategic alternatives to maximize value to our shareholders and our negotiation of the terms of the merger), unanimously determined that the merger and the transactions contemplated by the merger agreement, including the merger and the divestiture of the gaming consulting services division, are advisable and in the best interests of VCAT and our shareholders and unanimously approved and adopted the merger agreement and the asset purchase agreement. Therefore, our board of directors unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement. The shareholders are not being asked to separately vote on the divestiture which will occur immediately following the merger because it does not involve the sale of all, or substantially all, of the property of VCAT.

Our board and the special committee of our board, in consultation with their legal and financial advisors, considered a number of factors in evaluating the merger. Included in the enclosed proxy statement is the full text of the written opinion of our financial advisor Duff & Phelps, LLC, to the effect that, as of August 25, 2006, and based upon and subject to the considerations set forth in its opinion, the merger is fair to the unaffiliated public shareholders of VCAT from a financial point of view. The enclosed proxy statement explains the proposed merger, the merger agreement, the asset purchase agreement and the other transactions contemplated by the merger agreement and the asset purchase agreement and provides specific information concerning the special meeting. We encourage you to read the proxy statement and the annexes to the proxy statement carefully. You may also obtain more information about VCAT from documents we have filed with the Securities and Exchange Commission.

Your vote is very important. We cannot complete the merger unless the merger agreement is approved and adopted by the affirmative vote of the holders of a majority of VCAT common stock outstanding and entitled to vote at the special meeting.

Only holders of record of shares of VCAT common stock at the close of business on November 7, 2006 will be entitled to vote at the special meeting. Whether or not you plan to attend the special meeting, it is important that your shares, regardless of the number, be represented. Accordingly, I urge you to vote your shares by Internet, telephone (using a toll-free number) or by mail by completing, signing, dating and returning your proxy card in the envelope which has been enclosed for your convenience. We have provided instructions on the proxy card for using these services. If you hold shares through a broker, bank or other nominee, please follow the instructions on the proxy form supplied by your broker, bank or other nominee. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. Failure to submit a signed proxy or to vote in person at the special meeting will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement.

San Diego, California November 9, 2006	By Order of the board of directors,

Kevin McIntosh Senior Vice President, Chief Financial Officer, Treasurer and Secretary

This proxy statement is dated November 9, 2006, and is first being mailed to VCAT shareholders on or about November 15, 2006.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTIONS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

VENTURE CATALYST INCORPORATED

591 Camino De La Reina, Suite 418

San Diego, California 92108

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on December 20, 2006

at 10:00 a.m.

We cordially invite you to attend a special meeting of shareholders of Venture Catalyst Incorporated, a Utah corporation. This special meeting will be held at 10:00 a.m., California time, on December 20, 2006, in the Golf Events Center at the Barona Valley Ranch Resort & Casino, located at 1932 Wildcat Canyon Road, Lakeside, California 92040, for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 25, 2006, by and among IGT, Mariposa Acquisition Corp., a direct wholly-owned subsidiary of IGT, and Venture Catalyst Incorporated, or VCAT, pursuant to which, among other things, VCAT will become a wholly-owned subsidiary of IGT, and each outstanding share of VCAT common stock will be converted into the right to receive $2.58 in cash, without interest and less any applicable withholding tax;

2.	To consider and vote upon any proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement at the special meeting; and

3.	To transact such other business as may properly come before the special meeting or any adjournments, postponements or continuations thereof.

Our board of directors has fixed the close of business on November 7, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. A list of the shareholders entitled to notice of the special meeting will be available for examination by any shareholder at the special meeting. Beginning two business days after notice of the meeting is given for which the shareholder list was prepared and continuing to the date of the meeting, the shareholder list will also be available for inspection by shareholders during ordinary business hours at 591 Camino De La Reina, Suite 418, San Diego, California 92108.

After careful consideration, our board of directors, based in part on the recommendation of the special committee of our board (comprised entirely of independent directors who supervised our evaluation of our strategic alternatives to maximize value to our shareholders and our negotiation of the terms of the merger), unanimously determined that the merger and the transactions contemplated by the merger agreement, including the merger and the divestiture of the gaming consulting services division, are advisable and in the best interests of VCAT and our shareholders and unanimously approved and adopted the merger agreement and the asset purchase agreement.

Our board of directors unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement.

You are cordially invited to be present and to vote at this special meeting in person. Whether or not you plan to attend the special meeting, it is important that your shares, regardless of the number, be represented. Accordingly, you are requested to complete, sign, date and return your proxy card in the envelope which has been enclosed for your convenience. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the approval and adoption of the merger agreement. If you have returned a signed proxy but elect to attend the special meeting and vote in person, you will be entitled to vote. Failure to submit a signed proxy or to vote in person at the special meeting will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement. You also may vote your shares by proxy using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

San Diego, California November 9, 2006	By Order of the board of directors,

Kevin McIntosh Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Annexes:

Annex A—Agreement and Plan of Merger, dated August 25, 2006, among Venture Catalyst Group, IGT and Mariposa Acquisition Corp.

Annex B—Asset Purchase Agreement, dated August 25, 2006, between Venture Catalyst Incorporated and VCAT, LLC.

Annex C—Opinion of Duff & Phelps, LLC.

Annex D—Consulting Services Agreement, dated August 25, 2006, by and between Venture Catalyst Incorporated and VCAT, LLC, as amended by the First Amendment to Consulting Services Agreement, dated October 5, 2006.

Annex E—Part 13 (Sections 16-10a-1301, et. seq.) of the Utah Revised Business Corporation Act.

Annex F—Chapter 13 of the California General Corporation Law.

Annex G—Utah Form of Dissenters’ Payment Demand.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement and the documents attached to or incorporated by reference herein contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and may involve risks and uncertainties. Such forward-looking statements reflect, among other things, management and the board of directors expectations as to completion of the merger, expectations as to the completion of the divestiture of the gaming consulting services division and financial projections in connection with the merger, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein or in the documents attached or incorporated by reference that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “intends,” “estimates,” “seeks” and similar words and expressions are intended to identify forward-looking statements. VCAT assumes no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. The many factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, without limitation: costs, charges and tax treatment related to the proposed merger; failure to obtain required shareholder or regulatory approvals for the merger; the merger not closing for any other reason, including the occurrence of a material adverse event; and other factors disclosed in VCAT’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 filed with the Securities and Exchange Commission on September 27, 2006, VCAT’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 and in other reports filed by VCAT from time to time with the Securities and Exchange Commission. Forward-looking statements in this proxy statement and the documents incorporated by reference in this proxy statement express expectations only as of the date they are made. We do not undertake any obligation to update or revise such statements as a result of new information or future events, except as required by applicable law.

SUMMARY TERM SHEET

The following summary term sheet highlights selected information from this proxy statement with respect to the merger and may not contain all of the information that is important to your voting decision. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, including the annexes, and the documents we refer to or incorporate by reference herein. We encourage you to read each of these documents, in particular the merger agreement, a copy of which is attached as Annex A to this proxy statement, and the asset purchase agreement, a copy of which is attached as Annex B to this proxy statement.

Except as otherwise specifically noted in this proxy statement, “VCAT,” “Venture Catalyst” the “Company,” “we,” “our,” “us” and similar words in this proxy statement refer to Venture Catalyst Incorporated, “IGT” refers to IGT, which is a subsidiary of International Game Technology, “Merger Sub” refers to Mariposa Acquisition Corp., “merger agreement” refers to the Agreement and Plan of Merger, dated August 25, 2006, among VCAT, IGT and Merger Sub, a copy of which is attached as Annex A to this proxy statement, “merger” refers to the merger contemplated by the merger agreement, “asset purchase agreement” refers to the Asset Purchase Agreement, dated August 25, 2006, between VCAT, as seller, and VCAT, LLC, as buyer, a copy of which is attached as Annex B to this proxy statement, “gaming consulting services division divestiture” refers to the transactions contemplated by the asset purchase agreement, and “transactions” refers to the transactions contemplated by the merger agreement and the asset purchase agreement. “VCAT, LLC” refers to VCAT, LLC, which is a newly formed entity wholly-owned and controlled by L. Donald Speer, II, the Chairman of the Board and largest shareholder of VCAT.

Information About the Parties to the Transaction (page 21)

Venture Catalyst Incorporated. VCAT is a provider of consulting services and server-based software in the gaming and hospitality market. VCAT’s principal executive offices are located at 591 Camino de la Reina, Suite 418, San Diego, CA 92108, and its telephone number is (619) 330-4000.

IGT. IGT is a wholly-owned operating subsidiary of International Game Technology, which is a global company specializing in the design, development, manufacturing, distribution and sales of computerized gaming machines and systems products. IGT’s principal executive offices are located at 9295 Prototype Drive, Reno, Nevada 89521, and its telephone number is (775) 448-7777.

Mariposa Acquisition Corp. Mariposa Acquisition Corp., a Utah corporation and direct wholly-owned subsidiary of IGT, was organized solely for the purpose of entering into the merger agreement with VCAT and completing the merger. Mariposa Acquisition Corp. was incorporated on August 8, 2006 and has not conducted any business operations. Its principal executive offices are located at c/o International Game Technology, 9295 Prototype Drive, Reno, Nevada 89521, and its telephone number is (775) 448-7777.

VCAT, LLC. VCAT, LLC, a Delaware limited liability company controlled by L. Donald Speer, II, was organized solely for the purpose of entering into the asset purchase agreement with VCAT as the surviving corporation, and acquiring the assets and liabilities associated with VCAT’s gaming consulting services division (exclusive of its Mariposa software division). VCAT, LLC was formed on February 13, 2006 and has not conducted any business operations. VCAT, LLC’s offices are currently located at 707 Broadway, Suite 800, San Diego, CA 92101, and its telephone number is (619) 239-8700.

The Special Meeting (pages 18-20)

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place. The special meeting of our shareholders will be held in the Golf Events Center at the Barona Valley Ranch Resort & Casino, located at 1932 Wildcat Canyon Road, Lakeside, California 92040, at 10:00 a.m. California time, on December 20, 2006.

Purpose. You will be asked to:

•	consider and vote upon a proposal to approve and adopt the merger agreement, pursuant to which, among other things, VCAT will become a wholly-owned subsidiary of IGT, and each outstanding share of VCAT common stock will be converted into the right to receive $2.58 in cash, without interest and less any applicable withholding tax;

•	consider and vote upon any proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement at the special meeting; and

•	transact such other business as may properly come before the special meeting or any adjournments, postponements or continuations thereof.

Record Date; Shareholders Entitled to Vote; Quorum. Our board of directors has fixed the close of business on November 7, 2006, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the special meeting or any adjournments, postponements or continuations thereof. The only outstanding class of our stock is our common stock, par value $0.001 per share. At the record date, 7,221,598 shares of common stock were outstanding. Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon. A quorum must be present to transact business at the special meeting. A quorum will be present at the special meeting if a majority of all of our shares of common stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by a properly executed proxy. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required. Approval and adoption of the merger agreement requires the affirmative vote of holders of the majority of our shares of common stock outstanding. The shareholders are not being asked to separately vote on the divestiture because the sale of the gaming consulting services division is not a sale of all, or substantially all, of the property of VCAT, and does not require shareholder approval under the Utah Revised Business Corporation Act. Furthermore, because the divestiture will occur immediately following the merger, the approval of the pre-merger shareholders is not required, in any event, under the Utah Revised Business Corporation Act. Any proposal to adjourn or postpone the special meeting or on any other matter to be voted upon at the special meeting requires the affirmative vote of a majority of the shares represented in person or by proxy entitled to vote on the matter and actually voted on the matter for approval.

Voting. You should complete, sign and date the accompanying proxy and promptly return it in the enclosed postage-paid return envelope or submit your proxy by using the toll-free telephone number or the Internet by following the instructions on the proxy card or your voting instruction card. Brokers, banks or other nominees holding shares in “street name” may vote your shares only if you provide instructions on how to vote. Brokers, banks or other nominees will provide you with directions on how to instruct the broker, bank or other nominee to vote your shares. All properly executed proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly executed proxy returned to us, the underlying shares will be voted “FOR” the approval and adoption of the merger agreement and in the discretion of the proxy holder(s) on any other matter that may properly be brought before the special meeting. Both abstentions and “broker non-votes” will be counted in determining whether a quorum is present at the special meeting. Abstentions, “broker non-votes” and shares not in attendance and not voted at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions and broker non-votes will have no effect on the outcome of any vote to adjourn or postpone the special meeting or any other matter properly brought before the special meeting. It is very important that ALL shareholders vote their shares, so please promptly complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or the Internet following the instructions on your proxy card or voting instructions card.

Revocability of Proxies. You may revoke your proxy at any time prior to its exercise. You may do this by (a) delivering to the Secretary of VCAT, Kevin McIntosh, at or prior to the special meeting, a written notice of revocation that is dated a later date than the proxy, (b) sending another proxy by telephone, Internet or the mail bearing a date or time later than the date or time of the proxy being revoked or (c) voting in person at the special meeting . Mere attendance at the special meeting will not serve to revoke your proxy. If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the procedures provided by your broker, bank or other nominee to change those instructions.

Solicitation of Proxies and Expenses. The solicitation of proxies is being made initially by mail. Directors, officers and other employees of VCAT may solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. Brokers, banks and other persons will be reimbursed by VCAT for expenses they incur in forwarding proxy material to obtain voting instructions from beneficial shareholders. The total cost of solicitation of proxies will be borne by VCAT. We have hired Mellon Investor Services LLC, a solicitation firm, to help facilitate the solicitation process. For a description of the costs and expenses to VCAT of soliciting proxies, see “The Special Meeting of Shareholders—Solicitation of Proxies” below.

Shareholders should not send in their share certificates with their proxies. A transmittal form with instructions for the surrender of certificates representing shares of common stock will be mailed to shareholders if the merger is completed.

Board Recommendation (pages 29-32)

After careful consideration, our board of directors, based in part on the recommendation of the special committee of our board of directors, unanimously determined that the merger and the transactions contemplated by the merger agreement, including the merger and the divestiture of the gaming consulting services division, are advisable and in the best interests of VCAT and our shareholders and unanimously approved and adopted the merger agreement and the asset purchase agreement. Accordingly, our board of directors unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement.

Special Committee of Our Board of Directors. Our board of directors formed a special committee of independent directors in February 2005 comprised of Cornelius E. (“Neil”) Smyth and John Farrington, referred to as the “special committee,” to manage the process by which we would evaluate strategic alternatives to maximize shareholder value. This committee supervised our evaluation of our strategic alternatives to maximize shareholder value and our negotiation of the terms of the merger, and recommended to our board of directors that it approve the merger agreement and the asset purchase agreement.

Opinion of Duff & Phelps, LLC. In connection with the proposed merger, Duff & Phelps, LLC, or “Duff & Phelps”, delivered to the special committee its written opinion, dated August 25, 2006, as to the fairness of the merger to our unaffiliated public shareholders, as of the date of the opinion, from a financial point of view. The full text of Duff & Phelps’ written opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Duff & Phelps in connection with its opinion, is attached as Annex C to this proxy statement. We encourage you to read the Duff & Phelps opinion carefully and in its entirety. The Duff & Phelps opinion was provided for the information and use of the special committee in connection with its evaluation of the merger consideration, and it does not address any other aspect of the proposed merger and does not constitute a recommendation as to how any shareholder should vote with respect to the approval and adoption of the merger agreement.

Change of Board Recommendation. Subject to certain exceptions, our board of directors may withdraw or modify its recommendation in support of the adoption of the merger agreement. In the event that our board of directors withdraws or modifies its recommendation in a manner adverse to IGT and the merger agreement is terminated, we may be required to pay a termination fee of $750,000 to IGT.

Reasons for the Merger (pages 29-32)

In making its recommendation that you vote “FOR” the proposal to approve and adopt the merger agreement our board of directors considered a number of factors, including the following:

•	the recommendation of the special committee;

•	the business, competitive position and prospects of VCAT in the industry in which we compete;

•	the premium to the current and historical closing trading prices of shares of our common stock and to our current and historical enterprise value represented by the $2.58 per share in cash to be received by our shareholders;

•	the fact that IGT’s offer will be paid in cash, providing certainty, immediate value and liquidity to our shareholders;

•	the financial analyses and written opinion of the financial advisor of the special committee, Duff & Phelps;

•	our board of directors’ and the special committee’s assessment of a number of strategic, financial and operational considerations, including the alternatives (including the possibility of continuing to operate VCAT as an independent entity) to the proposed merger and risks and uncertainties associated with the alternatives;

•	the terms of the merger agreement, including conditions to closing, likelihood of closing, and our ability to furnish information to, and conduct negotiations with, a third party should we receive a superior offer and terminate the merger agreement in the exercise of fiduciary duties in connection with the receipt of a superior proposal, upon payment of a termination fee; and

•	the terms and conditions of the asset purchase agreement, including conditions to closing.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including:

•	the fact that we will no longer exist as a public company and our shareholders will forgo any future increase in our value that might result from our possible growth;

•	the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay IGT a termination fee of $750,000 if the merger is terminated under certain circumstances;

•	the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders; and

•	the interest that certain directors and executive officers of VCAT may have with respect to the merger, in addition to their interests as shareholders of VCAT generally.

The Merger Agreement (pages 56-68)

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement.

Structure of the Merger. Upon the terms and conditions of the merger agreement, Merger Sub, a wholly-owned subsidiary of IGT, will merge with and into VCAT, with VCAT as the surviving corporation. VCAT will become a wholly-owned subsidiary of IGT. You will have no equity interest in VCAT or IGT after the merger. Each of your shares of VCAT common stock will be cancelled and converted automatically into the right to receive $2.58 in cash without interest and less any applicable withholding tax.

VCAT Common Stock. At the effective time of the merger, each share of VCAT common stock will be converted into the right to receive $2.58 in cash, without interest and less any applicable withholding tax.

VCAT Stock Options. In connection with the merger, each option to purchase VCAT common stock outstanding immediately prior to the effective time of the merger will be cancelled and surrendered by the holder in exchange for the right to receive a cash payment equal to the product of the number of shares subject to such option multiplied by the excess, if any, of (a) $2.58 per share over (b) the exercise price per share of such option, subject to applicable tax withholding.

Conduct of VCAT Prior to the Merger. The merger agreement subjects us to various affirmative and negative covenants until the earlier of the consummation of the merger or termination of the merger agreement.

Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals. We have agreed that prior to the consummation of the merger we will not, and we will ensure that our representatives do not, directly or indirectly:

•	solicit, initiate or encourage, or take any other action designed to facilitate the making, submission or announcement of any takeover proposal from a third party;

•	participate in any negotiations regarding any takeover proposal or furnish any third parties with any nonpublic information with respect to a takeover proposal; or

•	approve or accept any takeover proposal.

Notwithstanding the foregoing restrictions, the merger agreement provides that, if we receive a bona fide takeover proposal from a third party that did not result from a breach of the foregoing prohibitions and our board of directors determines in good faith after consultation with its advisors that such takeover proposal is, or is reasonably likely to result in, a strategic transaction that is more favorable, referred to as a “superior proposal,” and that failure to take any action in contravention of the foregoing restrictions is reasonably likely to result in a breach of our board’s fiduciary duties, then we may furnish information to the applicable offeror and its representatives pursuant to a confidentiality agreement and may participate in discussions or negotiations regarding such proposal.

In response to a takeover proposal that did not otherwise result from our breach of the above-described restrictions in the merger agreement, our board may, if it determines in good faith after consulting with outside counsel that the failure to take such action is reasonably likely to result in a breach of fiduciary obligations, either approve or recommend such takeover proposal or terminate the merger agreement, referred to as a “superior proposal termination.” We may only effect a superior proposal termination if (a) our board of directors has determined in good faith that the takeover proposal constitutes a superior proposal, (b) we have delivered prior notice to IGT, (c) we have negotiated with IGT in good faith for five business days with respect to adjustments to the terms and conditions of the proposed transaction and (d) our board does not conclude in good faith during such five business days that the takeover proposal no longer constitutes a superior proposal. In addition, we have agreed to pay IGT a $750,000 termination fee.

We are also required to pay IGT the termination fee if the merger agreement is terminated for the reasons set forth under “The Merger Agreement—Termination Fee” below.

See “The Merger Agreement—Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals” and “The Merger Agreement—Termination Fee” below.

Conditions of the Merger. A number of conditions must be satisfied or waived before the merger can be completed. The most important of these include:

•	approval of the merger by holders of a majority of the outstanding shares of our common stock;

•	absence of any legal prohibitions or restraints against the merger;

•	receipt of any required regulatory and third party approvals and consents;

•	accuracy, as qualified by an absence of a material adverse effect (discussed below under the caption “The Merger Agreement—Material Adverse Effect”), of each party’s representations and warranties under the merger agreement;

•	each party’s material compliance with its obligations under the merger agreement;

•	the consent of holders of at least 85% of our outstanding stock options to the treatment of the stock options under the merger agreement;

•	the absence of any material adverse effect affecting us, except for any material adverse effect that has been substantially cured within the earlier to occur of 60 days of its first occurrence and February 21, 2007 and is no longer a material adverse effect;

•	appraisal rights not being properly sought with respect to more than 7.5% of the total number of outstanding shares of our common stock; and

•	the conditions to closing of the asset purchase agreement and relating consulting services agreement between VCAT and VCAT, LLC for the divestiture of the gaming consulting services division being satisfied.

See “The Merger Agreement—Conditions to the Merger” below. Neither IGT nor VCAT can offer any assurance that all of the conditions will be satisfied or waived or that the merger will occur.

Termination of the Merger Agreement and Termination Fee. Upon termination of the merger agreement under certain specified circumstances, VCAT may be required to pay a termination fee of $750,000 to IGT. The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by the VCAT shareholders) by:

•	the mutual written consent of VCAT and IGT;

•	either VCAT or IGT if there has been a breach or failure to perform by the other party of any representation, warranty, covenant, or agreement contained in the merger agreement that would give rise to a failure of any condition to closing the merger and that is incapable of being cured (or is not cured) within 30 days of notice of such breach or failure to perform;

•	either VCAT or IGT if any governmental entity issues an order, decree or ruling, enjoining, restraining or otherwise prohibiting the merger;

•	either VCAT or IGT if the closing does not occur on or before February 21, 2007 (or, if the failure to consummate the merger is a consequence of a failure to obtain any requisite governmental approval that is still being pursued, May 22, 2007);

•	either VCAT or IGT if the shareholders holding a majority of our common stock do not approve the merger at the special meeting or at any adjournment or postponement thereof;

•	IGT if our board of directors (or any committee of the board) has withdrawn its approval or recommendation to our shareholders of the merger or the merger agreement or fails to reaffirm such recommendation if required to do so under the terms of the merger agreement or approves or recommends a strategic transaction with a third party or takes certain steps to effect such a strategic transaction or if we or our board of directors takes certain other material and willful actions that are inconsistent with the transactions contemplated by the merger agreement; or

•	VCAT in order to enter into an agreement for a competing takeover proposal which our board of directors deems to be superior to the IGT proposal if, after receiving notice of such proposal and a period of negotiation with IGT, our board of directors does not believe that IGT will match the terms of such proposal and if VCAT pays IGT a termination fee of $750,000.

See “The Merger Agreement—Termination” and “The Merger Agreement—Termination Fee” below.

Regulatory Approvals Required to Complete the Merger. VCAT, LLC will need to be licensed by the Barona Gaming Commission prior to the closing of the merger. In addition, in connection with the services contemplated by the consulting services agreement entered into in connection with the asset purchase agreement, VCAT, LLC may need to be licensed as a gaming vendor in certain jurisdictions. See “Governmental and Regulatory Matters” below.

Asset Purchase Agreement and Consulting Services Agreement (pages 69-70)

IGT required, as a condition of proceeding with the merger that VCAT divest itself of the gaming consulting services division. The divestiture required the negotiation of a modification to the consulting agreement with the Barona Group of Capitan Grande Band of Mission Indians, referred to as the “Barona Tribe,” and consent to the divestiture from the Barona Tribe. IGT as the prospective owner of VCAT, including all of its assets, negotiated the divestiture of the gaming consulting services division. On August 25, 2006, VCAT entered into an Asset Purchase Agreement with VCAT, LLC, a new entity controlled by Mr. Speer, our chairman of the board and our largest shareholder, pursuant to which immediately following the merger, VCAT as the surviving corporation will sell to VCAT, LLC the assets of the gaming consulting services division, including the consulting agreement with the Barona Tribe and $500,000 in cash. A copy of the Asset Purchase Agreement, referred to as the “asset purchase agreement,” is attached as Annex B to this proxy statement. As used herein, “gaming consulting services division” refers to our operations primarily focused on providing gaming and hospitality consulting services to the Barona Tribe (and does not include our Mariposa software division). The purchase price is $4,500,000 in three secured promissory notes (as described below) and the assumption by VCAT, LLC of certain liabilities. VCAT, LLC is to execute three promissory notes in favor of VCAT upon consummation of the divestiture of the gaming consulting services division, including (a) a $500,000 promissory note, with interest at an annual rate of 6%, payable on the second anniversary of the closing of the divestiture; (b) a $2,000,000 promissory note, with interest at the annual rate of 6%, payable in four annual installments on the first through fourth anniversaries of the closing of the divestiture; and (c) a $2,000,000 promissory note, with interest at the annual rate of 6%, payable in three installments, one on the closing date of the divestiture and the remaining two on the first day of the two calendar years subsequent to the closing date of the divestiture. Thereafter, pursuant to a consulting services agreement between VCAT and VCAT, LLC, entered into in connection with the asset purchase agreement, and subsequently amended, a copy of which, along with the amendment, is attached as Annex D, to this proxy statement, VCAT, LLC will provide consulting services to the surviving corporation and certain of its affiliates for an initial term of three years commencing on the closing date of the divestiture. VCAT, LLC is to receive consulting fees of $2,000,000, in three pre-paid installments, for all consulting services and deliverables to be provided during the three year term. See “The Merger Agreement—The Asset Purchase Agreement.”

Voting Agreements (page 68)

As a condition of, and an inducement to, IGT and Merger Sub entering into the merger agreement, each of L. Donald Speer, II, Greg Shay, our Chief Executive Officer, President and Chief Operating Officer, and Kevin McIntosh, our Senior Vice President, Chief Financial Officer, Treasurer and Secretary, who collectively owned approximately 15% of the outstanding shares of our common stock as of the record date, entered into a voting agreement with IGT to vote his shares of our common stock in favor of the merger agreement and against any inconsistent proposals or transactions.

Pursuant to the voting agreements, each of these shareholders granted an irrevocable proxy to IGT and irrevocably appointed officers of IGT as his proxy to vote his shares of our common stock in favor of the adoption of the merger agreement and against any inconsistent proposals or transactions. The voting agreements also contain restrictions on the shareholders’ ability to solicit and engage in any negotiations or discussions with respect to any takeover proposals other than the transactions.

Each voting agreement, and the shareholder’s obligations thereunder, will terminate upon the earlier to occur of the consummation of the merger or the termination of the merger agreement.

The form of voting agreement is included as Exhibit A to the merger agreement, which is attached as Annex A to this proxy statement.

Non-Competition Agreements (page 68)

Simultaneously with the execution of the merger agreement, Messrs. Speer, Shay and McIntosh entered into non-competition agreements with VCAT and IGT that provide that they will not compete with the server-based gaming business of VCAT or IGT for eighteen months from the effective time of the merger.

The form of non-competition agreement is included as Exhibit B to the merger agreement, which is attached as Annex A to this proxy statement.

Certain United States Federal Income Tax Consequences (pages 49-51)

If you are a U.S. holder of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of VCAT’s common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares.

You should read “Certain United States Federal Income Tax Consequences” below for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. We urge you to consult your own tax advisor to understand fully the tax consequences of the merger to you (including the application and effect of any state, local, or foreign income and other tax laws).

Interests of Certain Persons in the Merger (pages 42-44)

When considering the recommendation of our board of directors with respect to the adoption of the merger agreement, you should be aware that some directors and executive officers of VCAT have interests in the merger that may be different from, or in addition to, their interests as VCAT shareholders and the interests of VCAT shareholders generally. Such interests relate to, or arise from, among other things:

•	the divestiture of the gaming consulting services division to an entity controlled by Mr. Speer, our chairman of the board and largest shareholder of VCAT;

•	fees paid to members of our special committee, regardless of whether any proposed transaction was entered into or completed;

•	acceleration of stock options held by our executive officers and non-management directors and cancellation of such stock options in exchange for the merger consideration;

•	management retention bonus agreements entered into in connection with the merger; and

•	the ongoing indemnification of our officers and directors.

Our board and the special committee of our board were aware of these interests during their deliberations on the merits of the merger and in deciding to recommend that you vote for the adoption of the merger agreement at the special meeting. For a more detailed discussion of these interests, see “The Merger—Interests of Certain Persons in the Merger” below.

Dissenters’ Rights of VCAT Shareholders (pages 44-49)

If you wish, you may exercise dissenters’ rights and may ultimately seek an appraisal of your shares of our common stock by a court. The appraised value of your shares will be paid to you in cash. Depending upon the determination of the appropriate court, the appraised fair value of your shares may be more than, less than or equal to the cash payment of $2.58 per share to be paid in the merger.

In order to exercise dissenters’ rights, you must follow the procedures set forth in applicable state law. As a Utah corporation, we are generally subject to Utah corporate law. However, we are also subject to some provisions of the California Corporations Code. With respect to dissenters’ rights, there is uncertainty as to whether California or Utah law provides the exclusive dissenters’ rights procedures. Accordingly, we will honor a claim for dissenters’ rights that is properly brought under the law of California or Utah. Under Utah law, if you wish to exercise dissenters’ rights, VCAT must receive a properly submitted intention to demand payment before the special meeting. Under California law, if you follow all procedures, you may make a demand for dissenters’ rights for a period of 30 days after notice of approval of the merger is mailed to shareholders. See “The Merger—Overview of Dissenters’ Rights of VCAT Shareholders”, “The Merger—Summary of Utah Dissenters’ Rights” and “The Merger—Summary of California Dissenters’ Rights” below.

Financing (page 42)

IGT will finance the merger consideration and other amounts payable with cash on hand.

Contact Information

If you have any questions regarding the merger or any other matters discussed in this proxy statement, please contact our proxy solicitation firm:

Mellon Investor Services LLC

480 Washington Boulevard

Jersey City, New Jersey 07310

(201) 680-5271 (banks and brokers)

(888) 788-1635 (others, toll-free)

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address some commonly asked questions regarding the merger and the special meeting. These questions and answers may not address all questions that may be important to you as a VCAT shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	We are sending this proxy statement to our shareholders in connection with the solicitation of proxies to be voted at a special meeting of our shareholders, or at any adjournments, postponements or continuations of the meeting.

Q:	Who can attend the special meeting?

A:	Only shareholders of VCAT as of the close of business on November 7, 2006, the record date for voting shares at the special meeting of shareholders, their proxy holders and invited guests may attend the special meeting.

Q:	Who is entitled to vote at the special meeting?

A:	Only shareholders of record as of the close of business on November 7, 2006 are entitled to receive notice of the special meeting and to vote their shares of our common stock that they held at that time at the special meeting, or at any adjournments, postponements or continuations of the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are 7,221,598 shares of our common stock entitled to be voted at the special meeting.

Q:	What is the date, time and place of the special meeting?

A:	The special meeting of shareholders of VCAT will be held at 10:00 a.m., California time, on , 2006, in the Golf Events Center at the Barona Valley Ranch Resort & Casino, located at 1932 Wildcat Canyon Road, Lakeside, California 92040.

Q:	What am I being asked to vote on?

A:	You are being asked to:

•	Approve and adopt the merger agreement that provides for the proposed acquisition of VCAT by IGT;

•	Approve any proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement in the event that there are not sufficient votes to approve and adopt the merger agreement at the special meeting; and

•	Consider and act upon any other business that may properly come before the special meeting or any adjournments, postponements or continuations thereof (VCAT is not aware of any other business that is currently expected to come before the special meeting).

Q:	What will happen to VCAT as a result of the merger?

A:	As a result of the merger, Mariposa Acquisition Corp., a direct wholly owned subsidiary of IGT, will merge with and into VCAT, and VCAT will be the surviving corporation and will become a subsidiary of IGT. After the merger, VCAT will be a privately-held company owned by IGT. VCAT common stock will no longer be quoted on the OTC Bulletin Board, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.

Q:	Why is the gaming consulting services division being sold to VCAT, LLC following the merger?

A:	IGT required, as a condition of proceeding with the merger that VCAT divest itself of the gaming consulting services division, which required the negotiation of a modification to the consulting agreement with the Barona Group of Capitan Grande Band of Mission Indians, referred to as the “Barona Tribe,” and consent to the divestiture from the Barona Tribe. IGT as the prospective owner of VCAT, including all of its assets, negotiated the divestiture of the consulting services division. On August 25, 2006, VCAT entered into an asset purchase agreement with VCAT, LLC, a new entity controlled by Mr. Speer, our chairman of the board and largest shareholder of VCAT, pursuant to which immediately following the merger, VCAT as the surviving corporation will sell to VCAT, LLC the assets of the gaming consulting services division, including the consulting agreement with the Barona Tribe and $500,000 in cash (the purchase price is the assumption of specified liabilities of the consulting services business and $4,500,000 payable through three secured promissory notes). It is a condition to the closing of the merger that all conditions to consummate the asset purchase agreement have been fulfilled or waived.

Thereafter, pursuant to a consulting services agreement, dated August 25, 2006, between VCAT and VCAT, LLC, as amended, VCAT, LLC will provide consulting services to VCAT and certain of its affiliates for fees of $2,000,000.

Q:	Is the merger dependent on the consummation of divestiture of the gaming consulting services division?

A:	It is a condition to the closing of the merger that all conditions to consummate the asset purchase agreement have been fulfilled or waived.

Q:	What will I receive in the merger?

A:	If the proposed merger is completed, at the effective time of the merger, each outstanding share of VCAT common stock will automatically be cancelled and will be converted into the right to receive $2.58 per share in cash, without interest and less any applicable withholding tax. We refer to the amount of consideration to be received by shareholders in the merger as the “merger consideration.”

Q:	How will IGT finance the merger?

A:	IGT has represented to us, in the merger agreement, that it will have sufficient cash on-hand to complete the transactions contemplated by the merger agreement. The merger is not conditioned upon IGT obtaining financing from any outside sources.

Q:	What is the recommendation of VCAT’s board of directors?

A:	Our board of directors unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement.

Q:	What is the opinion of VCAT’s financial advisor?

A:	The special committee of our board of directors received an opinion from its financial advisor, Duff & Phelps, LLC, or “Duff & Phelps,” that, as of August 25, 2006, the merger is fair to the unaffiliated public shareholders of VCAT from a financial point of view. Please read “The Opinion of Duff & Phelps, LLC to the special committee of the Board of Directors of VCAT” for information about the opinion of Duff & Phelps and Annex C for the complete opinion.

Q:	What vote of our shareholders is required to approve the proposals?

A:	The vote requirements to approve the proposals are as follows:

•	Approval and adoption of the merger agreement requires the affirmative vote of holders of the majority of our shares of common stock outstanding; and

•	Any proposal to adjourn or postpone the special meeting or on any other matter to be voted upon at the special meeting requires the affirmative vote of a majority of the shares represented in person or by proxy entitled to vote on the matter and actually voted on the matter for approval.

No separate shareholder vote is required to approve and adopt the asset purchase agreement under the Utah Revised Business Corporation Act.

As of the close of business on November 7, 2006, the record date for voting shares at the special meeting, 7,221,598 there were shares of VCAT common stock issued and outstanding.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:	VCAT, LLC will need to be licensed by the Barona Gaming Commission prior to the closing of the merger. In addition, in connection with the services contemplated by the consulting services agreement entered into in connection with the asset purchase agreement, VCAT, LLC may need to be licensed as a gaming vendor in certain jurisdictions.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible, but we cannot predict the exact timing. In addition to obtaining shareholder approval, we must satisfy all other closing conditions. See “The Merger Agreement—Conditions to the Merger” below. We cannot assure you that these conditions will be satisfied (or waived, where permitted by applicable law) or, if satisfied or waived, the date by which they will be satisfied or waived.

Q:	How will I know if the merger has occurred?

A:	VCAT will issue a press release regarding the outcome of the shareholder vote. VCAT will also file a Form 8-K with the Securities and Exchange Commission, referred to as the “SEC,” disclosing the results of the vote.

Q:	What plans does VCAT have if the proposal is not approved?

A:	If the proposal is not approved, VCAT will remain an independent public company and the divestiture of the gaming consulting services division will not occur. We expect that management will operate the business in a manner similar to that in which it is being operated today. From time to time, VCAT’s board of directors will evaluate and review the business operations, properties, dividend policy and capitalization of VCAT to, among other things, make such changes as are deemed appropriate and continue to identify strategic alternatives to maximize shareholder value.

Q:	Should I send in my VCAT share certificates now?

A:	No. After the merger is completed, you will receive written instructions, including a letter of transmittal, for exchanging your shares of our common stock for the merger consideration of $2.58 in cash.

Q:	When will I receive the cash consideration for my shares of VCAT common stock and in-the-money stock options?

A:	After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares and those stock options with an exercise price below $2.58 per share for the cash consideration paid in the merger. When you properly complete and return the required documentation described in the written instructions, you will receive from the exchange agent a payment of the cash consideration for your shares and those stock options with an exercise price below $2.58 per share.

Q:	What do I need to do now? How do I vote?

A:	We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then return your completed, signed and dated proxy card in the enclosed postage-prepaid envelope as soon as possible, so that your shares can be voted at the special meeting of our shareholders.
If	your shares of our common stock are held in “street name” through a broker, bank or other nominee be sure to give your broker, bank or other nominee instructions on how you want to vote your shares because your broker, bank or other nominee will not be able to vote on the merger proposal without instructions from you. You may also submit your proxy via (a) telephone, using the toll-free number listed on each proxy card (if your shares are held directly in your name) or voting instruction card (if your shares are held in “street name” and your broker, bank, or other nominee makes telephone voting available) or (b) the Internet, at the address provided on each proxy card (if your shares are held directly in your name) or voting instruction card (if your shares are held in “street name” and your broker, bank, or other nominee makes Internet voting available).

Please do NOT send in your share certificates at this time.

Q:	Why is it important for me to vote?

A:	Your vote is important. The failure to return your proxy card and failure to vote your shares using the procedures set forth on the proxy form will mean that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as voting “AGAINST” the proposal to approve and adopt the merger agreement. If we do not receive the affirmative vote of holders of the majority of our shares of common stock outstanding at the close of business on the record date, then we will not be able to complete the merger.

Q:	How are votes counted?

A:	For the proposal relating to the approval and adoption of the merger agreement you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not count as votes cast on the proposal relating to approval and adoption of the merger agreement but will count for the purpose of determining whether a quorum is present. As a result, if you “ABSTAIN,” it has the same effect as if you vote “AGAINST” the approval and adoption of the merger agreement, with respect to the majority of outstanding shares vote requirement.

If you sign and return your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the proposal to approve and adopt the merger agreement. If you hold your shares in “street name,” follow the instructions from your broker, bank or other nominee on how to vote your shares. Please do NOT send in your share certificates with your proxy.

Q:	If my broker, bank or other nominee holds my shares in “street name,” will my broker, bank or other nominee vote my shares for me?

A:	Your broker, bank or other nominee will not be able to vote your shares with regard to the approval and adoption of the merger agreement, without instructions from you but will be able to vote with respect to any other proposals that may properly come before the special meeting or any adjournments, postponements or continuations thereof. You should instruct your broker, bank or other nominee to vote your shares following the procedures provided by your broker, bank or other nominee. Without instructions, your shares will be considered present at the special meeting for purposes of determining a quorum but will have the same effect as being voted “AGAINST” the approval and adoption of the merger agreement, with respect to the majority of outstanding shares vote requirement.

Q:	How many shares must be present or represented at the special meeting in order to conduct business?

A:	A quorum of shareholders is necessary to hold a valid special meeting. A quorum is present at the special meeting if a majority of the shares of our common stock entitled to vote on the record date are present in person or represented by proxy. Withheld votes, abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q:	May I vote in person?

A:	Yes. If your shares are held directly in your name and not in “street name” through a broker, bank or other nominee, you may attend the special meeting and vote your shares in person. If your shares are held in “street name,” you must get a proxy card from your broker, bank or other nominee in order to attend the special meeting and vote in person.

We urge you to complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or through the Internet as soon as possible, even if you plan to attend the special meeting, as it is important that your shares be represented and voted at the special meeting. If you attend the special meeting, you may vote in person as you wish, even though you have previously returned your proxy card or submitted your proxy by telephone or through the Internet.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before the shares of our common stock reflected on your proxy card are voted at the special meeting. If your shares are registered in your name, you can do this in one of three ways:

•	first, you can deliver to our Secretary, Kevin McIntosh, a written notice stating that you would like to revoke your proxy; the written notice should bear a date later than the proxy card;

•	second, you can complete, execute and deliver to our Secretary a new, later-dated proxy card for the same shares, provided the new proxy card is received before the polls close at the special meeting or submit a new proxy by telephone or the Internet, if available to you; or

•	third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

Any written notice of revocation should be delivered to our Secretary, Kevin McIntosh, at or before the taking of the vote at the special meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions. You cannot vote shares held in “street name” by returning a proxy card directly to VCAT or by voting in person at the special meeting, unless you obtain a proxy card from your broker, bank or other nominee.

Q:	Who will bear the cost of this solicitation?

A:	The expense of soliciting proxies in the enclosed form will be borne by VCAT. We have retained Mellon Investor Services LLC, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $7,500 plus expenses. In addition, we may reimburse brokers, banks and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive (or submit each of your proxies by telephone or the Internet, if available to you).

Q:	What happens if I sell my shares of VCAT common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you transfer your shares of VCAT common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting but will have transferred the right to receive the $2.58 per share in cash, without interest and less any applicable withholding tax, to the person to whom you transfer your shares, so long as such person owns the shares of VCAT common stock when the merger is completed.

Q:	Will the merger be taxable to me?

A:	Generally, yes. The receipt of cash for shares of VCAT common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes and possibly for state, local, or foreign income tax purposes as if the shareholder sold its shares to IGT for cash. In general, a shareholder who receives cash in exchange for shares of VCAT common stock pursuant to the merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder’s adjusted tax basis in the shares of VCAT common stock exchanged for cash pursuant to the merger. If the shares of VCAT common stock constitute capital assets in the hands of the shareholder, such gain or loss will be capital gains or loss. In general, capital gains recognized by an individual will be subject to a maximum U.S. federal income tax rate of 15% if the shares of VCAT common stock were held for more than one year, and if held for one year or less they will be subject to tax at ordinary income rates. Because individual circumstances may differ, you should consult with your tax advisor to determine the particular tax effects to you. See “Certain United States Federal Income Tax Consequences” beginning on page 49 of this proxy statement.

Q:	What rights do I have to seek an appraisal of my shares?

A:	If you wish, you may exercise dissenters’ rights and may ultimately seek an appraisal of your shares of our common stock by a court. The appraised value of your shares will be paid to you in cash. Depending upon the determination of the appropriate court, the appraised value of your shares may be more than, less than or equal to the cash payment of $2.58 per share to be paid in the merger.

Q:	How do I exercise my dissenters’ rights?

A:	In order to exercise dissenters’ rights, you must follow the procedures set forth in applicable state law. As a Utah corporation, we are generally subject to Utah corporate law. However, we are also subject to some provisions of the California Corporations Code. With respect to dissenters’ rights, there is uncertainty as to whether California or Utah law provides the exclusive dissenters’ rights procedures. Accordingly, we will honor a claim for dissenters’ rights that is properly brought under the laws of California or Utah. See “The Merger—Overview of Dissenters’ Rights of VCAT Shareholders”, “The Merger—Summary of Utah Dissenters’ Rights” and “The Merger—Summary of California Dissenters’ Rights” below.

Q:	How do I exercise dissenters’ rights under Utah law?

A:	Under Utah law, shareholders who do not vote in favor of the merger may be entitled to certain dissenters’ rights. If you desire to exercise your dissenters’ rights under Utah law, you must comply with Part 13 (Sections 16-10a-1301, et. seq.) of the Utah Revised Business Corporation Act, a copy of which is attached as Annex E to this proxy statement. Failure to take all of the steps required under Utah law may result in the loss of your dissenters’ rights. See “The Merger—Overview of Dissenters’ Rights of VCAT Shareholders” and “The Merger—Summary of Utah Dissenters’ Rights” below.

Q:	How do I exercise dissenters’ rights under California law?

A:	Under California law, shareholders who do not vote in favor of the approval and adoption of the merger agreement and the merger may be entitled to certain dissenters’ rights. If you desire to exercise your dissenters’ rights under California law, you must comply with Chapter 13 of the California General Corporation Law, a copy of which is attached as Annex F to this proxy statement. Failure to take all of the steps required under California law may result in the loss of your dissenters’ rights. See “The Merger—Overview of Dissenters’ Rights of VCAT Shareholders” and “The Merger—Summary of California Dissenters’ Rights” below.

Q:	What are the differences between Utah and California law with respect to dissenters’ rights?

A:	We believe the differences between Utah law and California law regarding dissenters’ rights are procedural. Both states entitle shareholders to a court appraisal of the value of their shares. Nevertheless, the decision to pursue dissenters’ rights under California or Utah law could result in a different determination of value of our shares because the determination would be made by different courts in different states. Accordingly, shareholders pursuing dissenters’ rights under California law may not receive the same payment that may be made to shareholders pursuing dissenters’ rights under Utah law, and vice versa. See “The Merger—Overview of Dissenters’ Rights of VCAT Shareholders”, “The Merger—Summary of Utah Dissenters’ Rights” and “The Merger—Summary of California Dissenters’ Rights” below.

Q:	Who can help answer my other questions?

A:	If you would like additional copies of this proxy statement (which will be provided to you without charge) or if you have questions about the merger, including the procedures for voting your shares, you should contact our proxy solicitation firm at:

Mellon Investor Services LLC

480 Washington Boulevard

Jersey City, New Jersey 07310

(201) 680-5271 (banks and brokers)

(888) 788-1635 (others, toll-free)

THE SPECIAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting in connection with the proposed merger and the other items to be voted on at the special meeting. This proxy statement provides VCAT shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

We will hold the special meeting on December 20, 2006 at 10:00 a.m. California time in the Golf Events Center at the Barona Valley Ranch Resort & Casino, located at 1932 Wildcat Canyon Road, Lakeside, California 92040.

Purpose of the Special Meeting

At the special meeting, we will ask holders of VCAT common stock to (a) approve and adopt the merger agreement, (b) vote on any proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement in the event that there are not sufficient votes to approve and adopt the merger agreement and (c) consider and act upon any other business that may properly come before the special meeting or any adjournments, postponements or continuations thereof. After careful consideration, our board of directors, based in part on the recommendation of the special committee of our board (comprised entirely of independent directors that supervised our evaluation of our strategic alternatives to maximize value to our shareholders and our negotiation of the terms of the merger), unanimously determined that the merger and the transactions contemplated by the merger agreement, including the merger and the divestiture of the gaming consulting services division, are advisable and in the best interests of VCAT and our shareholders and unanimously approved and adopted the merger agreement and the asset purchase agreement. Our board of directors unanimously recommends that you vote, and instruct that your votes be cast, “FOR” the approval and adoption of the merger agreement. Our board of directors unanimously recommends that you vote, and instruct that your votes be cast, “FOR” the approval of the proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, in the event that there are not sufficient votes to approve and adopt the merger agreement.

Record Date; Shareholders Entitled to Vote; Quorum

Our board of directors has fixed the close of business on November 7, 2006, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the special meeting and any adjournments, postponements or continuations of the special meeting. The only outstanding class of our stock is our common stock, par value $0.001 per share. At the record date, 7,221,598 shares of common stock were outstanding and held by approximately 2,167 holders of record. A quorum will be present at the special meeting if a majority of all shares of VCAT common stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by a properly executed proxy. If a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. If a new record date is set for the adjourned meeting, however, then a new quorum would have to be established at the adjourned meeting. Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon.

Vote Required

The approval and adoption of the merger agreement, requires the affirmative vote of holders of the majority of shares of VCAT common stock outstanding and entitled to vote at the special meeting. If a VCAT shareholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as a vote

“AGAINST” the proposal to adopt the merger agreement. If a broker, bank or other nominee holds a shareholder’s shares of VCAT common stock in its name and the shareholder does not give the broker, bank or other nominee voting instructions, the broker, bank or other nominee may not vote the shares on the proposal to adopt the merger agreement. If a shareholder does not give the broker, bank or other nominee voting instructions and the broker, bank or other nominee does not vote the shares, this is referred to as a “broker non-vote.” An abstention occurs when a shareholder attends the special meeting, either in person or by proxy, but abstains from voting or does not vote. Abstentions, broker non-votes and shares not present and not voted at the special meeting have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.

Assuming a quorum is present, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the proposal is required to approve any proposal to adjourn or postpone the special meeting to permit further solicitation of proxies in favor of the proposal to approve and adopt the merger agreement, in the event that there are not sufficient votes to approve and adopt the merger agreement, or any other proposal to be voted upon at the special meeting. Abstentions, broker non-votes and shares not voted are not considered votes cast for this purposes and will have no effect on the outcome of any proposal to adjourn or postpone the special meeting or any other matter properly brought before the special meeting.

The shareholders are not being asked to separately vote on the divestiture because the sale of the gaming consulting services division is not a sale of all, or substantially all of the property of VCAT, and does not require shareholder approval under the Utah Revised Business Corporation Act. Furthermore, because the divestiture will occur immediately following the merger, the approval of the pre-merger shareholders is not required, in any event, under the Utah Revised Business Corporation Act.

Voting

VCAT shareholders are requested to complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage-paid return envelope. There are two ways to vote VCAT common stock at the special meeting:

•	VCAT shareholders can vote by completing, signing, dating and returning the enclosed proxy card or by using the toll-free telephone number or the Internet by following the instructions on the proxy card. If a holder submits a proxy card, the “proxy” (one of the individuals named on the proxy card) will vote the holder’s shares as the holder instructs on the proxy card. If a holder signs and returns the proxy card but does not give instructions on how to vote the shares, the shares will be voted as recommended by our board of directors, “FOR” the proposal to approve and adopt the merger agreement, “FOR” the approval of the proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, in the event that there are not sufficient votes to approve and adopt the merger agreement and in the discretion of the proxy on any other matter properly brought before the special meeting; or

•	VCAT shareholders can attend the special meeting and vote in person. We will give each shareholder a ballot when he or she arrives at the special meeting. VCAT shareholders who are beneficial owners of shares held in “street name” by a broker, bank or other nominee holder on behalf of such shareholder may vote in person at the meeting by obtaining a proxy from the nominee holding the shares.

Only shares affirmatively voted “FOR” the approval and adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the proposal. If a holder does not vote his, her or its VCAT common stock in either of the ways described above, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect on any other matters which may properly be brought before the special meeting, unless such failure to vote or submit a proxy results in less than a majority of all shares of VCAT common stock being represented at the special meeting. Brokers, banks or other nominees who hold shares of VCAT common stock in “street name” for customers who are the beneficial owners of those shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares will effectively count as votes “AGAINST” the approval and adoption of the merger agreement.

Submitting Proxies Via the Internet or by Telephone

Stockholders of record and any stockholders who hold their shares through a broker, bank or other nominee will have the option to submit their proxies or voting instructions via the Internet or by telephone. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a stockholder of record or your shares are held in “street name” by your broker, bank or other nominee. If you hold your shares directly in your name, please refer to the telephone and Internet voting instructions on your proxy card. If your shares are held in “street name,” you should check the voting instruction card provided by your broker, bank or other nominee to see which options are available and the procedures to be followed.

Adjournments

Adjournments of the special meeting may be made in accordance with VCAT’s bylaws. If the persons named as proxies by you are asked to vote for one or more adjournments of the special meeting for matters incidental to the conduct of the special meeting, such persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies by you are asked to vote for one or more proposals to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement, in the event that there are not sufficient votes to approve and adopt the merger agreement, at the special meeting, such persons will only have the authority to vote on such matters as directed by you or your proxy, or, in the absence of such direction, in favor of such adjournment, postponement or continuation. If you have any questions about how to vote or direct a vote in respect of your VCAT common stock, you may contact our proxy solicitation firm at (201) 680-5271 (banks and brokers) or (888) 788-1635 (all others, toll free).

Revocability of Proxies

You may revoke your proxy at any time prior to its exercise. You may do this by (a) delivering to the Secretary of VCAT, Kevin McIntosh, at or prior to the special meeting, a written notice of revocation that is dated a later date than the proxy, (b) sending another proxy by telephone, the Internet or mail bearing a date or time later than the date or time of the proxy being revoked or (c) voting in person at the special meeting. Mere attendance at the special meeting will not serve to revoke your proxy. If you have instructed your broker, bank or other nominee to vote your shares, the above described options for revoking your proxy do not apply and instead you must follow the procedures provided by your broker, bank or other nominee to change those instructions.

Solicitation of Proxies

We have retained Mellon Investor Services LLC, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of $7,500 plus fees and will indemnify Mellon Investor Services LLC against any losses arising out of its proxy solicitation services on our behalf. VCAT and Mellon Investor Services LLC may solicit proxies in person or by telephone, fax or other means. In addition, solicitation of proxies may be made by means of personal calls upon, or telephonic or electronic communications with, shareholders or their personal representatives by our directors, officers and employees who will not be specially compensated for such services. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to shareholders whose common stock is held of record by such entities.

Exchange of Share Certificates

Holders of VCAT common stock should not send share certificates with their proxies. Separate transmittal documents for the surrender of VCAT common stock certificates will be mailed to holders of VCAT common stock if and when the merger is completed.

THE PARTIES TO THE TRANSACTIONS

Information About Venture Catalyst Incorporated

VCAT is a provider of consulting services and technology in the gaming and hospitality industry. VCAT operates two business divisions: gaming consulting services and software. VCAT’s principal executive offices are located at 591 Camino de la Reina, Suite 418, San Diego, California 92108, and its telephone number is (619) 330-4000.

Information About IGT

IGT is a wholly owned operating subsidiary of International Game Technology, which is a global company specializing in the design, development, manufacturing, distribution and sales of computerized gaming machines and systems products. IGT’s principal executive offices are located at 9295 Prototype Drive, Reno, Nevada 89521, and its telephone number is (775) 448-7777.

Information About Mariposa Acquisition Corp.

Mariposa Acquisition Corp., a Utah corporation and direct wholly-owned subsidiary of IGT, was organized solely for the purpose of entering into the merger agreement with VCAT and completing the merger. Mariposa Acquisition Corp. was incorporated on August 8, 2006 and has not conducted any business operations.

Information About VCAT, LLC

VCAT, LLC, a Delaware limited liability company controlled by L. Donald Speer, II was organized solely for the purpose of entering into the asset purchase agreement with the surviving corporation and acquiring the assets and liabilities associated with VCAT’s gaming consulting services division (exclusive of its Mariposa software division). VCAT, LLC was formed on February 13, 2002 and has not conducted any business operations. VCAT, LLC’s offices are currently located at 707 Broadway, Suite 800, San Diego, CA 92101, and its telephone number is (619) 239-8700.

THE MERGER

The discussion in this proxy statement of the merger and the principal terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully.

Background of the Merger

Our board of directors has regularly assessed our strategic alternatives to remaining an independent public company, considering the costs we incur to remain public, our historic concentration of revenue under our consulting agreement with the Barona Tribe, limitations on our ability to fund organic growth and diversify our revenue, our limited ability to access capital and the lack of market liquidity for our public shareholders. In 2002, we pursued a going private transaction that we subsequently terminated because we could not structure a transaction that would give our public shareholders contingent future value without remaining a public reporting company and foregoing a principal benefit of the proposed transaction.

In February 2005, our board of directors formed a special committee of independent directors, comprised of Mr. Farrington and Mr. Smyth, to explore strategic alternatives for enhancing shareholder value, including a possible merger, sale or other transaction involving VCAT or its assets, to select among the available strategic alternatives the alternative that the special committee determined in its judgment to be in the best interest of VCAT and the shareholders, and to negotiate and approve on behalf of the board of directors agreements necessary to implement such alternative. The special committee selected Paul Hastings, Janofsky & Walker, LLP, VCAT’s outside counsel, referred to as “Paul Hastings,” as the legal advisor to the special committee. In assessing alternatives, the special committee considered the likelihood that certain gaming industry participants who were potential buyers of VCAT would not be interested in acquiring the gaming consulting services division because of conflicts with their other existing and potential customers, including casinos that compete with the Barona Casino. The special committee further considered that the gaming consulting services division is not reasonably saleable to any person other than Mr. Speer, our chairman of the board and largest shareholder, because of the substantial dependence on the consulting agreement with the Barona Tribe and the need to obtain the consent of the Barona Tribe for any assignment of the gaming consulting services division, which the special committee believed the Barona Tribe would not give unless Mr. Speer controlled the entity to which the contract was assigned. The special committee also considered the fact that a sale of the software division alone would not maximize shareholder value as VCAT would become an even smaller public company holding only the gaming consulting services division and such a transaction would not be efficient even if VCAT distributed the proceeds of the sale of the software division to the VCAT shareholders. Accordingly, the special committee decided to seek a transaction that would maximize the consideration payable to the public shareholders and that would result in VCAT no longer being a publicly-traded company. As part of the assessment of alternatives, the special committee consulted with financial and legal advisors about potential transaction structures and processes.

In May 2005, Mr. Speer made an unsolicited offer to purchase VCAT through a management buyout, contingent upon obtaining financing. In conjunction with the offer, Mr. Speer had discussions with potential lenders and approached officers of IGT to determine whether IGT would have any interest in financing a management buyout of VCAT. Mr. Speer approached IGT because of IGT’s substantial vendor and other relationships with the Barona Tribe and the potential strategic value to IGT of VCAT’s long relationship with the Barona Tribe and existing rights to use the Barona Casino as a test site for its Mariposa software system, referred to as “Mariposa.”

In follow-up discussions, IGT’s officers informed Mr. Speer that IGT had no interest in financing a management buyout but IGT might be interested in a possible acquisition of the software division of VCAT together with the rights to continue to use the Barona Casino as a test site for Mariposa. From May 2005 until September 2005, VCAT’s management, in consultation with the special committee, had ongoing high level discussions with representatives of IGT about a possible strategic transaction, including possible transaction structures. In those discussions, representatives of IGT stated that, although IGT could not own the gaming consulting services division because it would put IGT into competition with many of its casino clients who directly compete with the Barona Casino, any strategic transaction would have to preserve the rights in VCAT’s consulting arrangement with the Barona Tribe so that IGT could continue to benefit from the use of the Barona Casino as a test site for Mariposa and other IGT products. Accordingly, any transaction would have to include a spin-out or divestiture of the gaming consulting services division, together with a post-spin off relationship between IGT or its affiliates and the spun-off gaming consulting services division and would require the consent of the Barona Tribe.

During this same period, Mr. Speer and Mr. Shay had separate preliminary discussions with officers of another large gaming company, Company A, to determine whether Company A would have any interest in pursuing a strategic transaction with VCAT. After discussions with both Mr. Speer and Mr. Shay, Company A indicated that it had a general interest in pursuing a strategic relationship with VCAT but indicated no interest in pursuing an acquisition of VCAT at that time.

On September 7, 2005, Mr. Speer and Mr. Shay met with senior management of IGT at the MGM Grand Hotel & Casino in Las Vegas, and had preliminary discussions about the terms of a potential strategic transaction. Following this meeting, after discussions with Mr. Speer and Mr. Shay, the special committee decided that Mr. Speer, Mr. Shay and Mr. McIntosh should follow up with the inquiries from IGT and report back to the special committee.

On September 8, 2005, we entered in a confidentiality agreement with IGT. During September 2005, October 2005 and November 2005, we responded to IGT’s due diligence inquiries and engaged in discussions with IGT regarding our technology.

On November 29, 2005, Mr. Shay and Mr. McIntosh met with Richard Pennington, Brian Casey and Richard Williams, representatives of IGT at IGT’s offices in Las Vegas. During this meeting, IGT discussed its interest in exploring a possible acquisition of VCAT at a purchase price of $2.00 per share, corresponding to a transaction price of approximately $15.6 million. IGT also stated that it would require VCAT to divest the gaming consulting services division to a new entity controlled by Mr. Speer for $4,000,000 immediately following the closing of the merger and that it would require VCAT to terminate the Barona Tribe’s profit sharing arrangement with respect to the net profits of, Mariposa, referred to as the “profit sharing arrangement,” prior to the closing of the merger. During the meeting, VCAT representatives indicated that they expected a transaction price of closer to $30,000,000 because of the strategic value of the potential transaction to IGT. IGT’s representatives indicated that the $2.00 per share offer represented a substantial premium to the trading price of VCAT’s common stock and that they did not intend to increase the offer price.

On December 19, 2005, Mr. Shay and Mr. McIntosh met with Mr. Pennington at IGT’s offices in Reno to further discuss IGT’s interest in a potential acquisition and the related price and terms.

On January 6, 2006, Mr. Shay, Mr. McIntosh and Javier Saenz, Senior Vice President, Information Solutions of VCAT, met with representatives of IGT at IGT’s offices in Las Vegas for a presentation on Mariposa and the value of Mariposa and VCAT to IGT. During January 2006, our representatives engaged in numerous discussions with IGT on how Mariposa and VCAT would help IGT execute on its business strategy.

In February, 2006, Mr. Saenz gave a presentation to several representatives of IGT on the Mariposa suite of applications and the potential value of Mariposa to IGT. Mr. McIntosh attended the presentation.

Throughout the discussions between VCAT representatives and IGT representatives, the VCAT representatives were consulting with the special committee and the special committee was providing feedback and overseeing the process and proposals made by the VCAT representatives. During these discussions, representatives of VCAT continued to seek a higher price than the $2.00 per share offer made by IGT.

During this period, the special committee requested Mr. Speer again contact Company A to see if it was interested in a potential transaction with VCAT. Company A indicated that it was not interested in pursing an acquisition of VCAT if VCAT was discussing an acquisition transaction with other companies and declined to engage in further discussions.

On March 22, 2006, VCAT received a draft term sheet and an exclusivity letter from IGT. The term sheet proposed a price of $2.58 in cash per share, which purchase price would be reduced to reflect the amount paid to the Barona Tribe to terminate the profit sharing arrangement, any shortfall in combined minimum working capital and software contract margin backlog, together referred to as the “combined minimum working capital,” as of the closing date (based on a combined minimum software contract backlog margin and working capital target of $5,600,000) and any shortfall in the net present value of “usable” net operating losses of VCAT as of the closing date (based on a target of $2,000,000). The term sheet also indicated that the conditions to the closing of the transaction would include the divestiture of the gaming consulting services division and that the purchasers of the gaming consulting services division would enter into a three year consulting agreement with VCAT as the surviving corporation. Following receipt of the term sheet and exclusivity letter, representatives of VCAT and IGT had discussions to clarify the terms of IGT’s offer.

On March 27, 2006, our special committee held a special telephonic meeting attended by representatives of Duff & Phelps and Paul Hastings, VCAT’s outside counsel. The special committee again reviewed the history of the discussions with IGT leading up to IGT’s submission of the term sheet and the exclusivity letter. The special committee and representatives of Paul Hastings reviewed the terms of the term sheet and the exclusivity agreement, including the likelihood that a transaction with IGT would be consummated. The special committee also considered the fact that the exclusivity letter would preclude VCAT from continuing discussions with other potential acquirors. The special committee and Duff & Phelps agreed that the scope of Duff and Phelps’ engagement needed to be expanded and the special committee authorized Duff & Phelps to identify additional potential acquirors of VCAT. The special committee directed management and the advisors to prepare a markup to the term sheet and the exclusivity letter reflecting the special committee’s comments on key terms.

On March 29, 2006, Paul Hastings provided a markup of the term sheet and the exclusivity letter to O’Melveny & Myers, LLP, IGT’s legal counsel, and communicated that although VCAT agreed with IGT’s proposal to terminate the profit sharing arrangement, VCAT did not believe that the purchase price should be reduced by the amount of any termination payments to the Barona Tribe. VCAT also communicated that it would not be willing to accept an offer that contained any combined minimum working capital or net operating loss requirements that if not met would reduce the purchase price or result in a right to terminate the transaction.

On April 3, 2006, our special committee held a special telephonic meeting attended by representatives of Duff & Phelps and Paul Hastings to discuss further the price and other terms proposed by IGT in its draft term sheet. The special committee also determined that members of the committee together with Mr. Shay and Mr. McIntosh and legal advisors, should meet directly with IGT representatives in an effort to come to a final agreement with respect to IGT’s offer, the term sheet and the exclusivity letter. After members of VCAT management left the meeting, representatives of Duff & Phelps discussed a market survey of possible acquirors of VCAT in the gaming industry. Following a discussion that focused on IGT’s ability to finance a transaction, IGT’s strategic position and IGT’s position as a leader in the gaming industry, the special committee decided not to approach other potential acquirors and jeopardize a potential transaction with IGT.

On April 10, 2006, our special committee members, Mr. Shay and Mr. McIntosh, representatives of Paul Hastings, representatives of IGT and representatives of O’Melveny & Myers LLP, held a meeting at the IGT offices in Las Vegas to discuss price and other terms of IGT’s offer, including combined minimum working capital and minimum net operating loss. At the meeting, VCAT and IGT agreed upon a purchase price of $2.58 per share, without any financial minimums that would potentially reduce the per share price to the public shareholders and without any reduction in the purchase price as a result of any payments made to the Barona Tribe to terminate the profit sharing arrangement, and agreed that the termination fee would be reduced to $750,000 from $1,000,000.

During the week of April 10, 2006, the parties continued to negotiate the term sheet and the exclusivity letter. On April 13, 2006, our special committee held a special telephonic meeting attended by representatives of Paul Hastings to discuss the negotiation of the term sheet and the exclusivity letter, including the most recent proposal from IGT that the purchase price of $2.58 per share only apply so long as not more than a certain number of shares of capital stock of VCAT were outstanding. The special committee directed management and advisors as to responses to open issues on the term sheet and the exclusivity letter.

On April 19, 2006, our special committee held a special telephonic meeting attended by representatives of Paul Hastings. A representative of Paul Hastings indicated that IGT had accepted all changes previously proposed by VCAT, including a provision whereby the exclusivity period would terminate immediately in the event that the financial terms proposed by IGT in connection with the proposed transaction materially changed to the detriment of VCAT. Following a discussion, the special committee unanimously approved the term sheet and the exclusivity letter. Following approval, representatives of IGT and VCAT executed the final exclusivity letter and finalized the term sheet.

Following the execution of the exclusivity letter, representatives of IGT and VCAT had numerous meetings and discussions in connection with the due diligence process.

On April 24, 2006, IGT proposed a term sheet for the required divestiture of the gaming consulting services division to an entity to be controlled by Mr. Speer. The term sheet outlined the proposed financial terms, the required modifications to the consulting agreement with the Barona Tribe as they relate to the Barona Tribe’s profit sharing arrangement and the consulting agreement to be entered into between the spun-off entity and VCAT as the surviving corporation in the proposed merger. Representatives of Mr. Speer and representatives of VCAT engaged in ongoing discussions with representatives of IGT on these terms, particularly as they related to the negotiations and approval process that would be required with the Barona Tribe in order to obtain the modifications to the consulting agreement required by IGT.

During the week of May 10, 2006, representatives of IGT and VCAT met in Las Vegas as part of the due diligence process and representatives of IGT were provided a detailed presentation of the Mariposa suite of applications.

During the week of May 16, 2006, VCAT received an initial draft of the merger agreement from IGT. On May 18, 2006, our special committee held a special telephonic meeting attended by representatives of Paul Hastings. Representatives of Paul Hastings reviewed their recommended revisions to the draft merger agreement and the special committee discussed various issues, including pre-closing covenants, the closing conditions in favor of IGT which would require VCAT to obtain necessary gaming approvals and third party consents, including the consent of the Barona Tribe to the divestiture, and a one-year tail on the payment of the termination fee. The special committee decided that VCAT would not submit a markup of the merger agreement to IGT until IGT circulated drafts of the divestiture documents and the special committee had the opportunity to determine whether those agreements presented any issues that needed to be addressed through the merger agreement.

On May 26, 2006, our special committee held a special telephonic meeting attended by representatives of VCAT and Paul Hastings to discuss the initial drafts of documents received from IGT related to the merger and the proposed divestiture of the gaming consulting services division, including the merger agreement, the asset purchase agreement, promissory notes, the security agreement and the consulting agreement between the spun-off entity and VCAT as surviving corporation in the merger. Representatives of VCAT indicated that VCAT, LLC’s outside counsel had received the draft documents and would be providing comments which would be submitted to IGT. Following the discussion, the special committee directed representatives of VCAT to request face-to-face meetings with IGT to be held at the offices of Paul Hastings. In addition, the special committee directed Paul Hastings to contact IGT’s outside counsel to discuss the remaining open issues in the merger agreement and to distribute to IGT a revised draft of the merger agreement, in advance of the face-to-face meetings, reflecting the special committee’s position with respect to the open issues.

During the week of June 5, 2006, the special committee members, representatives of VCAT with outside counsel and representatives of IGT with outside counsel met face-to-face at the offices of Paul Hastings to negotiate the terms and conditions of the merger agreement and related documentation.

On June 8, 2006, our special committee held a special telephonic meeting attended by representatives of Paul Hastings to discuss the progress made since the face-to-face negotiations with IGT over the past two days. The special committee also approved the extension of the exclusivity period, which period would automatically terminate in the event the financial terms proposed by IGT in connection with the proposed transaction materially changed to the detriment of VCAT.

On June 12, 2006, our special committee held a telephonic meeting attended by representatives of VCAT and Paul Hastings to discuss the revised draft of the merger agreement received from IGT, including revised provisions pertaining to representations, warranties and covenants of the parties, revisions to the no material adverse effect closing condition in favor of VCAT and revisions to the events triggering VCAT’s obligation to pay a termination fee. Following this discussion, representatives of Paul Hastings summarized the terms of the draft extension of the exclusivity agreement received from IGT and areas of concern in the exclusivity agreement.

On June 13, 2006, our special committee held a telephonic meeting attended by representatives of VCAT and Paul Hastings to discuss the revised documents received from IGT related to the proposed divestiture of the gaming consulting services division. Following this discussion, representatives of Paul Hastings summarized the terms of a revised exclusivity agreement received from IGT. The special committee discussed the resolution of previously open issues. Mr. McIntosh provided the special committee with a list of third party consents and contract amendments that IGT had indicated must be received by VCAT before IGT was willing to enter into the definitive agreements. With the advice of counsel, the special committee determined that in order to be able to obtain certain consents required by IGT prior to the signing of the agreement, VCAT would have to issue a press release containing details of the offer from IGT. The special committee discussed the risks of a preliminary announcement and the reasonableness of the request from IGT. The special committee determined that making the public announcement and seeking the consents was in the best interest of the shareholders.

On June 14, 2006, our special committee held a telephonic meeting attended by representatives of VCAT, Paul Hastings and Duff & Phelps to discuss the proposed press release to be issued in order to facilitate discussions with the Barona Tribe and other third parties to obtain required consents for the proposed transaction with IGT. A representative of Duff & Phelps presented valuation metrics and an oral fairness opinion that, as of June 14, 2006, the proposed transaction with IGT was fair, from a financial point of view, to the unaffiliated public shareholders of VCAT. The special committee then discussed IGT’s statement that, as a result of the need to publicly disclose the offer, it would not be willing to proceed with the proposed transaction unless VCAT entered into a new exclusivity letter that would require VCAT to pay IGT a termination fee of $750,000 under certain circumstances even if a definitive merger agreement was never executed. Following a discussion, the special committee determined that, despite the risks of announcing a non-binding proposed transaction, issuing the press release so that VCAT could engage in negotiations with the Barona Tribe and finalize a definitive agreement with IGT was in the best interest of VCAT and our shareholders. Having made this determination, the special committee authorized the press release and the new exclusivity letter.

On June 15, 2006, VCAT issued a press release in which it announced that it had received a proposal from International Game Technology to acquire all of VCAT’s outstanding shares for $2.58 per share in cash, that the proposed transaction would be in the form of a merger with a wholly-owned subsidiary of International Game Technology and that immediately following the merger, it was anticipated that VCAT’s gaming consulting services division (exclusive of its Mariposa software division) would be sold to an entity controlled by certain members of VCAT’s current management, including Mr. Speer, for approximately $4,500,000 in promissory notes.

During the weeks of June 19, 2006, June 26, 2006 and July 3, 2006, representatives of VCAT and IGT continued to negotiate the terms and conditions of the merger agreement and related documentation. During this time IGT continued the due diligence process and representatives of VCAT pursued the consents to the transaction required by IGT as a condition to the execution of the merger agreement, including the amendment to the consulting agreement with the Barona Tribe to terminate the profit sharing arrangement and the consent to the assignment of the consulting agreement from the Barona Tribe.

On July 12, 2006, our special committee held a telephonic meeting attended by representatives of management and Paul Hastings to obtain a status update on the transaction and the receipt of consents and contract amendments being sought by VCAT at the request of IGT. Representatives of VCAT indicated that the consent of 97% of the option holders to the treatment of stock options as set forth in the merger agreement had been obtained. Following the meeting, representatives of VCAT continued to pursue the consents to the transaction required by IGT and negotiate the merger agreement and the related documents.

Throughout this period, representatives of VCAT consulted with IGT regularly on the negotiations with the Barona Tribe relating to the modification of the consulting agreement, which included the termination of the profit sharing arrangement, and the consent to the assignment of the consulting agreement as part of the divestiture. On August 10, 2006, VCAT and the Barona Tribe entered into the Modification No. 3 to the consulting agreement between VCAT and the Barona Tribe and a consent agreement.

On August 14, 2006, our special committee held a telephonic meeting attended by representatives of VCAT and Paul Hastings to receive an update on the various consents and contract amendments being sought by VCAT at the request of IGT. Mr. McIntosh indicated that VCAT had received a signed consent from ESRI, a company that provides embedded software used in Mariposa, that the Barona consulting agreement modification and the Barona consent agreement were signed. Mr. McIntosh also indicated that VCAT’s relationship providing business advisory services to the Buena Vista Rancheria of Me-Wuk Indians, or the “Buena Vista Tribe,” was terminated on August 7, 2006 and, therefore, the consent from the Buena Vista Tribe was no longer necessary. The special committee then discussed a proposal to provide certain members of the senior management retention bonuses contingent upon the closing of the merger. The special committee directed Mr. Shay to contact IGT concerning the proposed retention bonuses.

During the period from August 14, 2006 to August 25, 2006, IGT and VCAT and their respective legal advisors continued to finalize the terms and conditions of the merger agreement and the related documentation.

At 11:00 a.m. on August 25, 2006 our special committee met at the offices of Paul Hastings. At the special meeting:

•	Our management and representatives of Paul Hastings provided an update regarding the resolution of the remaining substantive issues concerning the draft merger agreement and related documentation and the asset purchase agreement and related documentation;

•	Representatives of Duff & Phelps made a presentation regarding financial analysis of the proposed merger consideration and other terms and conditions of the merger;

•

At the request of our special committee, Duff & Phelps rendered to our special committee an oral fairness opinion, which opinion was confirmed by delivery of a written fairness opinion dated August 25, 2006, to the effect that the proposed transaction was fair to the unaffiliated, public shareholders of VCAT, from a financial point of view (without giving effect to any impacts of the proposed transactions on any particular shareholder other than in its capacity as a shareholder);

•	Representatives of Duff & Phelps also made a presentation on the financial terms of the proposed divestiture of the gaming consulting services business, including the reasonableness of the terms considering valuation methodologies as well as risks supporting a discount of the price; and

•	The special committee discussed whether there was any viable alternative to the proposed divestiture of the gaming consulting services business to Mr. Speer that would result in the shareholders of VCAT receiving greater value per share and concluded that there was not.

Following a thorough discussion, our special committee, unanimously:

•	determined that the merger agreement and the asset purchase agreement are advisable and the merger and divestiture of the gaming consulting services division are in the best interest of and fair to VCAT and its shareholders;

•	approved the merger agreement, the asset purchase agreement, the consulting agreement and the voting agreements;

•	recommended that the board of directors adopt the merger agreement, the asset purchase agreement, the consulting agreement and the voting agreements, together referred to as the “transaction documents,” and approve the merger and the divestiture of the gaming consulting services division; and

•	recommended that the transaction documents be submitted to the board of directors for approval with recommendation of approval from the special committee.

At approximately 12:00 p.m. on August 25, 2006, our board of directors met at the offices of Paul Hastings to review and consider the merger agreement and related documentation and the asset purchase agreement and related documentation. The board of directors noted that they had received a recommendation from the special committee to adopt the transaction agreements and to approve the merger and the divestiture of the gaming consulting services division. Following a thorough discussion, our board of directors unanimously, among other things:

•	determined that the merger and the transactions contemplated by the merger agreement, including the merger and the divestiture of the gaming consulting services division, are advisable and in the best interests of VCAT and our shareholders;

•	approved and adopted the merger agreement and the asset purchase agreement;

•	recommended that the merger agreement be submitted for adoption by the shareholders of VCAT;

•	recommended that the shareholders vote in favor of the adoption of the merger agreement;

•	authorized our management to take certain other actions designed to accomplish various transactions contemplated under the merger agreement and related documentation; and

•	approved termination of the VCAT 401(k) plan.

In addition, the compensation committee of our board of directors approved retention bonuses to Mr. Shay, Mr. McIntosh and Mr. Saenz in connection with the merger, which bonuses were contingent upon the closing of the merger and, except in limited circumstances, continued employment for a specified period of time. On August 25, 2006, IGT and VCAT executed the merger agreement and VCAT and VCAT, LLC, executed the asset purchase agreement. Prior to the opening of the financial markets on August 28, 2006, IGT and VCAT issued a joint press release announcing the proposed acquisition of VCAT by IGT and the divestiture of the gaming consulting services division.

Special Committee

The special committee was formed in February 2005, and consists of Mr. Farrington and Mr. Smyth. The special committee was formed to manage the process by which we would evaluate our strategic alternatives to maximize shareholder value, which ultimately resulted in our proposed acquisition by IGT. Each member of the special committee is an independent director under the provisions of Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, Inc.

Reasons for the Merger; Recommendation of the Board of Directors

The following describes material reasons, factors and information taken into account by the special committee, and which formed the basis of its decision, to recommend to our board of directors that the merger agreement and the asset purchase agreement are advisable and the merger and divestiture of the gaming consulting services division are in the best interest of and fair to VCAT and its shareholders, and the material reasons, factors and information taken into account by our board of directors in deciding to deem it advisable and in the best interests of VCAT and its shareholders to approve the merger and the other transactions contemplated by the merger agreement and to adopt the transaction documents:

•	the business, competitive position and prospects of VCAT (as well as the risks involved in achieving these prospects), the competitive nature of the industry in which VCAT operates and the current industry, economic and market conditions;

•	the premium to the current and historical closing trading prices of shares of our common stock and to our current and historical enterprise value represented by the $2.58 per share in cash to be received by our shareholders. See “The Merger—Opinion of Duff & Phelps, LLC to the special committee of the Board of Directors of VCAT” below;

•	the 101.68% premium to our closing price on the day we announced our receipt of a proposal from IGT to acquire our outstanding shares of common stock (which we announced after the close of trading on June 15, 2006), the 79.2% premium and the 77.9% premium to our average closing price over the one week and the one month before we announced our receipt of a proposal from IGT to acquire our outstanding shares of common stock, were both deemed by us to be particularly relevant because these closing prices reflect a market value of our stock prior to the announcement;

•	the financial analysis reviewed by Duff & Phelps at the special committee meetings on June 14, 2006 and August 25, 2006 and Duff & Phelps’ written opinion that, as of August 25, 2006 and based upon and subject to the considerations set forth in its opinion, the merger is fair to our unaffiliated public shareholders from a financial point of view;

•	the fact that the proposal received from IGT to acquire VCAT for $2.58 per share was publicly announced on June 15, 2006 and VCAT did not receive any unsolicited inquiries or offers that could lead to a superior proposal to acquire VCAT;

•	the fact that IGT’s offer will be paid in cash, providing certainty, immediate value and liquidity to our shareholders;

•	the fact that the merger is not subject to a financing condition;

•	IGT’s ability to finance the consideration for the merger with cash on hand;

•	the fact that the merger was structured so that IGT acquired the entire company at a premium and that IGT negotiated and accepted the risks and costs associated with the divestiture of the gaming consulting services division pursuant to the asset purchase agreement, promissory notes and the consulting agreement;

•

the possible alternatives to the merger (including the possibility of continuing to operate VCAT as an independent entity, and the perceived risks of that alternative), the range of potential benefits to our shareholders of the possible alternatives and the timing and likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of such alternatives were reasonably likely to be superior opportunities for VCAT or to create greater value for VCAT’s shareholders, than the merger;

•	the right of our board of directors under certain circumstances described below and in the merger agreement, in connection with the discharge of its fiduciary duties to our shareholders, to consider unsolicited acquisition proposals, to change its recommendation with respect to the merger and to terminate the merger agreement should we receive an unsolicited proposal that our board of directors determines to be a superior offer, upon payment of a termination fee, and its belief that such termination fee was reasonable in the context of break-up fees and would not preclude another party from making a competing proposal;

•	the limited conditions to IGT’s obligations to complete the merger and the fact that the modifications to the consulting agreement with the Barona Tribe and the Barona consent were negotiated and executed prior to the execution of the merger agreement, subject to the consent of the Barona lenders; and

•	the right of our board of directors to approve selected actions by our company under the merger agreement, including amendments to the merger agreement, waivers of the merger agreement provisions and the termination of the merger agreement under selected circumstances.

The special committee and our board of directors considered the reasons, factors and information described above in reaching their respective recommendations and determinations and believed such reasons, factors and information were positive and supported the proposed merger. In addition, the special committee and our board of directors believe that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the special committee and our board of directors to represent effectively the interests of our shareholders and our executive officers and directors. These procedural safeguards include the following:

•	the fact that our board of directors established a special committee comprised entirely of independent directors;

•	the fact that the financial and other terms and conditions of the merger agreement were the product of arms-length negotiations;

•	the fact that, as discussed above, the merger agreement must be adopted by a majority of the voting power of the shares of our common stock voting on the proposal at the special meeting;

•	the fact that Duff & Phelps was retained as financial advisor to advise the special committee with respect to the merger;

•	the fact that the special committee provided instructions to its legal and financial advisors regarding the negotiation of the terms of the merger agreement, including the amount of the merger consideration;

•	the fact that the opinion of Duff & Phelps addresses the fairness, from a financial point of view, of the merger to the unaffiliated public holders of our common stock;

•	the fact that our board of directors and special committee have retained their right under certain circumstances to change their recommendation of the merger;

•	the fact that we are permitted under certain circumstances to respond to inquiries regarding acquisition proposals and to terminate the merger agreement in order to complete a superior proposal; and

•	the fact that under Utah and California law, our shareholders have the right to demand appraisal of their shares.

In light of the procedural safeguards discussed above, the special committee and our board of directors did not believe it was necessary (a) to retain an unaffiliated representative to act solely on behalf of our unaffiliated shareholders for purposes of negotiating the terms of the transactions or preparing a report concerning the fairness of such transactions or (b) to structure such transactions so that approval of at least a majority of our unaffiliated shareholders is required.

In the course of their deliberations, the special committee and our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•	the fact that our shareholders will not participate in any potential future growth of VCAT or IGT;

•	the impact of the announcement and pendency of the merger, including the impact of the merger on our employees, customers, and our relationships with other third parties and the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to negotiate and close the merger with IGT, which could impair our prospects as an independent company if the merger is not consummated;

•	the fact that the chairman of our board would end up owning our gaming consulting services division immediately following the merger;

•	the risk that the merger might not be consummated in the event that we or IGT are unable to satisfy one or more of the other closing conditions;

•	the risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on business and customer relationships;

•	the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to IGT a termination fee of $750,000 if the merger agreement is terminated under certain circumstances, which, in addition to being costly, might have the effect of discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareholders than the merger;

•	the interests that certain directors and executive officers of VCAT may have with respect to the merger and the divestiture of the gaming consulting services division, in addition to their interests as shareholders of VCAT generally;

•	the fact that the gain realized by our shareholders as a result of the merger generally will be taxable to our shareholders for U.S. federal income tax purposes; and

•	the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, which may delay or prevent us from pursuing business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent company.

Our board of directors and the special committee carefully considered these factors as a whole in reaching their respective determinations and recommendations. Our board of directors and the special committee concluded that, overall, the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger. In addition, our board of directors and the special committee considered the interests that our directors and executive officers may have with respect to the merger, in addition to their interests as shareholders of VCAT generally.

The foregoing discussion of factors considered by our board of directors and the special committee is not meant to be exhaustive but includes the material factors considered by the special committee, (a) in reaching its determination that the merger agreement and the asset purchase agreement are advisable and the merger and divestiture of the gaming consulting services division are in the best interest of and fair to VCAT and its shareholders, (b) in approving the merger agreement, the asset purchase agreement, the consulting agreement and the voting agreements, (c) in recommending that the board of directors adopt the merger agreement, the asset purchase agreement, the consulting agreements and the voting agreements, together referred to as the

“transaction documents,” and approve the merger and the divestiture of the gaming consulting services division and (d) in recommending that the transaction documents be submitted to the board of directors for approval with recommendation from the special committee. In view of the wide variety of factors considered by our board of directors and the special committee in connection with the evaluation of the merger and the complexity of these matters, our board of directors and special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their respective determinations and recommendations. Rather, the directors made their determinations and recommendations based on the totality of the information presented to them, and the judgments of individual members of our board of directors and special committee may have been influenced to a greater or lesser degree by different factors.

After careful consideration, our board of directors, based in part on the recommendation of the special committee of our board of directors, at a meeting described above on August 25, 2006 unanimously (a) deemed it advisable and in the best interests of VCAT and its shareholders to approve the merger and the other transactions contemplated by the merger agreement including the divestiture of the gaming consulting software division, (b) authorized, adopted and approved each of the transaction documents, (c) recommended that the merger agreement be submitted for adoption by the shareholders of VCAT, and (d) recommended that the shareholders vote in favor of the adoption of the merger agreement.

Opinion of Duff & Phelps, LLC to the special committee of the Board of Directors of VCAT.

On April 11, 2006 the special committee retained Duff & Phelps to serve as its independent financial advisor in connection with the proposed transaction, including advising the special committee regarding the fairness of the proposed transaction. On August 7, 2006, Duff & Phelps delivered a draft written presentation to the special committee regarding its fairness analysis. On August 23, 2006, Duff & Phelps delivered a revised draft of its written presentation to the special committee, wherein its analysis incorporated the company’s termination of its consulting agreement with the Buena Vista tribe. On August 25, 2006, Duff & Phelps met with the special committee to orally present its analysis and address any questions. At that time, Duff & Phelps also delivered its written opinion letter to the special committee stating that, as of August 25, 2006, and based upon and subject to the factors and assumptions set forth in its opinion, the proposed transaction is fair to the unaffiliated, public shareholders of the company from a financial point of view (without giving effect to any impacts of the proposed transaction on any particular shareholder other than in its capacity as a shareholder).

The full text of Duff & Phelps’ opinion, dated as of August 25, 2006, which is attached as Annex C to this proxy statement, sets forth, among other things, the assumptions made, procedures followed, matters considered, and limitations of the review undertaken by Duff & Phelps, which are described below. You are urged to, and should, read Duff & Phelps’ opinion carefully and in its entirety.

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries, as it deemed necessary and appropriate under the circumstances. Duff & Phelps’ due diligence with regard to the proposed transaction included, but was not limited to, the items summarized below.

1.	Visited VCAT’s corporate headquarters in San Diego, California and branch location in Las Vegas, Nevada.

2.	Visited the Barona Valley Ranch Resort and Casino in Lakeside, California.

3.	Met with the following members of VCAT’s senior management team:

•	Mr. L. Donald Speer – Chairman of the Board of Directors

•	Mr. Greg Shay – President and Chief Executive Officer

•	Mr. Kevin McIntosh – Senior Vice President and Chief Financial Officer

•	Mr. Javier Saenz – Senior Vice President, Information Solutions.

4.	Reviewed the draft Agreement and Plan of Merger, dated August 7, 2006, and various other documents and agreements related to the proposed transaction.

5.	Reviewed the draft Asset Purchase Agreement, dated June 12, 2006 and related draft Consulting Agreement and Promissory Notes.

6.	Reviewed VCAT’s financial statements and projections, including:

•	Annual reports on Form 10-KSB for the fiscal years ended June 30, 2002 through 2005

•	Quarterly report on Form 10-QSB for the nine months ended March 31, 2006

•	Various internal financial statements and management reports, including but not limited to those, for the fiscal year ended June 30, 2006

•	Financial projections provided by VCAT management for the fiscal years ended June 30, 2007 through 2009

7.	Reviewed VCAT’s key contracts with clients, including the following:

•	Amended and Restated Consulting Agreement between Inland Casino Corporation and the Barona Band of Mission Indians, dated April 29, 1996 (referred to as the “Amended and Restated Consulting Agreement”)

•	Modification No. 1 to the Amended and Restated Consulting Agreement, dated January 6, 1998

•	Modification No. 2 to the Amended and Restated Consulting Agreement, dated May 1, 2004

•	Modification No. 3 to the Amended and Restated Consulting Agreement, dated August 10, 2006

•	Barona Consent Agreement between VCAT and the Barona Band of Mission Indians, dated August 10, 2006

•	Business Advisory Agreement between VCAT and the Buena Vista Rancheria of Me-Wuk Indians, dated January 31, 2005

•	Various Master Software License Agreements and Maintenance and Support Agreements regarding the VCAT’s Mariposa software

8.	Reviewed and analyzed market trading prices and indicated valuation metrics for VCAT and for comparable companies.

9.	Reviewed and analyzed valuation metrics for comparable merger transactions.

10.	Reviewed pertinent economic and industry information.

11.	Reviewed and prepared other studies, analyses and investigations as they deemed appropriate.

Duff & Phelps also took into account its assessment of general economic, market and financial conditions, and its experience in securities and business valuation, in general, and with respect to transactions similar to the proposed transaction in particular. Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company’s solvency or of any specific assets or liabilities (contingent or otherwise). Duff & Phelps’ opinion should not be construed as a credit rating, solvency opinion, an analysis of the Company’s credit worthiness or otherwise as tax advice or as accounting advice. In rendering its opinion, Duff & Phelps relied upon the fact that the special committee, the board of directors, and the Company have been advised by counsel as to all legal matters with respect to the proposed transaction, including whether all procedures required by law to be taken in connection with the proposed transaction have been duly, validly and timely taken; and Duff & Phelps did not make, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In preparing its forecasts, performing its analysis and rendering its opinion with respect to the proposed transaction, Duff & Phelps: (a) relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including company management, and did not attempt to independently verify such information, (b) assumed that any estimates, evaluations and projections furnished to Duff & Phelps were reasonably prepared and based upon the latest currently available information and good faith judgment of the person furnishing the same, and (c) assumed that the final versions of all documents reviewed by them in draft form conform in all material respects to the drafts reviewed. Duff & Phelps’ opinion further assumes that information supplied and representations made by VCAT management are substantially accurate regarding the Company and the proposed transaction. Neither the Company’s management nor the special committee of the board of directors placed any limitations upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its opinion.

In its analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the proposed transaction. Duff & Phelps has also assumed that all of the conditions precedent required to implement the proposed transaction will be satisfied and that the proposed transaction will be completed in accordance with the documents that were provided for its review.

The basis and methodology for Duff & Phelps’ opinion have been designed specifically for the express purposes of the special committee and may not translate to any other purposes.

To the extent that any of the foregoing assumptions or any of the facts on which Duff & Phelps’ opinion is based proves to be untrue in any material respect, its opinion cannot and should not be relied upon.

Duff & Phelps prepared its opinion effective as of August 25, 2006. The opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to the attention of Duff & Phelps after such date.

Duff & Phelps’ opinion should not be construed as creating any fiduciary duty on Duff & Phelps’ part to any party.

Duff & Phelps’ opinion is not a recommendation as to how the special committee, the board of directors, or any shareholder should vote or act with respect to any matters relating to the proposed transaction, or whether to proceed with the proposed transaction or any related transaction, nor does it indicate that the consideration received is the best possible attainable under any circumstances. The decision as to whether to proceed with the proposed transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which Duff & Phelps’ opinion is based. As a result, the opinion and presentation of Duff & Phelps was only one of many factors taken into consideration by the special committee in making its determination with respect to the proposed transaction.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, the process of preparing a fairness opinion necessarily requires a broad range of subjective judgments with respect to appropriate comparable companies, appropriate multiples of various selected financial data, appropriate discount rates and other financial and other factors. Analyses and estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

In preparing its opinion, Duff & Phelps performed certain financial and comparative analyses summarized in the following paragraphs. Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors it considered, without considering all such analyses and factors, could create an incomplete view of the analyses and the process underlying its opinion. While the conclusions reached in connection with each analysis were considered carefully by Duff & Phelps in arriving at its opinion, Duff & Phelps made various subjective judgments in arriving at its opinion and did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion.

Although these paragraphs include some information in tabular format, those tables are not intended to stand alone, and must be read together with the full text of each summary and the limitations and qualifications in the opinion.

Duff & Phelps’ analysis was comprised of the following components: (a) an analysis of the purchase consideration and implied enterprise value, (b) preparation of a fundamental valuation analysis of VCAT, using generally accepted valuation methodologies, (c) an analysis of historical market trading prices and volume for VCAT common stock, and (d) an analysis of the premium offered for VCAT common stock relative to premiums in comparable transactions and in the overall public company merger and acquisition market.

Analysis of Consideration and Implied Enterprise Value

Based on the purchase price of $2.58 per share and approximately 7.2 million common shares outstanding, Duff & Phelps calculated the equity purchase price to be paid by IGT as $21.3 million, including $2.7 million in payments to option holders. Starting with the $21.3 million total implied equity value and then subtracting the estimated cash and equivalents that IGT would receive at closing, Duff & Phelps derived a total enterprise value of $18.9 million implied by the terms of the proposed transaction. The per share purchase price of $2.58 and the implied enterprise value of $18.9 million were used by Duff & Phelps as points of comparison against the results of its own fundamental valuation analysis.

Fundamental Valuation Analysis

Duff & Phelps’ valuation analysis of the company was based on: (a) a discounted cash flow analysis, and (b) the market approach.

Discounted Cash Flow Analysis

Duff & Phelps performed a discounted cash flow analysis to derive indications of total enterprise value. A discounted cash flow analysis is designed to provide insight into the intrinsic value of a business based on its projected earnings and capital requirements as well as the net present value of projected debt-free cash flows. Duff & Phelps’ starting point for its discounted cash flow analysis was a set of financial projections prepared by the company’s management for the fiscal years ended June 30, 2007 through 2009. As detailed projections beyond fiscal year 2009 were unavailable, Duff & Phelps extended those projections based on discussions with, and guidance from, VCAT management through the fiscal years ended June 30, 2010 and 2011.

In order to reflect the uncertainty associated with the company’s consulting services division and the revenue stream associated with its contract with the Barona tribe, Duff & Phelps used two scenarios in the discounted cash flow analysis: (a) the base case scenario, which assumes that the Barona tribe contract is renewed indefinitely, and (b) the downside scenario, which assumes that the Barona tribe contract is either reduced substantially or eliminated altogether upon expiration on March 31, 2009. Revenue and cost assumptions regarding the company’s software division were held constant under both scenarios.

Duff & Phelps used discount rates ranging from 16.5% to 18.5% in both scenarios to reflect the overall risk associated with the company’s operations and projected financial performance. Duff & Phelps calculated a terminal value at the end of fiscal 2011 in both scenarios using a constant growth dividend discount model, which incorporated a range of perpetuity growth rates from 3.0% to 5.0%.

In its discounted cash flow analysis, Duff & Phelps estimated the company’s total enterprise value in a range from $11.0 million to $13.7 million under the base case scenario, and from $5.8 million to $6.6 million under the downside scenario. Based on the foregoing, Duff & Phelps observed that the implied enterprise value of $18.9 million under the terms of the proposed transaction compared favorably with all of the valuation indications under the discounted cash flow analysis, and therefore supported a determination of fairness from a financial point of view.

Market Approach

Duff & Phelps applied the market approach, which consists of the application of valuation multiples to certain financial and operating variables of the company, where the selected multiples are based on valuation metrics derived from an analysis of comparable public company trading as well as comparable merger and acquisition transactions.

Comparable Public Company Analysis

No company used in this analysis is identical to VCAT, and, accordingly, a comparable public company analysis involves complex and subjective considerations and judgments concerning differences in financial and operating characteristics of businesses and other factors that affect trading prices and overall valuation of the various companies being compared.

In the selection of comparable public companies, Duff & Phelps used multiple databases and other resources to identify companies that are the most similar to VCAT from an investment perspective. The companies selected by Duff & Phelps generally have similar product lines, customer bases, or other business attributes which would cause an investor to group these companies in the same broad industry class for investment purposes.

Because the company operates both a consulting services division and a software division, the comparable companies selected by Duff & Phelps were divided into two groups. The first group consists of eleven publicly traded companies that provide consulting services. Based on publicly reported financial data as well as published earnings estimates for each of the selected comparable companies, Duff & Phelps analyzed certain valuation metrics, as shown below:

Comparable Public Company Analysis - Consulting Services (as of 8/23/06)

	Ticker Symbol	Stock Price	Equity Value (in $ mil)	Enterprise Value (in $ mils)	Enterprise Value as a Multiple of
					LTM EBITDA	Projected EBITDA	LTM Revenues
Advisory Board Co.	ABCO	$48.58	$919	$902	19.6x	15.7x	5.29x
CBIZ, Inc.	CBZ	7.28	555	642	11.0	10.2	1.09
Comforce Corp.	CFS	2.50	43	148	7.1	NM	0.26
Diamondcluster International Inc.	DTPI	8.85	292	218	11.1	9.9	1.08
FTI Consulting, Inc.	FCN	21.60	863	1,172	6.3	7.6	1.87
Full House Resorts Inc.	FLL	3.25	34	36	NM	NA	9.36
Huron Consulting Group Inc.	HURN	34.96	608	614	11.3	8.8	2.35
LECG Corp.	XPRT	16.32	398	381	7.8	6.8	1.20
Navigant Consulting Inc.	NCI	18.70	978	1,046	8.1	6.9	1.65
Thomas Group Inc.	TGIS	9.55	102	96	7.8	NA	1.84
Management Network Group Inc.	TMNG	1.66	60	17	NM	NM	0.56

Mean					10.0x	9.4x	2.41x
Median					8.1x	8.8x	1.65x

LTM = Latest twelve months; NM = Not meaningful, NA = Not Applicable

Comparable company financials have been adjusted for special items.

Sources: FactSet, First Call Corp., and Duff & Phelps

The second group consists of eleven publicly traded companies that provide software and related services. Duff & Phelps analyzed certain valuation metrics for each of these eleven companies, which are summarized below:

Comparable Public Company Analysis - Software (as of 8/23/06)

	Ticker Symbol	Stock Price	Equity Value (in $ mil)	Enterprise Value (in $ mil)	Enterprise Value as a Multiple of
					LTM EBITDA	Projected EBITDA	LTM Revenues	Projected Revenues
Acxiom Corp.	ACXM	$24.74	$2,178	$2,646	6.6x	6.2x	1.95x	1.85x
Art Technology Group, Inc.	ARTG	2.56	285	248	18.2	7.0	2.54	2.43
BMC Software, Inc.	BMC	25.75	5,293	4,133	10.4	7.1	2.73	2.67
Chordiant Software, Inc.	CHRD	2.50	197	154	NM	NA	1.68	NA
Cognos, Inc.	COGN	28.69	2,599	1,989	12.3	8.7	2.22	2.07
GTECH Holdings Corp.	GTK	34.82	4,434	4,474	8.7	8.0	3.46	3.28
Informatica Corp.	INFA	13.88	1,191	1,002	18.8	10.3	3.35	2.69
International Game Technology	IGT	37.47	12,706	12,988	12.9	11.9	5.24	4.59
Multimedia Games, Inc.	MGAM	8.61	234	287	3.9	3.6	1.92	1.88
Progressive Gaming International Corp.	PGIC	7.13	246	293	NM	10.8	4.47	2.79
Sedona Corp.	SDNA	0.20	18	24	NM	NA	23.52	NA

Mean					11.5x	8.2x	4.82x	2.69x
Median					11.3x	8.0x	2.73x	2.67x

LTM = Latest twelve months; NM = Not meaningful, NA = Not Applicable

Comparable company financials have been adjusted for special items.

Sources: FactSet, First Call Corp., and Duff & Phelps

Comparable Transaction Analysis

Duff & Phelps used multiple databases and resources to identify comparable controlling interest transactions involving companies with similar product lines, customers, or other business attributes. Duff & Phelps identified eighteen transactions involving companies that provide software services and eleven transactions involving companies that provide consulting services. Duff & Phelps identified relevant transactions that were announced since 2002, and for which adequate information was available to derive meaningful valuation multiples.

However, due to the time lag between many of the identified transactions and the present, the lack of access to detailed financial data regarding many of the acquired companies and, access to the detailed terms of many of the identified transactions, the range of valuation multiples observed for comparable transactions was examined in conjunction with the comparable public company analysis to assess the reasonableness of the comparable company multiples. In its overall analysis, Duff & Phelps afforded greater weight to the multiples exhibited by the comparable public companies.

Application of Selected Multiples

Based on its assessment of the company’s historical and projected size, growth and profitability relative to the selected comparable public companies, as well as an assessment of certain company specific risk factors, Duff & Phelps selected valuation multiples to apply to VCAT’s actual fiscal 2006 revenue and projected fiscal 2007 revenue and EBITDA. In particular, Duff & Phelps considered the differences in market-based valuation multiples between the two sets of comparable companies, as well as the mix of revenue and profits generated by

VCAT between its consulting and software business. Because the company’s fiscal 2006 EBITDA did not provide a meaningful indication of its expected profitability going forward, Duff & Phelps did not apply valuation multiples to this measure of income. Duff & Phelps’ market multiples analysis is summarized below:

	Representative Level		Range of Capitalization Multiples				Range of Enterprise Value Indications (rounded)
FY 2006 Revenue	$8,864,953	x	1.00x	–	1.20x	=	$8,860,000	–	$10,640,000
FY 2007 Revenue	12,735,488	x	0.80x	–	1.00x	=	10,190,000	–	12,740,000
FY 2006 EBITDA	771,688	x					Not Meaningful
FY 2007 EBITDA	2,088,589	x	4.00x	–	5.00x	=	8,350,000	–	10,440,000

			Mean						$10,203,333
			Median						$10,312,000
			Overall Range				$8,350,000	–	$12,740,000

As the table above indicates, Duff & Phelps’ market approach resulted in total enterprise value indications ranging from $8.4 million to $12.7 million, with a mean and median of $10.2 million and $10.3 million respectively. Thus, Duff & Phelps observed that the implied enterprise value of $18.9 million under the terms of the proposed transaction compared favorable with all of the valuation indications under its market approach analysis, and therefore supported a determination of fairness from a financial point of view.

Fundamental Valuation Analysis Conclusions

As noted above, Duff & Phelps compared the implied enterprise value under the terms of the proposed transaction with valuation indications under its fundamental analyses and all such comparisons supported an indication of fairness from a financial point of view. In addition, Duff & Phelps utilized its fundamental valuation analysis to derive indications of the company’s common stock on a per share basis.

First, with respect to its discounted cash flow analysis, Duff & Phelps took a weighted average of the two scenarios discussed above, applying a 60% weighting to the base case and a 40% weighting to the downside case, resulting in an indicated range of value from $8.9 million to $10.9 million. Combining that valuation range with the range indicated by the market approach, Duff & Phelps concluded at a range of total enterprise values from $8.6 million to $11.8 million. From its concluded enterprise value, Duff & Phelps then added pro forma cash – net of estimated transaction costs and the cost of buying out the Barona tribe’s economic interest in Mariposa – and the present value of net operating loss tax carryforwards, to arrive at a concluded equity value ranging from $11.4 million to $14.6 million. Then, Duff & Phelps deducted the value of outstanding stock options and divided the resulting value by 7.22 million common shares outstanding to arrive at an estimated valuation range from $1.36 per share to $1.69 per share for the company’s common stock, as compared with the proposed transaction price of $2.58 per share.

Historical Stock Trading

Duff & Phelps reviewed the historical trading prices and volume of VCAT over the past five years. In particular, Duff & Phelps observed that VCAT stock did not have a high level of liquidity, with daily trading averaging approximately 7,800 shares per day over the 90 days prior to the announcement of the transaction, or only 0.1% of total shares outstanding and 0.2% of the public float. Duff & Phelps also observed that prior to the announcement of the transaction, VCAT shares had traded in a range of $0.04 to $1.70 per share between August 2001 and June 2006 (prior to the public announcement of the proposed transaction), and that the $2.58 per share purchase price was well in excess of VCAT’s historical trading range.

Premium Paid Analysis

In addition to its fundamental analysis, Duff & Phelps assessed the premium being offered by IGT relative to the pre-announcement public trading price of VCAT common stock, and the size of that premium relative to premiums paid in comparable transactions and in the overall public company merger and acquisition market. Duff & Phelps identified fifteen acquisitions announced during the last four years involving publicly traded software and consulting services companies and assessed the premium paid/offered relative to public trading prices at various points in time prior to the announcement of the transaction (1-day, 1-week, and 1-month). Duff & Phelps then compared the premium offered by IGT for VCAT to the range of premiums indicated by the identified transactions. In addition, Duff & Phelps examined premiums paid in public-to-private transactions (all industries) between 2002 and year-to-date through August 2006. Duff & Phelps’ analysis indicates that the premium offered by IGT is superior to the average premiums paid in the software and consulting industries, and average premiums paid in public-to-private transactions overall.

	Company Information		Transaction Premiums
Announce Date	Seller Name	Buyer Name	Time Period Prior to Announcement
			1 Day	1 Week	1 Month
Aug-06	Onyx Software	M2M Holdings	14.6%	11.6%	5.0%
Jul-06	SSA Global Technologies	Infor Global Solutions	25.1%	24.0%	25.8%
Jan-06*	GTECH Holdings	Lottomatica	4.5%	10.3%	11.5%
Aug-05	E.Piphany	SSA Global Technologies	7.7%	9.9%	18.3%
Feb-05	Blue Martini Software	Golden Gate Capital	74.7%	81.8%	55.0%
Dec-04	Superior Consultant Holdings	Affiliated Computer Services	29.2%	36.2%	25.0%
Sep-04	Braun Consulting	Fair Isaac	82.8%	101.7%	120.8%
Aug-04	Primus Knowledge Solutions	Art Technology Group	22.4%	22.4%	30.0%
Aug-04	Zamba	Technology Solutions	5.6%	-9.0%	-28.6%
Apr-04	Marimba	BMC Software	62.1%	66.7%	37.5%
Nov-03	Pivotal	Chinadotcom	15.7%	20.9%	21.6%
Oct-03	Concerto Software	Melita International	28.9%	41.0%	31.3%
Jun-03	Acres Gaming	International Game Technology	2.7%	13.9%	31.4%
Nov-02	Syntellect	Enghouse Systems	242.9%	227.3%	166.7%
Oct-02	Infinium Software	SSA Global Technologies	20.7%	34.6%	48.9%

		Mean	42.6%	46.2%	40.0%
		Median	22.4%	24.0%	30.0%
Jun-06*	Venture Catalyst	International Game Technology	101.6%	79.2%	77.9%

* Pending transaction

Source: FactSet Mergerstat, LLC and Capital IQ

Divestiture of Gaming Consulting Services Division

In addition to its valuation analysis regarding the overall company, Duff & Phelps also analyzed the proposed divestiture of the gaming consulting services division. Duff & Phelps valued the gaming consulting services division using a discounted cash flow analysis based on the same set of assumptions and projections discussed above. Duff & Phelps’ analysis resulted in a wide range of total enterprise values, from $3.1 million to $9.1 million. Applying the same 60/40 weighting to the base case and downside case, respectively, resulted in a valuation range from $5.8 million to $6.7 million. Duff & Phelps noted that the purchase price of $4,500,000 fell within the overall indicated range of values, and represented a discount of approximately 23% to 33% from the weighted average valuation range.

Duff & Phelps advised the special committee that any apparent differential between the $4,500,000 purchase price and the weighted average valuation range was not unreasonable for the following reasons:

•	IGT would be unable to engage in the business operations comprising the company’s consulting services division, and therefore would have the choice of either selling the division or shutting down and liquidating that portion of the company’s operations;

•	Given the nature of the consulting services division and its substantial reliance on a single client (the Barona Tribe) and the relationship between company’s chairman and the Barona Tribe, it is highly unlikely that there would be any possible third-party buyer for this division;

•	Given the surrounding circumstances, and faced with the alternative of shutting down the division, it is not unreasonable to expect that IGT would accept a purchase price that is below the values that might be indicated by traditional valuation methodologies.

In addition, Duff & Phelps noted that the effective purchase price paid by VCAT, LLC may ultimately be in excess of $4,500,000 due to the nature of the consulting services agreement between VCAT, LLC and IGT. Under that agreement, VCAT, LLC is obligated to provide certain consulting services to IGT over a three-year period for a fixed fee of $2,000,000. Such services are fairly broadly defined and somewhat open-ended, and the consulting agreement contains no provision for VCAT, LLC to receive additional compensation in the event that the market value of services rendered exceeds $2,000,000 over the term of the agreement. Thus, VCAT, LLC is at risk for the cost of providing the agreed-upon services for a fixed fee, regardless of the market value or cost of providing such services.

Finally, Duff & Phelps advised the special committee that, in spite of its need to consider the terms of the consulting services division divestiture, the primary emphasis of its fairness analysis was a comparison of the consideration to be received by the company’s shareholders with: (a) the indicated range of valuation estimates for the company as a whole, and (b) recent and historical public market trading prices for the company’s stock.

Other

Duff & Phelps is a nationally recognized investment banking firm that is regularly engaged to render financial opinions in connection with mergers and acquisitions, tax matters, ESOP and ERISA matters, corporate planning, and other purposes. Previously, Duff & Phelps has provided financial advisory services to the special committee in connection with a prior proposed transaction that was ultimately abandoned.

The company has agreed to pay Duff & Phelps an advisory fee of $150,000 in connection with its rendering of a fairness opinion and providing other financial advisory services to the special committee. No portion of Duff & Phelps’ advisory fee is contingent upon consummation of the proposed transaction or the conclusion reached by Duff & Phelps in its fairness opinion. In addition, the company agreed to pay Duff & Phelps a contingent success fee in the event that Duff & Phelps was able to assist the special committee in obtaining a purchase price in excess of that set forth in the preliminary term sheet between the company and IGT, with such success fee calculated as 5% of any incremental purchase price received from IGT. Under the terms of the proposed transaction, no such success fee is payable to Duff & Phelps. The company has also agreed to reimburse Duff & Phelps for its expenses incurred in performing its services and to indemnify Duff & Phelps and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Duff & Phelps or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Duff & Phelps’ engagement and any related transactions.

Certain Effects of the Merger

If the merger agreement is adopted by our shareholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into VCAT, with VCAT being the surviving corporation. Following the merger, VCAT will be a wholly-owned subsidiary of IGT.

When the merger is completed, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $2.58 in cash without interest and less withholding tax.

The merger agreement provides that immediately prior to the effective time of the merger, all unvested options to purchase shares of our common stock outstanding prior to the effective time of the merger will, to the extent not vested, have their vesting accelerate in full. Immediately prior to the effective time of the merger, each outstanding and unexercised option to purchase shares of our common stock with an exercise price less than $2.58 per share, including the unvested options that have their vesting accelerated in full, will be converted into the right to receive, subject to tax withholding, an amount of cash equal to the difference between $2.58 per share in cash and the exercise price per share of the option, multiplied by the number of shares subject to the option. Each outstanding and unexercised option to purchase shares of our common stock with an exercise price equal to or greater than $2.58 per share will be cancelled and no consideration will be paid for such options.

After the merger is completed, our shareholders will have the right to receive the merger consideration but will no longer have any rights as VCAT shareholders and will have no rights as IGT shareholders. Therefore, such shareholders will not participate in any future earnings or growth of VCAT and will not benefit from any appreciation in value of VCAT.

Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is quoted on the OTC Bulletin Board under the symbol “VCAT.OB.” As a result of the merger, VCAT will become a privately held corporation, our common stock will cease to be quoted on the OTC Bulletin Board and there will be no public market for our common stock. In addition, VCAT common stock will be deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to us. After the effective time of the merger, we will also no longer be required to file periodic reports with the SEC on account of our common stock.

At the effective time of the merger, the directors of Merger Sub will become the directors of the surviving corporation and the officers of Merger Sub will be the officers of the surviving corporation. It is expected that substantially all of the members of our current management will become management of VCAT, LLC after the merger. As of the effective time of the merger, the articles of incorporation of Merger Sub as in effect immediately before the effective time of the merger shall be the surviving corporation’s articles of incorporation. In addition, the bylaws of Merger Sub as in effect immediately before the effective time of the merger will be the surviving corporation’s bylaws, other than with respect to the exculpation and indemnification provisions.

Immediately following the closing of the merger, the surviving corporation will divest the gaming consulting services division to VCAT, LLC.

Effects on VCAT if the Merger Is Not Completed

If the merger agreement is not adopted by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the merger and the divestiture of the gaming consulting services division will not occur. Instead, we will remain an independent public company and our common stock will continue to be quoted and traded on the OTC Bulletin Board.

If the merger is not consummated, our board of directors will continue to evaluate and review our business and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If the merger agreement is not adopted by our shareholders or if the merger is not consummated for any other reason, we cannot assure you that any other transaction acceptable to us will be offered, or that our business, prospects or results of operations will not be adversely impacted.

If the merger is not completed because we terminate the merger agreement, under certain circumstances, we may be required to pay IGT a termination fee of $750,000 and reimburse IGT for expenses incurred by it in connection with the merger upon the termination of the merger agreement. See “The Merger Agreement—Termination” and “The Merger Agreement—Termination Fees” below.

Financing

The total amount of funds necessary to pay our shareholders and option holders is anticipated to be approximately $21,281,986, assuming that no shareholder validly exercises and perfects his, her or its appraisal rights. IGT expects to finance the merger with cash on hand. The expenditure for payment of the merger consideration estimated by VCAT and IGT will be reduced by the amount of shares that seek appraisal rights under Utah or California law. It is a condition to the closing of the merger, that all conditions to close the divestiture of the gaming consulting services divisions, pursuant to the asset purchase agreement, be fulfilled or waived. The purchase price for the gaming consulting services division is $4,500,000 in secured promissory notes (as described below) and the assumption by VCAT, LLC of certain liabilities. VCAT, LLC is to execute three promissory notes in favor of VCAT upon consummation of the divestiture of the gaming consulting services division, including (a) a $500,000 promissory note, with interest at an annual rate of 6%, payable on the second anniversary of the closing of the divestiture; (b) a $2,000,000 promissory note, with interest at the annual rate of 6%, payable in four annual installments on the first through fourth anniversaries of the closing of the divestiture; and (c) a $2,000,000 promissory note, with interest at the annual rate of 6%, payable in three installments, one on the closing date of the divestiture and the remaining two on the first day of the two calendar years subsequent to the closing date of the divestiture.

Interests of Certain Persons in the Merger

In considering the recommendation of our board of directors to vote for the proposal to adopt the merger agreement, VCAT shareholders should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of VCAT shareholders generally and that may create potential conflicts of interest. The members of our special committee and our board of directors are aware of and considered the interests of our directors and executive officers, among other matters, when they considered and approved the merger agreement, the merger and the other transactions and determined to recommend to VCAT shareholders that they vote for the proposal to adopt the merger agreement. The interests described below represent the aggregate interests of our board of directors and executive officers that arise in connection with the merger.

The Special Committee. Our board of directors determined that each member of the special committee would receive a fee of $5,000 for 40 hours of service and $100 per hour of service on the special committee beyond the initial 40 hours of service performed, regardless of whether any proposed transaction was entered into or completed. During fiscal 2006, Mr. Smyth received payments of $2,950 and Mr. Farrington received payments of $2,350 for hourly service in excess of the 40 hours on the Special Committee.

Equity and Long-Term Incentive Awards. The merger agreement provides that immediately before the effective time of the merger the company will cause each outstanding stock option to be vested and cancelled and surrendered by the holder in exchange for the right to receive an amount equal to the number of shares subject to such option multiplied by the excess, if any, of (a) $2.58 per share over (b) the exercise price per share of such option, subject to tax withholding.

The following table lists, with respect to each of our named executive officers, all of VCAT’s executive officers as a group and all of VCAT’s non-management directors as a group, the total cash to be received under the merger agreement for the in-the-money stock options held by such individual or group.

	Vested in-the-money Options		In-the-money Options that will vest as a result of the merger		Totals
Named Executive Officers	Shares	Payment	Shares	Payment	Total Shares	Total Payment
L. Donald Speer, II	800,000	$748,740	100,000	$217,500	900,000	$966,240
Greg Shay	150,000	$330,750	50,000	$110,250	200,000	$441,000
Andrew B. Laub	375,000	$215,245	25,000	$54,375	400,000	$269,620
Kevin McIntosh	162,500	$262,748	37,500	$81,563	200,000	$344,310
Javier Saenz	81,250	$161,188	18,750	$43,688	100,000	$204,875
Officers as a group	1,703,750	$1,887,213	256,250	$561,750	1,960,000	$2,448,963
Non-Management Directors	45,000	$76,562	—	$—	45,000	$76,562

Indemnification; Directors’ and Officers’ Insurance. The merger agreement provides that for six years after the merger, the provisions governing indemnification and exculpation from liability of directors, officers, employees and agents of VCAT contained in our articles of incorporation and bylaws will remain the same for the surviving corporation, unless any modification thereof is required by law or would not adversely affect the rights thereunder of any individuals who were directors, officers, employees or agents of VCAT before the merger.

Under the merger agreement, for six years after the merger, IGT must maintain directors’ and officers’ liability insurance covering claims arising out of acts or omissions occurring at or prior to the merger which are asserted after the merger against individuals who were covered by our directors’ and officers’ liability insurance policy on the date of the merger agreement on terms no less favorable to such persons than the terms of our current insurance coverage. Nevertheless, (a) in lieu of the purchase of such insurance by the surviving corporation or IGT, we may purchase a six-year extended reporting period endorsement (“reporting tail coverage”) under our existing directors’ and officers’ liability insurance coverage and (b) if the cost of such insurance exceeds $250,000, then the surviving corporation must provide coverage affording the same protection as maintained by IGT as of such date for its officers and directors. VCAT intends to purchase reporting tail coverage prior to the closing of the merger.

Divestiture of Gaming Consulting Services Division. IGT required, as a condition of proceeding with the merger that VCAT divest itself of the gaming consulting services division. The divestiture required the negotiation of a modification to the consulting agreement with the Barona Tribe and consent to the divestiture from the Barona Tribe. IGT as the prospective owner of VCAT, including all of its assets, negotiated the divestiture of the gaming consulting services division. On August 25, 2006, VCAT entered into an Asset Purchase Agreement with VCAT, LLC, a new entity controlled by Mr. Speer, our chairman of the board and our largest shareholder, pursuant to which immediately following the merger, VCAT as the surviving corporation will sell to VCAT, LLC the assets of the gaming consulting services division, including the consulting agreement with the Barona Tribe and $500,000 in cash. A copy of the Asset Purchase Agreement, referred to as the “asset purchase agreement,” is attached as Annex B to this proxy statement. As used herein, “gaming consulting services division” refers to our operations primarily focused on providing gaming and hospitality consulting services to the Barona Tribe (and does not include our Mariposa software division). The purchase price is $4,500,000 in secured promissory notes (as described below) and the assumption by VCAT, LLC of certain liabilities. VCAT, LLC is to execute three promissory notes in favor of VCAT upon consummation of the divestiture of the gaming consulting services division, including (a) a $500,000 promissory note, with interest at an annual rate of 6%, payable on the second anniversary of the closing of the divestiture; (b) a $2,000,000 promissory note, with interest at the annual rate of 6%, payable in four annual installments on the first through fourth anniversaries of the closing of the divestiture; and (c) a $2,000,000 promissory note, with interest at the annual rate of 6%, payable in three installments, one on the closing date of the divestiture and the remaining two on the first day of the two calendar years subsequent to the closing date of the divestiture. Thereafter, pursuant to a consulting services agreement between VCAT and VCAT, LLC, entered into in connection with the asset purchase agreement, a copy of which is attached as Annex D, to this proxy statement, VCAT, LLC will provide consulting services to the surviving corporation and certain of its affiliates for an initial term of three years commencing on the closing date of the divestiture. VCAT, LLC is to receive consulting fees of $2,000,000, in three pre-paid installments, for all consulting services and deliverables to be provided during the three year term.

Management Retention Bonuses. The Company has entered into management retention bonus agreements with Mr. Shay, Mr. McIntosh and Mr. Saenz. Pursuant to the management retention bonus agreements, Mr. Shay, Mr. McIntosh and Mr. Saenz are entitled to bonuses of $225,000, $100,000 and $100,000 respectively, contingent upon and subject to the closing of the merger and, in the case of Mr. Saenz his continued employment with VCAT, IGT or any affiliate of VCAT or IGT until August 25, 2007 and in the case of Mr. Shay and Mr. McIntosh their continued employment with IGT, VCAT, VCAT, LLC or any affiliate of VCAT or IGT until August 25, 2007. In the event that employment is terminated “without cause” on or prior to August 25, 2007 or if the employee terminates his employment for “good reason”, death or disability prior to August 25, 2007, then, contingent upon the closing of the merger, the employee will be entitled to the full amount of the retention bonus.

New Management Arrangements. As of the date of this proxy statement, no member of our management has entered into any amendments or modifications to existing employment agreements with us in connection with the merger or divestiture of the gaming services consulting division. Although we believe certain members of our existing management team are likely to enter into new arrangements with VCAT, LLC regarding employment, such matters are subject to further negotiations and discussions and no terms or conditions have been finalized. Mr. Saenz has received an offer of employment with IGT pursuant to which he will be Vice President of Strategy, Network Gaming Systems and will relocate to Reno, Nevada in connection with his employment. In addition, IGT has had preliminary discussions with Mr. McIntosh in connection with his potential employment with IGT following the merger. As of the date of this proxy statement and other than as set forth in this paragraph and above under “Management Retention Bonus Agreements,” no member or our management has entered into any agreement, arrangement or understanding with IGT or its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation.

Overview of Dissenters’ Rights of VCAT Shareholders

If the merger is consummated, holders of our common stock who follow the procedures set forth below will be entitled to dissenters’ rights under Part 13 of the Utah Revised Business Corporation Act, or the UBCA, a copy of which is attached as Annex E to this proxy statement. Additionally, pursuant to Section 2115 of the California General Corporation Law, or the CGCL, shareholders may be entitled to dissenters’ rights under Chapter 13 of the CGCL, a copy of which is attached as Annex F to this proxy statement, although it is unclear whether a court would conclude that such shareholders would be entitled to exercise dissenters’ rights under California law.

With respect to dissenters’ rights, there is uncertainty as to whether California or Utah law provides the exclusive dissenters’ rights procedures. Accordingly, we will honor a claim for dissenters’ rights that is properly brought under the law of California or Utah.

We believe the differences between Utah law and California law regarding dissenters’ rights are procedural. Both states entitle shareholders to a court appraisal of the value of their shares. Nevertheless, the decision to pursue dissenters’ rights under California or Utah law could result in a different determination of value of our shares because the determination would be made by different courts in different states. Accordingly, shareholders pursuing dissenters’ rights under California law may not receive the same payment that may be made to shareholders pursuing dissenters’ rights under Utah law, and vice versa.

Shareholders who perfect their dissenters’ rights and follow certain procedures in the manner prescribed by the UBCA or CGCL will be entitled to have their shares appraised and repurchased by the surviving corporation.

Summary of Utah Dissenters’ Rights

The following discussion is not a complete statement of the law pertaining to dissenters’ rights under the UBCA and is qualified in its entirety by the full text of Part 13 of the UBCA, which is provided in its entirety as Annex E to this proxy statement. All references in the UBCA and in this summary to “shareholders” are to record shareholders or beneficial shareholders.

Any shareholder who wishes to exercise dissenters’ rights or who wishes to preserve that right should review carefully the following discussion and Annex E to this proxy statement. Moreover, because of the complexity of the procedures for exercising dissenters’ rights under Utah law, we believe that shareholders who consider exercising such rights should seek the advice of counsel, which counsel or other services will not be paid for by us or the surviving corporation. Failure to comply with the procedures specified in the UBCA timely and properly will result in the loss of dissenters’ rights.

Written Notice of Intent to Exercise Dissenters’ Rights. Under the UBCA, recordholders must dissent as to all shares they own when they hold shares of record for multiple beneficial owners. A person having a beneficial interest in shares of VCAT common stock held of record in the name of another person, such as a broker, bank or other nominee, may assert dissenters’ rights as to shares held on his, her or its behalf only if: (a) the beneficial shareholder causes VCAT to receive the record shareholders’ written consent to the dissent not later than the time the beneficial owner asserts dissenters’ rights and (b) the beneficial owner dissents with respect to all shares of which he is the beneficial shareholder.

Any shareholder of our common stock wishing to exercise dissenters’ rights under Utah law must satisfy each of the following conditions:

•	the shareholder must deliver to VCAT a written notice of such shareholder’s intention to demand payment, for his, her or its shares in accordance with Utah law before the vote on the merger agreement at the special meeting;

•	the shareholder must not vote any of his, her or its shares of VCAT common stock in favor of the merger agreement at the special meeting, and, as a result, a shareholder who submits a proxy and wishes to exercise dissenters’ rights must either vote against the merger, or abstain from voting on the merger, because a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger; and

•	the shareholder must have been a shareholder as of the date that the merger is approved by the shareholders; a shareholder who is the holder of shares of VCAT common stock on the date the written notice of intention to exercise dissenters’ rights is given, but who thereafter transfers those shares before the date of the shareholder approval, will lose any dissenters’ rights with respect to those shares.

With respect to the foregoing, beneficial owners who are not record holders and who intend to exercise dissenters’ rights are responsible for causing the record holder to comply strictly with the statutory requirements with respect to the delivery of the required written notice on the form set forth on Annex G to this proxy statement or consenting to in writing the beneficial shareholders dissent, and all other applicable requirements for exercising dissenters’ rights.

The written notice of intention to exercise dissenters’ rights must be in addition to and separate from any proxy or vote. Voting (in person or by proxy) against, abstaining from voting or failing to vote on the proposed merger alone will not constitute written notice of intent to demand payment within the meaning of Section 16-10a-1321 of the UBCA, and will therefore constitute a waiver of dissenter’s rights under Utah law.

If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the notice should be made in that capacity, with respect to all of the shares held by the fiduciary for such beneficial shareholder. If the shares are owned of record by more than one person, as in a joint tenancy, tenancy in common or community property, the notice should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a notice of intent to exercise dissenters’ rights on behalf of a shareholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the notice, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise dissenters’ rights with respect to the shares held for one or more other beneficial owners while not exercising dissenters’ rights with respect to the shares held for one or more beneficial owners; in such case, the written notice should set forth the number of shares as to which such rights will be exercised, and where no number of shares is expressly mentioned, the notice will be presumed to cover all shares held in the name of the record holder. If a shareholder holds shares of VCAT common stock through a broker which in turn holds the shares through a central securities depository nominee, notice of intention to exercise dissenters’ rights with respect to such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

Notice by the Surviving Corporation. If the merger is approved and adopted at the special meeting, then within 10 days after the effective time of the merger, the surviving corporation (i.e., VCAT) must send a notice as to the effectiveness of the merger to each of the VCAT beneficial or record shareholders who are entitled to demand payment for their shares under Part 13 of the UBCA.

Such written notice from the surviving corporation shall: (a) state that the merger agreement was authorized and approved by holders of a majority of the shares of VCAT common stock entitled to vote on the merger agreement and give notice of the effective date of the merger; (b) state the address at which the surviving corporation will receive payment demands and the address at which certificates for shares of VCAT common stock must be deposited or if the shares are uncertificated, to what extent transfer of the shares will be restricted; (c) supply a form for dissenting shareholders to demand payment, which form requests a dissenting shareholder to state an address to which payment is to be made; (d) set a date by which the surviving corporation must receive the payment demand and by which certificates for dissenting shares must be deposited at the address indicated in the notice, which date may not be fewer than 30 nor more than 70 days after the date the dissenters’ notice is given; and (e) be accompanied by a copy of Part 13 of the UBCA. Such written notice shall also state the date of the first announcement to news media or to the shareholders of the terms of the merger and state that a shareholder who asserts dissenters’ rights must certify in writing, in or with the payment demand, whether or not he, she or it or the person on whose behalf the dissenters’ rights are being asserted, acquired beneficial ownership of the shares before that date.

Demand Notice. A dissenting shareholder who is given the dissenters’ notice described above, and meets the requirements set forth above, and wishes to assert dissenters’ rights must, in accordance with the terms of the dissenters’ notice, cause the surviving corporation to receive a payment demand in the same form referred to above, or in another writing, deliver in writing any certifications required by the dissenters’ notice and must deposit certificates for dissenting shares of our common stock as provided above. A dissenting shareholder who demands payment in accordance with this paragraph retains all rights as a VCAT shareholder except the right to transfer the shares until the effective date of the merger and thereafter has only the right to receive payments for such shares. A dissenting shareholder who does not demand payment, make the required certifications and deposit share certificates as required, by the date or dates set in the dissenters’ notice, is not entitled to payment for shares under Part 13 of the UBCA. Upon the later of the effective date of the merger and receipt of such payment demand, subject to compliance by the dissenting holder with all the requirements described above and all other applicable provisions of Utah law, the surviving corporation will pay the amount the surviving corporation estimates to be the fair value of the dissenting holder’s shares of our common stock plus interest, accompanied by the VCAT balance sheet as of the end of the most recent fiscal year; an income statement for that year; statements of changes in shareholders’ equity and cash flows for that year; and the latest available interim financial statements, if any. Such financial statements do not need to be audited, except for those financial statements that are customarily audited when provided to shareholders. Payment shall also be accompanied by a statement of the surviving corporation’s estimate of the fair value of the dissenting shares of our common stock and the amount of interest payable with respect to such shares, a statement of a dissatisfied dissenters’ right to demand payment, as discussed below, and a copy of Part 13 of the UBCA. With respect to any dissenting shareholder who does not certify in writing, in or with the payment demand that he, she, it or the person on whose behalf the dissenters’ shares are being asserted, acquired beneficial ownership of the shares before the date of the first announcement to news media or the shareholders of the terms of the merger, the surviving corporation may, in lieu of making the payment provided for above, offer to make payment if the dissenter agrees to accept it in full satisfaction of the demand.

Payment Demand. A dissenter who has not accepted the offer made by the surviving corporation may notify the surviving corporation of such holder’s estimate of the value of the shares of our common stock held and demand that the surviving corporation pay such amount, plus interest, if: (a) the dissenter believes that the amount paid by the surviving corporation pursuant to Section 16-10a-1325 of the UBCA is less than the fair value of the shares, (b) the surviving corporation fails to make payment within 60 days after the date set by it as the date by which it must receive the payment demand, or (c) having not effected the merger agreement, VCAT fails to return the dissenting shareholder’s deposited certificates of VCAT common stock or release the transfer restrictions imposed on uncertificated shares of VCAT common stock. A dissenting holder waives the right to demand payment according to this paragraph unless such dissenting holder causes the surviving corporation to receive notice of his, her or its estimate within 30 days after the surviving corporation has made or offered payment for such holder’s shares of VCAT common stock.

Filing a Petition for Appraisal. If a demand for payment by the dissenter remains unresolved, the surviving corporation will commence a proceeding in the Third District Court of Salt Lake County, Utah within 60 days after receiving the payment demand from the dissenter and petition the court to determine the fair value of the shares and amount of interest. If the surviving corporation fails to commence such proceeding within such 60 days, it shall pay to each dissenter whose demand remains unresolved the amount demanded. Each such dissenting holder is entitled to judgment for the amount, if any, by which the court finds that the fair value of his, her or its shares, plus interest, exceeds the amount paid by the surviving corporation or the amount the surviving corporation elected to withhold payment under special provisions applicable to shares acquired after the date of the notice of the special meeting. The court is required to assess reasonable court costs, counsel fees, and appraisal costs against the surviving corporation, unless the court determines that the dissenting holder acted arbitrarily, vexatiously or not in good faith.

Any shareholder wishing to exercise dissenters’ rights is urged to consult legal counsel before attempting to exercise such rights. Failure to comply strictly with all of the procedures set forth in UBCA may result in the loss of such holder’s statutory dissenters’ rights.

Summary of California Dissenters’ Rights

There is no guarantee that a court would conclude that a shareholder may exercise dissenters’ rights under California law. Assuming such rights are available, pursuant to Chapter 13 of the CGCL, the holders of VCAT common stock have the right to dissent from the merger and, if the merger is consummated, to receive cash compensation equal to the fair market value of their shares. The fair market value of any dissenting shares will be determined as of the day before the first announcement of the terms of the proposed merger, excluding any appreciation or depreciation as a result of the merger, but adjusted for any stock split, reverse stock split, or share dividend which become effective thereafter. In such event, the dissenting shareholders will have the rights and duties and must follow the procedures set forth in Chapter 13 of CGCL in order to perfect such rights. A brief summary of Chapter 13 of CGCL is set forth below.

The following discussion is not a complete statement of the law pertaining to appraisal rights under CGCL, and is qualified in its entirety by the full text of Chapter 13 of CGCL, which is provided in its entirety as

Annex F to this proxy statement. All references in Chapter 13 and in this summary to a “shareholder” are to the record holder of the shares of our common stock as to which dissenters’ rights are asserted or such holder’s transferee of record. Failure to comply with the procedures specified in CGCL timely and properly will result in the loss of dissenters’ rights.

A person having a beneficial interest in shares of VCAT common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenters’ rights.

To exercise dissenters’ rights under the CGCL, a shareholder must:

•	not vote in favor of the merger agreement any of the shares of VCAT common stock the shareholder wishes to be dissenting shares;

•	demand that the surviving corporation purchase the dissenting shares at fair market value; and

•	submit certificates representing the dissenting shares for endorsement.

In order to not vote in favor of the merger agreement, a shareholder must:

•	not return a proxy and not vote in person in favor of adoption of the merger agreement;

•	return a proxy card with the “AGAINST” or “ABSTAIN” box checked;

•	vote in person against the adoption of the merger agreement; or

•	register in person an abstention from the proposal to adopt the merger agreement.

The general process of exercising dissenters’ rights under California law is set forth in more detail below.

Demand for Purchase. A vote against adoption of the merger agreement, without completing the additional steps outlined above, will not be deemed to satisfy the notice requirements under California law with respect to appraisal rights, and will therefore constitute a waiver of such rights under California law. Not later than 30 days after the date on which the notice of approval (described below) of the merger by the outstanding shares was mailed, a dissenting shareholder must make written demand upon the surviving corporation for the purchase of the dissenting shares and payment to the shareholder of their fair market value in cash. The demand shall state the number and class of the shares held of record by the shareholder that the shareholder demands that we purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before announcement of the merger. The statement of the fair market value constitutes an offer by the shareholder to sell the shares at such price.

Endorsement of Shares. Within 30 days after the date on which the notice of approval (described below) of the merger by shareholders is mailed, a dissenting shareholder must submit the certificates representing any shares for which demand for purchase is being made to the principal office of the surviving corporation or the office of our transfer agent so said certificates may (a) be stamped or endorsed with a statement that the shares are dissenting shares, or (b) be exchanged for certificates of appropriate denomination so stamped or endorsed.

Notice of Approval of Merger. Within 10 days after the date of the approval of the merger agreement, the surviving corporation will mail a notice of the approval of the merger agreement to each shareholder who (a) did not return a written proxy approving the merger agreement or (b) was not present at the special meeting and did not vote in favor of the merger agreement. The notice shall be accompanied by a copy of Sections 1300, 1301, 1302, 1303, and 1304 of Chapter 13 of the CGCL, a brief description of the procedure to be followed if the shareholder wishes to exercise his, her or its dissenters’ rights and a statement of the price determined by us to represent the fair market value of the dissenting shares. If the surviving corporation and the shareholder agree upon the price and agree that the shares are dissenting shares, the dissenting shareholder will be entitled to the agreed upon price plus the legal rate of interest on judgments from the date of such agreement. Payment of the agreed price plus the legal rate of interest on judgments shall be made within 30 days from the date of such agreement. If the surviving corporation and the shareholder fail to agree upon the fair market value of the shares, or whether the shares are dissenting shares, the shareholder may file a complaint with the California Superior Court within six months after the date on which notice of the approval of the merger agreement is mailed to shareholders requesting that the court determine the fair market value of the shares and/or whether the shares are dissenting shares.

Termination of Dissenting Shareholder Status. Dissenting shares lose their status as dissenting shares and the holders thereof lose the right to require us to purchase their shares if, among other things, any of the following events occur:

•	we abandon the merger (upon abandonment of the merger, VCAT will pay on demand to any dissenting shareholder who has initiated proceedings in good faith under Chapter 13 of the CGCL all necessary expenses incurred in such proceedings and reasonable attorneys’ fees);

•	the dissenting shares are transferred prior to their submission for endorsement as explained above;

•	the surviving corporation and the dissenting shareholder do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares and neither files a complaint or intervenes in a pending legal action within six months after the date on which notice of the approval by the outstanding shares was mailed to the shareholder; or

•	the dissenting shareholder, with the surviving corporation’s consent, withdraws the demand for purchase of the dissenting shares.

Purchases that Would Result in Insolvency. To the extent that the provisions of Chapter 5 of the CGCL, which relates in part to a company’s ability to make distributions to its shareholders or to repurchase its capital stock, prevent the payment to any holders of dissenting shares of their fair market value, such shareholders will become creditors of the surviving corporation for the amount that they otherwise would have received in repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5 of the CGCL.

ACCOUNTING TREATMENT

IGT will account for the merger as a “purchase,” as that term is used under U.S. generally accepted accounting principles, for accounting and financial reporting purposes. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including contracts and other commitments) of VCAT as of the effective time of the merger will be recorded at their respective fair values and added to those of IGT. Any excess of purchase price over the fair value is recorded as goodwill. Financial statements of IGT issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of VCAT.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the merger to our shareholders. This summary is limited to shareholders who hold their shares of our common stock as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This summary is based upon the provisions of the Code, treasury regulations promulgated thereunder, judicial decisions and administrative rulings currently in effect, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to our shareholders. This summary does not address all of the United States federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders who are subject to special rules, including: United States expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, pass-through entities and investors in such entities, shareholders who hold their shares of our common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax or shareholders who acquired their shares of our common stock upon the exercise of employee stock options or otherwise as compensation. In the case of a shareholder that is a partnership, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our common stock are encouraged to consult their tax advisors. Further, this discussion does not address any United States federal estate and gift tax consequences or any state, local or foreign tax consequences relating to the merger.

Consequences of the Merger to Shareholders

The following describes the material tax consequences of the merger to our shareholders who receive cash for their shares in connection with the merger:

Consequences of the Merger to U.S. Holders. A “U.S. holder” means:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) organized or created in the United States or under laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to federal income tax regardless of its source; or

•	a trust:

•	with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust; or

•	that has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

The receipt of cash pursuant to the merger will be a taxable transaction for United States federal income tax purposes. Generally, for United States federal income tax purposes, a shareholder will recognize capital gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder’s adjusted tax basis in the shares of our common stock exchanged for cash in the merger. The capital gain or loss will be long-term if the shareholder’s holding period for the shares of our common stock exceeds one year at the effective time of the merger. Capital gains recognized by an individual upon exchange of a share of our common stock that has been held for more than one year generally will be subject to a maximum United States federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of our common stock (i.e., shares acquired at the same cost in a single transaction) exchanged for cash in the merger. Certain limitations apply to the deductibility of capital losses.

Backup Withholding. A shareholder (other than certain exempt shareholders, including, among others, all corporations and certain foreign individuals) whose shares of our common stock are exchanged for the merger consideration may be subject to backup withholding at the backup withholding rate of 28% unless the shareholder provides the shareholder’s taxpayer identification number and otherwise complies with the applicable backup withholding rules and certification requirements. Corporations are generally exempt from backup withholding. Each non-corporate shareholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to shareholders promptly following closing of the merger so as to provide the information and certification necessary to avoid backup withholding. In order for a foreign individual to qualify as an exempt recipient, he or she must submit a signed statement (such as a Certificate of Foreign Status on IRS Form W-8 BEN) attesting to his, her or its exempt status. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the United States federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by filing a United States federal income tax return.

Consequences of the Merger to Non-U.S. Holders. For purposes of this description, a “non-U.S. holder” is any person (other than a partnership) that is not a “U.S. holder” for U.S. federal income tax purposes.

Non-U.S. holders who are shareholders of VCAT will generally not be subject to United States federal income tax on the receipt of cash as a result of the merger. This general rule, however, is subject to some exceptions. For example, the gain would be subject to United States federal income tax if:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a United States trade or business, subject to an applicable treaty providing otherwise; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition, and certain other requirements are met;

A non-U.S. holder with gain effectively connected with the conduct of a trade or business in the United States is encouraged to consult his, her or its own tax advisor regarding the United States federal income tax consequences of the merger. An individual who is present in the United States for 183 days or more in the taxable year in which our common stock is disposed of in the merger is encouraged to consult his, her or its own tax advisor regarding the United States federal income tax consequences of the merger.

Dissenters’ Rights. Under specified circumstances, shareholders may be entitled to appraisal rights in connection with the merger. See “The Merger—Overview of Dissenters’ Rights of VCAT Shareholders”, “The Merger—Summary of Utah Dissenters’ Rights” and “The Merger—Summary of California Dissenters’ Rights” above. If a shareholder receives cash pursuant to the exercise of appraisal rights, such shareholder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such stock. Interest, if any, paid or otherwise awarded in an appraisal proceeding by a court would be included in such shareholder’s income as ordinary income for federal income tax purposes. Shareholders who exercise appraisal rights are urged to consult their own tax advisors.

THE SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

VCAT FINANCIAL PROJECTIONS

Set forth below is a summary of certain projected financial data for VCAT prepared by VCAT’s management in connection with the merger and divestiture of the gaming consulting services division.

Statement of Operations - 3 Year Forecast

	2007	2008	2009
Revenue:
Consulting services	$7,487,654	$7,624,345	$7,857,575
Software products and related services	5,136,155	5,034,069	5,953,069

Total revenues	12,623,809	12,658,414	13,810,644

Cost of Revenues:
Cost of revenues – consulting services	3,325,000	3,491,250	3,665,813
Cost of revenues – software products and related services	3,352,000	3,016,800	3,227,976

Total cost of revenues	6,677,000	6,508,050	6,893,789

Gross profit	5,946,809	6,150,364	6,916,855

Operating Expenses:
General and administrative costs	4,010,000	3,809,500	3,999,975
Sales and marketing	875,000	918,750	964,688
Research and development	216,000	226,800	238,140

Total operating expenses	5,101,000	4,955,050	5,202,803

Operating profit	845,809	1,195,314	1,714,052

Other Income:
Interest income	165,000	198,000	257,400

Income before incentive & income taxes	1,010,809	1,393,314	1,971,452
Annual incentive plan participation	152,162	221,497	308,218

Income before income taxes	858,647	1,171,817	1,663,234

Income tax expense	360,632	492,163	698,559

Net income	$498,015	$679,654	$964,675

The projections described above were not prepared with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding forecasts or projections. Moreover, the projections were prepared solely for internal use and budgeting and do not reflect the divestiture of the gaming consulting services division. These projections are forward-looking statements and are based on expectations and assumptions at the time they were prepared by our management. The projections described above involve risks and uncertainties that could cause actual outcomes and results to differ materially from such expectations. These risks and uncertainties include those found in documents filed by VCAT with the SEC or in other publicly disseminated written documents and the ability to implement growth and other strategies. There can be no assurance that the assumptions and adjustments made in preparing the projections described above will prove accurate, or that the projections will be realized. Generally, the later the period to which projections relate, the more unreliable those projections become due to the difficulty in making accurate predictions of future events. It is to be expected that there will be differences between actual and forecasted results, and actual results may be materially greater or less than those contained in the projections described above. The inclusion of these projections should not be regarded as an indication that VCAT or IGT, or their respective affiliates or representatives, considered or consider such data to be a reliable prediction of future events, and such data should not be relied upon as such. None of VCAT, IGT or any of their respective affiliates or representatives has made or makes any representations to any person regarding the ultimate performance of VCAT compared to the information contained in the projections, and none of them intends to provide any update or revision of the projections, except as required by applicable law.

RISK FACTORS

In addition to the other information included in this proxy statement/prospectus, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for approval and adoption of the merger agreement and the asset purchase agreement.

The merger might not be completed if VCAT is unable to fulfill all closing conditions.

The consummation of the merger is conditioned upon VCAT fulfilling certain conditions. These include, VCAT obtaining all licenses, permits, consents and approvals in connection with the merger. Although VCAT intends to try to obtain all such approvals, it is possible that VCAT may not be able to obtain all such approvals. It is not certain if the transaction would proceed in the event that certain closing conditions cannot be satisfied. For example, if any required third party consent is not received, it is possible that IGT might not consummate the transaction. However, there may be other approvals or closing conditions that, if not received or satisfied, would be waived by the parties to facilitate completion of the transaction.

Failure to complete the merger could negatively affect VCAT’s stock prices and future business and operations.

If the merger is not completed for any reason, the price of VCAT’s common stock may decline to the extent that the current market price of VCAT’s common stock reflects a positive market assumption that the transaction will be completed. In addition, if the merger agreement is terminated, VCAT may be unable to find a third party willing to engage in a similar transaction on terms as favorable as those set forth in the merger agreement, or at all. This could limit VCAT’s ability to pursue its strategic goals in an atmosphere of increased uncertainty.

General uncertainty related to the merger could harm VCAT.

Although VCAT is not aware that any of its customers have, as of the date hereof, delayed, deferred or cancelled any purchasing decisions with respect to existing agreements, there is a risk they may delay, defer or cancel such purchasing decisions in response to the announcement of the proposed transaction or delay of its completion. If VCAT’s customers delay, defer or cancel such decisions, the revenues of VCAT, could be reduced.

Speculation regarding the likelihood of the closing of the transaction could increase the volatility of VCAT’s share prices.

Some of VCAT’s officers and directors have interests in the merger and divestiture of the gaming consulting services division that may influence them to support or approve the transaction.

Some of the directors of VCAT who recommend that you vote in favor of the transaction, the members of the special committee who have made recommendations to the board of directors, and the officers of VCAT who provided information to the VCAT board of directors relating to the transaction, have employment, indemnification, stock option and bonus arrangements that provide them with interests in the transaction that may differ from yours. The receipt of compensation or other benefits in the transaction may have influenced VCAT’s directors in making their recommendation that you vote in favor of the transactions called for by the merger agreement, the special committee in making their recommendation that the board of directors vote in favor of the transactions called for by the merger agreement, and the officers in making recommendations to the special committee and the board of directors relating to the transaction.

VCAT will incur substantial costs whether or not the merger is completed.

VCAT will incur substantial costs related to the merger whether or not the transaction is completed. These costs include fees for financial advisors, attorneys and accountants, filing fees and financial printing costs. In addition, if VCAT terminates the merger agreement, it may be obligated to pay a termination fee to IGT under certain circumstances.

GOVERNMENTAL AND REGULATORY MATTERS

Except as set forth below, we do not believe that any Federal, state or tribal regulatory requirements must be complied with or approvals obtained by either VCAT or IGT in order to close the merger and the divestiture of the gaming consulting services division.

We have provided services to the Barona Tribe since 1991. From April 1996 to March 2004, we provided consulting services to the Barona Tribe pursuant to an Amended and Restated Consulting Agreement dated April 29, 1996, as amended by Modification No. 1 on February 17, 1998, referred to as the “1996 Consulting Agreement.” The 1996 Consulting Agreement expired on March 31, 2004. On May 25, 2004, we entered into an amendment and extension, referred to as “Modification No. 2”, to the 1996 Consulting Agreement which was effective April 1, 2004. The 1996 Consulting Agreement, as amended by Modification No. 2, is referred to as the “2004 Consulting Agreement.” In 1996, the National Indian Gaming Commission, referred to as the “NIGC,” determined that the original consulting agreement was not a management agreement and, therefore, not subject to NIGC approval. In July 1997, the Bureau of Indian Affairs determined that no action was required with respect to the original consulting agreement. We submitted Modification No. 1 and Modification No. 2 to the NIGC in September 1999 and June 2004, respectively. The review is pending. We believe that the 2004 Consulting Agreement is not a management contract (See—Description of Business—Regulatory Matters) and, therefore, do not believe that any approvals must be obtained with regard to this agreement in connection with the merger and the divestiture of the gaming consulting services division.

Products, services, devices or apparatus used in gaming operations and those who supply such items may be subject to licensing and regulation under certain state, tribal or international laws and regulations and the transfer of ownership of such licensed products, devices or apparatus may require regulatory approval. Because Mariposa is being marketed as a product for use in the gaming industry, Mariposa and/or VCAT may be subject to such licensing or registration. These types of laws and regulation vary from jurisdiction to jurisdiction. In Michigan, Mariposa is registered as a non-gaming vendor but exempt from licensing requirements based on its sales volume and publicly traded status. In New Jersey, Mariposa and/or VCAT has applied for a non-gaming vendor’s license. That license is currently pending. We have reached the conclusion that Mariposa does not fall under the purview of “gaming” products in those jurisdictions where we have licensed Mariposa to date, including the State of Nevada, and that, therefore, Mariposa is not required to be licensed or regulated as a “gaming” product under any jurisdiction in which we now operate. In connection with the asset purchase agreement, VCAT and VCAT, LLC entered into a consulting services agreement under which VCAT, LLC will provide consulting services to the surviving corporation and certain of its affiliates for an initial term of three years. In order to be able to provide the services contemplated by the consulting services agreement, VCAT, LLC may need to be licensed as a gaming vendor in certain jurisdictions in connection with the consulting services agreement. In addition, VCAT, LLC will need to be licensed by the Barona Gaming Commission prior to the closing of the merger.

LEGAL PROCEEDINGS REGARDING THE MERGER

None.

THE MERGER AGREEMENT

The following description of the merger agreement sets forth the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The full text of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety because it is the legal document that governs the merger. The merger agreement should be read in conjunction with the disclosures in VCAT’s filings with the SEC available at the SEC’s website, www.sec.gov. The provisions contained in the merger agreement are intended to govern the contractual rights and relationships, and to allocate risks, between VCAT and IGT with respect to the merger.

The Merger

At the effective time of the merger, Merger Sub, a wholly-owned subsidiary of IGT, will merge with and into VCAT. VCAT will continue as the surviving corporation and will become a wholly-owned subsidiary of IGT and will continue to be governed by the Utah Revised Business Corporation Act. IGT, as the sole shareholder of VCAT following the merger, will have the corporate power and authority to control all aspects of the corporate and business affairs of VCAT following the merger. Merger Sub was created solely for purposes of the merger and has no material assets or operations of its own.

Closing and Effective Time of the Merger

The consummation of the merger will occur within two business days after all of the conditions to the consummation of the merger contained in the merger agreement are satisfied or waived. The merger will become effective upon the filing of a certificate of merger with the Division of Corporations and Commercial Code of the State of Utah. Although we expect to complete the merger as soon as reasonably practicable after the special meeting and the receipt of any required regulatory approvals or consents, we cannot assure you that the conditions to the merger will be satisfied (or waived, to the extent permitted) or, if satisfied or waived, the date by which they will be satisfied or waived. In addition, because the merger is subject to closing conditions, we cannot predict the exact timing of the effective time of the merger. See “The Merger Agreement—Conditions to the Merger” beginning on page 65 of this proxy statement.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of VCAT common stock (other than shares of common stock owned by VCAT, IGT, Merger Sub, any other subsidiary of IGT or a VCAT shareholder properly exercising appraisal rights) will be converted into the right to receive $2.58 in cash, without interest and less any applicable withholding tax, referred to as the “merger consideration.”

Cancellation of Shares

Each share of VCAT common stock owned by VCAT, IGT, Merger Sub or other subsidiary of IGT immediately prior to the effective time of the merger will be automatically cancelled and retired and will not be entitled to any merger consideration.

Dissenters’ Shares

Shares of VCAT common stock that are outstanding immediately prior to the merger and held by any dissenting shareholder who properly perfects his, her or its appraisal rights will not be converted into the right to receive the merger consideration. Instead, the dissenting shareholder will be entitled to an appraisal and payment for his, her or its dissenting shares in accordance with and subject to Part 13 of the UBCA or Chapter 13 of the CGCL. See “The Merger—Overview of Dissenters’ Rights of VCAT Shareholders”, “The Merger—Summary of Utah Dissenters’ Rights” and “The Merger—Summary of California Dissenters’ Rights” above.

Treatment of Stock Options

At the effective time of the merger, each option to purchase VCAT common stock outstanding immediately prior to the merger will become fully vested and will be cancelled and surrendered by the holder in exchange for the right to receive a lump sum cash payment equal to the product of the number of shares subject to such option multiplied by the excess, if any, of (a) $2.58 per share over (b) the exercise price per share of such option, subject to applicable tax withholding.

Payment Procedures

IGT has selected Mellon Investor Services LLC as the exchange agent in connection with the merger. The exchange agent will make payment of the merger consideration in exchange for certificates representing the outstanding shares of VCAT common stock. IGT will deposit sufficient cash with the exchange agent at the effective time of the merger in order to permit the payment of the merger consideration and the consideration payable to the option holders. Within five days following the merger, the exchange agent will send to our shareholders a letter of transmittal and instructions explaining how to send their stock certificates to the exchange agent. The exchange agent will mail checks or effect wire transfers for the appropriate merger consideration, without interest, less any applicable withholding taxes, to our shareholders promptly following the exchange agent’s receipt and processing of VCAT stock certificates and properly completed transmittal documents.

In the event of a transfer of ownership of our common stock that is not registered in our transfer records, payment of the merger consideration will be made to the applicable transferee if the share certificate is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

IGT may cause the exchange agent to deliver to IGT any funds undistributed to holders of certificates formerly representing shares of our common stock as of the first anniversary of the effective date of the merger. Any holders of certificates who have not surrendered such certificates in compliance with the above-described procedures, may thereafter look only to IGT for payment of the merger consideration to which they are entitled.

If any certificate formerly representing shares of our common stock is lost, stolen, mislaid or destroyed, then upon receipt of an affidavit of that fact from the holder to that effect and a lost certificate indemnity, the exchange agent will issue to such holder the merger consideration into which the shares represented by such lost, stolen, mislaid or destroyed certificate shall have been converted.

Share certificates should not be surrendered by our shareholders before the effective time of the merger and should be sent only pursuant to instructions set forth in the letters of transmittal to be mailed to our shareholders following the effective time of the merger. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this proxy statement and such letters of transmittal.

The merger consideration paid to you upon exchange of your shares of our common stock or in-the-money stock options will be paid in full satisfaction of all rights relating to the shares of our common stock or stock options.

Articles of Incorporation and Bylaws of VCAT Following the Merger

As of the effective time of the merger, the articles of incorporation of Merger Sub as in effect immediately before the effective time of the merger shall be the surviving corporation’s articles of incorporation, and the bylaws of Merger Sub as in effect immediately before the effective time of the merger will be the surviving corporation’s bylaws, except, in each case, that the name of the surviving corporation will be changed to a name designated by IGT.

Directors and Officers of VCAT Following the Merger

Under the merger agreement, until successors are elected or appointed, the directors of Merger Sub immediately before the merger will be the directors of the surviving corporation after the merger, and the officers of Merger Sub before the merger, will be the officers of the surviving corporation after the merger.

Representations and Warranties

The merger agreement contains customary representations and warranties that VCAT, on the one hand, and IGT and Merger Sub, on the other hand, made to, and solely for the benefit of, each other. The representations and warranties of VCAT relate to, among other things:

•	our organization;

•	absence of subsidiaries or other equity interests;

•	our capital structure;

•	IGT’s authority to enter into the merger agreement;

•	required consents;

•	our reports to the SEC and our financial statements;

•	information supplied for inclusion in the proxy statement;

•	absence of certain changes or events;

•	litigation;

•	brokers;

•	voting requirements;

•	real property matters;

•	ERISA compliance;

•	employee matters;

•	tax matters;

•	existence of parachute payments;

•	compliance with applicable laws;

•	environmental matters;

•	material contracts and debt instruments;

•	intellectual property;

•	compliance with Sarbanes-Oxley Act;

•	insider interests;

•	non-competition restrictions; and

•	receipt of fairness opinion.

The representations and warranties of IGT relate to, among other things:

•	organization;

•	IGT’s authority to enter into the merger agreement;

•	required consents;

•	information supplied for inclusion in the proxy statement;

•	voting requirements;

•	brokers;

•	interim operations of Merger Sub; and

•	financial ability.

The representations and warranties expire at the effective time of the merger. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we delivered to IGT in connection with signing the merger agreement. Accordingly, you should not rely on the representations and warranties as unqualified characterizations of the actual state of facts. These disclosure schedules contain information that has been included in our general prior public disclosures as well as additional non-public information.

Material Adverse Effect

Several of our representations and warranties and closing conditions contained in the merger agreement are qualified by reference to whether the item in question has had or could reasonably be expected to have a “material adverse effect” on us. The merger agreement provides that a “material adverse effect” means, when used in connection with us, any change or effect (or any development that insofar as can reasonably be foreseen, is likely to result in any change or effect) that is or is likely to be, individually or in the aggregate, materially adverse to our business, assets, properties, financial condition, prospects or results of operations, if any, taken as a whole.

However, none of the following will be deemed in themselves to constitute a material adverse effect and none of the following will be taken into account in determining whether there has occurred a material adverse effect on or with respect to us:

•	any failure by us to meet internal projections or forecasts or the financial projections of any analyst or published revenue or earnings predictions (although the facts contributing to such failure may be taken into account in determining whether there has been or will be a material adverse effect);

•	any adverse change that is due to facts affecting the economy generally or the gaming industry generally (so long as such facts do not disproportionately affect us in any material respect); and

•	any change in the market price or trading volume of our stock (although the facts contributing to such change in stock price or trading volume may be taken into account in determining whether there has been or will be a material adverse effect).

In addition, when used in connection with the Company, a “material adverse effect” occurs if the aggregate amount of accounting, investment banking and legal fees and expenses incurred by the Company for services after August 24, 2006 in connection with the merger agreement and the transactions contemplated thereby exceeds $1,000,000, excluding any fees or expenses that may be incurred in connection with any legal proceeding related to the transactions contemplated by the merger agreement.

Conduct of VCAT’s Business Prior to the Merger

Affirmative Covenants of VCAT. We have agreed that, until the earlier of the effective time of the merger or the termination of the merger agreement, we will:

•	comply with the applicable provisions of Part 13 of the UBCA and Chapter 13 of the CGCL regarding dissenters’ rights;

•	provide IGT and its representatives with reasonable access during normal business hours to our properties, books, contracts, commitments, personnel and records;

•	promptly furnish to IGT all other information concerning our business, properties and personnel as IGT reasonably requests;

•	conduct our business in the ordinary course consistent with the manner previously conducted and in compliance in all material respects with law and use all commercially reasonable efforts to preserve intact our business organization, keep available the services of our current officers and employees and preserve our relationships with customers, suppliers and others having business dealings with us;

•	promptly file all necessary documentation, effect all applications and filings and obtain as promptly as practicable all permits, waivers and approvals of all governmental entities which are necessary to consummate the transactions, referred to as the “gaming approvals,” and comply with the terms of all such gaming approvals;

•	allow IGT to review in advance and, to the extent practicable, consult with IGT on all information relating to IGT, its subsidiaries and their respective representatives that appears in any written materials submitted to any governmental entity in connection with the transactions;

•	if any person or entity becomes an Ineligible Person prior to the merger, (a) use our best efforts to cause such Ineligible Person to resign from any position with VCAT, (b) if necessary, use our best efforts to cause such Ineligible Person to dispose of all of its interests in VCAT, and (c) use our best efforts to cause such Ineligible Person to cooperate with the parties to the transactions in their efforts to obtain and retain in full force and effect the gaming approvals. Under the merger agreement, “Ineligible Person” means any person or entity who owns any capital stock or other interest in VCAT (a) who is denied a gaming approval, disqualified from eligibility for a gaming approval or found unsuitable by any governmental entity before the merger, (b) whose continued involvement in our business may, in IGT’s opinion after consultation with counsel, have a material adverse effect on the likelihood that any governmental entity will issue a necessary gaming approval or (c) is expressly precluded from having any continuing interest in any party to the transactions as a condition to the issuance or continued validity of any gaming approval;

•	cause our board of directors (or any appropriate committee of the board) to take such commercially reasonable actions to cause options to acquire our common stock to be treated in accordance with the merger agreement (including through obtaining the express consents of the holders of our stock options constituting not less than 85% of our outstanding stock options to such treatment);

•	if any “fair price,” “moratorium,” “control share,” “business combination,” “shareholder protection” or similar anti-takeover law becomes applicable to any of the other transactions, take all such actions so that the transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise use all commercially reasonable efforts to eliminate the effects of such law on the transactions;

•	take all steps required to cause any dispositions of our common stock resulting from the transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to VCAT, to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP;

•	use commercially reasonable efforts to cause our officers and directors to resign their positions as of the effective time of the merger;

•	in connection with any litigation which may be brought against us or our directors or officers relating to the transactions, keep IGT, Merger Sub and their counsel, informed of the status of such litigation and, so long as a joint defense/common interest agreement remains in effect among the parties, provide IGT’s and Merger Sub’s counsel the right to participate in the defense of such litigation to the extent IGT and Merger Sub are not otherwise a party thereto; and

•	no less than one day prior to the merger, terminate our 401(k) plan and, immediately prior to such termination, make all necessary payments to fund the contributions: (a) necessary or required to maintain the tax-qualified status of the 401(k) plan; (b) for elective deferrals made pursuant to the 401(k) plan for the period prior to termination; and (c) for employer matching contributions (if any) for the period prior to termination.

Negative Covenants of VCAT. We have agreed that, until the earlier of the effective time of the merger or the termination of the merger agreement, except with the prior written consent of IGT (which consent may be withheld by IGT in its sole discretion), we will not, among other things:

•	(a) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of our capital stock, (b) split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock) or (c) acquire any shares of our capital stock or any rights, warrants or options to acquire any such securities, except, if certain conditions are met, for repurchases of unvested shares at cost in connection with the termination of the employment or consulting relationship with any employee or consultant;

•	other than the issuance of our common stock upon the exercise of stock options outstanding on the date of the merger agreement, (a) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance or authorization of, any shares of our capital stock or any other securities, (b) modify the terms of any such rights, warrants or options (except as expressly contemplated by the merger agreement) or (c) accelerate the vesting of any of our stock options (except as contemplated by the merger);

•	amend our Articles of Incorporation, Bylaws or other comparable charter or organizational documents;

•	acquire or agree to acquire (a) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or business organization or division thereof or (b) any assets with a fair market value in excess of $50,000 except purchases of fixtures, furniture, supplies and equipment in the ordinary course of business consistent with past practice;

•	commence or agree to commence the operation or development of any gaming operations of any nature (excluding our existing gaming operations);

•	mortgage or otherwise encumber, or dispose of any of, our assets, except for sales and licenses of our assets in the ordinary course of business consistent with past practice;

•	(a) incur any indebtedness for borrowed money or guarantee any such indebtedness of any third party, guarantee any debt securities of a third party, enter into any “keep well” or other agreement to maintain any financial statement condition of a third party or enter into any arrangement having the economic effect of any of the foregoing, or (b) make any loans, advances or capital contributions to, or investments in, any third party, other than loans or advances to employees for business expenses in the ordinary course of business;

•	authorize any capital commitment or capital lease which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $100,000;

•	make, amend or rescind any election relating to material taxes, make a request for a tax ruling or enter into a closing agreement, file any amendments to any previously filed tax returns, surrender any right to claim an amount of refund of any taxes, settle or compromise any proceeding relating to material taxes, or change any of our methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of our federal income tax return for the taxable year ending June 30, 2005, except as may be required by law;

•	settle or compromise any pending or threatened legal proceeding (other than claims related to VCAT accounts receivable that were fully reserved against in our most recent consolidated financial statements included in our SEC filings) or initiate any litigation against any third party;

•	pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, our most recent consolidated financial statements (or the notes thereto) included in our SEC filings or incurred in the ordinary course of business consistent with past practice;

•	(a) increase the rate of compensation payable or to become payable generally to any of our directors, officers or employees other than usual and customary increases in the ordinary course of business consistent with past practice or as required under certain salary or wage policies, (b) pay or agree to pay any pension, retirement allowance, severance, continuation or termination benefit or other material employee benefit, except as required under a pension plan or benefit plan in effect as of the date of the most recent audited financial statements included in our SEC filings filed prior to the date of the merger agreement and publicly available or as otherwise provided to IGT in writing, (c) establish, adopt or commit VCAT to any additional pension, profit sharing, bonus (excluding retention bonuses not in excess of $135,000 in the aggregate), incentive, change in control, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other material employee benefit plan, agreement or arrangement, or amend or modify or increase the benefits under or take any action to accelerate the rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or arrangement, except to the extent necessary to comply with law or as contemplated by the merger agreement, or (d) enter into any severance, change in control, or employment agreement with or for the benefit of any person (except as contemplated by the merger agreement);

•	except in the ordinary course of business consistent with past practice or to the extent necessary to comply with law, enter into, modify, or amend in any material respect, or renew, fail to renew or terminate, any material contract to which we are a party or waive, release or assign any material rights or claims;

•	change fiscal years;

•	take any action to change in any material respect our accounting policies or procedures, except as required by generally accepted accounting principles to the extent that we have notified IGT in writing prior to making such change required by generally accepted accounting principles;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

•	enter into any collective bargaining agreement;

•	engage in any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of our affiliates other than pursuant to such agreements existing on the date of the merger agreement and disclosed to IGT;

•	enter into any agreement which contains any provision limiting our ability to sell any products or services, engage in any line of business or compete with, or to obtain products or services from, any third party or limiting the ability of any third party to provide products or services to us;

•	enter into any agreement with respect to our Mariposa software;

•	authorize any of, or commit or agree to take any of, the foregoing actions; or

•	adopt, effect or implement any “shareholders’ rights plan,” “poison pill” or similar arrangement adverse to IGT.

Interim Consulting Agreement. On October 3, 2006, VCAT and IGT entered into a Consulting Services Agreement pursuant to which VCAT will provide consulting services to IGT prior to the closing of the merger. VCAT will be paid an hourly fee for actual time worked and will be reimbursed for certain expenses. The consulting services will be performed by Mr. Saenz.

Indemnification; Directors’ and Officers’ Insurance.

The merger agreement provides that for six years after the merger, the provisions governing indemnification and exculpation from liability of directors, officers, employees and agents of VCAT contained in our articles of incorporation and bylaws will remain the same for the surviving corporation, unless any modification thereof is required by law or would not adversely affect the rights thereunder of any individuals who were directors, officers, employees or agents of VCAT before the merger.

Under the merger agreement, for six years after the merger IGT must maintain directors’ and officers’ liability insurance covering claims arising out of acts or omissions occurring at or prior to the merger which are asserted after the merger against individuals who were covered by our directors’ and officers’ liability insurance policy on the date of the merger agreement on terms no less favorable to such persons than the terms of our current insurance coverage. Nevertheless, (a) in lieu of the purchase of such insurance by the surviving corporation or IGT, we may purchase a six-year extended reporting period endorsement (“reporting tail coverage”) under our existing directors’ and officers’ liability insurance coverage and (b) if the cost of such insurance exceeds $250,000, then the surviving corporation must provide coverage affording the same protection as maintained by IGT as of such date for its officers and directors. VCAT intends to purchase reporting tail coverage prior to the closing of the merger.

Proxy Statement; Shareholder Meeting

We agreed to file this proxy statement with the SEC as promptly as reasonably practicable following the date of the merger agreement, respond promptly to any comments made by the SEC with respect to the proxy statement and cause the proxy statement and form of proxy to be mailed to our shareholders at the earliest practicable date after filing with the SEC. Under the merger agreement, subject to the fiduciary duties of our board of directors, applicable law and our articles of incorporation and bylaws, we are required to use our commercially reasonable efforts to solicit proxies from our shareholders and take all other action reasonably necessary or advisable to secure the approval of our shareholders, and through our board of directors, recommend to our shareholders the approval of the merger agreement.

We have also agreed to obtain and furnish the information required to be included in this proxy statement and respond promptly to any comments made by the SEC with respect to the proxy statement and cause the proxy statement and form of proxy to be mailed to our shareholders at the earliest practicable date after filing with the SEC. Under the merger agreement we are required to call and hold a meeting of our shareholders, for the purpose of obtaining the shareholder approval for the merger agreement and the transactions contemplated thereby, including the merger, as soon as reasonably practicable.

We have agreed to promptly advise IGT of the time when the proxy statement has been cleared by the SEC or of any request by the SEC for an amendment of the proxy statement, or of comments from the SEC thereon and proposed responses thereto or of requests by the SEC for additional information. We also agreed to promptly correct any information provided by us for use in the proxy statement, if it will have become false or misleading, and take all steps reasonably necessary to cause the proxy statement as so corrected to be filed with the SEC and use our reasonable best efforts to cause the proxy statement to be disseminated to our shareholders, in each case, as required by applicable laws. We have agreed to promptly advise IGT if at any time prior to the special meeting any information provided by us in the proxy statement is or becomes incorrect or incomplete in any material respect and provide IGT with the information needed to correct such inaccuracy or omission;

Commercially Reasonable Efforts

We have agreed to use commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and cooperate with IGT and Merger Sub in doing, all things necessary, proper or advisable to consummate the transactions, including (a) making all necessary applications, registrations and filings, (b) obtaining all necessary licenses, consents or waivers, (c) delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger agreement and the asset purchase agreement and (d) defending any lawsuits challenging the transactions. In addition, we have agreed to use all commercially reasonable efforts to file on or before September 24, 2006 (but in no event later than October 9, 2006), all initial documents required to obtain the gaming approvals and act reasonably and promptly thereafter in responding to additional requests in connection therewith.

Notification of Certain Matters

We agreed to give prompt written notice to IGT of (a) any representation or warranty made by us becoming untrue or inaccurate, (b) any failure by us to satisfy in any material respect any covenant to be satisfied by us under the merger agreement or (c) the occurrence of any event having, or which may reasonably be expected to have, a material adverse effect on us. We have also agreed to promptly advise IGT upon receiving any communication from any governmental entity which causes us to believe that there is a reasonable likelihood that any required gaming approval will not be obtained or will be materially delayed.

Limitation on Soliciting, Discussing or Negotiating Other Acquisition Proposals

The merger agreement contains detailed provisions prohibiting us from seeking an alternative transaction to the merger. Under these “no solicitation” and related provisions, subject to specific exceptions described below, we have agreed that, prior to the merger, we will not, and we will ensure that our representatives do not, directly or indirectly:

•	solicit, initiate or encourage, or take any other action designed to facilitate the making, submission or announcement of any takeover proposal from a third party;

•	participate in any negotiations regarding any takeover proposal or furnish any third parties with any nonpublic information with respect to a takeover proposal;

•	approve or accept any takeover proposal; or

•	enter into any letter of intent or similar document or any contract, agreement or commitment accepting any takeover proposal or relating to any takeover proposal (other than a confidentiality agreement, under certain circumstances).

For these purposes, “takeover proposal” means any bona fide inquiry, proposal, request or offer from any third party (other than IGT or Merger Sub) relating to (a) any direct or indirect acquisition or purchase of a business or assets that constitutes 10% or more of our net revenues, net income or the assets (including equity securities), (b) any direct or indirect acquisition or purchase of 10% or more of any class of our voting securities, (c) any tender offer or exchange offer that if consummated would result in any person or entity beneficially owning 10% or more of any class of our voting securities, (d) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving VCAT, in each case other than the transactions, or (e) any sale, lease, exchange, transfer, license, acquisition, or disposition of more than 10% of our assets.

Notwithstanding the above-described restrictions, the merger agreement provides that, if we receive a takeover proposal from a third party that did not result from a breach of the above-described restrictions and our board of directors determines in good faith after consultation with its advisors that such takeover proposal is, or is reasonably likely to result in, a superior proposal and that failure to any action in contravention of the foregoing restrictions is reasonably likely to result in a breach of our board’s fiduciary duties, then we may furnish information to the applicable offeror and its representatives pursuant to a confidentiality agreement and may participate in discussions or negotiations regarding such proposal.

Under the merger agreement, a “superior proposal” is any written bona fide offer made by a third party other than IGT or Merger Sub to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of our assets or all of our outstanding voting securities, on terms that our board of directors determines in good faith (after consultation with its financial advisor) to be more favorable (taking into account (a) all financial considerations, including relevant legal, financial, regulatory and other aspects of such takeover proposal and the transactions deemed relevant by our board of directors, (b) the identity of the third party making such takeover proposal and (c) the conditions and prospects for completion of such takeover proposal) to our shareholders than the merger and the other transactions (taking into account all of the terms of any proposal by IGT to amend or modify the terms of the merger and the other transactions).

In response to a takeover proposal that did not otherwise result from our breach of the above-described restrictions in the merger agreement, our board may, if it determines in good faith after consulting with outside counsel that the failure to take such action is reasonably likely to result in a breach of fiduciary obligations, either approve or recommend such takeover proposal or terminate the merger agreement, referred to as a “superior proposal termination.” We may only effect a superior proposal termination if (a) our board of directors has determined in good faith that the takeover proposal constitutes a superior proposal, (b) we have delivered prior notice to IGT, (c) we have negotiated with IGT in good faith for five business days with respect to adjustments to the terms and conditions of the proposed transaction and (d) our board does not conclude in good faith during such five business days that the takeover proposal no longer constitutes a superior proposal. In addition, we have agreed to pay IGT a $750,000 termination fee.

We are also required to pay IGT the termination fee if the merger agreement is terminated for the reasons set forth under “The Merger Agreement—Termination Fee” below.

Conditions to the Merger

The obligation of each party to effect the merger is subject to the satisfaction or waiver on or before the closing date of the following conditions:

•	approval of the merger by holders of a majority of the outstanding shares of our common stock; and

•	absence of any legal prohibitions or restraints against the merger.

The obligation of IGT and Merger Sub to complete the merger are also subject to the satisfaction or waiver on or before the closing date of the following conditions:

•	our representations and warranties (which shall be read as though none of them contained any material adverse effect or materiality qualifier) shall be true and correct as of the date of the merger agreement and on and as of the closing date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the closing date, except to the extent that any failures of such representations and warranties to be so true and correct (as of the date of the merger agreement and on and as of the closing date), individually or in the aggregate, would not reasonably be expected to have a material adverse effect on us. IGT shall have received a certificate of our Chief Executive Officer and Chief Financial Officer to such effect;

•	we shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by us on or prior to the closing date. IGT shall have received a certificate of our Chief Executive Officer and Chief Financial Officer to that effect.

•	we shall have delivered, or caused to be delivered, to IGT certain closing documents;

•	the absence of any material adverse effect affecting us, except for any material adverse effect that has been substantially cured within the earlier to occur of 60 days of its first occurrence and February 21, 2006 and is no longer a material adverse effect;

•	receipt of any required regulatory and third party approvals and consents;

•	our 401(k) plan having been properly funded and subsequently terminated;

•	the asset purchase agreement and consulting services agreement being in full force and effect and all conditions to closing in the asset purchase agreement being satisfied;

•	appraisal rights not being properly sought with respect to more than 7.5% of the total number of outstanding shares of our common stock;

•	the consent of holders of at least 85% of our outstanding stock options to the treatment of the stock options under the merger agreement;

•	the lenders to the Barona Tribe shall have consented to the modification of a certain agreement and such consent and modified agreement shall be effective; and

•	the Barona Gaming Commission shall have granted to Merger Sub any required licenses or approvals, whether permanent or temporary, of the Barona Gaming Commission in connection with the transactions contemplated by the merger agreement.

The obligation of IGT and Merger Sub to complete the merger are also subject to the satisfaction or waiver on or before the closing date of the following conditions:

•	IGT and Merger Sub’s representations and warranties (which shall be read as though none of them contained any material adverse effect or materiality qualifier) shall be true and correct as of the date of the merger agreement and on and as of the closing date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the closing date, except to the extent that any failures of such representations and warranties to be so true and correct (as of the date of the merger agreement and on and as of the closing date), individually or in the aggregate, would not reasonably be expected to have a material adverse effect on us. VCAT shall have received a certificate of an authorized officer of IGT to such effect;

•	IGT shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing date. VCAT shall have received a certificate of an authorized officer of IGT to such effect.

•	IGT shall have delivered, or caused to be delivered, to VCAT certain closing documents; and

•	receipt of any required consents.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by the VCAT shareholders) by:

•	the mutual written consent of VCAT and IGT, if the board of directors of each so determines by the affirmative vote of a majority of the members of its entire board of directors;

•	either VCAT or IGT if there has been a breach or failure to perform by the other party of any representation, warranty, covenant, or agreement contained in the merger agreement that would give rise to a failure of any condition to closing the merger and that is incapable of being cured (or is not cured) within 30 days of notice of such breach or failure to perform; provided, that, the failure of any such condition to be capable of satisfaction is not the result of a material breach of the merger agreement by such party. Such termination shall be referred to as a “termination for breach”;

•	either VCAT or IGT if any governmental entity issues an order, decree or ruling, or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree or ruling or other action shall have become final and nonappealable;

•	either VCAT or IGT if the closing does not occur on or before February 21, 2007 (or, if the failure to consummate the merger is a consequence of a failure to obtain any requisite governmental approval that is still being pursued, then either party may extend such date to May 27, 2007 by providing written notice to the other party);

•	either VCAT or IGT if the shareholders holding a majority of our common stock do not approve the merger at the special meeting or at any adjournment or postponement thereof. Such termination shall be referred to as a “termination for non-approval”;

•	IGT, if (a) our board of directors (or any committee thereof) (i) shall have withdrawn or adversely modified, or proposed publicly to withdraw or adversely modify, the approval or recommendation by the board of directors of the merger agreement or the merger, (ii) shall fail to reaffirm publicly such approval or recommendation within 10 business days of receipt of IGT’s written request at any time when a takeover proposal shall have been made and not rejected by the our board of directors, provided, that, such 10-business day period shall be extended for 10 business days following any material modification to such takeover proposal occurring after the receipt of IGT’s written request and provided, further, that such 10-business day period shall recommence each time a takeover proposal has been made following the receipt of IGT’s written request by a person that had not made a takeover proposal prior to the receipt of IGT’s written request, (iii) shall have approved or recommended, or proposed to approve or recommend, a takeover proposal, (iv) VCAT shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any takeover proposal, or (e) a tender or exchange offer relating to its securities shall have been commenced by a person, entity or group unaffiliated with IGT and VCAT shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the our board of directors recommends rejection of such tender or exchange offer, or (b) there has been a material and willful breach of the non-solicitation provisions of the merger agreement. Such termination by IGT is referred to as the “takeover proposal termination”; and

•	VCAT in order to enter into an agreement for a competing takeover proposal which our board of directors deems to be superior to the IGT proposal if it determines in good faith after consulting with outside counsel that the failure to take such action is reasonably likely to result in a breach of fiduciary obligations, either approve or recommend such takeover proposal or terminate the merger agreement, referred to as a “superior proposal termination.” We may only effect a superior proposal termination if (a) our board of directors has determined in good faith that the takeover proposal constitutes a superior proposal, (b) we have delivered prior notice to IGT, (c) we have negotiated with IGT in good faith for five business days with respect to adjustments to the terms and conditions of the proposed transaction and (d) our board does not conclude in good faith during such five business days that the takeover proposal no longer constitutes a superior proposal after receiving notice of such proposal, our board of directors does not believe that IGT will match the terms of such proposal and if VCAT pays IGT a termination fee of $750,000. Such termination by VCAT is referred to as the “VCAT superior proposal termination”.

See “The Merger Agreement—Termination Fee” below.

Termination Fee

If IGT elects to effect a takeover proposal termination or if VCAT effects a superior proposal termination, we will be required to pay IGT a $750,000 termination fee. The termination fee would also be payable by us if the merger agreement is terminated for a termination for breach or termination for non-approval and prior to such termination a takeover proposal shall have been publicly disclosed and, except with respect to a takeover proposal that is consummated or with respect to which an acquisition agreement is entered into by VCAT during the one-year period following such termination (referred to as a “subsequent takeover proposal”), not withdrawn or any person shall have publicly announced an intention (whether or not conditional) to make a takeover proposal and, except with respect to a subsequent takeover proposal, not withdrawn such intention, and within one year of such termination VCAT enters into any acquisition agreement related to any takeover proposal (and the takeover proposal set forth in such acquisition agreement is subsequently consummated, whether during or after such one-year period) or consummates a takeover proposal. For the purposes of the foregoing “takeover proposal” shall means any bona fide inquiry, proposal, request or offer from any third party (other than IGT or Merger Sub) relating to (a) any direct or indirect acquisition or purchase of a business or assets that constitutes 50% or more of our net revenues, net income or the assets (including equity securities), (b) any direct or indirect acquisition or purchase of 50% or more of any class of our voting securities, (c) any tender offer or exchange offer that if consummated would result in any person or entity beneficially owning 50% or more of any class of our voting securities, (d) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving VCAT, in each case other than the transactions, or (e) any sale, lease, exchange, transfer, license, acquisition, or disposition of more than 50% of our assets.

Effect of Termination

If the merger agreement is terminated by either VCAT or IGT in accordance with its terms, the merger agreement will immediately become void and have no effect, without any liability or obligation on the part of VCAT, IGT or Merger Sub, other than certain provisions relating to confidentiality, the payment of expenses, the termination fee, notices, governing law, public announcements, certain definitions and other miscellaneous provisions. However, no party will be relieved from any liability for any fraud or willful breach of the merger agreement.

Amendment

The merger agreement may be amended by an instrument in writing signed on behalf of each of the parties. However, after the adoption of the merger agreement at the special meeting, there will be no amendment made that by law requires further approval by the VCAT shareholders without such approval.

Extension; Waiver

At any time before the merger, any party may extend the time for the performance of any of the obligations or acts of any other party to the merger agreement, waive any inaccuracies in any representations or warranties or, subject to restrictions on amendments of the merger agreement (discussed above), waive compliance with any of the covenants or conditions contained in the merger agreement. Any such waiver or extension must be in writing.

Voting Agreements

As a condition of, and an inducement to, IGT and Merger Sub entering into the merger agreement, each of Mr. Speer, Mr. Shay and Mr. McIntosh, which collectively owned approximately 15% of the outstanding shares of our common stock as of the record date, entered into a voting agreement with IGT to vote his shares of our common stock in favor of the merger agreement and against any inconsistent proposals or transactions.

Pursuant to the voting agreements, each of these shareholders granted an irrevocable proxy to IGT and irrevocably appointed officers of IGT as his proxy to vote his shares of our common stock in favor of the adoption of the merger agreement and against any inconsistent proposals or transactions. The voting agreements also contain restrictions on the shareholders’ ability to solicit and engage in any negotiations or discussions with respect to any takeover proposals other than the transactions.

Each voting agreement, and the shareholder’s obligations thereunder, will terminate upon the earlier to occur of the consummation of the merger and the termination of the merger agreement.

The form of voting agreement is included as Exhibit A to the merger agreement, which is attached as Annex A to this proxy statement.

Non-Competition Agreements

Simultaneously with the execution of the merger agreement, Messrs. Speer, Shay and McIntosh entered into non-competition agreements with VCAT and IGT that provide that they will not compete with the server-based gaming business of VCAT or IGT for eighteen months from the effective time of the merger.

The form of non-competition agreement is included as Exhibit B to the merger agreement, which is attached as Annex B to this proxy statement.

The Asset Purchase Agreement

The following description of the asset purchase agreement sets forth the material provisions of the asset purchase agreement but does not purport to describe all of the terms of the asset purchase agreement. The full text of the asset purchaser agreement is attached to this proxy statement as Annex B. You are urged to read the asset purchase agreement in its entirety because it is the legal document that governs the asset purchase agreement. The asset purchase agreement should be read in conjunction with the disclosures in VCAT’s filings with the SEC available at the SEC’s website, www.sec.gov. The provisions contained in the asset purchase agreement are intended to govern the contractual rights and relationships, and to allocate risks, between VCAT and IGT with respect to the merger.

IGT required, as a condition of proceeding with the merger, that VCAT divest itself of the gaming consulting services division because of the conflict of interest that the division would create with existing IGT business. The divestiture required the negotiation of a modification to the consulting agreement with the Barona Tribe, and consent to the divestiture from the Barona Tribe. IGT as the prospective owner of VCAT including all of its assets negotiated the divestiture of the consulting services division. VCAT’s special committee determined that the divestiture was consistent with maximizing shareholder value for the VCAT shareholders because IGT is paying the shareholders in excess of the enterprise value for the entire business and IGT is accepting the financial and other risks of the divestiture. In addition, the special committee determined that the gaming services consulting division could not be sold to any other person other than an entity controlled by Mr. Speer because of the history of the relationship of Mr. Speer to the Barona Tribe, the importance of his personal role, and the concentration of revenue under the Barona consulting contract and related risks to the business. Moreover, the special committee believed that IGT as the prospective owner of the gaming consulting services division was in the best position to negotiate the terms of the divestiture at an arms length basis. On August 25, 2006, VCAT entered into an Asset Purchase Agreement with VCAT, LLC, a new entity controlled by Mr. Speer, our chairman of the board and largest shareholder of VCAT, pursuant to which immediately following the merger, VCAT will sell to VCAT, LLC the assets of the gaming consulting services division, including the consulting agreement with the Barona Tribe and $500,000 in cash. The purchase price is the assumption of specified liabilities of the gaming consulting services division and $4,500,000, payable through (a) a $500,000 promissory note, with interest at an annual rate of 6%, payable on the second anniversary of the closing of the divestiture; (b) a $2,000,000 promissory note, with interest at the annual rate of 6%, payable in four annual installments on the first through fourth anniversaries of the closing of the divestiture; and (c) a $2,000,000 promissory note, with interest at the annual rate of 6%, payable in three installments, one on the closing date of the divestiture and the remaining two on the first day of the two calendar years subsequent to the closing date of the divestiture.

The obligation of each party to consummate the gaming consulting services division divestiture is subject to the satisfaction or waiver on or before the closing date of the following conditions:

•	absence of any legal prohibitions or restraints against the gaming consulting services division divestiture; and

•	the merger having been consummated;

The obligation of VCAT, LLC to consummate the gaming consulting services division divestiture is subject to the satisfaction or waiver on or before the closing date of the following conditions:

•	delivery by the surviving corporation of a bill of sale to VCAT, LLC;

The obligation of the surviving corporation to consummate the gaming consulting services division divestiture is subject to the satisfaction or waiver on or before the closing date of the following conditions:

•	delivery by VCAT, LLC of the promissory notes and certain other documents to the surviving corporation;

•	accuracy, qualified by materiality, of VCAT, LLC’s representations and warranties under the asset purchase agreement;

•	VCAT, LLC having extended offers of employment to certain employees involved in the operation of our gaming consulting services division;

•	the surviving corporation having obtained a security interest in certain of the assets being acquired by VCAT, LLC; and

•	the surviving corporation having received evidence reasonably satisfactory to it that the amount of cash for prepayments to be included in the assets being acquired by VCAT, LLC are for services to be rendered by VCAT, LLC after consummation of the gaming consulting services division divestiture.

In connection with the Asset Purchase Agreement, VCAT and VCAT, LLC entered into a consulting services agreement under which VCAT, LLC will provide consulting services related to server based gaming to the surviving corporation and certain of its affiliates for an initial term of three years. Upon mutual agreement, the consulting services agreement may thereafter be extended for additional one year terms. VCAT, LLC will receive consulting fees of $2,000,000, in three pre-paid installments, for all consulting services and deliverables to be provided during the three year term. During the term of the agreement, VCAT, LLC and for a period of 18 months thereafter, VCAT, LLC will be restricted in terms of the services or support related to server based gaming it can provide to other persons without the consent of VCAT as the surviving corporation.

The asset purchase agreement and the consulting services agreement, as amended, are attached as Annex B and Annex D, respectively, to this proxy statement.

DESCRIPTION OF BUSINESS

Overview

VCAT’s Consulting Services Division

Our consulting services division offers comprehensive gaming and hospitality consulting services. During the past three fiscal years ended June 30, 2006, we had two primary clients in our consulting services division, the Barona Tribe and the Buena Vista Rancheria of Me-Wuk Indians, referred to as the “Buena Vista Tribe,” both of which are federally recognized, sovereign Native American tribes. VCAT has provided services to the Barona Tribe since 1991. We currently provide services to the Barona Tribe in connection with their operation of the Barona Valley Ranch Resort & Casino, referred to as the “Barona Valley Ranch.” The Barona Valley Ranch is located in Lakeside, California, near San Diego. VCAT provided services to the Buena Vista Tribe from February 2005 through July 31, 2006. VCAT provided business advisory services to the Buena Vista Tribe in connection with the establishment and operation of a gaming operation on the Buena Vista Tribe’s reservation located near Ione, in Northern California. To date, our consulting fees resulting from our consulting services to the Barona Tribe have been VCAT’s principal source of revenues and liquidity.

VCAT’s Software Division

Our software division is dedicated to the ongoing business operations, sales and product development related to Mariposa, a fully-integrated customer relationship management, or CRM, marketing and business intelligence software system for license to businesses in the gaming and hospitality industry. Mariposa consists of a suite of applications designed to operate in conjunction with existing player tracking and other data systems. The various Mariposa applications provide data warehousing, data mining and modeling, analytical processing, campaign management, customer contact management and data visualization. The applications can be licensed individually or as a fully-integrated system.

Relationship with the Barona Tribe

We have provided services to the Barona Tribe since 1991. From April 1996 to March 2004, we provided consulting services to the Barona Tribe pursuant to an Amended and Restated Consulting Agreement dated April 29, 1996, as amended by Modification No. 1 on February 17, 1998, referred to as the “1996 Consulting Agreement.” The 1996 Consulting Agreement expired on March 31, 2004. On May 25, 2004, we entered into an amendment and extension, referred to as “Modification No. 2”, to the 1996 Consulting Agreement which was effective April 1, 2004. The 1996 Consulting Agreement, as amended by Modification No. 2, is referred to as the “2004 Consulting Agreement.” The 2004 Consulting Agreement expires March 31, 2009 unless renewed or extended. The Barona Tribe has the right to negotiate an additional five year extension and the right to terminate after giving nine months notice.

Under the 2004 Consulting Agreement, we agreed to a fixed monthly fee of $575,000 for consulting services rendered to the Barona Tribe, with an annual cost of living adjustment not to exceed 5%. In April 2005, our monthly fee increased to $597,000, and in April 2006, our monthly fee increased to $624,000 as a result of the annual cost of living adjustment. Fees under the 2004 Consulting Agreement will continue to be subordinated under the terms of the Subordination Agreement, discussed below. The 2004 Consulting Agreement also reaffirmed certain license and profit-sharing rights to our Mariposa software that we had previously granted to the Barona Tribe, which are described in more detail below.

In connection with a $200,000,000 loan obtained by the Barona Tribe relating to the development of the Barona Valley Ranch, referred to as the “Development Loan,” we entered into a Reaffirmation, Consent and Amendment of Intercreditor and Subordination Agreement, referred to as the “Subordination Agreement,” in July 2001. In October 2004, we reaffirmed the Subordination Agreement in connection with an amendment and restatement to the Development Loan, referred to as the “Loan Agreement.” The Subordination Agreement limits the Barona Tribe’s ability to make payments to us if the debt coverage ratios set forth in the Loan Agreement are not met. No payment may be made if there is a default under the terms of the Loan Agreement that has not been cured or waived. As of September 30, 2006, we are not aware of a default by the Barona Tribe of any of the terms of the Loan Agreement or a failure on the part of the Barona Tribe to meet the debt coverage ratios set forth in the Loan Agreement.

As part of our business relationship with the Barona Tribe and in return for use of the Barona Tribe’s gaming operations as a testing and marketing platform for Mariposa, we:

•	granted to the Barona Tribe a perpetual, royalty-free, non-exclusive and non-transferable license to use Mariposa at the Barona Valley Ranch including all upgrades, maintenance and support;

•	entered into a profit sharing arrangement with the Barona Tribe, whereby, so long as VCAT has a consulting agreement in place with the Barona Tribe, VCAT will pay them a percentage of any net profits generated by Mariposa on a quarterly basis, based on the following sliding scale:

•	25% percent of the first $250,000 of the net profits per quarter;

•	30% percent of the second $250,000 of the net profits per quarter;

•	35% percent of the net profits in excess of $500,000 per quarter; and

•	agreed never to provide Mariposa or future related software products developed by VCAT to any Native American tribe in San Diego County or within sixty-five miles of the Barona Valley Ranch.

Upon consummation of the merger, the Barona Tribe’s profit sharing participation in Mariposa, as described above, will cease, and the Barona Tribe will assign whatever rights it may have in Mariposa to us. In return, we will make a one time lump sum payment to the Barona Tribe of $1,000,000 in cash. In addition, the 2004 Consulting Agreement, as modified at the time of consummation of the merger, will be transferred to VCAT, LLC immediately following the closing pursuant to the asset purchase agreement.

Relationship with the Buena Vista Tribe

On January 31, 2005, we entered into a business advisory agreement with the Buena Vista Tribe. Under the terms of the business advisory agreement, VCAT provided business advisory services to the Buena Vista Tribe in connection with the establishment and operation of a gaming operation on the Buena Vista Tribe’s reservation located near Ione, in Northern California.

On August 7, 2006, VCAT and the Buena Vista Tribe entered into a modification agreement, which modified the termination date of the business advisory agreement, allowing for mutual termination of the advisory agreement, effective August 7, 2006. Pursuant to the modification agreement: (a) the Buena Vista Tribe’s obligation to pay consulting fees for services rendered ceased on July 31, 2006; (b) the Buena Vista Tribe will remain obligated to compensate us for services rendered by us under the business advisory agreement on and prior to July 31, 2006; and (c) on and after August 7, 2006, we will have no continuing obligations to offer to the Buena Vista Tribe a perpetual license to use Mariposa software. Under the business advisory agreement, the Buena Vista Tribe paid us a monthly flat fee of $50,000 per month from February 2005 until July 31, 2006.

Mariposa

Mariposa is a fully-integrated CRM, marketing and business intelligence software system designed specifically for the gaming and hospitality industry, which we formally launched to the public in September 2002. Mariposa works in conjunction with a casino’s existing player tracking and other data systems to assimilate data into more usable information. Mariposa enables gaming and hospitality businesses to analyze both customers and products on the casino floor and to cultivate better relationships with their customers by allowing targeted design of marketing programs.

Mariposa consists of a suite of functionally distinct applications, each designed to address a specific set of requirements within the gaming and hospitality industry. The applications may be licensed and deployed as an integrated solution or individually, depending upon the customer’s needs and financial resources. Mariposa consists of the following applications:

•	Data warehousing, which includes reporting, data analytics, business intelligence and customer profiling;

•	Player Contact System;

•	Campaign Management System; and

•	Data Visualization.

Our Mariposa business model currently focuses on the licensing and development of software, as well as offering a comprehensive selection of services to our customers, including installation and integration services and maintenance and support services. As of September 30, 2006, we had six uncompleted software license and service contracts related to Mariposa. Additionally, during fiscal 2006, we expanded its service offerings to Mariposa clients and other clients to include business intelligence services. During fiscal 2006, we provided business intelligence services to three clients.

Competition

The gaming and hospitality consulting services industry is highly competitive. We compete in varying degrees with numerous other entities for clients, including gaming companies, casino operators, management consulting firms and accounting firms. The financial, technological, personnel resources and service offerings of these firms vary significantly and certain competitors may have greater resources and ability to offer clients with certain strategic, technical and creative skills. We believe that reputation, industry knowledge and client satisfaction are the principal competitive factors in its service markets.

Additionally, we expect competition to continue to increase in Native American gaming in California, and in particular, Southern California, due to the expansion of authorized gaming activities and a resulting increase in casinos. We anticipate that as California gaming operations continue to grow, there will be more competition from other gaming consulting or management companies for new business and for customers to casinos. In addition, more Native American tribes may choose to develop and operate their casinos without engaging either a management or a consulting company.

The market for CRM and marketing software systems (i.e., Mariposa) is highly competitive, constantly evolving and subject to rapid technological change. We expect competition to increase in the future. Our competition includes:

•	Internally Developed Systems. Information technology (IT) departments of potential customers that have developed or may develop systems, using internal staff or third-party firms, which provide for some or all of the functionality of Mariposa. We expect that internally-developed software efforts will continue to be a principal source of competition for the foreseeable future. It may be difficult to license our product to a potential customer whose internal development group has already made large investments in, and progress towards or completion of, systems that compete with our products.

•	CRM Software Systems. Our products compete with external CRM and marketing software products offered by large vendors such as SAS, E.piphany, Inc., Oracle, Inc. (including its Siebel Software), SAP AG, Teradata, Ecometry Corporation (including its Blue Martini Software), and numerous other smaller vendors.

Many of our competitors have greater resources and broader alliances and customer relationships than we do. In addition, many of these competitors have extensive knowledge of the software industry and more experience in competing in the software industry.

We believe that the principal competitive factors affecting the market include product functionality and features, product architecture and technology, availability and quality of support, ease and speed of product implementation, vendor and product reputation, knowledge of the gaming industry and price.

Marketing and Sales Strategies

We market our consulting services and software products and services through continuing personal contact with existing and prospective clients and industry leaders, media advertising, sponsorships, attendance at industry trade shows and conferences and presentations of our qualifications and credentials. We believe a high level of customer satisfaction is critical to attracting and retaining clients.

Complex integrated software products generally have a lengthy sales cycle and we expect the sales cycle for Mariposa to last several months or longer from the time of initial contact to the time of entering into a licensing agreement.

Intellectual Property Rights and Proprietary Information

With respect to Mariposa, we operate in an industry where innovation, investment in new ideas and protection of resulting intellectual property rights are important for success. We rely on a variety of intellectual property protections for its products and services, including patent, copyright, trademark and trade secret laws, and contractual obligations and pursue a policy of enforcing such rights. There can be no assurance, however, that VCAT’s intellectual property rights will be adequate to ensure that its competitive position is protected or that competitors will not be able to produce a non-infringing competitive product or service. There can be no assurance that third parties will not assert infringement claims against us, or that if required to obtain any third-party licenses as a result of an infringement dispute we will be able to obtain such licenses.

In order to protect the underlying technology concepts relating to Mariposa, we have filed six U.S. patent applications, all of which remain pending in the Patent Office. We have also filed two corresponding international patent applications.

Our strategy for protection of our trademarks identifying Mariposa is commensurate with our strategy for obtaining patent protection. The duration of the U.S. and foreign registered trademarks can typically be maintained indefinitely, provided proper maintenance fees are paid and trademarks are continually used or licensed by us.

Research and Development

We spent approximately $257,000 on research and development during fiscal 2006 and $66,000 during the three months ended September 30, 2005. We have nine employees who were involved in research and development during fiscal 2006 and six employees who were involved in research and development in fiscal 2005. Our research and development expenditures in fiscal 2006 and 2005 were approximately 5% and 2%, respectively, of our total operating expenses. All research and development expenditures are attributable to our software division.

Regulatory Matters

The operation of any type of gaming casino on Native American land is subject to extensive Federal, state and tribal regulation. The regulatory environment regarding Native American gaming is evolving rapidly. Changes in Federal, state or tribal law or regulations may limit or otherwise affect Native American gaming and could therefore have a material adverse effect on VCAT’s operations.

Federal Regulation of Native American Gaming

The Indian Gaming Regulatory Act, referred to as the “IGRA,” categorizes gaming as Class I, Class II and Class III activities. Class I activities are defined as social games solely for prizes of minimal value or traditional forms of Native American gaming engaged as a part of, tribal ceremonies or celebrations. Class II gaming includes (a) bingo, if played in the same location, pull-tabs, lotto, punch boards, tip jars, and other games similar to bingo, and (b) card games that are authorized by the laws of the state, or are not explicitly prohibited by the laws of the state and are played at any location in the state, if played in conformity with the laws and regulations of the state regarding hours or periods of operation of such card games or limitations on wagers or pot sizes in such card games. Class II gaming does not include (a) any banked card games, including baccarat, chemin de fer or blackjack, or (b) electronic or electromechanical facsimiles of any games of chance or slot machines of any kind. Class III gaming means all other forms of gaming.

The Chairman of the National Indian Gaming Commission, referred to as the “NIGC,” can impose civil fines of up to $25,000 per violation against the tribal operator or a management contractor for any violation of IGRA. The NIGC also may impose Federal criminal sanctions for illegal gaming on Native American land and for theft from Native American gaming facilities. The Chairman of the NIGC also has the power to order temporary closure of a Native American gaming operation for substantial violation of the provisions of IGRA, or of tribal regulations, ordinances or resolutions approved under IGRA. After a temporary closure order, the Native American tribe or management contractor involved has a right to a hearing before the NIGC to decide whether a permanent closure of the gaming operation order will be issued.

IGRA provides that a Native American tribe may permit Class II gaming on its lands if (a) the gaming is located within a state that permits such gaming for any purpose by any person, and (b) the governing body of the Native American tribe adopts an ordinance or resolution which is approved by the Chairman of the NIGC. Gaming profits received by the Native American tribe may only be used to (a) fund tribal government operations or programs; (b) provide for the general welfare of the Native American tribe and its members; (c) promote tribal economic development; (d) donate to charitable organizations; or (e) fund operations of local government agencies.

Any Native American tribe engaged in Class II gaming may petition the NIGC for a certificate of self-regulation if it has (a) continuously conducted such activity for a period of at least three years, including at least one year after 1988; and (b) otherwise complied with the applicable provisions of IGRA. The NIGC will issue a certificate if it determines that the Native American tribe has, among other things, (a) conducted gaming activity in a manner which has resulted in an effective and honest accounting of all revenues, has resulted in a reputation for safe, fair and honest operation of the activity, and has been generally free of evidence of criminal or dishonest activity; and (b) adopted and is implementing adequate systems for accounting for all revenues from the activity, monitoring of all employees and prosecuting violations of its gaming ordinance and regulations. A Native American tribe may only engage in Class III gaming if it enters into a tribal-state compact, or agrees to abide by a set of regulatory rules obtained from the U.S. Secretary of the Interior.

A Native American tribe may enter into a management contract for the operation and management of gaming activities if the Chairman of the NIGC has approved the contract. Laws regarding approval of Class II and Class III management contracts place limitations on the amount of any management fee which is based on a percentage of the operation’s net revenues from gaming. The Chairman of the NIGC (or the Chairman’s designee), after notice and hearing, has the authority to require contract modifications or may void any contract in the event of certain violations. In addition, under IGRA regulations, management agreements that have not been approved by the U.S. Secretary of the Interior or the Chairman of the NIGC may be deemed void.

Under IGRA, tribal governments have primary regulatory authority over gaming on Native American land unless a tribal-state compact has delegated this authority. Therefore, persons engaged in gaming activities, including VCAT, are subject to the provisions of tribal ordinances and regulations on gaming. Such ordinances and regulations must be consistent with IGRA and the Indian Civil Rights Act of 1968, and cannot impose criminal penalties upon non-Native Americans. IGRA also requires that the NIGC review tribal gaming ordinances and approve such ordinances only if they meet certain requirements relating to the ownership, security, personnel background, record keeping and auditing of the tribe’s gaming expenses; the use of the revenues from such gaming; and the protection of the environment and the public health and safety.

The NIGC does not approve consulting contracts; however, the NIGC reviews such contracts to determine whether they are management or consulting contracts. If a contract is determined to be a management contract, it is subject to approval by the NIGC; if determined to be a consulting contract, it is then forwarded to the Bureau of Indian Affairs, referred to as the “BIA,” for approval.

Under IGRA, a management contract can be approved only after a federal determination that there will be (a) adequate accounting procedures and financial reports furnished to the tribe; (b) tribal access to the daily operations of the gaming enterprise; (c) minimum payments to the tribe prior to paying development and construction costs; (d) a cap on the repayment of development and construction costs; and (e) a maximum contract term of five years and a maximum management fee of 30% of profits; provided, that the NIGC may approve up to a seven year term and a management fee not to exceed 40% of net revenues or profits if a very substantial capital investment is required or the income projections justify a larger fee or a longer term.

Under IGRA, the management company must provide the NIGC with background information on each interested party, including a complete financial statement and a description of such person’s gaming experience. Such a person also must agree to respond to questions from the NIGC.

The Regulations also impose detailed requirements for background investigations of each officer, director, key employee and interested party of Native American gaming management companies, gaming equipment suppliers and certain lenders to Native American gaming operations. The NIGC will not approve a management contract and may void an existing management contract if an officer, director, key employee or an interested party of the management company (a) is an elected member of the Native American tribal government; (b) has been or is convicted of a felony gaming offense; (c) has knowingly and willfully provided false information to the NIGC or the tribe; (d) has refused to respond to questions from the NIGC; or (e) whose prior history, reputation and associations pose a threat to the public interest or to effective gaming regulation and control, or increase the chance of unsuitable activities in gaming. In addition, the NIGC will not approve a management contract if the management company has attempted to unduly influence any decision or process of tribal government relating to gaming, or has materially breached the terms of the management contract, or the tribe’s gaming ordinance.

Under proposed legislation currently pending in the United States Senate, all gaming-related contracts, including consulting agreements, would require approval of the Chairman of the NIGC. Such legislation would subject each gaming-related contractor to a suitability determination by the NIGC Chairman and would subject each gaming-related contract to minimum contract requirements. Gaming-related contracts not approved by the NIGC Chairman would be void and subject the party to the gaming related contract to civil penalties. The proposed legislation also requires the NIGC Chairman to approve or disapprove (a) a management, development, participation, or other gaming-related contract within 90 days after its submission; and (b) a financing or a consulting contract within 30 days after submission. If enacted, we would be subject to additional regulatory oversight by the NIGC. The 2004 Consulting Agreement would be subject to review and approval as a gaming related contract and all gaming related contractors associated with us would be subject to a NIGC background investigation and suitability determination.

Our articles of incorporation provide that if an interested party fails to provide information requested by the NIGC or otherwise gives it cause to either deny approval of or seek to void a management contract to which we are a party, the interested party shall be required to divest all of our common stock owned by such party within a 90 day period. If such party is unable to sell the common stock, we must purchase it at a price equal to the lower of such stock’s book value or cost. As a public company, we have limited ability to regulate who our shareholders may be. In the event that we cannot purchase such shares, and the NIGC denies approval of, or seeks to void any of the agreements, such action by the NIGC would have a material adverse effect on us.

In March 1996, the Barona Tribe submitted our consulting agreement, dated March 27, 1996, to the NIGC. In April 1996, we amended such consulting agreement to correct errors in the fee calculations. Because we concluded that such amended consulting agreement did not contain any material changes to the original consulting agreement, we did not submit the amendment to the NIGC at that time. In May 1996, the NIGC determined that the original consulting agreement was not a management agreement and, therefore, not subject to NIGC approval. In July 1997, the BIA determined that no action was required with respect to the original consulting agreement.

In January 1997, we entered into a settlement agreement with the NIGC regarding our historical relationship with the Barona Tribe. Under the terms of the settlement agreement, the NIGC, among other things, held that our relationship with the Barona Tribe benefited the Barona Tribe and made no finding of violations of any laws by us. We agreed to reimburse the NIGC for administrative, investigative and legal expenses in the aggregate amount of $250,000. In addition, we agreed to contribute $2,000,000 to the Barona Tribe for general improvements on the reservation, payable in five annual installments, commencing in January 1997, referred to as the “NIGC Settlement Obligation.” All amounts due under the agreement were paid as of June 30, 2001.

In January 1997, after the settlement with the NIGC was reached, we submitted to the NIGC the amended and restated consulting agreement, dated April 29, 1996. In April 1997, we received a letter from the NIGC questioning whether such consulting agreement was a management contract and stating that an additional review would be necessary. In February 1998, we entered into Modification No. 1 that, among other things, extended the term from March 1999 to March 2004 and clarified certain accounting practices relating to the calculation of the consulting fee. In March 1999, the NIGC started a preliminary review of our relationship with the Barona Tribe to determine whether our consulting agreement with the Barona Tribe was a consulting agreement or a management agreement. We submitted Modification No. 1 and Modification No. 2 to the NIGC in September 1999 and June 2004, respectively. The review remains pending.

We believe that the 2004 Consulting Agreement is not a management contract, based upon (a) the previous determinations of the NIGC and the BIA; (b) the NIGC’s findings in the January Settlement Agreement; and (c) our relationship with the Barona Tribe. However, there can be no assurance that the NIGC will decide the 2004 Consulting Agreement, as amended and modified, is not a management contract. The failure of the NIGC to determine that the 2004 Consulting Agreement, as amended and modified, is not a management contract could have a material adverse effect on the business and financial condition of the consulting services division. If the NIGC concludes that the 2004 Consulting Agreement is not a management agreement, it will forward the 2004 Consulting Agreement to the BIA. If the BIA determines that its approval is required, there can be no assurance that the BIA will approve the 2004 Consulting Agreement. The failure to approve the 2004 Consulting Agreement could have a material adverse effect on the business and financial condition of the consulting services division.

In addition to the regulations imposed by IGRA, tribally owned gaming facilities on Native American land are subject to a number of other Federal statutes, including the Assimilative Crimes Act, which imposes Federal criminal penalties for the violation of state laws on Native American reservations, and the Johnson Act, which imposes Federal criminal penalties for the operation of mechanical gambling devices on Native American reservations. If gaming activities on Native American land are not in compliance with IGRA, the Assimilative Crimes Act or the Johnson Act may apply, imposing criminal and civil penalties on such activities. In addition, the Treasury Department has adopted regulations under the Bank Secrecy Act that apply specifically to Native American gaming operations. These regulations impose Federal criminal penalties for the violation of Federal regulations requiring the reporting of information on unusual or large cash transactions. We believe the Barona Casino has implemented procedures and programs to comply with these regulations.

State Regulation of Native American Gaming

Pursuant to IGRA, certain electronic gaming activities and banked table games are permissible only if agreed upon by state governments and tribal representatives. Such an agreement is referred to as a “compact.” Compacted gaming must be consistent with the permissible scope of gaming allowed by state law.

The Barona Compact. On September 10, 1999, the State of California and several tribes, including the Barona Tribe, entered into tribal-state gaming compacts, referred to as the “Barona Compact.” Under its terms, the Barona Compact was not effective until ratified by statute, and approved by the California voters in the March 2000 primary election. On March 7, 2000, the people of the State of California amended the State constitution and enacted the Indian Self-Reliance Amendment. In May 2000, the Barona Compact was approved by the U.S. Secretary of the Interior, and the approval was published in the Federal Register on May 16, 2000.

The Barona Compact authorizes up to 2,000 Class III machines. Prior to the Barona Compact, the Barona Tribe could operate up to 1,057 gaming machines. The Barona Compact terminates on December 31, 2020. If the parties have not agreed to extend the Barona Compact or entered into a new compact by the termination date, the Barona Compact will automatically be extended to June 30, 2022, unless the parties have agreed to an earlier termination date. The Barona Compact can be amended at any time by the mutual and written agreement of both parties and is subject to renegotiation in the event the Barona Tribe wishes to engage in forms of Class III gaming other than those games authorized under the Barona Compact, provided that no renegotiation could be sought for 12 months following the effective date of the Barona Compact. In addition, the Barona Tribe shall have the right to terminate the compact in the event the right of Native American tribes to operate gaming devices in California is no longer exclusive.

Under the Barona Compact, the gaming activities which may be offered by the Barona Tribe include (a) the operation of up to 2,000 Class III gaming machines; (b) banked and percentage card games; and (c) any devices or games that are authorized by the California State Lottery, provided that the Barona Tribe does not offer such games through use of the Internet unless others in California are permitted to do so.

The Barona Compact establishes limitations on Class III gaming which may restrict gaming activities. Among those which are of importance to the Barona Casino are the following: (a) the Barona Tribe must adopt and comply with California laws prohibiting a gaming enterprise from cashing any check drawn against any public fund; (b) the Barona Tribe must adopt and comply with any California laws prohibiting a gaming enterprise from providing or arranging alcoholic beverages, food or lodging for no charge or at reduced prices as an incentive; (c) the Tribe must adopt and comply with any California laws prohibiting extension of credit for gaming activities and; (d) no person under 18 (under 21 if alcohol may be consumed) is permitted to be present in any room where Class III gaming is offered.

The Barona Tribe must make contributions to a Special Distribution Fund based on the number of gaming devices operated by the Barona Tribe as of September 1, 1999. The Special Distribution Funds are subject to appropriation by the state legislature including for (a) programs designed to address gambling addiction; (b) the support of government agencies impacted by tribal gaming; (c) regulatory costs incurred by the state Gaming Agency and the state Department of Justice in connection with the compact; and (d) the Revenue Sharing Trust Fund (under which non-compacted tribes receive an estimated $1.1 million per year). In addition, the Barona Tribe must pay an additional assessment with respect to the 943 additional machines that the Barona Tribe can operate as a result of the Barona Compact.

The Barona Compact also requires the Barona Tribe to carry public liability insurance with initial limits of $5,000,000 for personal injury and property damage claims. The Barona Tribe is not required to generally waive its sovereign immunity, but may not invoke sovereign immunity up to the $5,000,000 liability insurance limits. The Barona Compact also requires the Barona Tribe to comply with most California and federal employment, health and safety laws.

Pursuant to the Barona Compact, the State of California and the Barona Tribe must establish a method for the licensing of all key employees of a gaming entity and issuing work permits for other service employees. While the Barona Tribe does not have to be licensed because it is a sovereign governmental entity, the state Gambling Control Act applies to all others associated with Class III gaming at the Barona Casino. The Barona Tribe has established a Tribal Gaming Commission and adopted a Tribal Gaming Ordinance to authorize gaming on the Barona Reservation, which was approved by the NIGC. Tribal Gaming Licenses are subject to biennial renewal. Key employees, tour operators, certain vendors, anyone with an interest in the casino, and anyone who has significant influence over gaming operations, including members of the Barona Tribe, must apply for a license and a finding of suitability. Work permits for other employees of the tribal gaming operations must be obtained from the California Division of Gambling Gaming Control.

The California Gambling Control Commission. As part of the tribal licensing process, applicants, like VCAT, are required to obtain a determination of suitability from the California Gambling Control Commission, referred to as the “CGCC.” While an applicant can receive a tribal license and conduct gaming related business prior to the state rendering a determination, if the state determines that the applicant would not qualify for a gambling license under state law, the tribal gaming agency must immediately revoke the tribal gaming license and terminate the applicant’s contract with the tribal gaming operation. The denial of a state determination of suitability is subject to review in state court and, if reversed by the state court, the tribal gaming agency may re-issue a license to the applicant. In January 2005, the CGCC issued a finding of suitability for VCAT, which was re-issued in January 2006.

State Gaming Regulations Affecting Mariposa

Products, devices or apparatus used in gaming operations and those who supply such items may be subject to licensing and regulation under certain state, tribal or international laws and regulations. Because Mariposa is being marketed as a product for use in the gaming industry, Mariposa and /or VCAT may be subject to such licensing or registration. These types of laws and regulation vary from jurisdiction to jurisdiction. Our Mariposa license agreements provide that if regulatory authorities impose requirements upon us that, in our judgment, make it commercially infeasible for us to perform its obligations under the agreements then we may terminate such license agreement, and, as our sole liability for such termination, we shall pay the licensee an amount equal to the amount, if any, previously paid to us under such license agreement. We have reached the conclusion that Mariposa does not fall under the purview of “gaming” products in those jurisdictions where we have licensed Mariposa to date, including the State of Nevada, and that, therefore, Mariposa is not required to be licensed or regulated as a “gaming” product under any jurisdiction in which we now operate.

Native American Nation Sovereignty/Barona Tribal Regulation

Native American tribes are sovereign nations with their own governmental systems. As such, they enjoy sovereign immunity with respect to most disputes, claims and demands. In the 2004 Consulting Agreement, however, there is a limited waiver of sovereign immunity only with respect to suits by VCAT to enforce the 2004 Consulting Agreement.

The Barona Tribe’s governmental system consists of the Tribal Council and the General Council. The Tribal Council consists of elected representatives who manage the day-to-day operations of the Barona Tribe and its land. The General Council consists of all of the adult members of the Barona Tribe. The Tribal Council and the Chairperson of the Barona Tribe supervise the day-to-day operations of the gaming activities on the Barona Tribe’s land.

Employees

As of September 30, 2006, we had 38 full-time employees and 3 part-time employees, none of whom are covered by collective bargaining agreements.

Description Of Property

We currently lease office space in two locations. Our lease of our principal executive offices consists of approximately 4,100 square feet in San Diego, California. That lease expires in June 2009. We also lease approximately 6,050 square feet of office space in Las Vegas, Nevada, which primarily accommodates our software division. The Las Vegas lease expires in October 2009.

Legal Proceedings

None.

Market Price And Dividend Data

Our common stock, par value $.001 per share, currently trades on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc.

The table below reflects the high and low bid information of the Common Stock as reported by the OTC Bulletin Board for the periods indicated. The quotations from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
Fiscal Year 2007
First Quarter	$2.53	$2.28
Second Quarter (through November 8, 2006)	2.54	2.48

Fiscal Year 2006
Fourth Quarter	$2.32	$1.22
Third Quarter	1.95	1.11
Second Quarter	1.60	0.71
First Quarter	0.76	0.35

Fiscal Year 2005
Fourth Quarter	$0.57	$0.30
Third Quarter	0.45	0.32
Second Quarter	0.50	0.28
First Quarter	0.40	0.25

The following table sets forth the closing sales price per share of our common stock, as reported on the OTC Bulletin Board on June 14, 2006, the last full trading day before the public announcement of the proposed merger, and on November 8, 2006, the last full trading day before the filing of this proxy statement:

Closing Sales Price
June 14, 2006	$1.28
November 8, 2006	2.52

Dividend Policy

To date, we have not paid any dividends and do not intend to pay any dividends in the foreseeable future.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

We are a provider of consulting services and technology in the gaming and hospitality industry. We operate two business divisions: consulting services and software. Our consulting services division offers comprehensive gaming and hospitality consulting services and our software division is dedicated to the ongoing operations, sales and product development of Mariposa, a fully integrated CRM, marketing and business intelligence software system for the gaming and hospitality industry.

VCAT’s Consulting Services Division

As of September 30, 2006, our consulting services division had one client, the Barona Tribe, a federally recognized, sovereign Native American tribe. We currently provide services to the Barona Tribe pursuant to a consulting agreement in connection with the Barona Tribe’s operation of the Barona Valley Ranch located in Lakeside, California, near San Diego. Our consulting fees resulting from our consulting services to the Barona Tribe are VCAT’s principal source of revenues and liquidity.

We have provided services to the Barona Tribe since 1991. From April 1996 to March 2004, consulting services were provided to the Barona Tribe pursuant to an Amended and Restated Consulting Agreement dated April 29, 1996, as amended by Modification No. 1 on February 17, 1998, referred to as the “1996 Consulting Agreement”. The 1996 Consulting Agreement expired on September 30, 2004. On May 25, 2004, we entered into an amendment and extension, referred to as the “Modification No. 2” to the 1996 Consulting Agreement which was effective April 1, 2004. The 1996 Consulting Agreement, as amended by Modification No. 2, shall hereinafter be referred to as the “2004 Consulting Agreement.” The 2004 Consulting Agreement expires September 30, 2009 unless renewed or extended. The Barona Tribe has the right under the 2004 Consulting Agreement to negotiate an additional five year extension and a right to terminate after giving nine months notice.

Under the 2004 Consulting Agreement, we agreed to a fixed monthly fee of $575,000 for consulting services rendered to the Barona Tribe, with an annual cost of living adjustment not to exceed 5%. In April 2005 our monthly fee increased to $597,000, and in April 2006 our monthly fee increased to $624,000, as a result of the annual cost of living adjustment. Fees under the 2004 Consulting Agreement will continue to be subordinated under the terms of the subordination agreement, as discussed below. The initial term of the 2004 Consulting Agreement is five years. The 2004 Consulting Agreement also reaffirmed certain license and profit-sharing rights to our Mariposa software that we had previously granted to the Barona Tribe, which are described in more detail below.

In connection with a $200,000,000 loan obtained by the Barona Tribe relating to the Development of the Barona Valley Ranch, referred to as the “Development Loan”, we entered into a Reaffirmation, Consent and Amendment of Subordination Agreement in July 2001, referred to as the “Subordination Agreement”. In October 2004, we reaffirmed the Subordination Agreement in connection with an amendment and restatement to the Development Loan, referred to as the “Loan Agreement”. The Subordination Agreement limits the Barona Tribe’s ability to make payments to us if the debt coverage ratios set forth in the Loan Agreement are not met. No payments may be made if there is a default under the terms of the Loan Agreement that has not been cured or waived. As of September 30, 2006, we are not aware of a default by the Barona Tribe of any of the terms of the Loan Agreement or a failure on the part of the Barona Tribe to meet the debt coverage ratios set forth in the Loan Agreement. Our consulting fees under the 2004 Consulting Agreement continue to be subject to the Subordination Agreement. From February 2005 until July 31, 2006, we provided business advisory services to Buena Vista Rancheria of Me-Wuk Indians, referred to as the “Buena Vista Tribe”, in connection with the establishment of a gaming operation on the Buena Vista Tribe’s reservation located near Ione, in Northern California. Effective July 31, 2006, we no longer provide services to the Buena Vista Tribe.

VCAT’s Software Division

Our software division is dedicated to the ongoing operation, sales and product development of Mariposa, a fully-integrated CRM, marketing and business intelligence software system for the gaming and hospitality industry. Mariposa consists of a suite of functionally distinct applications, each designed to address a specific set of requirements within the gaming and hospitality industry. The applications may be licensed and deployed as an integrated solution or individually, depending upon the customer’s needs and financial resources. We have made, and may continue to make, material organizational changes, including adding staff, to cultivate qualified sales leads and to install, support and continue development of Mariposa and/or related software products. If we remain a stand-alone company, this may involve material increases to our expenses and additional capital. At this time, we are uncertain whether we will be able to generate enough revenue to absorb the additional expenses.

As of September 30, 2006, we had six uncompleted software contracts that, if completed, will result in additional aggregate revenues of $5,154,000, exclusive of any potential support fees, at the time of their completion. There can be no assurance that we will complete all of the software contracts or that, if all of the software contracts are completed, they will be completed pursuant to existing terms. We expect to incur additional costs to complete each of the software contracts. However, we believe that the costs will be less than the revenues to be recognized under each of the software contracts.

As part of our business relationship with the Barona Tribe and in return for use of the Barona Tribe’s gaming operations as a testing and marketing platform for Mariposa, we have:

•	granted to the Barona Tribe a perpetual, royalty-free, non-exclusive and non-transferable license to use Mariposa at the Barona Valley Ranch including all upgrades, maintenance and support;

•	entered into a profit sharing arrangement with the Barona Tribe, whereby, so long as we have a consulting agreement in place with the Barona Tribe, we will pay them a percentage of any net profits generated by Mariposa on a quarterly basis, based on the following sliding scale:

•	25% percent of the first $250,000 of the net profits per quarter;

•	30% percent of the second $250,000 of the net profits per quarter;

•	35% percent of the net profits in excess of $500,000 per quarter; and

•	agreed never to provide Mariposa or future related software products developed by us to any Native American tribe in San Diego County or within sixty-five miles of the Barona Valley Ranch.

There were no profit-sharing payment obligations generated from the above-referenced profit sharing arrangement during the three months ended September 30, 2006 and 2005.

On August 10, 2006, we entered into Modification No. 3, referred to as “Modification No. 3” to the 2004 Consulting Agreement which (a) deletes in its entirety Section 5 of the 2004 Consulting Agreement, which incorporated into the 2004 Consulting Agreement the license and profit sharing rights with respect to Mariposa that were granted to the Barona Tribe as noted above, and (b) will cause Modification No. 3 to be subordinated to any other obligations of the Barona Tribe under any agreements through which the Barona Tribe has borrowed funds for the construction of the Barona Valley Ranch.

On August 10, 2006, we also entered into the Barona Consent Agreement with the Barona Tribe and IGT, referred to as the “Barona Consent Agreement”, pursuant to which (a) we will make a payment of $1,000,000 in cash to the Barona Tribe, (b) the Barona Tribe will assign to us any and all rights it may have in and to Mariposa, (c) any existing licenses of Mariposa to the Barona Tribe will terminate, (d) we will grant to the Barona Tribe a royalty-free, non-exclusive (with certain exceptions discussed below), nontransferable (without right to sublicense), perpetual license to use Mariposa at the Barona Valley Ranch as Mariposa exists in the Barona Tribe’s possession on the effective date of the Merger, (e) we and IGT will provide support, maintenance, updates, upgrades, repair and other services with respect to Mariposa for so long as we or IGT provide such services to any customer and (f) the Barona Tribe will continue to make available its gaming operation to us and IGT as a testing and marketing platform for Mariposa and other IGT system products. The license to use Mariposa granted to the Barona Tribe under the Barona Consent Agreement will be nonexclusive, except that it will be exclusive to the Barona Tribe in all of San Diego County, California and the area within 65 miles of the Barona Valley Ranch. Notwithstanding this exclusivity, neither we nor IGT will be prohibited from incorporating or integrating Mariposa, or any of its components, into or with other VCAT or IGT products or distributing or licensing such products in any geographic area. Under the Barona Consent Agreement, the Barona Tribe has also consented to the assignment of the 2004 Consulting Agreement, together with Modification No. 3, by us to any of IGT, its affiliates or an entity owned and controlled by L. Donald Speer, II.

All of the rights and obligations of the parties to each of Modification No. 3 and the Barona Consent Agreement are contingent upon, and will be effective simultaneously with, (a) the consummation of the Merger; (b) the effectiveness of VCAT’s assignment of the 2004 Consulting Agreement together with Modification No. 3 to VCAT, LLC; and (c) the consent of the Barona Tribe’s lenders to Modification No. 3 and the Barona Consent Agreement. The consent of the Barona Tribe’s lenders has been obtained.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses for each period. Critical accounting policies are defined as policies that management believes are (a) the most important to the portrayal of our financial condition and results of operations; and (b) that require our most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. We believe that revenue recognition and accounting for deferred income taxes are the most critical accounting policies that impact our financial statements.

Revenue Recognition-Consulting Division

Consulting Services. In accordance with the applicable revenue recognition guidelines, revenue for consulting and advisory services is recognized when the services are rendered, provided all of the following criteria are met:

•	persuasive evidence of an arrangement exists;

•	services have been rendered;

•	the fee is fixed or determinable; and

•	collectibility is reasonably assured.

Consulting service revenues from the Barona Tribe are recorded monthly, as earned, pursuant to the above referenced guidelines. Additionally, as an incentive to the Barona Tribe to enter into the 2004 Consulting Agreement, we granted the Barona Tribe certain Mariposa profit sharing rights, which are incorporated in the 2004 Consulting Agreement. These profit sharing rights may periodically generate cash obligations from VCAT to the Barona Tribe, and in accordance with applicable accounting guidelines such obligations will be recorded as a reduction of the revenues earned from the Barona Tribe.

Advisory service revenues from the Buena Vista Tribe were recorded monthly as earned, pursuant to the above referenced guidelines.

Revenue Recognition-Software Division

Software Products and Related Services. We expect to derive a portion of our revenues from licensing Mariposa and the sale of related professional services, including integration, installation and training

(collectively, “professional services”) and maintenance and support services (“support services”). Inherent in the software revenue recognition process are significant estimates and judgments which influence the timing and amount of revenues recognized.

In accordance with the applicable revenue recognition guidelines, if the arrangement between vendor and purchaser does not require significant production, modification or customization of software, revenue should be recognized when all of the following criteria are met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred;

•	the vendor’s fee is fixed or determinable; and

•	collectibility is probable.

Our standard software contracts are multiple element arrangements that include both software products and professional services. The professional services are essential to the functionality of the software products, which require significant modification to meet the customer’s purpose; therefore contract accounting is applied to both the software and professional service elements of the arrangement. The final determination for revenue recognition policies and related accounting issues will be made based on the specific details of each software contract, which could result in the application of alternative revenue recognition policies in the future.

Mariposa is a complex software system that, in order to meet the customer’s functionality, must work in conjunction with the customer’s player tracking system and a number of other customer data systems. As a result of the difficulty in making dependable estimates and customer acceptance rights, we are using the completed contract method and will recognize revenue and cost of revenues for each software contract at the time of completion of all elements of a multiple element arrangement. Provisions for contract adjustments and losses are recorded in the period such items are identified.

Billings and costs related to our uncompleted software contracts are accumulated on the balance sheet. When accumulated costs exceed related billings to date, they are recorded as an asset called “costs in excess of billings, uncompleted software contracts.” If billings to date exceed related costs incurred, a liability is recorded called “billings in excess of costs, uncompleted software contracts.” Contracts are segregated for purposes of recording related assets and liabilities.

Support services are provided pursuant to a separate contractual arrangement, or for one software client, pursuant to an annual term license agreement. Fees for support services are recognized ratably over the term of the support period. Deferred revenues are recorded when billings for support services exceed revenues recognized to date.

Business Intelligence Services. We recently expanded our service offerings to Mariposa clients and other potential clients to include value-added data analysis and marketing related services (marketed as and referred to as “business intelligence services”). Business intelligence services revenues are earned and recognized as services are provided. Deferred revenues are recorded when billings for business intelligence services exceed revenues recognized to date.

Deferred Income Taxes

We record a valuation allowance to reduce our deferred tax assets to the amount that we believe is ‘more likely than not’ to be realized pursuant to SFAS No. 109, “Accounting for Income Taxes.” In evaluating our ability to recover our deferred tax assets, we consider all available positive and negative evidence which is, in part, based upon our estimate of current and future taxable income. In estimating future taxable income, we use assumptions that require significant judgment.

Results of Operations

Three Months Ended September 30, 2006 Compared with the Three Months Ended September 30, 2005.

Revenues

Revenues for the three months ended September 30, 2006 were $2,073,000 compared to $2,071,000 for the three months ended September 30, 2005.

Revenues in our consulting services division for the three months ended September 30, 2006 decreased to $1,923,000 from $1,946,000 earned during the three months ended September 30, 2005. During the current period, we earned (a) $1,873,000 in fees for consulting services provided to the Barona Tribe and (b) $50,000 in revenues from advisory services provided to the Buena Vista Tribe. During the prior year period, we earned (a) $1,792,000 in fees for consulting services provided to the Barona Tribe; (b) $150,000 in revenues from advisory services provided to the Buena Vista Tribe; and (c) $4,000 in other revenues. Revenues earned from the Barona Tribe increased during the current year period as compared to the same period in the prior year as a result of cost of living adjustment applied to the fees in April of each year. Revenues earned from the Buena Vista Tribe decreased in the current year period as compared to the prior year period as a result of the termination of the Advisory Agreement between VCAT and the Buena Vista Tribe effective July 31, 2006.

Revenues from our software products and related services during the three months ended September 30, 2006 increased 21% to $150,000 from $125,000 earned during the three months ended September 30, 2005. The revenues in the current year period resulted from (a) fees for support services of $131,000; (b) $12,000 from business intelligence services; (c) $7,000 in revenues from the completion of a software contract change order; and (d) $1,000 from out-of-pocket expenses re-billed to customers. The revenues in the prior year period resulted from (a) $120,000 of fees for support services and (b) $5,000 from 20 software contract change orders and out-of-pocket expenses re-billed to customers. Revenues from our software products and related services increased in the current year period as compared to the prior year period as a result of an increase in the number of support contracts in effect during the current year.

Cost of Revenues

The cost of revenues during the three months ended September 30, 2006 increased 2% to $1,009,000, compared to $993,000 during the same period last year.

Cost of revenues in our consulting services division consist primarily of compensation and other personnel-related expenses, costs of services provided by third-party consultants and service providers, client relations expenses, allocated overhead expenses and other direct costs related to providing consulting services to the Barona Tribe and, through July 31, 2006, advisory services to the Buena Vista Tribe. The cost of revenues in the current year period in our consulting services division was $709,000 compared to $715,000 incurred during the same period last year. The decrease in the cost of revenues was the result of a decrease in (a) client relations expenses of $33,000; (b) other direct costs for providing services to the Barona Tribe and Buena Vista Tribe of $24,000, including business gifts, charitable contributions, and sponsorships; (c) third-party professional services of $23,000; (d) travel and lodging expenses of $14,000; and (e) costs incurred in connection with providing software support services to the Barona Tribe of $11,000. The decrease was partially offset by an increase in compensation and related costs of $59,000 and allocated overhead expenses of $41,000.

The cost of revenues in our software division consisted primarily of compensation and other personnel-related expenses, allocated overhead expenses, and other direct costs related to our software products and related services. Cost of revenues are incurred in connection with integration, installation and training services for completed software contracts and contract change orders, maintenance and support for our software products, and our business intelligence services. The cost of revenues in our software division during the current year period increased 8% to $299,000 from $278,000 incurred during the same period last year. Expenses during the current year period increased primarily as a result of an increase in compensation and other personnel-related expenses of $122,000, resulting from an increase in the number of software division employees during the current year period. The increase was partially offset by a decrease in costs incurred in connection with providing maintenance and support services of $101,000.

General Operating and Administrative Expenses

General and administrative expenses include costs associated with our finance, human resources, legal and other operating and administrative functions. These costs consist primarily of compensation and other personnel-related expenses, professional services fees, facilities, depreciation, insurance costs, allocated overhead expenses and other administrative costs. General operating and administrative expenses during the three months ended September 30, 2006 increased 4% to $1,063,000 from $1,019,000 incurred during the three months ended September 30, 2005. The increase was primarily attributable to an increase in (a) professional services of $146,000, primarily comprised of professional services fees in connection with the strategic transaction with IGT in the current year period and legal fees incurred in connection with the Mariposa related litigation in the prior year period; (b) compensation and other personnel-related expenses of $53,000 resulting primarily from additional employees performing general and administrative functions; (c) other general and administrative expenses of $36,000; and (d) charitable contributions of $13,000. The increase was partially offset by a decrease in (a) allocated overhead expenses of $150,000, resulting from an increase in allocated overhead expenses to other divisions and cost centers; (b) facility and related expenses of $26,000; (c) third-party consultant costs of $19,000, and (d) membership dues and subscriptions of $9,000.

Sales and Marketing

Sales and marketing expenses consist primarily of compensation and other personnel-related expenses, costs of marketing programs, including trade shows and advertising, and travel and lodging expenses in connection with sales efforts. Sales and marketing expenses during the three months ended September 30, 2006 decreased 21% to $218,000 from $275,000 incurred during the three months ended September 30, 2005. The decrease was primarily a result of a decrease in marketing costs, including tradeshows and advertising, of $109,000. The decrease was the result of the Global Gaming Exposition (“G2E), a large industry trade show, being held in November 2006, whereas in the prior year G2E was held in September 2005. We incur significant expenses in connection with G2E. The decrease was partially offset by an increase in (a) compensation and other personnel-related expenses of $34,000, primarily as a result of sales commission earned during the current year period; (b) allocated overhead expenses of $12,000; and (c) other direct costs incurred in connection with business development efforts of $6,000.

Research and Development

Research and development expenses consist primarily of compensation and other personnel-related expenses for internal engineering personnel, allocated overhead expenses, professional services and equipment and software used in the development of our software products and related services. During the three months ended September 30, 2006, research and development expenses increased 6% to $66,000, from $62,000 during the three months ended September 30, 2005. The increase was the result of an increase in professional services costs of $17,000 and allocated overhead expenses of $10,000, partially offset by a decrease in compensation and other personnel-related expenses for internal engineering personnel of $21,000.

Other Income and Expense

During the three months ended September 30, 2006, interest income increased to $51,000 from $33,000 earned during the three months ended September 30, 2005, primarily as a result of higher interest rates for our investments and an increase in our average cash balance.

During the three months ended September 30, 2006 other income included $1,000 in other losses resulting from the disposition of fixed assets. During the three months ended September 30, 2005, other income included $47,000 resulting from litigation settlement.

Income Tax Benefit

We recorded an income tax benefit during the three months ended September 30, 2006 of $142,000 as a result of applying the estimated annual effective tax rate of 61% to the net loss for the period. The estimated annual effective tax rate of 61% is higher than the statutory tax rate due primarily to permanent non-deductible differences. We recorded an income tax benefit of $114,000 during the three months ended September 30, 2005, as a result of applying our estimated annual effective tax rate in the prior year period to the loss recorded in the prior year period.

Liquidity and Capital Resources

Our principal source of liquidity at September 30, 2006, consisted of unrestricted cash and cash equivalents of $4,614,000 and our cash flows from operations. During the three months ended September 30, 2006, our cash position increased by $262,000 from the June 30, 2006 balance of $4,352,000. This increase was a result of cash provided by operating activities of $368,000 partially offset by cash used in investing activities of $106,000.

During the three months ended September 30, 2006, cash provided by operating activities of $368,000 resulted primarily from consulting fee payments from the Barona Tribe of $1,873,000, advisory fee payments from the Buena Vista Tribe of $100,000, and payments received pursuant to our software contracts of $1,165,000, less our operating cash expenditures and payments during the year. Cash used in investing activities of $106,000 resulted from the purchase of fixed assets. If we remain a stand-alone company, subject to the terms of the Subordination Agreement, we expect to continue to receive monthly consulting fee payments from the Barona Tribe through the end of the term of the 2004 Consulting Agreement in March 2009. If the proposed merger with IGT is completed, we expect to sell the consulting business to VCAT, LLC and no longer receive these fees.

Over the next twelve months, we expect to receive up to $3,039,000 in additional payments from clients in our software division pursuant to uncompleted software contracts which we have entered into as of September 30, 2006. There can be no assurance that all of the uncompleted contracts will be completed and that all remaining payments will be made to us or, that if all contracts are completed, that they will be completed pursuant to existing terms. Although we expect to incur costs to complete the software contracts the amount of costs cannot be estimated at this time. However, we expect the aggregate costs to be incurred to be less than revenues to be earned.

Cash requirements pursuant to the merger and divestiture of the gaming consulting services division will be funded from our current cash balances. Expenses related to the merger, which were approximately $901,000 as of September 30, 2006, have been significant. We expect to continue to incur significant expenses in connection with the transaction. As of September 30, 2006, we have no significant capital commitments.

Our principal sources of liquidity to fund operations have been existing cash and cash equivalents on hand and cash generated by operations. If we remain a stand-alone company, we believe these sources will be sufficient to fund expected capital expenditures, and to meet our working capital requirements and other cash needs during the next twelve months.

Off-Balance Sheet Arrangements

We do not use special purpose entities or other off-balance sheet financing techniques.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

This table contains certain information as of September 30, 2006, regarding all persons who, to our knowledge, were the beneficial owners of more than 5% of the outstanding shares of our common stock, each of our directors, each of our current named executive officers and all directors and named executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the SEC, or based upon our actual knowledge.

Name	Amount and Nature of Beneficial Ownership	Right to Acquire (3)	Percent of Class (1) (2)
Principal Shareholders:
L. Donald Speer, II (4) (5)	1,024,180	2,300,000	34.9%
Andrew Laub (4)	1,500	475,000	6.2%
Jo Ann Speer	589,180	—	8.2%
P.O. Box 7239 Rancho Santa Fe, California 92067
Kevin McIntosh (4)	3,000	602,500	7.7%
Karol M. Schoen	477,216	—	6.6%
1932 Wildcat Canyon Road Lakeside, California 92040
Directors:
L. Donald Speer, II (4) (5)	1,024,180	2,200,000	34.3%
Jana McKeag	—	135,000	1.8%
315 Queen Street Alexandria, Virginia 22314
Greg Shay (4)	30,000	150,000	2.4%
Cornelius E. (“Neil”) Smyth	75,000	46,250	1.7%
1288 Lost Arrow Place Chula Vista, California 91913
John Farrington	—	20,000	*
Boros & Farrington 11770 Bernardo Plaza Court, Suite 210 San Diego, California 92128
Named Executive Officers Who are Not Directors:
Andrew Laub (4)	1,500	475,000	6.2%
Kevin McIntosh (4)	3,000	602,500	7.7%
Javier Saenz (4)	—	81,250	1.1%
All directors and executive officers as a group (8 persons)	1,133,680	3,810,000	44.8%

*	Less than one percent

(1)	Subject to applicable community property and similar statutes.

(2)	Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3)	Shares that can be acquired through stock option exercises within sixty days of September 30, 2006.

(4)	The mailing address of such shareholder is in care of Venture Catalyst Incorporated, 591 Camino de la Reina, Suite 418, San Diego, California 92108.

(5)	Includes 1,024,180 shares of common stock held by Speer Casino Marketing, Inc. Speer Casino Marketing, Inc. is wholly-owned by L. Donald Speer, II, our Chairman of the Board.

SUBMISSION OF SHAREHOLDER PROPOSALS

FOR THE 2007 ANNUAL MEETING

VCAT does not currently expect to hold an annual meeting of shareholders in 2007 because VCAT will not be a separate public company after the merger is consummated. If the merger is not consummated and such a meeting is held, VCAT shareholders may propose matters to be presented at the 2007 annual meeting of shareholders.

Shareholder Proposals for the 2007 Annual Meeting

The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the shareholders, referred to as the “Shareholder Proposal Bylaw.” Under the terms of the Shareholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, (c) otherwise properly brought before an annual meeting by a shareholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of VCAT.

If you want us to consider including a proposal in our proxy materials relating to the annual meeting of shareholders to be held in the year 2007, you must submit such proposal to us no later than September 30, 2007. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of VCAT at our address set forth on the first page of this proxy statement.

With respect to any proposal that one of our shareholders presents at the annual meeting of shareholders relating to the fiscal year ending June 30, 2007 that is not submitted for inclusion in our proxy materials, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary of the date on which we first mailed our proxy materials for our immediately preceding annual meeting of shareholders; provided, however, that, if the annual meeting is called for a date that is not within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

To be effective, the written notice must include, as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business, and (e) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act in his, her or its capacity as a proponent of a shareholder proposal.

With respect to any proposal that a shareholder presents at the annual meeting of shareholders to be held in the year 2007 that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of shareholders will confer discretionary voting authority to vote on such shareholder proposal unless (a) we are notified of such proposal no later than October 15, 2007, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

OTHER MATTERS

The board of directors does not intend to present any items of business other than those stated in the Notice of Special Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are the Company’s shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement please notify your broker, or direct your written request to 591 Camino De La Reina, Suite 418, San Diego, California 92108, Attention: Corporate Secretary. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that VCAT files with the SEC at the SEC’s public reference room at the following location:

Public Reference Room

450 Fifth Street, N.W., Room 1024

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at “http://www.sec.gov.”

VCAT has supplied all information relating to VCAT, and IGT has supplied all information contained in this proxy statement relating to IGT, International Gaming Technology and Mariposa Acquisition Corp.

You should not send in your VCAT stock certificate(s) until you receive the transmittal materials from the exchange agent. If you are a shareholder of record who has further questions about your stock certificate(s) or the exchange of your VCAT common stock for the merger consideration, you should call our proxy solicitor and exchange agent, Mellon Investor Services LLC, at (201) 680-5271 (banks and brokers) or (888) 788-1635 (all others, toll free).

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents which we refer to or incorporate by reference into this proxy statement to vote on the merger agreement and the transactions contemplated by the merger agreement, including the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of November 9. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the payment of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed envelope or submit your proxy by telephone, using the toll-free number provided, or through the Internet, using the instructions provided. Please call our proxy solicitor, Mellon Investor Services LLC, at (201) 680-5271 (banks and brokers) or (888) 788-1635 (all others, toll free), if you have any questions about this proxy statement or the merger or need assistance with the voting procedures.

By Order of the Board of Directors,

Kevin McIntosh Senior Vice President, Chief Financial Officer, Treasurer and Secretary

San Diego, California

November 9, 2006

ANNEX A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 25, 2006, is entered into by and among IGT, a Nevada corporation (“Parent”), Mariposa Acquisition Corp., a Utah corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Venture Catalyst Incorporated, a Utah corporation (the “Company”).

BACKGROUND

A. The respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Utah Revised Business Corporation Act (the “URBCA”), whereby each issued and outstanding share of Company Common Stock (as defined in Section 3.1(c)), other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares, will be converted into the right to receive the Merger Consideration (as defined below).

B. The Merger requires the approval of the holders of a majority of the outstanding shares of Company Common Stock (the “Shareholder Approval”).

C. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

D. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Parent’s and Merger Sub’s willingness to enter into this Agreement, L. Donald Speer, II, Greg Shay and Kevin McIntosh, each a shareholder of the Company (the “Principal Shareholders”), have each entered into a Voting Agreement (the “Voting Agreement”) with Parent dated as of the date hereof substantially in the form of Exhibit A attached hereto, pursuant to which the Principal Shareholders have agreed, among other things, to vote all voting securities of the Company beneficially owned by the Principal Shareholders or for which the Principal Shareholders exercise voting power pursuant to an irrevocable proxy in favor of approval and adoption of the Agreement and the Merger.

E. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Parent’s and Merger Sub’s willingness to enter into this Agreement, the Principal Shareholders have also each entered into Non-Competition Agreements (the “Non-Compete Agreements”) with Parent and the Company dated as of the date hereof substantially in the form of Exhibit B attached hereto, pursuant to which the Principal Shareholders have each agreed, among other things, not to compete with the server-based gaming business of the Company or Parent for a period of eighteen months after consummation of the Merger.

AGREEMENT

In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the URBCA, Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of the Company and of Merger Sub in accordance with the URBCA.

Section 1.2 Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the last condition to be satisfied or waived under ARTICLE VI (except for conditions which by their terms have to be satisfied at the Closing) (the “Closing Date”), at the offices of O’Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, California, unless another time, date or place is agreed to by the parties hereto.

Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall prepare, execute and acknowledge and thereafter file articles of merger in such form as is required by Section 16-10a-1105 of the URBCA and shall make all other filings or recordings required under the URBCA. The Merger shall become effective at such time as such filing or filings are made with the Utah Division of Corporations and Commercial Code, or at such other time as Merger Sub and the Company shall agree should be specified in such filings (the date and time of such effectiveness, being the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 16-10a-1106 of the URBCA and all other effects specified in the applicable provisions of the URBCA.

Section 1.5 Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation and bylaws of Surviving Corporation shall be amended to be identical to the articles of incorporation and bylaws, respectively, of Merger Sub as in effect immediately prior to the Effective Time (except that the articles of incorporation of the Surviving Corporation shall be amended, upon the filing of the articles of merger, to change the name of the Surviving Corporation to “Mariposa Software, Inc.” or such other name as may be agreed to by the parties).

Section 1.6 Directors. At the Effective Time, each of the directors of the Company shall resign from the Board of Directors of the Company. The directors of Merger Sub at the Effective Time shall continue as the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until the earlier of their death, resignation or removal.

Section 1.8 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE

CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or Parent or by any subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.

(c) Conversion of Common Stock.

(i) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (A) owned by the Company, or Parent, Merger Sub or any other subsidiary of Parent, or (B) held by shareholders (“Dissenting Shareholders”) (1) duly exercising appraisal rights pursuant to Part 13 (Section 16-10a-1301, et al.) of the URBCA or (2) having the right, pursuant to Chapter 13 of the California General Corporations Law (the “CGCL”), to dissent to the Merger and demand payment for their shares of Company Common Stock, who properly dissent and demand payment for the fair value of such shares (“Dissenting Shares” and, collectively with the shares of Company Common Stock owned by the Company or Parent, Merger Sub or any other subsidiary of Parent, the “Excluded Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, $2.58 in cash (the “Merger Consideration”).

(ii) At the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration upon surrender of such certificates in accordance with Section 2.3 or the right, if any, to require the Surviving Corporation to purchase such shares of Company Common Stock for their “fair value” as determined in accordance with Part 13 (Section 16-10a-1301, et al.) of the URBCA or Chapter 13 of the CGCL. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock as of the Effective Time except as otherwise provided herein or by law.

Section 2.2 Closing Payments.

(a) At the Effective Time, Parent shall pay, or cause to be paid to the party specified by Parent as the exchange agent (the “Exchange Agent”), amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments pursuant to Section 2.1(c)(i) hereof to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time who are to receive the Merger Consideration.

(b) At the Effective Time, Parent shall pay, or cause to be paid to the Exchange Agent, amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments pursuant to Section 5.5 hereof to holders of Stock Options issued and outstanding immediately prior to the Effective Time.

(c) Any interest, dividends, or other income earned on the investment of cash deposited by Parent with the Exchange Agent in accordance with this Section 2.2 shall be for the account of and payable to Parent.

Section 2.3 Exchange of Certificates.

(a) Within five days following the Effective Time, the Exchange Agent (as defined below) shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (other than Excluded Shares) (i) a letter of transmittal (the “Company Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Company certificates representing shares of Company Common Stock (the “Certificates”) shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

(b) Upon surrender to the Exchange Agent of a Certificate, together with the Company Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and only upon such surrender, the holder of such Certificate shall be entitled to receive, in exchange therefor, and Parent shall promptly cause to be delivered to such holder, a check or wire transfer for the amount of Merger Consideration to which such holder is entitled, after giving effect to any required tax withholdings. The Certificates surrendered pursuant to this Section 2.3(b) shall forthwith be cancelled. If any Certificate shall have been lost, stolen, mislaid or destroyed, then upon receipt of an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed and a lost certificate indemnity, the Exchange Agent shall issue to such holder the Merger Consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted.

(c) No interest will be paid or will accrue on the amount payable upon the surrender of any Certificate. If payment is to be made to a Person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, as reasonably determined by the Exchange Agent or Parent, and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the reasonable satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not payable. One year following the Effective Time, Parent shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of certificates formerly representing shares of Company Common Stock outstanding immediately prior to the Effective Time, and thereafter such holders shall be entitled to look to the Parent only as general creditors thereof with respect to cash payable upon due surrender of their Certificates.

(d) In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, Merger Consideration may be paid or issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantees or otherwise be in proper form for transfer, and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

(e) The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this ARTICLE II shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock thereafter on the records of the Company.

Section 2.4 No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any cash otherwise payable to such holder of shares of Company Common Stock if paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.5 Dissenters’ Rights. If any Dissenting Shareholder shall be entitled to require the Company to purchase such shareholder’s shares for their “fair value,” as provided in Part 13 (Section 16-10a-1301, et al.) of the URBCA or Chapter 13 of the CGCL, the Company shall give Parent prompt notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares held by such shareholder shall thereupon be entitled to be surrendered in exchange for cash as provided by Section 2.1 and Section 2.3 hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. Except as set forth on the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided that any information set forth in one section of the disclosure schedule shall be deemed to apply to each subsection of this Section 3.1 to which its relevance is readily apparent on its face) delivered to Parent by the Company as of the date hereof (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:

(a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power and authority to carry on its business as now being conducted. Except as set forth on Schedule 3.1(a) of the Company Disclosure Schedule, the Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company. The Company has made available to Parent complete and correct copies of its articles of incorporation and bylaws, each as amended to the date hereof.

(b) No Subsidiaries or Other Equity Interests. The Company has no Subsidiaries and except as set forth on Section 3.1(b) of the Company Disclosure Schedule, does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited partnership, limited liability company, joint venture or other entity.

(c) Capital Structure. The authorized capital stock of the Company consists as of the date hereof, and as of the Effective Time, of 100,000,000 shares of common stock, $.001 par value per share (“Company Common Stock”). Other than the Company Common Stock, no other class or series of capital stock is authorized by the Company. The rights, privileges and preferences of the Company Common Stock are as stated in the Company’s Articles of Incorporation, as amended to date. As of the date hereof, (i) 7,221,598 shares of Company Common Stock are issued and outstanding, (ii) no shares of Company

Common Stock are held by the Company in its treasury, and (iii) 4,780,750 shares of Company Common Stock are reserved for issuance upon exercise of the Stock Options (as hereinafter defined). All issued and outstanding shares of Company Common Stock are, and all shares of Company Common Stock which may be issued upon the exercise of Stock Options will be, duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights and, as to all shares of Company Common Stock which may be issued upon the exercise of Stock Options, are not subject to any preemptive rights. To the Knowledge of the Company, there are no voting trusts, voting agreements, irrevocable proxies or other agreements with respect to any shares of capital stock of the Company, other than the Voting Agreements. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for other securities having the right to vote) on any matters on which the shareholders of the Company may vote. Except as set forth above, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company. The Company is not a party to any agreement, arrangement or commitment of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby), or to cause the Company to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or which otherwise relate to the registration of any securities of the Company. There are no declared or accrued dividends on the Company Common Stock.

(d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Shareholder Approval of this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, “Liens”) upon any of the properties or assets of the Company under, (i) the articles of incorporation or bylaws of the Company, (ii) except as set forth in Section 3.1(d) of the Company Disclosure Schedule, any Material Contract, or (iii) subject to the governmental filings, approvals and other matters referred to in the following paragraph, any judgment, order, decree, statute, law, ordinance, rule or regulation (including, without limitation, those of the National Indian Gaming Commission, the California Gambling Control Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission or any other tribal or governmental authority regulating any form of gaming) applicable to the Company or its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults or rights that individually or in the aggregate would not (A) have a Material Adverse Effect on the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, including, without limitation, the National Indian Gaming Commission, the California Gambling Control Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission or any other tribal or governmental authority regulating any form of gaming (a “Governmental Entity”), is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the “SEC”) of (x) the Proxy Statement (as defined in Section 5.1) and (y) such reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the articles of merger with the Utah Division of Corporations and Commercial Code and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) the approval by (A) the Nevada State Gaming Control Board and the Nevada Gaming Commission under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder and (B) other gaming regulatory bodies in jurisdictions where the Company is engaged in business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not have a Material Adverse Effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither the Company nor, to the Knowledge of the Company, any director or officer of the Company has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years, asserting that a license of it or them, as applicable, under any Gaming Laws (as defined in Section 3.1(p)) is being or may be revoked or suspended other than such claims, demands, notices, complaints, court orders or administrative orders which would not have a Material Adverse Effect on the Company.

(e) SEC Documents; Financial Statements. Since July 1, 2003, the Company has timely filed with the SEC all required reports and forms and other documents (the “Company SEC Documents”). As of their respective effective dates or dates of filing, as the case may be, for Company SEC Documents filed under the Securities Act or the Exchange Act, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except that the unaudited statements do not contain all notes required by GAAP and are subject to normal year-end audit adjustments) applied on a consistent basis during the periods involved (except as may be disclosed therein or required by changes in GAAP) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except as set forth in the Company SEC Documents filed prior to the date hereof and publicly available and except for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company SEC Documents or (ii) as required under this Agreement, the Company has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

(f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting (as defined in Section 5.1(d)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

(g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date hereof and publicly available, since July 1, 2005, the Company has conducted its business only in the ordinary course consistent with prior practice, and there has not been (i) any Material Adverse Change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company’s capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any granting by the Company to any officer or employee of the Company of (A) any increase in compensation or (B) any right to participate in (by way of bonus or otherwise) the profits of the Company, except, in each case, in the ordinary course of business consistent with prior practice or as was required under employment agreements or salary or wage policies in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date hereof (a list of all such employment agreements or salary or wage policies being set forth in Section 3.1(g) of the Company Disclosure Schedule), (v) any granting by the Company to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date hereof and publicly available, (vi) any entry into, or renewal or modification, by the Company of any employment, consulting, severance or termination agreement with any officer, director or employee of the Company, (vii) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Material Adverse Effect on the Company, (viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, or (ix) any other action taken by the Company which, if Section 4.1 had then been in effect, would have been prohibited by such Article if taken without Parent’s consent (and no agreement, understanding, obligation or commitment to take any such action exists).

(h) Litigation. Except as disclosed in the Company SEC Documents filed prior to the date hereof and publicly available, there is no suit, action, investigation, audit or proceeding pending or, to the Knowledge of the Company, threatened against the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company.

(i) Brokers. Neither the Company nor any of its officers, directors or employees has employed any broker or finder, or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees (other than Duff & Phelps, LLC (“Broker”) and the amounts payable to Broker under that certain agreement dated April 11, 2006), and, other than Broker, no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby. A true, correct and complete copy of the Company’s definitive engagement letter with Broker has been delivered to Parent.

(j) Voting Requirements. The Board of Directors of the Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement; and (iii) recommended approval of this Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company’s shareholders. The Shareholder Approval is the only approval of the holders of any class or series of the Company’s capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

(k) Real Property. Section 3.1(k) of the Company Disclosure Schedule sets forth a list of all real property which the Company leases as of the date hereof (“Leased Real Property”), setting forth the location of the leased premises, the term of the lease, the square footage of the leased premises and the current monthly lease payments. Each of the leases relating to Leased Real Property is a valid and subsisting leasehold interest of the Company. To the Knowledge of the Company, each Leased Real Property is free of subtenancies and other occupancy rights and Liens (other than statutory Liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, and repairmen’s Liens or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue or being contested in good faith by appropriate proceedings, or any Lien affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder, which does not materially impair the value or use of such Leased Real Property), and is a valid and binding obligation of the Company and, to the Knowledge of the Company, each other party thereto, enforceable against the Company and, to the Knowledge of the Company, each other party thereto in accordance with its terms. True, correct and complete copies of the Real Property Leases have been delivered to Parent prior to the date hereof and such Real Property Leases have not been amended or modified since that date. There are no material disputes with respect to any Real Property Lease, and neither the Company nor, to the Knowledge of the Company, any other party to each Real Property Lease is in breach or default under such Real Property Lease, and to the Knowledge of the Company, no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Real Property Lease. The Company does not owe any brokerage commissions or finder’s fees with respect to any Real Property Lease which have not been accrued or reserved for in the Company’s financial statements. The Company does not own any real property. The Company has good and marketable fee title to, or, in the case of leased assets, has good and valid leasehold interests in, all of its other tangible and intangible assets, used or held for use in, or which are necessary to conduct, the business of the Company in all material respects as currently conducted, free and clear of any Liens.

(l) ERISA Compliance.

(i) The Company has delivered to, or made available for review by, Parent true and complete copies of all “employee pension benefit plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (sometimes referred to herein as “Pension Plans”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) and all other collective bargaining agreements or bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plans, arrangements or understandings (collectively, “Benefit Plans”) currently maintained, or contributed to, or required to be maintained or contributed to, by the Company as of the date hereof, including all employment, termination, severance or other contracts for the benefit of any current or former employees, officers or directors of the Company. Each of the Company’s Benefit Plans is set forth on Section 3.1(l) of the Company Disclosure Schedule. The Company has delivered to, or made available for review by, Parent true, complete and correct copies of (A) the most recent annual report on Form 5500 filed with the Internal Revenue Service (“IRS”) with respect to each of its Benefit Plans (if any such report was required) including all attachments thereto, (B) the most recently prepared actuarial report, if any, for each such Benefit Plan, (C) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required, (D) the most recently received IRS determination or opinion letter, if any, for each such Benefit Plan that is intended to be qualified under Section 401(a) of the Code, (E) each trust agreement and group annuity contract relating to any such Benefit Plan, and (F) all discrimination tests for each such Benefit Plan for the most recent three plan years.

(ii) Each of the Company’s Benefit Plans has been administered in all material respects in accordance with its terms. The Company and all such Benefit Plans are in compliance in all material respects with applicable provisions of ERISA, the Code and other applicable law. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Company’s Benefit Plans have been timely made or accrued.

(iii) Each of the Company’s Pension Plans that is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has been the subject of a determination or opinion letter from the IRS to the effect that such Pension Plan or such trust is qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination or opinion letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened, nor has any such Pension Plan or trust been amended since the date of its most recent determination letter in any respect that would adversely affect its qualification.

(iv) No plan currently or ever in the past maintained, sponsored, contributed to or required to be contributed to by the Company or by any Person or entity that, together with the Company, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a “Commonly Controlled Entity”) is or within the past six (6) years was (1) a “multiemployer plan” as defined in Section 3(37) of ERISA, (2) a plan described in Section 413 of the Code, (3) a plan subject to Title IV of ERISA, (4) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (5) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.

(v) None of the Company, any officer of the Company or any trustee or administrator or any of the Company’s Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that will subject the Company, or any officer of the Company, to tax or penalty under ERISA, the Code or other applicable law that is material to the business of the Company and that has not been corrected.

(vi) Except as expressly set forth in this Agreement, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of the Company or the beneficiary or dependent of any such employee or former employee.

(vii) With respect to any of the Company’s Benefit Plans that is an employee welfare benefit plan, (A) no such Benefit Plan is funded through a “welfare benefit fund,” as such term is defined in Section 419(e) of the Code, (B) each such Benefit Plan that is a “group health plan,” as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (C) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company on or at any time after the Effective Time.

(viii) No action, suit or claim (excluding claims for benefits incurred in the ordinary course) has been brought or is pending or, to the Knowledge of the Company, threatened against or with respect to any of the Company’s Benefit Plans or the assets or any fiduciary thereof (in that Person’s capacity as a fiduciary of such Benefit Plan). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by the IRS, Department of Labor, or other Governmental Entity with respect to any of the Company’s Benefit Plans.

(m) Employees.

(i) The Company is not a party to any collective bargaining agreement and there are no labor unions or other organizations representing any employee of the Company. To the Knowledge of the Company, there are no labor unions or other organizations that have filed a petition with the National

Labor Relations Board or any other government entity prior to the date hereof seeking certification as the collective bargaining representative of any employee of the Company. To the Knowledge of the Company, no labor union or organization is engaged in or threatening to engage in any organizing activity with respect to any employee of the Company. Prior to the date hereof, there has not been, and there is not pending or, to the Knowledge of the Company, threatened, any (1) strike, lockout, slowdown, picketing, or work stoppage with respect to the employees of the Company or (2) unfair labor practice charge against the Company.

(ii) During the three years preceding the date hereof, the Company has not been a party to, nor threatened in writing with, any lawsuit, claim in arbitration, or charge or claim before any governmental agency, in which the Company was, or is, alleged to have violated any state or federal laws or regulations relating to employment, equal opportunity, discrimination, harassment, retaliation, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and/or privacy rights of employees.

(iii) With respect to each individual employee of the Company, Section 3.1(m) of the Company Disclosure Schedule lists all current employees of the Company as of the date hereof, and for each such employee: (i) job position; (ii) job location; (iii) classification as full-time or part-time; (iv) classification as exempt or non-exempt under applicable state or federal overtime regulations; (v) current hourly rate of compensation or base salary (as applicable); (vi) total 2004 and 2005 compensation; (vii) target incentive compensation for 2006 (commission and/or bonus, as applicable); (viii) any other compensation or allowance; (ix) vacation and paid time off accrual rate per year; (x) accrued but unused vacation and paid time off; (xi) last pay review date; (xii) hours of work per week (for non-exempt and part-time employees); (xiii) visa type (if any); and (xiv) the commencement date of employment. To the Knowledge of the Company, as of the date of this Agreement, with the exception of the Transferred Employees (as such term is defined in the Asset Purchase Agreement), no executive, key employee or group of employees of the Company listed on Section 3.1(m) of the Company Disclosure Schedule has indicated any plans to terminate employment with the Company before or immediately after the Closing.

(iv) During the three years preceding the date of the Agreement, the Company has complied in all material respects with all laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, anti-discrimination, anti-harassment, anti-retaliation, collective bargaining and the payment of social security and other Taxes. The Company currently, and for each of the prior three years, has completed Form I-9s on file with respect to each of its employees and has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees during the three-year period preceding the date hereof. For the three years preceding the date hereof, the Company is not liable for (1) any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, (2) for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice), or (3) any misclassification of any person as (x) an independent contractor rather than as an employee, or (y) an employee exempt from state or federal overtime regulations.

(v) During the three years preceding the date hereof, the Company has not effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) (or any similar state, local or foreign law)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or (ii) a “mass layoff” (as defined in the WARN Act (or any similar state, local or foreign law)) affecting any site of employment or facility of the Company.

(vi) The Company is not a party to any contract, agreement, or arrangement with any employee or independent contractor of the Company that (i) restricts the Company’s right to terminate the employment or consulting relationship with respect to any employee or independent contractor without cause or without a specified notice period, or (ii) obligates the Company to pay severance or provide vesting acceleration on shares or other securities of the Company to any employee or independent contractor of the Company upon either a termination of such person’s employment, consulting, or other relationship with the Company, or upon a change in control of the Company.

(vii) No Benefit Plan of the Company provides or, to the extent there is any remaining liability or potential liability with respect thereto, has ever provided compensation or benefits, including death, medical or health benefits (whether or not insured), after an employee’s termination of employment, and the Company has no liabilities (contingent or otherwise) with respect thereto other than (A) continuation coverage required pursuant to Section 4980B of the Code and Part 6 of Title 1 of ERISA, and the regulations thereunder, and any other applicable law, (B) death benefits or retirement benefits under any employee pension benefit plan intended to be qualified under Section 401(a) of the Code or (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

(viii) To the Knowledge of the Company, no stockholder, director, officer, employee or consultant of the Company is obligated under any contract or agreement, or subject to any judgment, decree, or order of any Governmental Entity or arbitrator, that would reasonably be expected to interfere with such person’s efforts to promote the interests of the Company or that would reasonably be expected to interfere with the Company’s business. Neither the execution nor delivery of this Agreement will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees, or consultants is now bound.

(n) Taxes.

(i) The Company has timely filed all material federal, state, local and foreign tax returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) (“Tax Returns”) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax required to be filed by it through the date hereof and shall timely file all such Tax Returns required to be filed on or before the Effective Time. All such Tax Returns are and will be true, complete and correct in all material respects. The Company has paid and discharged all material Taxes due from it, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for on the most recent financial statements contained in the Company SEC Documents filed prior to the date hereof and publicly available. No liability for Taxes has been incurred by the Company subsequent to such date other than in the ordinary course of business.

(ii) All Taxes that the Company was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and the Company has materially complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owning to any employee, creditor, independent contractor, or other third party.

(iii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the IRS or any other taxing authority or agency against the Company, which, if resolved against the Company, would have a Material Adverse Effect upon the Company. No requests for waivers of the time to assess any taxes have been granted or are pending. No power of attorney has been granted by the Company with respect to taxes which is currently in force and being utilized.

(iv) The Company is not liable for the taxes of any Person, including, without limitation, as a result of the application of Treasury Regulations Section 1.1502-6, any analogous provision of state, local or foreign law, or as a result of any contractual arrangement with any third party or with any taxing authority.

(v) The Company does not constitute either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date hereof or (ii) that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(vi) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code, and no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

(vii) None of the Company’s assets is “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(viii) There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are required to be taken into account by the Company in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date or as a result of the transactions contemplated by this Agreement.

(ix) There is no material limitation on the utilization by the Company of its net operating losses, built-in losses, Tax credits, or similar items under Sections 382, 383, or 384 of the Code or comparable provisions of foreign, state or local law (other than any such limitation arising as a result of the consummation of the transactions contemplated by this Agreement).

(x) The Company is not nor has it ever been (i) a member of a group of corporations with which it has filed (or been required to file) group, consolidated, combined or unitary Tax Returns, (other than a group of which only the Company is or was a member or a group in which the Company was the common parent), or (ii) is a party to or bound by any tax indemnity, tax sharing, or tax allocation agreement.

(xi) Section 3.1(n) of the Company Disclosure Schedule sets forth each jurisdiction (other than United States federal) in which the Company is currently required to file a Tax Return or is liable for any Taxes. The Company has not been informed by any jurisdiction that such jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has made available to Parent correct and complete copies of all income Tax Returns filed with respect to the Company for taxable periods ending after January 1, 2001, all examination reports, and statements of deficiencies assessed against or agreed to by the Company and all private letter rulings, revenue agent reports, information document requests, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Company.

(xii) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (i) installment sale or other open transaction disposition made on or prior to the Closing Date; or (ii) prepaid amount received on or prior to the Closing Date.

(xiii) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company, other than with respect to Taxes not yet due and payable.

(xiv) The Company has not been a party to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1), a transaction that is or is substantially similar to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2) or any other transaction requiring disclosure under analogous provisions of state or local Tax law.

(xv) As used in this Agreement, “Taxes” includes all federal, state, local and foreign income, gross receipts, franchise, property, sales, use, excise, transfer, alternative minimum, add on,

registration, windfall profit, stamp, occupation, employment, severance, social security, disability, payroll, withholding, environmental, customs, duties, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, including obligations for withholding taxes from payments due or made to any other Person, and any interest, penalties or additions to taxes.

(o) No Excess Parachute Payments. No amount required to be paid (whether in cash or property or the vesting of property) in connection with any of the transactions contemplated by this Agreement to any employee, officer or director of the Company or any of its affiliates who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan of the Company currently in effect or in effect as of the Closing Date is reasonably expected to be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(p) Compliance with Applicable Laws.

(i) The Company has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (“Permits”) necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and the Company is not in default under any such Permit, in any material respect. The Company has not received any verbal or written communication providing that a Governmental Entity is considering limiting, suspending or revoking any of the Company’s Permits. Except as disclosed in the Company SEC Documents filed prior to the date hereof and publicly available, the Company is in material compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity.

(ii) The Company is, and, to the Knowledge of the Company, its directors, officers, and persons performing management functions similar to officers are, in material compliance with all Gaming Laws applicable to the Company. The term “Gaming Laws” means any federal, state, local, tribal or foreign statute, ordinance, rule, regulation, permit, consent, registration, qualification, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition of limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of the Company or Parent, as the case may be, or any of Parent’s subsidiaries.

(q) Environmental.

(i) The Company is, and has been, in compliance, in all material respects, with all applicable Environmental Laws. The Company has not received notice of any actual or potential violations or liabilities arising under Environmental Laws. The term “Environmental Laws” means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including any applicable requirement to register underground storage tanks, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; (C) protection of the environment; or (D) employee health and safety.

(ii) To the Knowledge of the Company, during the period of ownership or operation by the Company of its current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or any surrounding site. The Company has not shipped or cause to be shipped any Hazardous Material to any disposal site for which it is or will be subject to any liability. Prior to the period of ownership or operation by the Company of its current or previously owned or leased properties, no Hazardous Material was generated, treated, stored, disposed of, used, handled, released or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site. The term “Hazardous

Material” means (A) hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 9601 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq. and the Clean Air Act, 42 U.S.C. § 7401 et seq., and any local or state statutes or regulations analogous to the foregoing statutes, (B) petroleum, including crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) asbestos and/or asbestos-containing material, (E) polychlorinated biphenyls (“PCBs”) or materials or fluids containing PCBs in excess of 50 ppm, and (F) radon.

(r) Material Contracts; Debt Instruments. Except as listed in Section 3.1(r) of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company (the “Material Contracts”) as of the date hereof. For purposes of this Section 3.1(r), “material” means each contract (i) reasonably anticipated to involve annual payments of $50,000 or more, aggregate payments of $100,000 or more, or which has an unexpired term in excess of one year; (ii) listed or which would be required to be listed as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2005, or included as a material contract in any subsequent filing by the Company under the Exchange Act, as amended, in each case, under the rules of the SEC; (iii) relating to indebtedness for borrowed money, excluding trade credit or payables in the ordinary course of business; (iv) creating any guarantee or keepwell arrangement or other agreement to be liable for the obligations of another Person other than the Company; (v) any joint venture, profit sharing or partnership agreement; (vi) which is an interest rate, equity or other swap or derivative instrument; (vii) which contains any provision or covenant limiting or restricting the ability of the Company to sell any products or services of or to any Person, engage in any line of business or compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company; (viii) granting or creating any security interest in, or lien on, any property or assets of the Company; or (ix) which contains any provision changing (including, for such purposes, an acceleration of payments or benefits, or the triggering of severance obligations) the benefits under, or terms of, such contract based on a “change of control,” “change of ownership,” “sale of the company” or similar type of event. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation or default under) any Material Contract, except for such violations or defaults which would not have a Material Adverse Effect on the Company. The Company has no outstanding commitments, whether written or oral, to deliver or provide to any customer a product containing or requiring any functionality or technology which the Company has not fully developed for production, excluding customer-requested modifications to existing technologies already in production by the Company which the Company has the current capabilities to make, as of the date hereof.

(s) Intellectual Property.

(i) Section 3.1(s) of the Company Disclosure Schedule lists, as of the date hereof, (A) all patents held by the Company and all pending patent applications by the Company, including for each such patent the serial or patent number, country, filing and issue date and title; (B) all registered trademarks of the Company, and all pending applications for registration by the Company of trademarks, including for each such trademark, the registration or application number, country, filing and registration date; (C) all registered copyrights of the Company and all applications by the Company for registration of copyrights, including the registration number, country and filing and registration date of each such copyright; (D) all covenants not to sue and licenses, whether express or implied, by the Company to any Person or entity of any of the rights identified in subparagraphs (A) through (C) above; and (E) all covenants not to sue and licenses, whether express or implied, by any other Person or entity to the Company of any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other Person or entity.

(ii) With respect to each covenant or license identified in Section 3.1(s)(i) (each, a “License”), there is no material default (or event that with the giving of notice or passage of time would constitute a material default) by the Company or, to the Knowledge of the Company, the other party thereto. The Company has not received any written notice (and the Company does not have Knowledge) of claims asserted by any person to use any patents, trademarks, service marks, trade names, copyrights, technology, know-how or processes licensed by or to the Company or challenging or questioning the validity or effectiveness of any License.

(iii) The Company has good and valid title, unencumbered by any Lien, to, or otherwise possesses adequate rights to use, all patents, trademarks, trade names, copyrights, inventions, trade secrets, software licenses and other proprietary information necessary to permit the Company to conduct the business and operations of the Company in substantially the same manner as it had been conducted prior to the date hereof. To the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in the invalidity or unenforceability of any of the claims of the patents held or used by the Company.

(iv) To the Knowledge of the Company, the Company has not, nor has it been alleged to have, infringed upon any patent, trademark, trade name or copyright or misappropriated any trade secret of a third-party.

(v) All current or former officers, directors, employees and consultants of the Company have assigned all of their rights in and to, including any inventorship rights, all patents (including pending patents), trademarks, copyrights, inventions and other intellectual property material to the conduct of the business and operations of the Company or if any such assignments have not been made, the Company has the valid and enforceable right to execute and file such assignments on behalf of such current or former officers, employees or directors.

(vi) The Company has used reasonable efforts to maintain the confidentiality of all Company source code and other trade secrets and confidential information of the Company, including having all Company employees and contractors execute non-disclosure agreements restricting the use and disclosure of such code and information.

(vii) All Company software products have been originally developed either by employees or contractors of the Company who have executed written agreements assigning all of their rights in such products to the Company, including all copyrights and moral rights.

(viii) No Company software products contain any third-party software, code or other third-party content or components, including without limitation any third-party software of the types commonly known as open source, freeware, shareware or public domain.

(ix) Company has not released or provided source code for any of the Company software products to any of its customers, and has not deposited or obligated itself to deposit any such source code into any escrow accounts for the benefit of any third party, or obligated itself to otherwise release or provide any such source code to any party for any reason, and neither this Agreement nor the transactions contemplated herein will result in the release of any such source code under any such escrow arrangement.

(t) Compliance with Sarbanes-Oxley Act. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Chief Executive Officer and Chief Financial Officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “SOX Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in any such certification are complete and correct. Since the Company’s filing of its Form 10-KSB with the SEC for its fiscal year ended June 30, 2005, there have been no changes in the Company’s system of internal control over financial reporting which changes would adversely affect the Company’s system of internal control over financial reporting. To the Knowledge of the Company, the Company’s system of internal controls over financial reporting is effective. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act). The Company is otherwise in compliance with all applicable effective provisions of the SOX Act.

(u) Insider Interests. No shareholder, officer, director, employee or agent of the Company or any affiliate of any officer or director of the Company (as the term “affiliate” is defined in Rule 12b-2 under the Exchange Act), (i) has any interest in any material assets or property (whether real or personal, tangible or intangible) of or used in the business of the Company (other than as an owner of outstanding securities of the Company), or (ii) is indebted or otherwise obligated to the Company in an amount in excess of $60,000. The Company is not indebted or otherwise obligated to any such Person, except for amounts not in excess of $60,000 or amounts due under normal arrangements applicable to directors, officers or employees generally as to salary or fees or reimbursement of ordinary business expenses not unusual in amount or significance. The Company has not (i) since July 1, 2002, entered into any relationship or transaction of a sort that would be required to be disclosed by the Company in a proxy statement for a meeting relating to the election of directors pursuant to Item 404 of Regulation S-K, except for those matters that have been disclosed in the Company SEC Reports filed prior to the date hereof, or (ii) since the effective date of the SOX Act, taken any action prohibited by Section 402 of the SOX Act. As of the date hereof, to the Knowledge of the Company, there are no losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of the Company to indemnification by the Company under applicable law, the articles of incorporation or bylaws of the Company or any insurance policy maintained by the Company.

(v) Noncompetition. The Company is not, and after the Effective Time neither the Surviving Corporation nor Parent will be by reason of any agreement to which the Company is a party as of the date hereof, subject to any non-competition or similar restriction on their respective businesses.

(w) Fairness Opinion. The Special Committee appointed by the Board of Directors of the Company has received the opinion of Broker to the effect that the Merger Consideration is, as of the date hereof, fair from a financial point of view to shareholders of the Company. The Company will furnish an accurate and complete copy of the written confirmation of such opinion to Parent as soon as reasonably practicable after the date hereof.

Section 3.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Company as follows:

(a) Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect on Parent.

(b) Authority; Noncontravention. Parent and Merger Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms.

The execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement and compliance by Parent and

Merger Sub with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the articles of incorporation or bylaws of Parent or the comparable charter or organizational documents of any of its subsidiaries, (ii) any contract for the provision of any form of gaming services or products between Parent or any of its subsidiaries and any third party, any loan or credit agreement, note, bond, mortgage, indenture, lease, joint venture or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings, approvals and other matters referred to in the following paragraph, any judgment, order, decree, statute, law, ordinance, rule or regulation (including, without limitation, those of the National Indian Gaming Commission, the California Gambling Control Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission or any other tribal or governmental authority regulating any form of gaming) applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults or rights that individually or in the aggregate would not (A) have a Material Adverse Effect on Parent, (B) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the articles of merger with the Utah Division of Corporations and Commercial Code and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (iii) the approval by (A) the Nevada State Gaming Control Board and the Nevada Gaming Commission under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder and (B) other gaming regulatory bodies in jurisdictions where Parent or its subsidiaries are engaged in business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not have a Material Adverse Effect on Parent, impair in any respect the ability of Parent to perform its obligations under this Agreement, or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither Parent nor any subsidiary of Parent nor any director or officer of Parent or of any subsidiary of Parent has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years, asserting that a license of it or them, as applicable, under any Gaming Laws (as defined in Section 3.1(p)) is being or may be revoked or suspended which would prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or which would have a Material Adverse Effect on Parent.

(c) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Voting Requirements. The Boards of Directors of Parent and Merger Sub at a meeting duly called and held (or by a valid written consent): (i) determined that the Merger is advisable and fair and in the best interests of Parent and its shareholders; and (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement. No vote of the holders of any class or series of the Parent’s or Merger Sub’s capital stock is necessary to approve the Merger, this Agreement or the transactions contemplated by this Agreement, except for the approval by Parent as the sole shareholder of Merger Sub, which approval has been obtained.

(e) Brokers. Neither Parent nor any of its subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder, or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Parent or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby.

(f) Interim Operations of Merger Sub.

(i) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

(ii) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(g) Financial Ability. Parent has available cash on hand to pay the Merger Consideration and the other amounts payable by Parent pursuant to this Agreement.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1 Conduct of Business. Except as expressly set forth in this Agreement or with the prior written consent of Parent (which consent may be withheld by Parent in its sole discretion, but such determination to grant or withhold a consent shall be promptly made and communicated to the Company) during the period from the date hereof to the Effective Time or until the earlier termination of this Agreement pursuant to its terms, the Company shall carry on its business in the usual, regular and ordinary course consistent with the manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as expressly set forth in this Agreement or with the prior written consent of Parent (which consent may be withheld by Parent in its sole discretion, but such determination to grant or withhold a consent shall be promptly made and communicated to the Company), between the date hereof and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, the Company shall not, except as set forth on Schedule 4.1:

(a) (1) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, (2) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (3) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for repurchases of unvested shares at cost in connection with the termination of the employment or consulting relationship with any employee or consultant pursuant to stock option or purchase agreements (to the extent true and correct copies of such stock option or purchase agreements have been provided to Parent prior to the date hereof);

(b) other than the issuance of Company Common Stock upon the exercise of Stock Options outstanding on the date hereof in accordance with their present terms, (1) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (2) amend, waive or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement) or (3) accelerate the vesting of any of the Stock Options (except as contemplated by this Agreement);

(c) amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

(d) acquire or agree to acquire (for cash or shares of stock or otherwise) (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (B) any assets with a fair market value in excess of $50,000 except purchases of fixtures, furniture, supplies and equipment in the ordinary course of business consistent with past practice;

(e) commence or undertake or agree to commence the operation or development of a casino or other gaming operations of any nature (excluding the existing gaming operations of the Company);

(f) mortgage or otherwise encumber or subject to any Lien, or sell, lease, license, exchange or otherwise dispose of any of, its properties or assets, except for sales and licenses of its properties or assets in the ordinary course of business consistent with past practice;

(g) (1) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (2) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans or advances to employees of the Company for travel or business expenses in the ordinary course of business;

(h) authorize any capital commitment or capital lease which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $100,000;

(i) make, amend or rescind any express or deemed election relating to material taxes, make a request for a tax ruling or enter into a closing agreement, file any amendments to any previously filed Tax Returns, surrender any right to claim an amount of refund of any Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending June 30, 2005, except as may be required by applicable law;

(j) settle or compromise any pending or threatened suit, action, claim (other than claims related to accounts receivable of the Company which were fully reserved against in the most recent consolidated financial statements of the Company included in the Company SEC Documents) or initiate any litigation against any third party;

(k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice;

(l) (1) increase the rate of compensation payable or to become payable generally to any of the Company’s directors, officers or employees other than usual and customary increases in the ordinary course of business consistent with past practice or as required under employment agreements or salary or wage policies set forth in Section 3.1(g) of the Company Disclosure Schedule, (2) pay or agree to pay any pension, retirement allowance, severance, continuation or termination benefit or other material employee benefit, except as required under a Pension Plan, Benefit Plan or employment agreement in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date hereof and publicly available or as otherwise provided to Parent in writing prior to the date hereof, (3) establish, adopt or commit itself to any additional pension, profit sharing, bonus (excluding retention bonuses not in excess of $135,000 in the aggregate), incentive, change in control, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other material employee benefit plan, agreement or arrangement, or amend or modify or increase the benefits under or take any action to accelerate the rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or arrangement, including the Stock Option Plans or other Benefit Plans, except to the extent necessary to comply with applicable law or as contemplated by this Agreement, (4) enter into any severance, change in control, or employment agreement with or for the benefit of any Person (except as contemplated by this Agreement), or (5) increase the rate of compensation under or otherwise change the terms of any existing employment agreement (except as contemplated by this Agreement);

(m) except in the ordinary course of business consistent with past practice or to the extent necessary to comply with applicable law, enter into, modify, or amend in any material respect, or renew, fail to renew or terminate, any material contract or agreement to which the Company is a party (including without limitation any Company Benefit Plan) or waive, release or assign any material rights or claims;

(n) change fiscal years;

(o) take any action to change in any material respect its accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable), except as required by GAAP to the extent that the Company has notified Parent in writing prior to making such change required by GAAP;

(p) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company;

(q) enter into any collective bargaining agreement;

(r) engage in any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of the Company’s affiliates other than pursuant to such agreements existing on the date hereof and disclosed on the Company Disclosure Schedule;

(s) enter into any agreement which contains any provision or covenant limiting or restricting the ability of the Company, or any of its affiliates, to sell any products or services of or to any Person, engage in any line of business or compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its affiliates;

(t) enter into any agreement with respect to its Mariposa Software; or

(u) authorize any of, or commit or agree to take any of, the foregoing actions.

Section 4.2 No Inconsistent Activities.

(a) In light of the consideration given by the Board of Directors of the Company prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, and in light of the Company’s representations contained in Section 3.1(j), and Section 3.1(w), the Company agrees that it shall not, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes a Takeover Proposal (as defined below), or (ii) participate in any negotiations or discussions regarding any Takeover Proposal or furnish to any Person any nonpublic information with respect to a Takeover Proposal, or (iii) approve or endorse or recommend any Takeover Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment accepting any Takeover Proposal or relating to any Takeover Proposal

(other than a confidentiality agreement entered into with a party making a Takeover Proposal contemplated by clause (x) below); provided, however, that if, at any time prior to obtaining Shareholder Approval of adoption of this Agreement (the “Applicable Period”), the Company receives a bona fide Takeover Proposal that did not result from a breach of this Section 4.2(a), and the Board of Directors of the Company determines in good faith, (A) after consultation with its outside legal and financial advisors, that such Takeover Proposal is, or is reasonably likely to result in, a Superior Proposal (as defined in Section 4.2(c) hereof), and (B) after consultation with its outside legal advisor, that failure to do so is reasonably likely to result in a breach of the Board of Directors’ fiduciary obligations under applicable law, the Company may (x) furnish information with respect to the Company to the Person making such proposal (and its representatives) pursuant to a confidentiality agreement containing terms no less favorable in the aggregate to the Company than those set forth in that certain Confidentiality Agreement (the “Confidentiality Agreement”), dated as of September 8, 2005, between Parent and the Company (provided, that such confidentiality agreement shall not in any way restrict the Company from complying with its disclosure obligations under this Agreement, including with respect to such proposal) and (y) participate in discussions or negotiations regarding such proposal. The Company shall, and shall cause officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives retained by it to, immediately cease and cause to be terminated any discussions or negotiations with any third party (other than Parent or Merger Sub) conducted heretofore with respect to any Takeover Proposal. For purposes of this Agreement, “Takeover Proposal” means any bona fide inquiry, proposal, request or offer from any Person (other than Parent or Merger Sub) relating to (i) any direct or indirect acquisition or purchase of a business or assets that constitutes 10% or more of the net revenues, net income or the assets (including equity securities) of the Company, (ii) any direct or indirect acquisition or purchase of 10% or more of any class of voting securities of the Company, (iii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of voting securities of the Company, (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, in each case other than the transactions contemplated by this Agreement, or (v) any sale, lease, exchange, transfer, license, acquisition, or disposition of more than 10% of the assets of the Company.

(b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an “Acquisition Agreement”) related to any Takeover Proposal.

(c) Notwithstanding the foregoing, in response to a Takeover Proposal that did not otherwise result from a breach of Section 4.2(a) of this Agreement, during the Applicable Period, the Board of Directors of the Company may, if it determines in good faith, after consulting with outside counsel, that the failure to take such action is reasonably likely to result in a breach of the Board of Directors’ fiduciary obligations under applicable law, (A) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or any committee thereof of this Agreement or the Merger, (B) approve or recommend, or propose to approve or recommend, such Superior Proposal (any of the foregoing actions contemplated by clause (A) or (B), a “Change of Recommendation”) or (C) terminate this Agreement pursuant to Section 7.1(h) of this Agreement, but only after:

(i) such Board of Directors has determined in good faith that such Takeover Proposal constitutes a Superior Proposal;

(ii) the Company shall have delivered to Parent written notice at least five business days prior to publicly effecting such Change of Recommendation or terminating this Agreement which shall state expressly (1) that the Company has received a Superior Proposal, (2) the material terms and conditions of the Superior Proposal and the identity of the Person or group making the Superior Proposal, and (3) that the Company intends to effect a Change of Recommendation or terminate this Agreement;

(iii) during the five business day period referenced in clause (ii) above, the Company negotiates with Parent in good faith with respect to adjustments to the terms and conditions of this Agreement that Parent may suggest during such period; and

(iv) during the five business day period referenced in clause (ii) above, such Board of Directors does not conclude in good faith that such Takeover Proposal (including any adjustments thereto during such five business day period) no longer constitutes a Superior Proposal.

For purposes of this Agreement, “Superior Proposal” means any written bona fide offer made by a third party other than Parent or Merger Sub to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company or all of the outstanding voting securities of the Company, on terms that the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) to be more favorable (taking into account (i) all financial considerations, including relevant legal, financial, regulatory and other aspects of such Takeover Proposal and the Merger and the other transactions contemplated by this Agreement deemed relevant by the Board of Directors, (ii) the identity of the third party making such Takeover Proposal and (iii) the conditions and prospects for completion of such Takeover Proposal) to the Company’s shareholders than the Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by Parent to amend or modify the terms of the Merger and the other transactions contemplated by this Agreement).

(d) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.2, the Company shall (i) as promptly as practicable advise Parent of any Takeover Proposal, the principal terms and conditions of any such Takeover Proposal (including any changes thereto) and the identity of the Person making any such Takeover Proposal, (ii) provide Parent with (A) a copy of all written materials provided by or on behalf of such Person in connection with the Takeover Proposal that describe or relate to the terms and conditions of such Takeover Proposal and (B) notice of the Company’s intention to enter into negotiations with any third party with respect to a Takeover Proposal, and (iii) contemporaneously with furnishing any nonpublic information with regard to the Company to such third party, furnish such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished). The Company shall keep Parent informed of the status and details (including providing notice to Parent promptly, and in any event within 24 hours, of any changes to any material term thereof) of any such Takeover Proposal. Contemporaneously with any termination by the Company of this Agreement pursuant to Section 7.1(h) hereof, the Company shall provide Parent with a written verification that it has complied with its obligations pursuant to this Section 4.2.

(e) Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company’s shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

(f) The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Preparation of the Proxy Statement; Shareholders’ Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy statement relating to the meeting of the Company’s shareholders to be held to obtain the Shareholder Approval (together with any amendments thereof or supplements thereto, the “Proxy Statement”). In connection with the notice of the Company’s shareholders meeting at which the Merger is to be approved by the Company’s shareholders, the Company shall have complied with Section 16-10a-1320 of the URBCA and Section 1301 of the CGCL, and thereafter, shall comply with all other applicable provisions of Part 13 (Section 16-10a-1301, et al.) of the URBCA and Chapter 13 of the CGCL, regarding dissenters’ rights under Utah and California law, respectively. The Company shall obtain and furnish the information required to be included in the Proxy Statement and shall respond promptly to any comments made by the SEC with respect to the Proxy Statement and cause the Proxy Statement and form of proxy to be mailed to the Company’s shareholders at the earliest practicable date after filing with the SEC. Parent shall cooperate in the preparation of the Proxy Statement (as amended or supplemented) and shall as soon as reasonably practicable after the date hereof furnish the Company with all information for inclusion in the Proxy Statement as the Company may reasonably request. The Company agrees, as to information with respect to the Company, its officers, directors and shareholders contained in the Proxy Statement and any related filings, and Parent agrees, as to information with respect to Parent and Merger Sub and their respective officers, directors and shareholders contained in the Proxy Statement and any related filings, that such information, at the date the Proxy Statement is mailed and (as amended or supplemented) at the time of the Company Shareholders Meeting, will not be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Parent and its counsel shall be given the opportunity to review the Proxy Statement and all amendments or supplements thereof, prior to their being filed with the SEC and the Company shall not make any such filing without the approval of Parent (which shall not be unreasonably withheld or delayed). The Company will advise Parent, promptly after it receives notice thereof, of the time when the Proxy Statement (or any related filings) have been cleared by the SEC or of any request by the SEC for an amendment of the Proxy Statement (or any related filings) or of comments from the SEC thereon and proposed responses thereto or of requests by the SEC for additional information. The Company, on the one hand, and Parent, on the other hand, agree to promptly correct any information provided by either of them for use in the Proxy Statement (or any related filings), if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps reasonably necessary to cause the Proxy Statement (and any related filings) as so corrected to be filed with the SEC and to use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company’s shareholders, in each case, as and to the extent required by applicable laws. The Company shall cooperate in the preparation, signing (to the extent required) and filing of any other filings required to be filed with the SEC in connection herewith, and shall as soon as practicable after the date hereof furnish Parent with all information for inclusion in any such filings as shall be reasonably requested by Parent.

(b) Parent agrees promptly to advise the Company if at any time prior to the Company Shareholders’ Meeting (as defined below) any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the shareholders of the Company.

(c) The Company agrees promptly to advise Parent if at any time prior to the Company Shareholders’ Meeting (as defined below) any information provided by it in the Proxy Statement (or any related filings) is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause any other filings required to be filed with the SEC in connection herewith, insofar as it relates to the Company, to comply with applicable law after the mailing thereof to shareholders of the Company.

(d) As soon as reasonably practicable following the date hereof, the Company shall call and hold a meeting of its shareholders (the “Company Shareholders’ Meeting”), for the purpose of obtaining the Shareholder Approval. Subject to the fiduciary duties of its Board of Directors, applicable law and the Company’s Articles of Incorporation and Bylaws, the Company shall use its commercially reasonable efforts to solicit from its shareholders proxies, and shall take all other action reasonably necessary or advisable to secure the approval of shareholders required by applicable law or otherwise to obtain the Shareholder Approval, and through its Board of Directors, subject to the provisions of Section 4.2(c), shall recommend to its shareholders the obtaining of the Shareholder Approval.

Section 5.2 Access to Information; Confidentiality. The Company shall afford Parent, and the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours, from the date hereof through the earlier of the Effective Time or the Outside Date (the “Pre-Closing Period”), to its properties, books, contracts, commitments, personnel and records and, during such period, (a) the Company shall furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request and (b) the Company shall provide Parent’s officers and representatives with reasonable access during normal business hours to the officers of the Company responsible for the financial statements, internal controls and disclosure controls and procedures of the Company to discuss such matters as Parent may deem reasonably necessary or appropriate for Parent to satisfy its obligations under Sections 302 and 906 of SOX and any rules and regulations relating thereto. Except as required by law, each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreement, including but not limited to the terms and conditions of this Agreement and the existence of Merger discussions prior to public disclosure pursuant to Section 5.10.

Section 5.3 Reasonable Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company, Parent and Merger Sub agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including (i) the making of all necessary applications, registrations and filings (including filings with Governmental Entities, if any), (ii) the obtaining of all necessary actions or nonactions, licenses, consents, approvals or waivers from Governmental Entities and other third parties, (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Asset Purchase Agreement and (iv) the defending of any lawsuits or other legal proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including the using of all commercially reasonable efforts necessary to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby. For purposes of this Agreement, “commercially reasonable efforts” shall not require Parent or Merger Sub to take any actions in connection with any competition laws under clauses (ii) or (iv) of this Section 5.3(a) except in its sole discretion and nothing in this Agreement shall require Parent or Merger Sub to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, Merger Sub, the Company or any of their respective subsidiaries.

(b) During the Pre-Closing Period, the Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect,

(ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the occurrence of any change or event having, or which insofar as can reasonably be foreseen to have, a Material Adverse Effect on the Company or Parent, as the case may be; provided, however, that no such notification shall (A) affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or (B) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.4 Gaming Approvals.

(a) Gaming Approvals.

(i) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Parent agrees to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, qualifications, consents, waivers, variances, exemptions, orders, approvals and authorizations of all Governmental Entities which are necessary in connection with the consummation of the transactions contemplated by this Agreement (whether required to be made or obtained prior to or after the Effective Time), including, without limitation, the filing by Parent of an application with the Barona Gaming Commission requesting licensure of Merger Sub, if required, (all of the foregoing, collectively “Gaming Approvals”), and to comply with the terms and conditions of all such Gaming Approvals. Each of the Company and Parent shall use all commercially reasonable efforts to, and shall cause their respective officers, directors and affiliates to use all commercially reasonable efforts to, obtain the Gaming Approvals, including, without limitation, (A) filing within thirty days after the date hereof, and in all events filing within forty five days after the date hereof, all required initial applications and documents in connection with obtaining the Gaming Approvals and acting reasonably and promptly thereafter in responding to additional requests in connection therewith and (B) in the case of Parent, ensuring that only Persons who are not Ineligible Persons (as defined below) are elected to serve as directors and officers of Merger Sub during the Pre-Closing Period. Parent and the Company shall have the right to review in advance, and to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective subsidiaries, directors, officers and shareholders, which appear in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. The Company and Parent agree promptly to advise each other upon receiving any communication from any Governmental Entity which causes such party to believe that there is a reasonable likelihood that any Gaming Approval required from such Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed.

(ii) Nothing in this Agreement shall obligate Parent to take any action which would require the voluntary surrender, forfeiture or other termination by Parent of a Gaming Approval then held by Parent or any of its subsidiaries.

(b) Denial of License; Individuals. If any Person shall become an Ineligible Person prior to the Closing, then (i) the Company shall use its best efforts to cause each Ineligible Person to, immediately and permanently, resign from any position, including as director or officer, in the Company and each Ineligible Person shall have no further management role in the Company, (ii) if required to do so by any Governmental Entity as a condition to receipt of any Gaming Approval, the Company shall use its best efforts to cause each Ineligible Person to dispose of all of its securities or other ownership interests in the Company, and (iii) the Company shall use its best efforts to cause each Ineligible Person to, cooperate with the Company, Parent and Merger Sub in their efforts to obtain and retain in full force and effect the Gaming Approval. “Ineligible Person” shall mean any Person who owns any capital stock or other interest in the Company (i) who is denied a Gaming Approval, disqualified from eligibility for a Gaming Approval or found unsuitable by any Governmental Entity before the Closing Date, (ii) whose continued involvement in the business of the Company as an employee, director, officer or otherwise, may, in Parent’s opinion after consultation with counsel, have a material adverse effect on the likelihood that any Governmental Entity will issue a Gaming Approval to the Company, the Surviving Corporation, Merger Sub or Parent or (iii) is expressly precluded from having any continuing interest in the Company, the Surviving Corporation, Merger Sub or Parent in any Gaming Approval granted by a Governmental Entity as a condition to the issuance or continued validity of any Gaming Approval by any Governmental Entity.

Section 5.5 Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a “Stock Option”) heretofore granted under any stock option or stock appreciation rights plan, program or arrangement of the Company or under any stock option award agreement, including, without limitation, the Company’s 1995 Stock Option Plan and 1996 Non-Employee Directors Stock Option Plan (the “Stock Option Plans”), whether or not exercisable or vested, shall by virtue of the Merger and without any action on the part of any holder of any Stock Option be cancelled and the holder thereof will receive within 10 business days of the Effective Time a cash payment with respect thereto equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per share of such Stock Option, and (b) the number of shares of Company Common Stock issuable upon exercise of such Stock Option (the “Option Cash Payment”). All amounts payable pursuant to this Section 5.5 shall be subject to and reduced by the amount of any withholding and/or deduction that is required under applicable tax laws. As of the Effective Time, all Stock Options shall no longer be outstanding and shall automatically cease to exist, and each holder of a Stock Option shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment. As soon as practicable following the date hereof (and in all events prior to the Closing Date), the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Stock Option Plans) shall adopt such resolutions and/or take such other commercially reasonable actions as are necessary or advisable such that each Stock Option is treated in accordance with this Section 5.5 (including, without limitation, obtaining the express consents of the holders of Stock Options constituting not less than 85% of the outstanding Stock Options (determined with reference to the number of shares of Company Common Stock subject to such Stock Options) to the treatment of such Stock Options afforded by this Section 5.5).

Section 5.6 Takeover Statutes; Inconsistent Actions. If any “fair price,” “moratorium,” “control share,” “business combination,” “shareholder protection” or similar or other anti-takeover statute or regulation enacted under any state or federal law shall become applicable to the Merger or any of the other transactions contemplated hereby, the Company and the Board of Directors of the Company shall grant such approvals and take all such actions as are within its authority so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use all commercially reasonable efforts to eliminate the effects of such statute or regulation on the Merger and the transactions contemplated hereby. The Company has not and, during the term of this Agreement shall not, adopt, effect or implement any “shareholders’ rights plan,” “poison pill” or similar arrangement adverse to Parent.

Section 5.7 Indemnification, Exculpation and Insurance.

(a) The articles of incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company’s articles of incorporation and bylaws on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

(b) For six years from the Effective Time, Parent shall maintain in effect directors’ and officers’ liability insurance covering claims arising out of acts or omissions occurring at or prior to the Effective Time which are asserted after the Effective Time against those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (a copy of which has been heretofore made available to Parent) on terms no less favorable to such indemnified parties than the terms of the Company’s current insurance coverage; provided, however, that (i) in lieu of the purchase of such insurance by the

Surviving Corporation or Parent, the Company may purchase a six-year extended reporting period endorsement (“reporting tail coverage”) under its existing directors’ and officers’ liability insurance coverage and (ii) if the cost of such insurance shall exceed $250,000, then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide coverage affording the same protection as maintained by Parent as of such date for its officers and directors.

(c) The obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.7 shall be binding on the successors and assigns of Parent and the Surviving Corporation. If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.7.

Section 5.8 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

Section 5.9 Fees and Expenses. Except as provided in Section 7.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 5.10 Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, including without limitation those press releases that may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange; provided, however, that no such consultation or opportunity to review shall be required if prior to the date of such release or public statement the Company shall have withheld, withdrawn, modified or refrained from making its recommendation in favor of adoption of this Agreement pursuant to Section 4.2(c).

Section 5.11 Resignation of Directors and Officers. The Company shall use commercially reasonable efforts to cause the officers and directors of the Company listed on Schedule 5.11 to resign their positions as such as of the Effective Time.

Section 5.12 Disposition of Litigation. In connection with any litigation which may be brought against the Company or its directors or officers relating to the transactions contemplated hereby, the Company shall keep Parent and Merger Sub, and any counsel which Parent and Merger Sub may retain at their own expense, informed of the status of such litigation and, so long as a joint defense/common interest agreement remains in effect by and between the Company, Parent and Merger Sub (in form and substance reasonably satisfactory to the parties), the Company will provide Parent’s and Merger Sub’s counsel the right to participate in the defense of such litigation to the extent Parent and Merger Sub are not otherwise a party thereto.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval. The Shareholder Approval shall have been obtained.

(b) No Injunctions or Restraints. No litigation brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

Section 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (which for purposes of this Section 6.2(a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct as of the date hereof and on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct (as of the date hereof and on and as of the Closing Date), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

(c) Certificates and Other Deliveries. The Company shall have delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Utah Division of Corporations and Commercial Code stating that the Company is a validly existing corporation in good standing, (ii) duly adopted resolutions of the Board of Directors and shareholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company, (iii) a true and complete copy of the articles of incorporation of the Company certified by the Utah Division of Corporations and Commercial Code, and a true and complete copy of the bylaws or comparable governing instruments, as amended, of the Company certified by the Secretary of the Company, and (iv) a properly executed statement for purposes of satisfying the Company’s obligations under Treasury Regulations Section 1.1445.2(c)(3).

(d) No Material Adverse Change. From and including the date hereof, there shall not have occurred a Material Adverse Change with respect to the Company, except for any Material Adverse Change which has occurred during the Pre-Closing Period and has been substantially cured within the earlier to occur of 60 days and the Outside Date, and is no longer a Material Adverse Change.

(e) Consents and Approvals. All licenses, permits, consents, approvals, waivers, findings of suitability, authorizations, qualifications and orders of, and declarations, registrations and filings (including, without limitation, all Gaming Approvals) (collectively, “Consents and Filings”) required to be made or obtained by the Company or Parent from all Governmental Entities and parties to loan or credit agreements, notes, mortgages, indentures, leases or other contracts, agreements or instruments to which the Company, Parent or any of Parent’s subsidiaries is a party or by which the Company, Parent or any of Parent’s subsidiaries or their respective assets are bound, as are required under the terms thereof or hereof in connection with the Merger and the consummation of the transactions contemplated hereby, shall have been obtained or made, as applicable, by the Company or Parent, as the case may be, without the imposition of any limitations, prohibitions or requirements, and are in full force and effect, other than those Consents and Filings (excluding Gaming Approvals) which, if not obtained or made, would not, or such limitations, prohibitions or requirements which would not have or cause (i) a material adverse effect on the transactions contemplated hereby, (ii) a Material Adverse Effect on the Surviving Corporation or Parent after the

Effective Time, or (iii) a Material Adverse Effect on the continuation of the operations and business of the Company by the Surviving Corporation after the consummation of the transactions contemplated hereby.

(f) Termination of 401(k) Plan. The Company will adopt, or will cause to be adopted, all necessary corporate resolutions to terminate each 401(k) Plan sponsored or maintained by the Company, effective as of no later than one day prior to Closing (but such termination may be contingent upon the Closing). Immediately prior to such termination, the Company will make all necessary payments to fund the contributions: (i) necessary or required to maintain the tax-qualified status of the 401(k) Plan; (ii) for elective deferrals made pursuant to the 401(k) Plan for the period prior to termination; and (iii) for employer matching contributions (if any) for the period prior to termination. For this purpose, the term “401(k) Plan” means any plan intended to be qualified under Code Section 401(a) which includes a cash or deferred arrangement intended to qualify under Code Section 401(k). The Company shall provide Parent with a copy of resolutions duly adopted by the Company’s board of directors so terminating any such 401(k) Plan.

(g) Asset Purchase Agreement and Consulting Services Agreement. Each of the Asset Purchase Agreement and the Consulting Services Agreement shall continue to be in full force and effect and all conditions to the closing of the Asset Purchase Agreement shall have been satisfied or will be satisfied concurrently with the closing of the Merger.

(h) Dissenting Shareholders. The number of Dissenting Shares properly demanded pursuant to applicable laws shall not exceed seven and a half percent (7.5%) of the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

(i) Barona Consent. The Barona Consent Agreement and Modification No. 3 to Amended and Restated Consulting Agreement (each in the form presented to Parent immediately prior to the signing of this Agreement), shall each have been consented to by the lenders to the Barona Band of Mission Indians, such that effective as of the Closing, each of the Barona Consent Agreement and Modification No. 3 to Amended and Restated Consulting Agreement shall be fully effective.

(j) Barona Gaming Commission. The Barona Gaming Commission shall have granted to Merger Sub any required licenses or approvals, whether permanent or temporary, of the Barona Gaming Commission in connection with the transactions contemplated by this Agreement.

Section 6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (which for purposes of this Section 6.3(a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct as of the date hereof and on and as of the Closing Date (except to the extent such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct (as of the date hereof and on and as of the Closing Date), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby. The Company shall have received a certificate of a duly authorized officer of Parent to such effect.

(b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of a duly authorized officer of Parent to such effect.

(c) Certificates and Other Deliveries. Parent shall have delivered to the Company (i) a certificate of existence from the Utah Division of Corporations and Commercial Code stating that Merger Sub is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors of each of

Parent and Merger Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of the shareholders of Merger Sub approving the Merger, each certified by the Secretary or the Assistant Secretary of the relevant party; and (iii) a true and complete copy of the articles of incorporation, as amended, of Merger Sub certified by the Utah Division of Corporations and Commercial Code, and a true and complete copy of the bylaws, as amended, of Merger Sub certified by the Secretary of Merger Sub.

(d) Consents and Approvals. All Consents and Filings required to be obtained by the Company from all Governmental Entities, as are required in connection with the Merger and the consummation of the transactions contemplated hereby, shall have been obtained by the Company, and shall be in full force and effect, other than those Consents and Filings (excluding Gaming Approvals) which, if not obtained or made, would not, or such limitations, prohibitions or requirements which would not have or cause (i) a material adverse effect on the transactions contemplated hereby, (ii) a Material Adverse Effect on the Surviving Corporation or Parent after the Effective Time, or (iii) a Material Adverse Effect on the continuation of the operations and business of the Company by the Surviving Corporation after the consummation of the transactions contemplated hereby.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

(a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors;

(b) by Parent if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 6.2(a) or 6.2(b) of this Agreement and (B) is incapable of being cured (or is not cured) by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform by Parent, provided, however, that the failure of any such condition to be capable of satisfaction is not the result of a material breach of this Agreement by Parent;

(c) by the Company if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 6.3(a) or 6.3(b) of this Agreement and (B) is incapable of being cured (or is not cured) by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform by the Company, provided, however, that the failure of any such condition to be capable of satisfaction is not the result of a material breach of this Agreement by the Company;

(d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

(e) by either Parent or the Company, if the Merger shall not have occurred within 180 days after the date hereof (the “Outside Date”), provided, however, that if the Merger has not been consummated because of a failure to obtain approval from a Governmental Entity and such approval is still being pursued, then Parent or the Company may extend such date to 270 days after the date hereof by providing written notice thereof to the Company or Parent, as appropriate, on or before 180 days after the date hereof;

(f) by either Parent or the Company, if the Shareholder Approval as required by Section 6.1(a) of this Agreement shall not have been obtained at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(g) by Parent, if (A) the Board of Directors of the Company (or any committee thereof) (i) shall have withdrawn or adversely modified, or proposed publicly to withdraw or adversely modify, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) shall fail to reaffirm publicly such approval or recommendation within 10 business days of receipt of Parent’s written request at any time when a Takeover Proposal shall have been made and not rejected by the Board of Directors of the Company, provided, that, such 10-business day period shall be extended for 10 business days following any material modification to such Takeover Proposal occurring after the receipt of Parent’s written request and provided, further, that such 10-business day period shall recommence each time a Takeover Proposal has been made following the receipt of Parent’s written request by a Person that had not made a Takeover Proposal prior to the receipt of Parent’s written request, (iii) shall have approved or recommended, or proposed to approve or recommend, a Takeover Proposal, (iv) the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Takeover Proposal, or (v) a tender or exchange offer relating to its securities shall have been commenced by a Person, entity or group unaffiliated with Parent and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of the Company recommends rejection of such tender or exchange offer, or (B) there has been a material and willful breach of Section 4.2; or

(h) by the Company in accordance with Section 4.2(c) hereof, provided, that, in order for the termination of this Agreement pursuant to this Section 7.1(h) to be deemed effective, the Company shall have complied with Section 4.2 hereof and with the payment of the Termination Fee in Section 7.5 hereof.

Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers or directors, except as set forth in the last sentence of Section 5.2, Section 5.9, 5.10, Section 7.5 and ARTICLE VIII which shall survive termination and except that such termination shall not relieve a party from liability as a result of the willful breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 7.3 Amendment. This Agreement may be amended by the parties at any time before or after approval hereof by the shareholders of the Company; provided, however, that after such shareholder approval there shall not be made any amendment that by law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 7.5 Termination Fee.

(a) In the event (i) Company terminates this Agreement pursuant to Section 7.1(h) or (ii) Parent terminates this Agreement pursuant to Section 7.1(g), then the Company shall pay Parent an amount equal to $750,000 (the “Termination Fee”) by wire transfer of immediately available funds upon the occurrence of such event in the case of termination pursuant to Section 7.1(h), and within 2 business days in the case of termination pursuant to Section 7.1(g).

(b) The Company shall also pay Parent the Termination Fee by wire transfer of immediately available funds in the event this Agreement is terminated pursuant to Section 7.1(b) or Section 7.1(f) and prior to such termination a Takeover Proposal shall have been publicly disclosed and, except with respect to a Takeover Proposal that is consummated or with respect to which an Acquisition Agreement is entered into by the Company during the one-year period following such termination (a “Subsequent Takeover Proposal”), not withdrawn or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and, except with respect to a Subsequent Takeover Proposal, not withdrawn such intention, and within one year of such termination the Company enters into any Acquisition Agreement related to any Takeover Proposal (and the Takeover Proposal set forth in such Acquisition Agreement is subsequently consummated, whether during or after such one-year period) or consummates a Takeover Proposal (for the purposes of the foregoing and Section 7.5(c) below, the terms “Acquisition Agreement” and “Takeover Proposal” shall have the meanings assigned to such terms in Section 4.2 hereof except that the references to “10%” in the definition of “Takeover Proposal” in Section 4.2(a) hereof shall be deemed to be references to “50%”). The Termination Fee shall be due and payable upon the entry into an Acquisition Agreement or consummation of a Takeover Proposal as provided in this Section 7.5(b).

(c) The Company shall, subject to the proviso in the last sentence of this Section 7.5(c), also pay Parent the Termination Fee by wire transfer of immediately available funds in the event this Agreement is terminated pursuant to Section 7.1(e) and prior to such termination a Takeover Proposal shall have been received by the Company and, except with respect to a Subsequent Takeover Proposal, not withdrawn or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and, except with respect to a Subsequent Takeover Proposal, not withdrawn such intention, and within one year of such termination the Company enters into any Acquisition Agreement related to any Takeover Proposal (and the Takeover Proposal set forth in such Acquisition Agreement is subsequently consummated, whether during or after such one-year period) or consummates a Takeover Proposal. The Termination Fee shall be due and payable upon the entry into an Acquisition Agreement or consummation of a Takeover Proposal as provided in this Section 7.5(c); provided, however that in the event that (i) the Takeover Proposal set forth in the Acquisition Agreement or consummated during the one year period referred to in this Section 7.5(c) is inferior, from a financial point of view, to the shareholders of the Company in comparison to the terms contemplated by this Agreement, and (ii) the board of directors of the Company concludes in good faith that Parent or Merger Sub is primarily and willfully responsible for the failure of the Closing to have occurred prior to the Outside Date, then the Company shall deposit the Termination Fee (at the same time that it would have otherwise been required to deliver the Termination Fee to Parent) with a third party commercial financial institution reasonably acceptable to Parent under the terms of an escrow agreement reasonably satisfactory to Parent. The escrow agreement will provide that the Termination Fee will be released to Parent or the Company as follows:

(i) The parties shall attempt in good faith to select from the AAA panel one (1) arbitrator mutually acceptable to both parties sitting in the State of Nevada. If the parties fail to agree upon an arbitrator within fifteen (15) calendar days, an arbitrator shall be selected by AAA pursuant to the procedures set forth in the rules for arbitration established by the AAA (the arbitrator selected pursuant to this clause (i) is referred to herein as the “Arbitrator”).

(ii) The sole question before the Arbitrator will be to determine whether both of the following conditions to release of the Termination Fee to the Company (the “Release Conditions”) have occurred: (1) the Takeover Proposal set forth in the Acquisition Agreement or consummated during the one year period described above is inferior, from a financial point of view, to the shareholders of the Company in comparison to the terms contemplated by this Agreement, and (2) Parent or Merger Sub is primarily and willfully responsible for the failure of the Closing to have occurred prior to the Outside Date.

(iii) If the Arbitrator determines, in a final written determination, that both of the Release Conditions have occurred, then the Termination Fee shall be automatically released to the Company.

(iv) If the Arbitrator determines, in a final written determination, that one or both of the Release Conditions have not occurred, then the Termination Fee shall be automatically released to Parent.

(v) The fees and expenses of the Arbitrator shall be borne equally by Parent and the Company.

(d) The parties agree that the agreements contained in Section 7.5 are an integral part of the transactions contemplated by this Agreement. If the Company fails to promptly pay to Parent any fee due under this Section 7.5, the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America from the date such fee was first due.

Section 7.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver of this Agreement pursuant to Section 7.4 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent or Merger Sub, to:

IGT

9295 Prototype Drive

Reno, Nevada 89521

Facsimile: (775) 448-1488

Attention: Richard Pennington, Executive Vice President

Facsimile: (775) 448-0120

Attention: J. Kenneth Creighton, Vice President

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

Facsimile: (949) 823-6994

Attention: J. Jay Herron & Andor D. Terner

(b) if to the Company, to:

Venture Catalyst Incorporated

591 Camino de la Reina, Suite 418

San Diego, California 92108

Attention: John Farrington

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

3579 Valley Centre Drive

San Diego, California 92130

Facsimile: (858) 720-2555

Attention: Deyan Spiridonov

Section 8.3 Definitions. For purposes of this Agreement:

“401(k) Plan” has the meaning specified in Section 6.2(f).

“AAA” means the American Arbitration Association.

“Acquisition Agreement” has the meaning specified in Section 4.2(b).

“Affiliate” of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning specified in the preamble hereto.

“Applicable Period” has the meaning specified in Section 4.2(a).

“Arbitrator” has the meaning specified in Section 7.5(c).

“Asset Purchase Agreement” means that certain asset purchase agreement, dated as of the date hereof, between the Company and VCAT, LLC.

“Benefit Plans” has the meaning specified in Section 3.1(l)(i).

“Broker” has the meaning specified in Section 3.1(i).

“CGCL” has the meaning specified in Section 2.1(c)(i).

“Campaign Management” means any and all functionality, methods, processes or tools comprising or relating to managing marketing campaigns, including but not limited to pro-forma modeling or analysis, post-campaign analysis or reporting, offer redemption analysis, campaign tracking, campaign zip code/area visualization, offer creation, offer assignment, offer modeling, direct mail management, database marketing management, applications to facilitate customer list generation or development, database segmentation for the purpose of marketing, directed marketing, loyalty programs, customer profiling, techniques, methods or processes to improve or refine marketing and productivity, methods, processes or tools to create, implement or analyze direct marketing programs, campaign data visualization, direct mail management and maintenance of historically executed campaigns and customer or database segmentation as it relates to any of the functionalities described above.

“Certificates” has the meaning specified in Section 2.3(a).

“Change of Recommendation” has the meaning specified in Section 4.2(c).

“Closing Date” has the meaning specified in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commonly Controlled Entity” has the meaning specified in Section 3.1(l)(iv).

“Company” has the meaning specified in the Preamble hereto.

“Company Common Stock” has the meaning specified in Section 3.1(c).

“Company Disclosure Schedule” has the meaning specified in Section 3.1.

“Company Letter of Transmittal” has the meaning specified in Section 2.3(a).

“Company SEC Documents” has the meaning specified in Section 3.1(e).

“Company Shareholders’ Meeting” has the meaning specified in Section 5.1(d).

“Confidentiality Agreement” has the meaning specified in Section 4.2(a).

“Consents and Filings” has the meaning specified in Section 6.2(e).

“Consulting Services Agreement” means that certain consulting services agreement, dated as of the date hereof, between the Company and VCAT, LLC.

“Dissenting Shareholders” has the meaning specified in Section 2.1(c)(i).

“Dissenting Shares” has the meaning specified in Section 2.1(c)(i).

“Effective Time” has the meaning specified in Section 1.3.

“Environmental Laws” has the meaning specified in Section 3.1(q)(i).

“ERISA” has the meaning specified in Section 3.1(l)(i).

“Exchange Act” has the meaning specified in Section 3.1(d).

“Exchange Agent” has the meaning specified in Section 2.2(a).

“Excluded Shares” has the meaning specified in Section 2.1(c)(i).

“GAAP” has the meaning specified in Section 3.1(e).

“Gaming Approvals” has the meaning specified in Section 5.4(a)(i).

“Gaming Laws” has the meaning specified in Section 3.1(p)(ii).

“Governmental Entity” has the meaning specified in Section 3.1(d).

“Hazardous Material” has the meaning specified in Section 3.1(q)(ii).

“Ineligible Person” has the meaning specified in Section 5.4(b).

“IRS” has the meaning specified in Section 3.1(l)(i).

“Knowledge” means a fact, event, circumstance or occurrence actually known by any of the officers or directors of the Company or Parent, as the case may be, after due inquiry.

“Leased Real Property” has the meaning specified in Section 3.1(k).

“License” has the meaning specified in Section 3.1(s)(ii).

“Liens” has the meaning specified in Section 3.1(d).

“Mapping or Data Visualization” means any and all functionality, methods, processes, or tools, whether as a stand alone application or integrated with Campaign Management and/or Player Contact and Host Management functionality, comprising or relating to the visualization of game performance, customer and market data by geographic region, and/or as represented on or within a gaming institution’s premises and facilities, including but not limited to the visualization of such data by state, city, zip code, game location or other geographic boundary, or the location of customers, clients or players on a casino floor by tables, slot machine location or other criteria, but excluding reports, graphs and charts in a data warehouse functionality.

“Mariposa Software” means the end-to-end CRM software suite for the gaming, casino and hospitality industry commonly known by the parties as “Mariposa,” including without limitation, any and all of the following systems, modules, components and functions: data warehouse, mining and on line analytical processing module; Player Contact and Host Management, including without limitation, wireless versions thereof; Campaign Management; Mapping or Data Visualization; customer profiling and reporting; Mariposa report writer, and the hotel version of Mariposa, including without limitation, all versions, releases, upgrades and updates thereto, and all custom interfaces therefor.

“Material Adverse Change” or “Material Adverse Effect” means either (A) when used in connection with the Company, the Surviving Corporation or Parent, any change or effect (or any development that insofar as can reasonably be foreseen, is likely to result in any change or effect) that is or is likely to be, individually or in the aggregate, materially adverse to the business, assets, properties, financial condition, prospects or results of operations of such party and its subsidiaries, if any, taken as a whole; provided, however, that none of the following shall be deemed in themselves to constitute a Material Adverse Effect or Material Adverse Change: (a) any failure by the Company to meet internal projections or forecasts or the financial projections of any analyst or published revenue or earnings predictions for any period after the date hereof (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been or will be a Material Adverse Effect or Material Adverse Change), (b) any adverse change that is due to events, occurrences, facts, conditions, changes, developments or effects which affect the economy generally or the gaming industry generally (which events, occurrences, facts, conditions, changes, developments or effects, in each case, do not disproportionately affect the Company in any material respect), or (c) any change in and of itself in the market price or trading volume of the Company’s stock after the date hereof (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be taken into account in determining whether there has been or will be a Material Adverse Effect or Material Adverse Change) or (B) when used in connection with the Company, if the aggregate amount of accounting, investment banking and legal fees and expenses incurred by the Company for services after August 24, 2006 in connection with this Agreement and the transactions contemplated hereby exceeds $1,000,000, excluding any fees or expenses that may be incurred in connection with any legal proceeding related to the transactions contemplated by this Agreement.

“Material Contracts” has the meaning specified in Section 3.1(r).

“Merger” has the meaning specified in the Section entitled “Background.”

“Merger Consideration” has the meaning specified in Section 2.1(c)(i).

“Merger Sub” has the meaning specified in the Preamble hereto.

“Non-Compete Agreements” has the meaning specified in the Section entitled “Background.”

“Option Cash Payment” has the meaning specified in Section 5.5.

“Outside Date” has the meaning specified in Section 7.1(e).

“Parent” has the meaning specified in the Preamble hereto.

“PCBs” has the meaning specified in Section 3.1(q)(ii).

“Pension Plans” has the meaning specified in Section 3.1(l)(i).

“Permits” has the meaning specified in Section 3.1(p)(i).

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

“Player Contact and Host Management” means any and all functionality, methods, processes, or tools comprising or relating to host, casino or gaming institution management of customer or player contacts, including without limitation, scheduling, monitoring and interacting, the ability to track players or customers in real time, otherwise known as “player location,” “player locator” or “player contact,” retrieval of player contact history and/or redemption data, host productivity reporting, and/or customer preference management, except reports generated from underlying third party data in a data warehouse functionality.

“Pre-Closing Period” has the meaning specified in Section 5.2.

“Principal Shareholders” has the meaning specified in the Section entitled “Background.”

“Proxy Statement” has the meaning specified in Section 5.1(a).

“Release Conditions” has the meaning specified in Section 7.5(c).

“SEC” has the meaning specified in Section 3.1(d).

“Securities Act” has the meaning specified in Section 3.1(c).

“Shareholder Approval” has the meaning specified in the Section entitled “Background.”

“SOX Act” has the meaning specified in Section 3.1(t).

“Stock Option” has the meaning specified in Section 5.5.

“Stock Option Plans” has the meaning specified in Section 5.5.

“Subsequent Takeover Proposal” has the meaning specified in Section 7.5(b).

“Subsidiary” with respect to any Person means ownership directly or indirectly of an amount of the voting securities, other voting ownership or voting partnership interests of another Person which is sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, more than 50% of the equity interests.

“Superior Proposal” has the meaning specified in Section 4.2(c).

“Surviving Corporation” has the meaning specified in Section 1.1.

“Takeover Proposal” has the meaning specified in Section 4.2(a).

“Taxes” has the meaning specified in Section 3.1(n)(xv).

“Tax Returns” has the meaning specified in Section 3.1(n)(i).

“Termination Fee” has the meaning specified in Section 7.5(a).

“URBCA” has the meaning specified in the Section entitled “Background.”

“Voting Agreement” has the meaning specified in the Section entitled “Background.”

“WARN Act” has the meaning specified in Section 3.1(m)(v).

Section 8.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement, and (with the exception of the Asset Purchase Agreement and the Consulting Services Agreement) supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of ARTICLE II (with respect to the stockholders of the Company who are express third party beneficiaries thereof) and Section 5.5 (with respect to the optionholders of the Company who are express third party beneficiaries thereof) and Section 5.7 (with respect to the current directors and officers of the Company who are express third party beneficiaries thereof) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada or in Nevada state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Nevada.

Section 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PARENT:

IGT, a Nevada corporation

By:	/s/ THOMAS J. MATTHEWS
Name:	Thomas J. Matthews
Its:	President

MERGER SUB:

MARIPOSA ACQUISITION CORP., a Utah corporation

By:	/s/ THOMAS J. MATTHEWS
Name:	Thomas J. Matthews
Its:	President

COMPANY:

VENTURE CATALYST INCORPORATED, a Utah corporation

By:	/s/ L. DONALD SPEER, II
Name:	L. Donald Speer, II
Its:	Chairman

EXHIBIT A

FORM OF VOTING AGREEMENT

VOTING AGREEMENT

August     , 2006

IGT

9295 Prototype Drive

Reno, Nevada 89521

Re:	Agreement of Principal Shareholders Concerning Transfer and Voting of Shares of Venture Catalyst Incorporated

I understand that you and Venture Catalyst Incorporated (the “Company”), of which the undersigned is a significant shareholder, are prepared to enter into an agreement for the merger of a wholly-owned subsidiary (“Merger Sub”) of you with and into the Company (the “Merger”), but that you have conditioned your willingness to proceed with such agreement (the “Agreement”) upon your receipt from me of assurances satisfactory to you of my support of and commitment to the Merger. I am familiar with the Agreement and the terms and conditions of the Merger. Terms used but not otherwise defined herein shall have the same meanings as are given them in the Agreement. In order to evidence such commitment and to induce you to enter into the Agreement, I hereby represent and warrant to you and agree with you as follows:

1. Voting; Irrevocable Proxy. I will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by me or under my control, by proxy or otherwise, in favor of the Merger and other transactions provided for in or contemplated by the Agreement and against any inconsistent proposals or transactions. I hereby revoke any other proxy granted by me and irrevocably appoint                      and                     , or either of them acting alone, during the term of this letter agreement, as proxy for and on behalf of me to vote (including, without limitation, the taking of action by written consent) such shares, for me and in my name, place and stead for the matters and in the manner contemplated by this Section 1. This proxy is coupled with an interest and is irrevocable for the maximum period permitted under applicable law.

2. Ownership. As of the date hereof, my only ownership of, or interest in, equity securities of the Company, including proxies granted to me, consists solely of the interests described in Schedule 1 attached hereto (collectively, the “Shares”).

3. Restriction on Transfer. I will not sell, transfer, pledge or otherwise dispose of any of the Shares, any other shares acquired by me upon exercise of stock options held by me as of the date hereof (“Stock Options”) or any interest therein (including the granting of a proxy to any person) or agree to sell, transfer, pledge or otherwise dispose of any of the Shares, Stock Options or any interest therein prior to the Merger, without your express written consent. Any transferee of the Shares must, as a condition to receipt of such Shares, agree to bound by the terms hereof, in a form satisfactory to you.

4. No Solicitation. From the date hereof until the termination hereof, I will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal or (ii) engage in negotiations or discussions with, or disclose any nonpublic information relating to the Company to, or otherwise assist, facilitate or encourage, any person (other than Parent and Merger Sub) that may be considering making, or has made, a Takeover Proposal. I will notify Parent and Merger Sub within 24 hours after receipt by me of any Takeover Proposal or any indication that any such third party is considering making a Takeover Proposal or any request for nonpublic information relating to the Company or for access to the properties, books or records of the Company by any such third party that may be considering making, or has made, a Takeover Proposal and will keep Parent fully informed of the status and details of any such Takeover Proposal, indication or request. The foregoing provisions of this Section 4 shall not be construed to limit actions taken, or to require actions to be taken, by me that are required or restricted by my fiduciary duties or my employment duties, or permitted by the Agreement, and that, in each case, are undertaken solely in my capacity as a director or officer of the Company.

5. Effective Date; Succession; Remedies; Termination. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and me, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. I agree that in light of the inadequacy of damages as a remedy, specific performance shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement. This letter agreement shall terminate on the earlier of (a) 180 days after the date hereof, or such later date, if any, to which Parent or the Company extend the date specified in Section 7.1(e) of the Agreement and (b) upon termination of the Agreement by the Company pursuant to Section 7.1(h) of the Agreement.

6. Nature of Holdings; Shares. All references herein to my holdings of the Shares shall be deemed to include Shares held or controlled by me, individually, jointly, or in any other capacity, and shall extend to any securities issued to me in respect of the Shares.

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[PRINCIPAL SHAREHOLDER]:

Name:

Title:

Name:

Title:

AGREED:

IGT, a Nevada corporation

By:

Name:

Its:

SCHEDULE 1

Class	Number of Shares	Record Owner	Beneficial Owner	Proxy Holder

EXHIBIT B

FORM OF NONCOMPETITION AGREEMENT

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”), is dated as of August     , 2006, and is by and among IGT, a Nevada corporation (“Parent”), Venture Catalyst Incorporated, a Utah corporation (the “Company”), and                      (“Employee”).

WHEREAS, Employee was employed by the Company as                      for a number of years;

WHEREAS, Employee owns                  shares of common stock (including          shares of common stock issuable upon the exercise of outstanding stock options, the “Stock Options”) of the Company (or approximately         % of the issued and outstanding common stock of the Company (assuming exercise of the Stock Options));

WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of August     , 2006 (the “Merger Agreement”), pursuant to which a wholly-owned subsidiary of Parent (“Merger Sub”) will be merged with and into the Company (the “Merger”), with the result that, after the Merger, the Company will be a wholly-owned subsidiary of Parent; and

WHEREAS, in connection with the Merger, each share of common stock of the Company owned by Employee will be converted into the right to receive $2.58 in cash, and each outstanding Stock Option owned by Employee will be converted into the right to receive the excess (calculated on a per share basis) of $2.58 over the exercise price of such Stock Option;

WHEREAS, Parent has required that Employee enter into this Agreement concurrent with the execution of the Merger Agreement.

NOW THEREFORE, Employee, Parent and the Company agree as follows:

1. For a period of eighteen months after the closing of the Merger (the “Restricted Period”), Employee shall not, without the written consent of the Company or Parent, directly or indirectly, engage in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, shareholder, employee, member of any association, or otherwise) in the provision of consulting services or support to any Person (as such term is defined in that certain Consulting Services Agreement, dated as of the date hereof (the “Consulting Services Agreement”), between the Company and VCAT, LLC, a Delaware limited liability company (“Newco”), involving, in connection with or related to Server-Based Gaming (as such term is defined in the Consulting Services Agreement), except pursuant to or in connection with the Consulting Services Agreement or such other consulting agreement or arrangement between Parent, the Company or any of their respective subsidiaries and Newco which may be in effect from time to time during the Restricted Period.

2. The obligations of Employee under Section 1 shall apply anywhere where the Company is engaging in, or is demonstrably anticipating to engage in, sales or marketing activities or otherwise conducting business as of the closing of the Merger.

3. Employee shall not, at any time, disclose, discuss, copy or otherwise use or suffer to be used, in any manner, in competition with or contrary to the interests of Parent, the Company or any of their respective subsidiaries, the customer lists, product research, engineering data or other trade secrets of Parent, the Company or any of their respective subsidiaries.

4. During the Restricted Period, Employee shall not, without prior written approval of the Company or Parent, hire, solicit or endeavor to entice away from the Company or Parent, or otherwise interfere with the relationship of the Company with any person known by Employee to be an employee of the Company or

Parent or any person or entity who was known by Employee to be, within the then most recent prior 12-month period, a customer, prospective customer, supplier, contractor of the Company or Parent or any person with whom the Company or Parent otherwise had a significant business relationship during such 12-month period; provided, however, that general advertisements which are not specifically targeted at any of the foregoing will not (in the absence of further solicitation, enticement or hiring of any of the foregoing) constitute a violation of this Section 4.

5. Employee, Parent and the Company specifically agree that the scope of the covenants contained in this Agreement are reasonable and fair; provided, however, that if a court of competent jurisdiction should deem one or all of the covenants to be impermissibly broad, it is the desire and intention of the parties that the affected covenant(s) be enforced as to the greatest extent deemed to be enforceable.

6. Employee hereby represents and warrants to Parent and Merger Sub, that Employee does not, directly or indirectly, own any interest in any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes used by the Company in its business as currently conducted, or which could be used by the Company in its current business, except for those trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes transferred to Newco pursuant to the Asset Purchase Agreement (as defined in the Merger Agreement).

7. Employee acknowledges that in the event he were to breach any of the provisions of this Agreement, Parent and the Company would sustain irreparable harm, and, therefore, Employee agrees that in addition to any other remedies which Parent or the Company may have under this Agreement or otherwise, Parent and the Company shall be entitled to obtain equitable relief, including specific performance and provisional and/or permanent injunctions restraining Employee from committing or continuing any such violation of this Agreement. The Restricted Period shall be extended for the period equal to the time period that Employee is in breach of any provision of this Agreement. Employee further agrees that Parent and the Company shall not be required to obtain, furnish, secure or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Paragraph 7, and Employee irrevocably waives any right that he may have to require Employee to obtain, furnish, secure or post any such bond or similar instrument.

8. No delay or omission by Parent or the Company in exercising any right under this Agreement shall operate as a waiver of that right or any other right under this Agreement. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement. Any modification of this Agreement must be in writing and signed by an authorized representative of the respective parties.

9. This Agreement may be assigned by Parent and the Company, but may not be assigned by Employee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of Parent and the Company parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10. This Agreement and all rights and obligations hereunder, including, without limitation, matters of construction, validity and performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

11. This Agreement represents the valid and binding obligation of the parties hereto and is irrevocable; provided, that the covenants under Sections 1, 2, 3 and 4 shall not commence until the closing of the Merger; and provided further, that Sections 1 and 2 of this Agreement will terminate (without prejudice to the right of Parent and the Company to enforce any earlier breaches of those provisions) upon the entry by Employee into a binding agreement with Newco to which Parent and the Company are third party beneficiaries and whose scope and duration is substantially similar in application to Employee as that provided in Section 3.1(a) of the Consulting Services Agreement and otherwise in form and substance reasonably satisfactory to Parent.

12. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or the covenants contained herein, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) shall not bring any action relating to this Agreement or the covenants contained herein in any court other than a federal or state court sitting in the State of Nevada.

13. Employee acknowledges and represents that, in executing this Agreement, he has consulted with counsel of his choice (or has affirmatively chosen not to do so) and is fully aware of his rights and obligations under this Agreement. Employee acknowledges that O’Melveny & Myers LLP represented Parent and its subsidiaries in the transactions contemplated hereby and has not represented the Company, or any individual investor or any individual stockholder, member or employee of the Company in connection with such transactions. This Agreement shall not be construed against any party by reason of its drafting or preparation.

14. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

IGT, a Nevada corporation	EMPLOYEE

By:

Its:

VENTURE CATALYST INCORPORATED, a Utah corporation

By:

Its:

ANNEX B

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

VCAT, LLC

AND

VENTURE CATALYST INCORPORATED

August 25, 2006

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of August 25, 2006, by and between Venture Catalyst Incorporated, a Utah corporation (“Seller”), and VCAT, LLC, a Delaware limited liability company (“Buyer”).

BACKGROUND

A. Seller is party to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among IGT, a Nevada corporation (“Parent”), Mariposa Acquisition Corp., a Utah corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Seller.

B. Seller owns certain assets used by it in its Consulting Services Division (as such term is defined below) and desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller, certain of such assets and related liabilities, all on the terms and subject to the conditions set forth below.

C. Seller and Buyer desire that the purchase and sale contemplated by this Agreement occur immediately following the consummation of the merger of Merger Sub with and into Seller as contemplated by the Merger Agreement (the “Merger”).

AGREEMENT

In consideration of the representations, warranties, covenants and agreements contained herein, Seller and Buyer hereby agree as set forth below.

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1 Definitions. As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

“Agreement” shall have the meaning given that term in the preamble hereto.

“Assigned Contracts” shall have the meaning given that term in Section 2.1(a).

“Assumed Liabilities” shall have the meaning given that term in Section 2.3.

“Assumption Agreement” means an assumption agreement in the form attached hereto as Exhibit A.

“Bill of Sale” means a bill of sale in the form attached hereto as Exhibit B.

“Closing” shall have the meaning given that term in Section 2.7.

“Closing Date” shall have the meaning given that term in Section 2.7.

“Consulting Services Agreement” means the consulting services agreement, dated as of the date hereof, between Buyer and Seller, a copy of which is attached hereto as Exhibit C.

“Consulting Services Division” means the operations of Seller primarily focused on providing gaming and hospitality consulting services to clients in the gaming and hospitality industry.

“Damages” shall have the meaning given that term in Section 5.2.

“Excluded Liabilities” shall have the meaning given that term in Section 2.4.

“Governmental Entity” means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, including, without limitation, the National Indian Gaming Commission, the California Gambling Control Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission or any other tribal or governmental authority regulating any form of gaming.

“Indemnified Party” shall have the meaning given that term in Section 5.4.

“Indemnifying Party” shall have the meaning given that term in Section 5.4.

“Indemnitees” shall have the meaning given that term in Section 5.2.

“Law” means any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation, judgment or order of any kind or nature whatsoever including any judgment or order of any Governmental Entity.

“Liabilities” with respect to any Person, means all debts, liabilities, obligations and commitments of such Person of any nature or kind whatsoever, whether or not due or to become due, accrued, fixed, absolute, matured, determined, determinable or contingent, whether or not incurred directly by such Person or by any predecessor of such Person, whether or not known or unknown, and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service or otherwise.

“Lien” means any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever.

“Other Agreements” means, collectively, the Assumption Agreement, the Bill of Sale, the Consulting Services Agreement, Promissory Note I, Promissory Note II, Promissory Note III and the Security Agreement.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity.

“Promissory Note I” means the promissory note to be made by Buyer in favor of Seller, in the aggregate principal amount of $2,000,000 and otherwise in the form attached hereto as Exhibit D.

“Promissory Note II” means the promissory note to be made by Buyer in favor of Seller, in the aggregate principal amount of $500,000 and otherwise in the form attached hereto as Exhibit E.

“Promissory Note III” means the promissory note to be made by Buyer in favor of Seller, in the aggregate principal amount of $2,000,000 and otherwise in the form attached hereto as Exhibit F.

“Purchase Price” shall have the meaning given that term in Section 2.6.

“Purchased Assets” shall have the meaning given that term in Section 2.1.

“Retained Assets” shall have the meaning given that term in Section 2.2.

“Security Agreement” means the security agreement (the form of which is attached hereto as Exhibit G) proposed to be entered into between Buyer and Seller to secure Buyer’s obligations to Seller under each of Promissory Note I, Promissory Note II and Promissory Note III.

“Transferred Employees” shall have the meaning given that term in Section 4.3(c).

1.2 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II

THE TRANSACTION

2.1 Sale and Purchase of Assets. Subject to the provisions of this Agreement, at the Closing, Seller agrees to sell, transfer, assign and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, on the terms and subject to the conditions set forth in this Agreement, all of Seller’s right, title and interest in and to the following assets (collectively, the “Purchased Assets”):

(a) The contracts set forth on Schedule 2.1(a) (collectively, the “Assigned Contracts”) and an amount of cash equal to any prepayments paid to the Seller prior to the Closing Date for services to be rendered pursuant to the Assigned Contracts on or after the Closing Date;

(b) The furniture, fixtures and equipment set forth on Schedule 2.1(b) and up to $20,000 in current fair market value of any supplies and other incidental items of personal property (excluding computers, computer equipment and any intellectual property owned or used by Seller) used by the Transferred Employees, immediately prior to the Closing Date;

(c) The intellectual property rights set forth on Schedule 2.1(c);

(d) The equity interests and insurance policy rights set forth on Schedule 2.1(d); and

(e) $500,000 in cash.

2.2 Retained Assets. The provisions of Section 2.1 notwithstanding, Seller shall retain, and the Purchased Assets shall not include, the following assets (collectively, the “Retained Assets”):

(a) the consideration to be delivered to Seller pursuant to this Agreement; and

(b) any asset of Seller not described in Section 2.1(a), (b), (c), (d) or (e).

2.3 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, effective as of the Closing Date, Buyer shall assume and agree to perform, pay or discharge, when due, to the extent not theretofore performed, paid or discharged, the following Liabilities of Seller (collectively, the “Assumed Liabilities”):

(a) all Liabilities with respect to the Assigned Contracts (irrespective of whether such Liabilities arose on, before or after the Closing Date);

(b) those Liabilities set forth on Schedule 2.3(b); and

(c) any and all Liabilities of the Consulting Services Division or otherwise arising out of, or relating to the operation of the Purchased Assets (irrespective of whether such Liabilities arose on, before or after the Closing Date), other than the liabilities set forth on Schedule 2.4.

2.4 Excluded Liabilities. Except as set forth in Section 2.3 above with respect to the Assumed Liabilities, Buyer shall not assume or otherwise become liable for any Liabilities of Seller, including, but not limited to the liabilities set forth on Schedule 2.4 (the “Excluded Liabilities”).

2.5 No Expansion of Third Party Rights. The assumption by Buyer of the Assumed Liabilities shall not create any third party beneficiary rights (other than in favor of Parent) which are not presently granted to any party under the terms of any contract or agreement which is expressly assumed by Buyer under the terms of this Agreement.

2.6 Purchase Price. In consideration for the sale, transfer, assignment and delivery to Buyer of all of Seller’s right, title and interest in and to the Purchased Assets, at the Closing Buyer shall:

(a) execute and deliver Promissory Note I to Seller;

(b) execute and deliver Promissory Note II to Seller;

(c) execute and deliver Promissory Note III to Seller; and

(d) assume the Assumed Liabilities (together with the consideration set forth in subsections (a) through (c) above, the “Purchase Price”).

2.7 Closing. The consummation of the purchase and sale of the Purchased Assets, the assumption of the Assumed Liabilities, the transfer of the risk of loss with respect to the Purchased Assets hereunder and the consummation of the other transactions contemplated hereby (the “Closing”) shall take place immediately following the later to occur of (i) the second business day following the satisfaction or waiver of the conditions set forth in Article IV, and (ii) the closing of the Merger (the “Closing Date”), at the offices of O’Melveny & Myers LLP, located at 610 Newport Center Drive, 17th Floor, Newport Beach, California. All transactions at the Closing shall be deemed to have taken place simultaneously, and no transaction shall be deemed to have been completed, no document shall be deemed to have been delivered and no payment shall be deemed to have been made unless and until all such transactions have been completed, all such documents have been delivered and all such payments have been made, pursuant to and in accordance with the terms and conditions of this Agreement.

2.8 Further Assurances. At any time and from time to time after the Closing Date, as and when requested by Buyer, Seller shall, at Buyer’s expense, promptly execute and deliver or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are reasonably necessary to fully vest in Buyer title to all of Seller’s right, title and interest in the Purchased Assets.

2.9 Allocation of Purchase Price. The Purchase Price and the Assumed Liabilities shall be allocated by Seller among the Purchased Assets in a manner consistent with the requirements of Section 1060 of the Internal Revenue Code and regulations thereunder, which such allocation shall be reasonably acceptable to Buyer. Seller and Buyer shall cooperate in good faith to agree on such allocation on or before the Closing Date. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 “Asset Acquisition Statements Under Section 1060” consistent with such allocation.

2.10 Title. Title to all Purchased Assets shall pass from Seller to Buyer at Closing, pursuant to the terms and subject to the conditions of this Agreement.

2.11 Prorations.

(a) Utilities; Personal Property Taxes. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than sixty (60) calendar days thereafter, the personal property taxes, water, gas, electricity and other utilities, common area maintenance reimbursements to lessors, local business or other license fees, merchants’ association dues and other similar periodic charges payable with respect to the Purchased Assets or the Consulting Services Division shall be prorated between Buyer and Seller effective as of the Closing Date. To the extent practicable, utility meter readings for those leased facilities anticipated to be assumed by Buyer shall be determined as of the Closing Date. Personal property taxes shall be prorated on a per diem basis.

(b) Rents. Seller shall pay all rent under the real property leases included in the Assigned Contracts through the end of the calendar month in which the Closing Date occurs, and, on the Closing Date, Buyer shall reimburse Seller for such rent accrued from the Closing Date through the end of such month as part of the post Closing proration.

2.12 Closing Costs; Transfer Taxes and Fees. Buyer shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Purchased Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

3.1 Organization. Buyer is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has the power and authority to own or lease its properties, carry on its business, enter into this Agreement and the Other Agreements and perform its obligations hereunder and thereunder.

3.2 Authorization and Enforceability. The execution and delivery of this Agreement and the Other Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Buyer. Assuming the due authorization, execution and delivery of this Agreement and the Other Agreements (to which it is a party) by Seller, this Agreement has been, and the Other Agreements will be at the Closing, duly executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.3 No Violation; Consents.

(a) The execution and delivery of this Agreement and the Other Agreements does not, and the consummation of the transactions contemplated herein or therein and compliance with the provisions of this Agreement and the Other Agreements will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller under, (i) except as set forth on Schedule 3.3(a), any contract (including the Assigned Contracts), loan or credit agreement, note, bond, mortgage, indenture, lease, joint venture or other agreement, instrument, permit, concession, franchise or license applicable to Seller or its properties or assets, or (ii) any judgment, order, decree, statute, Law, ordinance, rule or regulation (including, without limitation, those of the National Indian Gaming Commission, the California Gambling Control Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission or any other tribal or governmental authority regulating any form of gaming) applicable to Seller or its properties or assets.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained or made by Buyer or Seller in connection with the execution and delivery of this Agreement by Buyer and Seller or the consummation by Buyer or Seller of the transactions contemplated by this Agreement.

(c) Buyer shall use its commercially reasonable efforts to obtain, prior to the Closing, consents (in form and substance reasonably acceptable to Seller and Parent) with respect to each of the matters set forth on Schedule 3.3(a).

(d) For the avoidance of doubt, the representations and warranties made by Buyer hereunder are made without giving effect to any impact that the ownership of Seller at the Closing by Parent would have on such representations and warranties (i.e., Buyer is not making any representations or warranties hereunder with respect to consents or approvals that may be required with respect to Parent, separate from those that would have been required by Seller if the sale of the Purchased Assets took place immediately prior to the Merger).

3.4 No Pending Litigation or Proceedings. No litigation is pending or, to the knowledge of Buyer, threatened against Buyer in connection with any of the transactions contemplated by this Agreement or any Other Agreement. There is presently no outstanding judgment, decree or order of any Governmental Entity against Buyer in connection with the transactions contemplated by this Agreement or any Other Agreement.

3.5 Ownership. L. Donald Speer, II is the sole record and beneficial owner of all outstanding membership interests and other equity interests in Buyer.

3.6 Brokers. None of Buyer, Seller nor any of their respective officers, directors or employees has employed any broker or finder, or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Buyer or Seller in connection with this Agreement or the transactions contemplated hereby.

3.7 Value of Certain Assets. To the best of Buyer’s knowledge, the assets listed on Schedule 2.1(d) have a current fair market value of less than $50,000 as of the Closing Date.

3.8 Condition of Assets. Buyer understands and acknowledges that the Purchased Assets shall be transferred to Buyer “AS IS, WHERE IS, WITH ALL FAULTS.” SELLER MAKES NO REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED, WHATSOEVER WITH RESPECT TO THE PURCHASED ASSETS OR THE CONSULTING SERVICES DIVISION, INCLUDING AS TO THE TITLE OR CONDITION OF THE PURCHASED ASSETS OR ANY SPECIFIC ITEM THEREOF OR DESCRIPTION THEREOF, THE DIFFICULTY OR COSTS OF DISMANTLING OR REMOVING THE SAME, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY OF NON-INFRINGEMENT.

ARTICLE IV

CONDITIONS PRECEDENT

4.1 Condition to Each Party’s Obligation to Effect the Closing. The respective obligation of each party to effect the Closing is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) No Injunctions or Restraints. No litigation brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Closing, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Closing shall be in effect; and

(b) Merger. The Merger shall have been consummated.

4.2 Additional Conditions to Obligation of Buyer. The obligation of Buyer to effect the Closing is also subject to the following conditions:

(a) Delivery by Seller. Seller shall have delivered or caused to be delivered to Buyer at the Closing:

(i) The Bill of Sale to the Purchased Assets executed by Seller.

4.3 Additional Conditions to Obligation of Seller. The obligation of Seller to effect the Closing is also subject to the following conditions:

(a) Deliveries by Buyer. Buyer shall have delivered or caused to be delivered to Seller at the Closing:

(i) The Assumption Agreement executed by Buyer;

(ii) Promissory Note I executed by Buyer;

(iii) Promissory Note II executed by Buyer;

(iv) Promissory Note III executed by Buyer;

(v) The Security Agreement executed by Buyer;

(vi) A certificate of good standing from the Secretary of State of the State of Delaware stating that Buyer is a validly existing limited liability company in good standing;

(vii) Duly adopted resolutions of the members or the manager of Buyer approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of Buyer; and

(viii) A true and complete copy of the certificate of formation of Buyer certified by the Secretary of State of the State of Delaware, and a true and complete copy of the operating agreement or comparable governing instrument, as amended, of Buyer certified by the Secretary of Buyer.

(b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer. Seller shall have received a certificate of the Chief Executive Officer of Buyer to such effect.

(c) Employment Offers. Buyer shall have extended offers of employment to each of the employees of Seller listed on Schedule 4.3(c) (the “Transferred Employees”), such employment to be for substantially equivalent positions and on substantially equivalent compensation and benefits as such employees currently receive from Seller and such employment to be at the facilities of Seller which are being assigned to Buyer hereunder.

(d) Security Interest. Seller shall have received evidence reasonably satisfactory to it of the filing, or of provision acceptable to Seller for the filing, of appropriate UCC financing statements, naming Seller as secured party, in such office or offices as may be necessary or desirable to perfect the security interests created by the Security Agreement. Seller shall have received evidence reasonably satisfactory to it, that there are no Liens against Buyer or any of its assets, other than immaterial Liens of not more than $10,000 in the aggregate.

(e) Approval of Prepayments. Seller shall have received evidence reasonably satisfactory to it that the amount of cash to be included in the Purchased Assets for prepayments under Section 2.1(a), if applicable, are for services to be rendered by Buyer post Closing under the Assigned Contracts.

ARTICLE V

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

5.1 Survival of Representations. All representations, warranties and agreements of Buyer shall survive the Closing until the expiration of the applicable statute of limitations, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under, and subject to the limitations set forth in, this Article V.

5.2 Indemnification by Buyer. Buyer shall indemnify, defend, save and hold harmless Seller and its respective officers, directors, employees, agents and Affiliates (collectively, “Indemnitees”) from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, “Damages”) asserted against, imposed upon, resulting to, required to be paid, or incurred by, any Indemnitees, directly or indirectly, in connection with, or arising out of (i) a breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document furnished pursuant hereto by Buyer or in any Other Agreement, (ii) a breach or non-fulfillment of any covenant or agreement made by Buyer in or pursuant to this Agreement or in any Other Agreement, (iii) the failure by Buyer to have obtained any consents necessary to be obtained by either Seller or Buyer for the assignment by Seller to Buyer of the Purchased Assets (including the failure to obtain any of the consents listed on Schedule 3.3(a), but excluding any consents necessary solely because of the ownership of the Seller by Parent as a result of the Merger), (iv) any Assumed Liability, including any Liability with respect to any of the Transferred Employees (other than for accrued wages and vacation benefits for the Transferred Employees as of the Closing Date), or (v) the ownership of the Purchased Assets by Buyer on or after the Closing Date.

5.3 Time Period. An Indemnifying Party shall be obligated to indemnify an Indemnified Party by virtue of Section 5.2 only for those Damages as to which the Indemnified Party has given the Indemnifying Party written notice thereof within three (3) years after the Closing Date.

5.4 Notice of Claims. If any Indemnitee (an “Indemnified Party”) believes that it has suffered any Damages for which it is entitled to indemnification under this Article V, such Indemnified Party shall promptly notify the party from whom indemnification is being claimed (the “Indemnifying Party”). If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party’s rights under this Article V or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

5.5 Third Party Claims. The Indemnifying Party shall have the right to conduct and control, through counsel of its choosing (provided such counsel is reasonably satisfactory to the Indemnified Party), the defense of any third party claim, action or suit that it agrees in writing is subject to indemnification pursuant to the terms of this Article V, provided, however, that the Indemnifying Party may not compromise or settle the same unless such settlement or compromise only involves the payment of money, and such payment is made solely by the Indemnifying Party hereunder. The Indemnifying Party shall permit the Indemnified Party to participate in the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party undertakes to conduct and control the conduct and settlement of such action or suit, (i) the Indemnifying Party shall not thereby permit to exist any Lien upon any asset of the Indemnified Party; and (ii) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party. To the extent the Indemnifying Party elects not to defend such proceeding (and the Indemnifying Party hereby agrees to give prompt notice of such decision to the Indemnified Party or in any event within five (5) days after receipt of notice of the underlying claim under Section 5.4) and the Indemnified Party defends against such proceeding or otherwise deals with such proceeding, the Indemnified Party may retain counsel and control, defend against, negotiate, settle or otherwise deal with such proceeding, claim or demand. The costs of the Indemnified Party in undertaking such actions shall be included in the indemnification obligation of the Indemnifying Party.

ARTICLE VI

MISCELLANEOUS

6.1 Costs and Expenses. Buyer and Seller shall each pay their respective expenses, fees and commissions incurred in connection with this Agreement and the transactions contemplated hereby, including all legal and accounting fees and expenses.

6.2 Bulk Sales. Buyer hereby waives compliance with the provisions of any bulk sales Law applicable to the transactions contemplated hereby, and, notwithstanding anything else in this Agreement to the contrary, Buyer shall hold Seller harmless from and against all claims asserted against the Purchased Assets, Buyer or Seller pursuant to such bulk sales Laws.

6.3 Further Assurances. To the extent that any of the Transferred Employees that are hired by Buyer have retained any rights or interests with respect to any of the Retained Assets (including, but not limited to, copies of any data, work product or other intellectual property of Seller that relates to the Retained Assets), Buyer shall use its commercially reasonable efforts to cause those employees, at Buyer’s sole expense, to take such actions as may be reasonably requested by Seller (including the execution of any assignment documents in favor of Seller with respect to such rights and interests) to assign and deliver all such rights and interests to Seller. To the extent any computers are included in the Purchased Assets, Buyer shall ensure that all data related to the Retained Assets are removed from such computers and delivered in proper condition to Seller; provided, however, that Buyer may temporarily retain on such computers such information with respect to the Retained Assets as is necessary for Buyer to fulfill its obligations to Seller under the Consulting Services Agreement. Buyer agrees that all information related to the Retained Assets is confidential to Seller and is deemed to be Confidential Information of Seller for purposes of the Consulting Services Agreement. For the avoidance of doubt, the parties agree that Buyer is not acquiring any intellectual property rights of Seller except as set forth on Schedule 2.1(c).

6.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Seller, to

Venture Catalyst Incorporated

c/o International Game Technology

9295 Prototype Drive

Reno, Nevada 89521

Facsimile: (775) 448-1488

Attention: Richard Pennington, Executive Vice President

Facsimile: (775) 448-0120

Attention: J. Kenneth Creighton, Vice President

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

Facsimile: (949) 823-6994

Attention: J. Jay Herron & Andor D. Terner

(b) if to Buyer, to:

VCAT, LLC

591 Camino de la Reina, Suite 418

San Diego, California 92108

Facsimile: (619) 330-4002

Attention: Kevin McIntosh

with a copy to:

Alhadeff & Solar, LLP

707 Broadway, Suite 800

San Diego, California 92101

Facsimile: (619) 702-3898

Attention: Robert K. Edmunds

6.5 Amendment and Waiver; Cumulative Effect. To be effective, any amendment or waiver under this Agreement must be in writing and signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise. Notwithstanding anything herein to the contrary, this Agreement shall not be amended, nor shall any right of Seller hereunder be waived, without the prior written consent of Parent.

6.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

6.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Other Agreements (and the Exhibits and Schedules hereto and thereto), constitute the entire agreement of the parties with respect to the subject matter hereof, and (with the exception of the Merger Agreement and the other agreements contemplated therein) supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Other Agreements and, except with respect to Parent, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

6.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Nevada, regardless of the Laws that might otherwise govern under applicable principles of conflict of Laws thereof.

6.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, which shall not be unreasonably withheld or delayed; provided, however, that after the Closing, Seller may assign this Agreement to Parent or any Affiliate of Parent and Buyer may assign this Agreement to any Affiliate of Buyer provided that as to Buyer, (i) such Affiliate is an entity, the majority of the outstanding voting securities of which are owned and controlled by a combination of the Principal Shareholders (as such term is defined in the Merger Agreement), (ii) such assignee agrees in writing (delivered to Seller prior to such assignment) to be liable to Seller for all of the obligations of Buyer under this Agreement and (iii) Buyer remains liable to Seller for all of the obligations of Buyer under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

6.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada or in Nevada state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Nevada.

6.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.12 Termination. Notwithstanding anything herein to the contrary, this Agreement shall terminate concurrently with the termination of the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“BUYER” VCAT, LLC, a Delaware limited liability company

By:	/s/ L. DONALD SPEER, II
Name:	L. Donald Speer, II
Title:	Chairman

“SELLER” Venture Catalyst Incorporated, a Utah corporation

By:	/s/ KEVIN MCINTOSH
Name:	Kevin McIntosh
Title:	Sr. Vice President and CFO

DUFF & PHELPS, LLC  •  2029 CENTURY PARK EAST, SUITE 820  •  LOS ANGELES, CA 90067  •  TEL 310-284-8008  •  FAX 310-284-8130

ANNEX C

August 25, 2006

Special Committee of the Board of Directors

Venture Catalyst Incorporated

591 Camino De La Reina, Suite 418

San Diego, California 92108

Dear Members of the Special Committee:

The Special Committee (the “Special Committee”) of the Board of Directors of Venture Catalyst Incorporated (“VCAT” or the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) as its independent financial advisor to provide an opinion (the “Opinion”) as to the fairness to the unaffiliated, public shareholders of VCAT, from a financial point of view, of the contemplated transaction described below (the “Proposed Transaction”)(without giving effect to any impact of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder). Previously, Duff & Phelps has provided certain financial advisory services to the Special Committee.

Description of the Proposed Transaction

Based on our review of the draft Agreement and Plan of Merger, dated August 7, 2006, it is our understanding that the Proposed Transaction can be summarized as follows:

•	International Game Technology (“IGT”) will acquire each share of VCAT’s common stock outstanding for $2.58 in cash per share (“Per Share Purchase Price”). Each outstanding option and warrant to purchase shares of the Company’s common stock will be converted into the right to receive an amount in cash equal to: (1) the difference between $2.58 and the exercise price of such option or warrant, multiplied by (2) the number of shares underlying such option or warrant.

•	The Company and IGT will enter in an agreement pursuant to which immediately following the closing, VCAT would sell the Consulting Services division (exclusive of its Mariposa Software division) for $4.5 million in promissory notes (the “Purchase Price”) to an entity (“Newco”) controlled by L. Donald Speer, II, VCAT’s Chairman of the Board and largest shareholder.

•	The Purchase Price for the Consulting Services division will be comprised of (i) a $500,000 promissory note payable two years from the closing date with interest at 6% annually, (ii) a $2 million promissory note payable in three annual installments with interest at 6% annually, and (iii) a $2 million promissory note payable through the provision of consulting services over a three-year period from the closing date.

•	Newco will enter into a three year consulting agreement with IGT covering, among other matters, continued access and use of the Barona Group of Capitan Grande Band of Mission Indians (the “Barona Tribe”) gaming operations as a testing and marketing platform for Mariposa and server-based gaming applications.

Scope of Analysis

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Our due diligence with regards to the Proposed Transaction included, but was not limited to, the items summarized below.

•	Visited VCAT’s corporate headquarters in San Diego, California and branch location in Las Vegas, Nevada;

The Special Committee of the Board of Directors of

Venture Catalyst Incorporated

August 25, 2006

•	Visited the Barona Valley Ranch Resort and Casino in Lakeside, California;

•	Conducted meetings with members of the senior management team of VCAT, as follows: L. Donald Speer, Chairman of the Board of Directors; Greg Shay, President and Chief Executive Officer; Kevin McIntosh, Chief Financial Officer; and Javier Saenz, Senior Vice President, Information Solutions;

•	Reviewed the draft Agreement and Plan of Merger, dated August 7, 2006, and various other documents and agreements related to the Proposed Transaction;

•	Reviewed VCAT’s financial statements, including: annual reports on form 10-KSB for the fiscal years ended June 30, 2002 through 2005; and various internal financial statements and management reports, including but not limited to those, for the fiscal year ended June 30, 2006;

•	Reviewed financial projections provided by VCAT management for the fiscal years ended June 30, 2007 through 2009;

•	Reviewed the Company’s key contracts with clients, including:

•	Amended and Restated Consulting Agreement between Inland Casino Corporation and the Barona Band of Mission Indians, dated April 29, 1996 (the “Amended and Restated Consulting Agreement”);

•	Modification No. 1 to the Amended and Restated Consulting Agreement, dated January 6, 1998;

•	Modification No. 2 to the Amended and Restated Consulting Agreement, dated May 1, 2004;

•	Modification No. 3 to the Amended and Restated Consulting Agreement, dated August 10, 2006;

•	Barona Consent Agreement between VCAT and the Barona Band of Mission Indians, dated August 10, 2006;

•	Business Advisory Agreement between VCAT and the Buena Vista Rancheria of Me-Wuk Indians, dated January 31, 2005; and

•	Various Master Software License Agreements and Maintenance and Support Agreements regarding the Company’s Mariposa software;

•	Reviewed and analyzed market trading prices and indicated valuation metrics for VCAT and for comparable public companies;

•	Reviewed and analyzed valuation metrics for comparable merger transactions; and

•	Reviewed certain other relevant, publicly available information, including economic, industry, and investment information.

Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company’s solvency or of any specific assets or liabilities (contingent or otherwise). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness or otherwise as tax advice or as accounting advice. In addition, Duff & Phelps is not expressing any opinion as to the market price or value of VCAT’s public shares after completion of the Proposed Transaction. In rendering this Opinion, Duff & Phelps relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

The Special Committee of the Board of Directors of

Venture Catalyst Incorporated

August 25, 2006

In preparing its forecasts, performing its analysis and rendering its Opinion with respect to the Proposed Transaction, Duff & Phelps (i) relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not attempt to independently verify such information, (ii) assumed that any estimates, evaluations and projections furnished to Duff & Phelps were reasonably prepared and based upon the last currently available information and good faith judgment of the person furnishing the same, and (iii) assumed that the final versions of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed. Duff & Phelps’ Opinion further assumes that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction. Neither VCAT management nor the Special Committee placed any limitation upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its Opinion.

In our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. Duff & Phelps has also assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement and Plan of Merger.

The basis and methodology for this Opinion have been designed specifically for the express purposes of the Special Committee and may not translate to any other purposes.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based proves to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Duff & Phelps has prepared this Opinion effective as of August 25, 2006. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, Duff & Phelps reserves the right to change, modify or withdraw the Opinion.

This letter should not be construed as creating any fiduciary duty on Duff & Phelps’ part to any party.

It is understood that this Opinion is for the information of the Special Committee in connection with its consideration of the Proposed Transaction and may not be used for any other purpose without our prior written consent, except that this Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission in respect of the Proposed Transaction and you may summarize or otherwise reference the existence of this Opinion in such documents provided that any such summary or reference language shall be subject to prior approval by Duff & Phelps. This Opinion is not a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, nor does it indicate that the consideration paid is the best possible attainable under any circumstances. Instead, it merely states whether the price in the Proposed Transaction is within a range suggested by certain financial analysis. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.

The Special Committee of the Board of Directors of

Venture Catalyst Incorporated

August 25, 2006

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that the Proposed Transaction is fair to the unaffiliated, public shareholders of the Company, from a financial point of view (without giving effect to any impacts of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder).

Respectfully submitted,

DUFF & PHELPS, LLC

ANNEX D

CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (this “Agreement”), dated as of August 25, 2006 (the “Signing Date”), and effective as of the Effective Date (as defined below), is entered into by and between VENTURE CATALYST INCORPORATED, a Utah corporation (“Company”), and VCAT, LLC, a Delaware limited liability company (“Vendor”).

In consideration of the mutual representations, warranties, covenants and agreements contained herein, Company and Vendor hereby agree as set forth below.

1.	DEFINITIONS.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of the date hereof, between Company and Vendor.

“Barona” means the Barona Valley Ranch Resort & Casino, located at 1932 Wildcat Canyon Road, Lakeside, California 92040.

“Confidential Information” means any and all trade secrets, proprietary or confidential information that is disclosed by a party hereto (or any of such party’s Affiliates) (each a “Disclosing Party”) that: (a) is disclosed in writing or other tangible form to the other party (the “Receiving Party”) by the Disclosing Party and is designated in such writing or tangible form as “confidential” (or, if disclosure is made orally, is reduced to or summarized in writing and identified as “confidential” within thirty (30) days after such oral disclosure), and (b) is not generally known in the relevant industry or industry segment. The following will not constitute Confidential Information for purposes of this Agreement: (1) information which was already in the Receiving Party’s (or its Affiliates’) possession as evidenced by any form of legally admissible evidence prior to the Signing Date and not disclosed to the Receiving Party by the Disclosing Party (or its Affiliates); (2) information that is independently developed in good faith by representatives of the Receiving Party who did not have access to the Confidential Information, as evidenced by any form of legally admissible evidence; (3) information that is obtained from a third party who, insofar as is known to the Receiving Party, is not prohibited from transmitting the information to the Receiving Party by a contractual, legal or fiduciary obligation to the Disclosing Party; (4) information which is or which becomes generally available to the public other than as a result of disclosure by the Receiving Party; and (5) information that is disclosed to the Receiving Party without notice of any obligation of confidence with respect to such information.

“Contracting Party” means with respect to an SOW (as defined below), Company or an Affiliate of Company, as the case may be, that requests Vendor to provide Services to Company or such Affiliate pursuant to such SOW.

“Contracting Party’s Representative” means the individual designated in writing by a Contracting Party, by letter to Vendor or in an applicable SOW, as the person having general authority to decide questions and resolve problems raised by Vendor or occurring in relation to the Services under such SOW.

“Deliverables” means any deliverables resulting from the Services or otherwise provided by Vendor to any Contracting Party in connection with this Agreement or any SOW, including, but not limited to, software, designs and documentation.

“Effective Date” means the date upon which the Closing (as such term is defined in the Asset Purchase Agreement) occurs.

“Gaming” shall mean an action or event whereby something of value, that is readily convertible to a monetary unit, is placed at risk, including but not limited to cash, credit, and/or other instrumentality, on the outcome of an uncertain event in which a player does not exercise any control or which is determined predominantly by chance. By way of example, video poker and other Gaming in which some skill of the player may be involved in the outcome is considered “predominantly by chance.”

“Gaming Device” shall mean any electronic, electrical, and/or electro-mechanical slot machine or gambling device, whether now existing or hereinafter invented, used in legal Gaming jurisdictions for Gaming.

“Governmental Entity” means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, including, without limitation, the National Indian Gaming Commission, the California Gambling Control Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission or any other tribal or governmental authority regulating any form of gaming.

“Intellectual Property Rights” means all industrial and intellectual property rights protected by law throughout the world, including all copyright rights, copyright registrations and applications, trademark rights (including trade dress and trade name), trademark registrations and applications, domain names, patent rights (including the right to apply therefore), patent applications (including the right to claim priority under applicable international conventions) and all patents issuing thereon, and inventions, whether or not patentable, trade secret rights, mask-work rights, all utility and design rights, rights in specifications, authors rights, moral rights, rights in algorithms, rights in packaging, rights in goodwill, and other intellectual property rights, as may exist now and hereafter come into existence, and all renewals and extensions thereof, regardless of whether any of such rights arise under the laws of the United States or of any other state, country or jurisdiction.

“Note” means Promissory Note III, the form of which is Exhibit F to the Asset Purchase Agreement.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity.

“Server-Based Gaming” or “SBG” means products or services (related to products) that utilize a computer network in combination with Gaming Devices to facilitate the use of remote resources to direct, manage, present, enhance, customize, modify, download, distribute or otherwise influence a Gaming Device or Gaming experience.

“Services” means any consulting services in the field of Server-Based-Gaming described in an approved SOW.

“Statement of Work” or “SOW” means a written proposal, in substantially the form attached as Exhibit A, prepared by Company or an Affiliate of Company desiring to be a Contracting Party and approved in writing by Vendor for Services to be performed by personnel of Vendor. All definitions in this Agreement apply to any Statements of Work entered into by Vendor and Company or any of its Affiliates.

2.	CONSULTING SERVICES.

2.1 Vendor to Provide Services. Upon the execution of a SOW by Vendor and the applicable Contracting Party, Vendor shall perform all Services described in and in accordance with such SOW using Vendor employees reasonably acceptable to the Contracting Party. Vendor understands and agrees that any Services to be performed pursuant to any SOW shall be performed in compliance with and pursuant to the terms, conditions and provisions of this Agreement, and any SOW that is authorized after the execution of this Agreement is hereby incorporated by reference. A SOW may be renewed or extended for additional periods of time by mutual agreement of the parties to the applicable SOW. The initial SOW (the “Initial SOW”) covering Services expected to be provided by Vendor to the Company and its Affiliates for the Initial Term (as defined herein) is attached hereto as Exhibit B.

2.2 Correction of Services; Supplementary Work. If a Contracting Party reasonably determines that the Services or Deliverables, or any portion thereof, fails to conform to the standards, specifications, procedures or written instructions set forth in this Agreement or the applicable SOW, and the Contracting Party provides Vendor with notice of such nonconformity (which notice shall not constitute notice of a material breach under Section 6.2(a)), Vendor shall use its best efforts to correct such Services or Deliverables, or portion thereof, which are non-conforming and redeliver such Services or Deliverables to the Contracting Party within 30 days of Vendor’s receipt of such notice. Such corrections shall consist of all corrective services necessary for the Services and Deliverables to conform to the applicable SOW and the standards set forth in Section 4.2 below (the “Criteria”). All costs incurred in performing such corrections to the Services and Deliverables shall be borne by Vendor, and the Contracting Party shall not be obligated to pay for the cost of any portion of such corrections; provided, however, that corrections to the Services or Deliverables required due to any improper actions of or failure to reasonably cooperate by the Contracting Party that materially affect Vendor’s ability to comply with any of the requirements of this paragraph shall be paid for by the Contracting Party.

2.3 Services Changes. Company, on behalf of itself and its Affiliates, reserves the right for the Contracting Party to request Vendor to: (a) modify the scope of a current SOW pursuant to a change order form executed by Vendor and the Contracting Party; (b) perform projects in addition to a current SOW; or (c) furnish materials or equipment (or the use thereof) in connection with Services which are not included in a current SOW (collectively, “Additional Services”); provided, however, that such modification, additional project or provision of materials or equipment must be reasonably acceptable to Vendor. The need for such Additional Services may arise due to changes in the nature, kind or cost of Services specifications or materials that could not be contemplated at the time of execution of this Agreement or at the time of execution of the applicable SOW. Except as provided herein, Vendor shall not perform any Additional Services without first having secured written and signed approval from an authorized representative of the Contracting Party, by way of an amendment to the applicable SOW. Such authorization shall describe the Additional Services to be performed and shall specify either the additional fees to be paid by the Contracting Party or the basis on which such fees shall be calculated, if applicable. Should Vendor perform any Additional Services without advance written authorization from a Contracting Party, such Additional Services shall be at Vendor’s sole expense.

2.4 Vendor’s Right to Subcontract Services. Vendor shall not subcontract Services or any part thereof without the written approval of the applicable Contracting Party, which approval shall not be unreasonably withheld or delayed. In the event that Vendor subcontracts all or part of Services, Vendor shall cause each retained sub-vendor (“Sub-Vendor”) to assume and satisfy all subcontracted Services obligations of Vendor under the applicable SOW. Vendor shall be liable for all acts and omissions of all Sub-Vendors and of all Sub-Vendor employees or agents, as if such acts and omissions were performed or omitted by Vendor. Vendor acknowledges the Confidential Information and Intellectual Property Rights of Contracting Party under Sections 7 and 8 of this Agreement, and, in the event Contracting Party employs Sub-Vendors in connection with Services, Vendor agrees to restrict the Sub-Vendor’s access to such information under the terms of this Agreement, or, if necessary to complete the Services, Vendor agrees to require the Sub-Vendor and, as necessary, Sub-Vendor’s employees, to sign a non-disclosure and intellectual property assignment agreement that protects the Confidential Information and Intellectual Property Rights of Contracting Party consistent with the terms of this Agreement.

2.5 Use of Completed Portions of Deliverables. A Contracting Party shall at any time have the right to take possession of and use any completed or partially completed portions of Deliverables, notwithstanding that the time for completing the Deliverables or portions thereof may not have expired.

2.6 Divested Entities. In the event that any Affiliate or any business division of Company or an Affiliate of Company is sold, in part or in whole, to a third party or otherwise elects to enter into a services agreement with Vendor (each a “Divested Entity”), and if such Divested Entity so requests, Vendor agrees to promptly enter into a services agreement with such Divested Entity that is functionally identical and equivalent to the terms and conditions of this Agreement.

2.7 Access to Field Information. Vendor shall provide Company with access to field information useful to the development and marketing of Server-Based Gaming technology and products of the Company, including without limitation, marketing trends, opportunities and challenges; player trends, opportunities and challenges; product trends, opportunities and challenges; and operator trends, opportunities and challenges, in each case, with supporting data.

3.	LIMITED EXCLUSIVITY.

3.1 Limited Exclusivity. In recognition of the significant Confidential Information of Company with respect to the Server-Based Gaming technology and products of the Company and its Affiliates being provided to Vendor pursuant to this Agreement:

a. During the term of this Agreement (including any mutually agreed extensions thereof), neither Vendor nor any of its Affiliates may, directly or indirectly, provide consulting services or support (other than evaluation services) to any other Person involving, in connection with or related to Server-Based Gaming without the prior written authorization of Company; provided, however, that Vendor may provide consulting services and support with respect to Server-Based Gaming technology and products of Company or its Affiliates to any Persons without such authorization; and

b. During the term of this Agreement (including any mutually agreed extensions thereof), and for a period of eighteen (18) months after the expiration or termination of this Agreement, neither Vendor nor any of its Affiliates may, directly or indirectly, assist or provide services or support to any Persons other than Company and its Affiliates in connection with or relating to the design or development of any Server-Based Gaming product, system, method or service without the prior written authorization of Company; provided, however, that the foregoing restriction shall not restrict Vendor from providing general consulting services to any other Persons during such period, as long as such general consulting services do not include the provision of design or development services with respect to any Server-Based Gaming product, system, method or service.

c. Notwithstanding the foregoing provisions of this Section 3.1, the restrictions set forth in Sections 3.1(a) and (b) shall not restrict Vendor from providing any services or support to any other Person to whom the Company is currently, as of the Signing Date, providing consulting services pursuant to a contract representing 30% or more of the Company’s annual revenues.

4.	REPRESENTATIONS AND WARRANTIES.

4.1 Vendor’s Authority and Ability to Conduct Business.

a. Vendor represents and warrants that it has all licenses, permits, and registrations necessary to provide the Services and Deliverables or it is able to procure any such licenses, permits and registrations in a timely manner so as to avoid any delay or penalty with respect to the Services or Deliverables.

b. Vendor represents and warrants that (i) it is in the business of, and has developed the requisite expertise to provide the Services and Deliverables, and (ii) its agents, employees and Sub-Vendors have the capability, experience, expertise and means required to provide the Services and Deliverables and that the Services will be provided using personnel, equipment and materials qualified and/or suitable to perform the Services requested.

c. Vendor represents and warrants that it has the authority to do business in the states in which the Services are to be performed.

d. Vendor represents and warrants that the Services, the Deliverables and any Related Rights (as defined in Section 8.4) do not and will not infringe any third party Intellectual Property Rights.

4.2 Vendor’s Performance Standards.

a. Vendor represents and warrants that it shall perform the Services and prepare all Deliverables in a professional manner and in accordance with leading industry practices. Vendor represents that prior to undertaking any Services it will ascertain the nature and scope of the Services, the type and magnitude of the resources required to complete the Services, and any other issues which could affect the performance of the Services.

b. Vendor warrants that its Services personnel, including all Sub-Vendor personnel, shall be trained at Vendor’s or Sub-Vendor’s expense, in a manner sufficient for such personnel to perform the Services in accordance with leading industry standards.

c. Vendor represents and warrants that it will reasonably cooperate with the Contracting Party, including authorized representatives thereof, at all times while performing Services hereunder.

d. Vendor warrants that it shall not include in any Deliverable or otherwise disclose or provide to Company or any of its Affiliates any proprietary information, ideas, concepts, improvements, discoveries, inventions, or forms of expression of ideas that Vendor does not own or otherwise have the right to disclose or provide to Company or such Affiliate.

e. Vendor represents and warrants that it will comply with all applicable federal, state and local laws in the course of performing the Services and delivering the Deliverables.

f. In the event the performance of Services by Vendor, or that of any of Vendor’s employees or Vendor’s Sub-Vendors or the employees of its Sub-Vendors, under this Agreement or any SOW is unsatisfactory in the reasonable judgment of a Contracting Party, the Contracting Party may notify Vendor accordingly and, if requested by the Contracting Party, Vendor or Vendor’s employees or Vendor’s Sub-Vendor or the employees of Vendor’s Sub-Vendor whose Services performance is unsatisfactory shall be removed from Services on the project and the Contracting Party’s premises, if applicable, immediately after such notification. The Contracting Party shall provide to Vendor and, if necessary, to Sub-Vendor, a written description of the Contracting Party’s basis for such request. Upon such removal of any employee of Vendor or its Sub-Vendor initially designated to work on the project, Vendor shall promptly provide a suitably qualified, trained and oriented replacement. The costs of such qualification, training and orientation or replacement personnel shall not be included in the fees for the Services, and Vendor shall not otherwise pass these costs on to Company.

4.3 No Conflicting Agreements. Vendor represents and warrants that it is not a party to any contract that, by its terms, prohibits Vendor from entering into or performing under this Agreement.

4.4 Background Checks. Vendor agrees that prior to recommending or directing any individual to perform Services, Vendor shall have performed a thorough background investigation in accordance with reasonable practices in the industry. Vendor acknowledges that a Contracting Party may perform its own background check of any person performing Services or under consideration for performance of Services.

4.5 Company’s Representations and Warranties. Company represents and warrants that it will reasonably cooperate with Vendor and will use commercially reasonable efforts to cause each Contracting Party, including the authorized representatives thereof, to reasonably cooperate with Vendor at all times while Vendor is performing Services hereunder.

5.	PAYMENT BY CONTRACTING PARTY TO VENDOR.

5.1 Pre-Paid Services. In accordance with the payment schedule set forth in Section 5.4, Company shall pay $2 million dollars (the “Prepaid Amount”) to Vendor for all Services to be rendered and Deliverables to be provided by Vendor under this Agreement and the Initial SOW during the Initial Term. Vendor acknowledges that, subject to Section 5.7, the Prepaid Amount constitutes payment in full for all Services and Deliverables to be provided by Vendor under the Agreement and the Initial SOW for the Initial Term.

5.2 Vendor’s Hours Commitment. Vendor shall perform at least 6,000 hours of Services under this Agreement and the Initial SOW during the Initial Term (the “Time Commitment”). Vendor shall use commercially reasonable efforts to expend such efforts in an even manner over each month of the Initial Term.

5.3 Reporting. For all Services and Deliverables provided by Vendor under the Agreement and the Initial SOW within Vendor’s Time Commitment, Vendor shall send the applicable Contracting Party monthly reports stating the time spent (which time reports may be approximate for Vendor executives), Services rendered (including a description of any Deliverables), along with other supporting evidence as the Contracting Party may reasonably request.

5.4 Payment Schedule. Company shall pay the Prepaid Amount to Vendor in three installments as set forth in subsections (a) and (b) below. The amount of the Prepaid Amount allocated to each installment will be mutually agreed upon by Vendor and Company prior to the Closing. In any case, the total of the installments will equal the Prepaid Amount.

a. If the Closing occurs prior to January 1, 2007, the Prepaid Amount will be paid in three installments as follows: the first installment, on the date of the Closing; the second installment, on January 1, 2007; and the third installment, on January 1, 2008.

b. If the Closing occurs on or after January 1, 2007, the Prepaid Amount will be paid in three installments as follows: the first installment, on the date of the Closing; the second installment, on January 1, 2008; and the third installment, on January 1, 2009.

5.5 Invoicing and Payment. For any Services provided by Vendor after the expiration of the Initial Term, Vendor shall send the applicable Contracting Party monthly invoices stating the time spent, Services rendered (including a description of any Deliverables), and related approved expenses, along with records, receipts, or other supporting evidence as the Contracting Party may reasonably request. Any payments due to Vendor by the Contracting Party will be made within thirty (30) days of receipt of an undisputed invoice, less any amounts reflecting payment made on previous invoices; provided, however, that payment of any invoices or portions of invoices shall not prejudice the right of the Contracting Party to (a) protest or question the correctness of any invoice, or (b) verify compliance of the Services or Deliverables, or any portion thereof, with this Agreement or any applicable SOW. Any payment by a Contracting Party to Vendor shall not prejudice or constitute a waiver of any right whatsoever of such Contracting Party. Final payment to Vendor under any SOW shall be made by the Contracting Party only after receipt of Vendor’s final adjusted invoice (initialed and dated by the Contracting Party’s proper approving authority), accompanied by an executed statement by Vendor of completion of the Services and/or delivery of the applicable Deliverables under the applicable SOW (including, if requested by the Contracting Party, evidence properly supporting the completion). All time worked after the expiration of the Initial Term in excess of the Time Commitment shall be billed at time and material rates to be mutually agreed upon by the Parties. All amounts hereunder shall be in United States Dollars.

5.6 Entire Consideration. It is understood and agreed by Vendor that, subject to Section 5.7, the Prepaid Amount and, as applicable, other sums to be paid after the Initial Term pursuant to any applicable SOW, shall be the entire consideration to be received by Vendor from the Contracting Party for the Services performed and Deliverables provided hereunder (unless additional fees are mutually agreed upon by Vendor and the Contracting Party), and that said sums shall include any and all taxes and contributions applicable to Vendor. Vendor shall, where applicable, separately list on its invoices all valid sales taxes on Services provided hereunder.

5.7 Vendor Expenses. Vendor is responsible for its own office expenses, including, but not limited to, rent, utilities, telephone and office supplies. Company will reimburse Vendor for its actual out-of-pocket travel, lodging and related costs and expenses reasonably incurred in connection with the provision of the Services and Deliverables, provided that such costs and expenses are incurred in accordance with the expense reimbursement policy attached hereto as Exhibit D.

6	TERM AND TERMINATION.

6.1 Term. Subject to Section 6.2 below, unless terminated earlier pursuant to this Section 6, this Agreement shall commence and be effective upon the Effective Date and shall continue for a term of three (3) years (the “Initial Term”). Upon mutual written agreement, the parties may thereafter renew the Agreement for additional one (1) year terms.

6.2 Termination. Notwithstanding anything to the contrary contained herein:

a. Company may terminate this Agreement upon written notice to Vendor if Vendor commits a material breach of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days of receipt of written notice of such breach from Company;

b. Vendor may terminate this Agreement upon written notice to Company if Company fails to pay Vendor any of the payments due to Vendor under Section 5.4 and fails to cure such non-payment within thirty (30) days of receipt of written notice of such breach from Vendor; provided, however, that in order to exercise such termination right, Vendor must not be in default under the Note for failure to make any required payments under the Note within the time periods permitted under the Note; and

c. either party may terminate this Agreement immediately upon written notice if to the other party, if such other party has a receiver appointed, or an assignee for the benefit of creditors, or in the event of any insolvency or inability to pay debts as they become due by the other party, except as may be prohibited by applicable bankruptcy laws.

6.3 Effect of Expiration or Termination. If the Agreement expires or is terminated pursuant to Section 6.2, Vendor shall (a) have no further obligation to provide Services, and (b) transfer and deliver to any applicable Contracting Party all in-progress and completed Deliverables. Termination of this Agreement shall not relieve any party from any obligation accrued up to and including the date of such termination, nor deprive a party not in default of any remedy otherwise available to it. In the event of a termination of the Agreement or the termination of any SOW by a Contracting Party prior to the commencement of any Services, the Contracting Party shall incur no liability to Vendor as a result of such termination, including without limitation, any costs or expenses of Vendor relating to proposal preparation, purchase of equipment, materials or supplies, or the hiring or reassignment of any of Vendor’s employees or contractors.

6.4 Survival. The provisions of Sections 3.1, 6.3, 6.4, 7, 8, 9, 11, 12 and 13 shall survive the expiration or termination of this Agreement; provided, however, that in the event that this Agreement is terminated by Vendor pursuant to Section 6.2(b), Section 3.1 shall not survive such termination. Termination will not affect any right or remedy at law or in equity of either party.

7	CONFIDENTIALITY.

7.1 Ownership and Use. As between the parties, the Confidential Information of a Disclosing Party will remain that respective party’s sole property. Confidential Information received by any Receiving Party from a Disclosing Party will be used by such Receiving Party only for purposes of, or as otherwise authorized by, this Agreement. Each Receiving Party will hold the Confidential Information of the Disclosing Party in confidence and protect such Confidential Information from disclosure using the same care it uses to protect its own confidential information of like importance, but not less than reasonable care. No Confidential Information will be disclosed by the Receiving Party without the prior written consent of the Disclosing Party, except that a Receiving Party may disclose this Agreement and the Disclosing Party’s Confidential Information to (i) its directors, employees, attorneys, agents, auditors and insurers, and (ii) subcontractors who require access to such information in connection with their engagement; and in each case who are obligated to keep such information confidential in a manner no less restrictive than set forth in this Section 7.1. The Receiving Party employing or engaging such persons is responsible and liable for their compliance with such confidentiality obligations. Upon the expiration or termination of this Agreement, all embodiments of Confidential Information of a Disclosing Party will be returned or destroyed by each Receiving Party, with written certification thereof.

7.2 Restrictions. No Receiving Party shall use any Disclosing Party’s Confidential Information without the express prior written consent of an authorized officer of the Disclosing Party for a period ending five (5) years after the date of termination of either party’s right to possess and/or use the Confidential Information, including, without limitation, the termination or expiration of this Agreement. Each Receiving Party recognizes and agrees that the use or disclosure of any Confidential Information of a Disclosing Party in a manner inconsistent with the provisions of this Agreement may cause the Disclosing Party irreparable damage for which adequate remedy at law may not be available. Accordingly, a Disclosing Party shall be entitled to seek temporary and/or permanent injunctive relief against such breach or violation from any court of competent jurisdiction immediately upon request. The right of a Disclosing Party to seek injunctive relief shall not limit in any manner that party’s right to seek other and/or additional remedies at law or in equity.

7.3 Disclosures Required By Law. If Confidential Information is required to be disclosed by law or a Governmental Entity by a Receiving Party, including pursuant to a subpoena or court order, such Confidential Information may be disclosed, provided that such Receiving Party: (a) promptly notifies the Disclosing Party of the disclosure requirement; (b) cooperates with the Disclosing Party’s reasonable efforts to resist or narrow the disclosure and to obtain an order or other reliable assurance that confidential treatment will be accorded the Disclosing Party’s Confidential Information; and (c) furnishes only Confidential Information that the Receiving Party is legally compelled to disclose according to advice of its legal counsel.

7.4 Ownership. Company and it Affiliates are and shall remain the owners of all rights, title and interest in and to their Confidential Information. Vendor shall obtain no right or license in and to Company’s or any of its Affiliates’ Confidential Information, except as specifically provided by this Agreement. Vendor is and shall remain the owner of all rights, title and interest in and to its Confidential Information. Company and its Affiliates shall obtain no right or license in and to Vendor’s Confidential Information, except as specifically provided by this Agreement.

8	INTELLECTUAL PROPERTY RIGHTS AND OWNERSHIP.

8.1 Contracting Party Materials. All information, data, documents, and materials that Vendor receives from Company or any of its Affiliate or acquires or learns from Company’s or any of its Affiliates’ files, documents, employees, or representatives (collectively, “Materials”), shall remain Company’s or such Affiliate’s, as applicable, sole and exclusive property. Vendor shall obtain no rights whatsoever, whether under applicable patent, copyright, trade secret laws or otherwise, in such Materials unless specifically provided in writing by Company or the applicable Affiliate. Similarly, if Vendor, in connection with providing the Services or Deliverables, obtains access to third party information, data, documents, and materials in Company’s or any of its Affiliates’ possession, Vendor shall obtain no rights in such third party information, data, documents, and materials. Except as specifically authorized in writing by Company or any of its Affiliates, Vendor shall not use, shall not allow a third Person to use, and shall not make any copies, summaries, or extracts of Materials any third party information, data, documents, and materials. Upon completion of the related Services, the expiration or termination of this Agreement, or at any time upon Company’s request, Vendor immediately shall return to Company or its Affiliates, as appropriate, all Materials and any third party information, data, documents, and materials, as well as any and all copies, summaries, or extracts thereof.

8.2 Ownership of Inventions. Vendor acknowledges that Vendor is being retained by Company to perform the Services, and to create for Company’s or its Affiliates’ exclusive use and benefit, certain works which are considered “works made for hire.” As such, Vendor acknowledges and agrees that the applicable Contracting Party shall exclusively own all right, title and interest, including, without limitation, all Intellectual Property Rights, in and to all Deliverables and all information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not and whether or not reduced to practice, as well as all forms of expression of ideas which are the subject matter of copyright (including all drawings, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs and all other writings or materials of any type), developed or prepared by Vendor under an SOW in connection with the Services or Deliverables (collectively “Work Product”), and that such Work Product is the Confidential Information of such Contracting Party. Vendor agrees to promptly disclose all such Work Product to the applicable Contracting Party. To the extent that any of the Work Product is not deemed a “work made for hire” by operation of law, Vendor hereby irrevocably assigns, transfers and conveys, and shall cause its employees, Sub-Vendors, subcontractors and affiliates, if any, to irrevocably assign, transfer and convey, to the applicable Contracting Party all of its right, title and interest in and to such Work Product, including all Intellectual Property Rights therein.

8.3 Further Assurances. Vendor acknowledges and agrees that the applicable Contracting Party shall have the right to obtain, perfect and enforce in their own names any Intellectual Property Rights in and to the Work Product. Vendor agrees, at the Contracting Party’s expense, to execute any documents or take any other actions as may reasonably be necessary, or as the Contracting Party may reasonably request, for such Contracting Party to obtain, perfect or enforce its rights in the Work Product. Unless otherwise directed by the Contracting Party, upon the expiration or termination of this Agreement or a SOW, Vendor shall immediately turn over to the Contracting Party all Deliverables, including, without limitation, all work-in-progress. In the event that a Contracting Party is unable for any reason to secure Vendor’s signature to any document required to apply for or execute any patent, copyright or other applications with respect to any Work Product (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Vendor hereby irrevocably designates and appoints such Contracting Party and its duly authorized officers and agents as its agents and attorneys-in-fact to act for and in its behalf and instead of Vendor, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of any Intellectual Property Rights thereon with the same legal force and effect as if executed by Vendor.

8.4 Retained Rights. Vendor shall retain and reserve all rights to (a) any software, technology or Intellectual Property Rights of Vendor existing prior to the Signing Date or developed or otherwise obtained by Vendor outside the scope of this Agreement without the use of any information or materials of Company or any of its Affiliates, and (b) any information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not and whether or not reduced to practice, developed or prepared by Vendor under an SOW in connection with the Services or Deliverables which are of general application in Vendor’s consulting practice (“Retained Rights”). If, in the course of providing the Services, Vendor provides or incorporates into any Deliverables any Retained Rights, or the use of any Deliverables by any party would infringe any Retained Rights, the applicable Contracting Party is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense through multiple levels of sublicensees) to make, have made, copy, modify, make derivative works of, use, sell, offer for sale, distribute, display, import and otherwise exploit such Deliverables or any improvements thereto or successor versions thereof.

9	INDEMNIFICATION AND LIMITATION ON LIABILITY.

9.1 Indemnification.

(a) Vendor shall indemnify, hold harmless and, at Company’s request, defend Company, its Affiliates, employees, officers and agents from and against all claims, demands, losses, liabilities, damages and expenses (including attorneys’ fees) relating to (a) any bodily injury or death of any person or damage to real and/or tangible personal property caused by the negligence or willful misconduct of Vendor, its personnel or agents in connection with the performance of the Services hereunder, (b) any claim that the performance or receipt of the Services, or any use or other exploitation of the Deliverables, infringes or misappropriates any Intellectual Property Right of any third party, (c) any breach of Vendor’s representations and warranties under Section 4, (d) any breach of Vendor’s exclusivity obligations under Section 3.1, and (e) any breach of Vendor’s confidentiality obligations under Section 7. In the event of a claim for which Company seeks indemnification, Company will promptly notify Vendor of the claim and provide reasonable cooperation at Vendor’s expense.

(b) Company shall indemnify, hold harmless and, at Vendor’s request, defend Vendor, its Affiliates, employees, officers and agents from and against all claims, demands, losses, liabilities, damages and expenses (including attorneys’ fees) relating to (a) any bodily injury or death of any person or damage to real and/or tangible personal property caused by the negligence or willful misconduct of Company, its personnel or agents in connection with the performance of the Services hereunder, (b) any claim that the performance or receipt of the Services, or any use or other exploitation of the Deliverables, infringes or misappropriates any Intellectual Property Right of any third party, but only to the extent that such infringement or misappropriation is caused by any content, materials or instructions provided to Vendor by Company, (c) any breach of Company’s representations and warranties under Section 4, and (d) any breach of Company’s confidentiality obligations under Section 7. In the event of a claim for which Vendor seeks indemnification, Vendor will promptly notify Company of the claim and provide reasonable cooperation at Company’s expense.

9.2 LIMITATION OF LIABILITY. EXCEPT FOR VENDOR’S AND COMPANY’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 9, NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, SPECIAL, PUNITIVE OR INDIRECT LOSSES OR DAMAGES INCURRED BY ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, ARISING OUT OF THIS AGREEMENT OR THE SERVICES PERFORMED UNDER ANY SOW OR ANY BREACH THEREOF, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE OCCURRENCE OF SUCH DAMAGES.

10	INSURANCE.

10.1 Coverage. Vendor shall procure and maintain in full force and effect during the term of this Agreement, and for such period thereafter during which Vendor has continuing obligations, such insurance coverage as described in Exhibit C attached hereto.

10.2 Proof of Insurance. Upon execution of this Agreement, Vendor shall furnish Company a certificate of insurance evidencing that all insurance required hereunder is in full force and effect. All such policies shall (a) be issued by insurance companies satisfactory to Company; and (b) be endorsed to waive subrogation in favor of and name as an additional insured, Company and its Affiliates and their respective officers, directors, agents and employees. Vendor shall require its insurance carrier to give Company thirty (30) days written notice prior to the cancellation of any such policy.

10.3 Additional Insurance. Vendor shall require any Sub-Vendor at any tier, other vendor, supplier, material dealer and others connected with the Services to provide and maintain insurance at all times during the period that they are performing or otherwise related to Services at the foregoing levels of and effect at the Sub-Vendor’s, other vendor’s, supplier’s, material dealer’s, or others’ own cost. Should Vendor fail to comply with any of the foregoing insurance requirements, Company, in its sole discretion, may immediately terminate this Agreement and any SOW. Vendor’s insurance shall be primary and any insurance or self-insurance maintained by Company shall be excess and non-contributory to Vendor’s insurance. Vendor shall be solely responsible for deductibles required under such policies. Irrespective of the requirements as to insurance to be carried as provided for herein, the insolvency, bankruptcy or failure of any insurance company carrying insurance of Vendor, the failure of any insurance company to pay claims accruing, or the inadequacy of the limits of the insurance, shall not affect, negate or waive any of the provision of this Agreement including, without exception, the indemnity obligations of Vendor. Vendor further agrees that nothing contained in this Section 10 shall relieve Vendor of any of Vendor’s obligations and responsibilities contained in any other Section of this Agreement.

11	INDEPENDENT CONTRACTOR.

11.1 No Employment Relationship. The Services performed by Vendor shall be as an independent contractor and not as an employee. Accordingly, neither Vendor nor any Vendor employee is entitled to the benefits Company or any of its Affiliates provides to their employees, including, but not limited to, group insurance and participation in Company’s or such Affiliate’s employee benefit, pension, and compensation plans. Company’s or any of its Affiliates’ general suggestions in connection with the Services, general right of inspection, and right to terminate this Agreement shall not make Vendor an agent or employee of Company or any Affiliate or give Company or any Affiliate any right of control over Vendor or its employees. Except as expressly provided herein, Vendor shall maintain all persons performing the Services as employees, and shall file appropriate forms (generally, W-2 forms) with the Internal Revenue Service for each and every such person.

11.2 Benefit Waiver. If requested by Company, Vendor will require Vendor personnel to execute a benefit waiver acknowledging his or her waiver of any right to participate in any Company-sponsored employee benefit and/or compensation program prior to his or her first assignment to perform Services hereunder. This waiver of any right to participate in any Company-sponsored employee benefit and/or compensation program represents a material component of the terms of payment agreed to by the parties.

11.3 No Agency. Vendor is not an agent, partner, or joint-venturer of Company or any of its Affiliates. Vendor shall not represent self to third persons to be other than an independent contractor of Company or any of its Affiliates, nor shall Vendor offer or agree to incur or assume any obligations or commitments in Company’s or any of its Affiliates’ names or for Company or any of its Affiliates without Company’s or such Affiliate’s prior written consent and authorization. Vendor acknowledges and agrees that Company or any of its Affiliate reserves the right to contract with other parties for similar services during the term.

11.4 Vendor Taxes. Vendor shall be responsible for payment of all taxes applicable to it arising out of its activities under this Agreement, including but not limited to, federal and state income tax, Social Security tax, unemployment insurance tax, and any other tax or business license fee as required. Company and its Affiliates, as applicable, will report the amounts paid Vendor on applicable Internal Revenue Service documents.

12	SOLICITATION OF EMPLOYEES.

In consideration for the mutual promises contained in this Agreement, Vendor agrees not to solicit or hire, either directly or indirectly, for Vendor’s benefit or for the benefit of any third party, the services of or employ any of Company’s or its Affiliates’ employees during the term of this Agreement and for a period of twelve (12) months thereafter without Company’s prior written consent; provided, however, that general advertisements for employment which are not specifically targeted at any of the foregoing will not (in the absence of further solicitation, enticement or hiring of any of the foregoing) constitute a violation of this Section 12.

13	MISCELLANEOUS.

13.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Company:

c/o International Game Technology
9295 Prototype Drive

Reno, Nevada 89521
Facsimile: (775) 448-1488
Attention: Richard Pennington, Executive Vice President
Facsimile: (775) 448-0120
Attention: J. Kenneth Creighton, Vice President

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

Facsimile: (949) 823-6994

Attention: J. Jay Herron & Andor D. Terner

(b)	if to Vendor, to:

VCAT, LLC

591 Camino de la Reina, Suite 418

San Diego, California 92108

Facsimile: (619) 330-4002

Attention: Kevin McIntosh

with a copy to:

Alhadeff & Solar, LLP

707 Broadway, Suite 800

San Diego, California 92101

Facsimile: (619) 702-3898

Attention: Robert K. Edmunds

13.2 Amendment and Waiver; Cumulative Effect. To be effective, any amendment or waiver under this Agreement must be in writing and signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise. Notwithstanding anything herein to the contrary, this Agreement shall not be amended, nor shall any right of Company hereunder be waived, without the prior written consent of Parent (as such term is defined in the Asset Purchase Agreement).

13.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

13.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and are not intended to confer upon any Person other than the parties hereto (except, as to the Company, its Affiliates) any rights or remedies hereunder.

13.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

13.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by Vendor without the prior written consent of Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

13.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada or in Nevada state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Nevada.

13.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13.9 Records and Audits. Vendor shall keep reasonable books and records relating to the Services performed under this Agreement and, if applicable, the fees charged to Company or any of its Affiliates and shall maintain such books and records for the term of this Agreement and for two (2) years thereafter. Company shall have the right to inspect such records (upon reasonable, prior written notice, during Vendor’s normal business hours), for the sole purpose of verifying any reports, information or payments provided or due hereunder and verifying compliance with the material terms and conditions of this Agreement.

13.10 Conflicts. In the event of any conflict between this Agreement and the terms and conditions of any SOW, the terms and provisions of such SOW shall prevail and control only with respect to the definition and scope of the Services to be provided and compensation for such Services under such SOW. Except with regard to the definition and scope of Services and compensation for such Services, any additional or inconsistent terms contained in any SOW with respect to this Agreement will be of no force and effect.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

VENDOR		COMPANY

VCAT, LLC a Delaware limited liability company		VENTURE CATALYST INCORPORATED, a Utah corporation

Signature:	/s/ L. DONALD SPEER, II	Signature:	/s/ KEVIN MCINTOSH
Printed Name:	L. Donald Speer, II	Printed Name:	Kevin McIntosh
Title:	Chairman	Title:	Sr. Vice President and CFO
Date:	Aug. 25, 2006	Date:	Aug. 25, 2006

FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT

This First Amendment to Consulting Services Agreement (this “Amendment”), dated October 5, 2006, is made and entered into by and among Venture Catalyst Incorporated, a Utah corporation (“Company”), and VCAT, LLC, a Delaware limited liability company (“Vendor”).

WHEREAS, the Company and Vendor are parties to that certain Consulting Services Agreement, dated August 25, 2006 (the “Consulting Services Agreement”).

WHEREAS, the parties desire to amend the Consulting Services Agreement in order to clarify that Vendor and its employees, when performing services under the Consulting Services Agreement, shall be performing services directly for the Company and its Affiliates and not for the Company’s customers.

NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereby agree as follows:

1. The Consulting Services Agreement is hereby amended by the addition of the following as a new Section 2.8 to the Consulting Services Agreement:

“Section 2.8 Scope of Services. Notwithstanding any provision of this Agreement to the contrary:

(a) All services provided by Vendor pursuant to this Agreement shall be provided directly to the Company or its Affiliates and not to any customer of the Company or its Affiliates;

(b) Neither the Vendor nor its employees shall have any operating authority with respect to the business of the Company or its Affiliates and neither the Vendor nor its employees shall have any power or authority to enter into any contract on behalf of the Company or its Affiliates; and

(c) Neither the Vendor nor its employees shall provide services to any customer of the Company or its Affiliates.”

2. Except as amended by this Amendment, the provisions of the Consulting Services Agreement shall continue for all purposes without interruption and the Consulting Services Agreement shall remain in full force and effect.

3. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

4. This Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered as of the date set forth above.

VENDOR		COMPANY

VCAT, LLC,		VENTURE CATALYST INCORPORATED,
a Delaware limited liability company		a Utah corporation

By:	/s/ L. DONALD SPEER, II	By:	/s/ GREG SHAY
Name:	L. Donald Speer, II	Name:	Greg Shay
Title:	Manager	Title:	President and CEO

Date:	October 4, 2006	Date:	October 4, 2006

ACKNOWLEDGED AND AGREED TO:

IGT, a Nevada corporation

By:	/s/ THOMAS J. MATTHEWS
Name:	Thomas J. Matthews
Title:	President

Date:	October 5, 2006

ANNEX E

PART 13 OF THE UTAH REVISED BUSINESS CORPORATION ACT

Part 13. Dissenters’ Rights

16-10a-1301 Definitions.

For purposes of Part 13:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

(4) “Fair value” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

16-10a-1302 Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

(a) consummation of a plan of merger to which the corporation is a party if:

(i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

(ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104 ;

(b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202 (1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

(d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202 (2).

(2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

(3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

(a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

(c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

(a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

(c) cash in lieu of fractional shares; or

(d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303 Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters’ rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a) the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters’ rights as to all the shares unlimited on the ability to exercise dissenters’ rights. The certification requirement must be stated in the dissenters’ notice given pursuant to Section 16-10a-1322.

16-10a-1320 Notice of dissenters’ rights.

(1) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders’ meeting for which the notice was to have been given.

(2) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321 Demand for payment—Eligibility and notice of intent.

(1) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

(b) may not vote any of his shares in favor of the proposed action.

(2) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters’ rights may not execute a writing consenting to the proposed corporate action.

(3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322 Dissenters’ notice.

(1) If proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this part.

(2) The dissenters’ notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and shall:

(a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

(b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

(c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

(e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters’ notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters’ notice required by Subsection (1) is given;

(f) state the requirement contemplated by Subsection 16-10a-1303 (3), if the requirement is imposed; and

(g) be accompanied by a copy of this part.

16-10a-1323 Procedure to demand payment.

(1) A shareholder who is given a dissenters’ notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters’ rights must, in accordance with the terms of the dissenters’ notice:

(a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322 (2)(d), duly completed, or may be stated in another writing;

(b) deposit certificates for his certificated shares in accordance with the terms of the dissenters’ notice; and

(c) if required by the corporation in the dissenters’ notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302.

(2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters’ notice, is not entitled to payment for shares under this part.

16-10a-1324 Uncertificated shares.

(1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325 Payment.

(1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter’s shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2) Each payment made pursuant to Subsection (1) must be accompanied by:

(a) (i) (A) the corporation’s balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

(B) an income statement for that year;

(C) a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

(D) the latest available interim financial statements, if any;

(ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

(b) a statement of the corporation’s estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

(c) a statement of the dissenter’s right to demand payment under Section 16-10a-1328 ; and

(d) a copy of this part.

16-10a-1326 Failure to take action.

(1) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

(2) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters’ notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327 Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) A corporation may, with the dissenters’ notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters’ rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters’ rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325 (2).

16-10a-1328 Procedure for shareholder dissatisfied with payment or offer.

(1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

(a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

(b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

(c) the corporation, having failed to take the proposed corporate action creating dissenters’ rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

(2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330 Judicial appraisal of shares—Court action.

(1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation’s principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares. Service may also be made otherwise as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

(a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325 ; or

(b) for the fair value, plus interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331 Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328 ; or

(b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

ANNEX F

CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

CHAPTER 13.

DISSENTERS’ RIGHTS

SECTION 1300.

RIGHT TO REQUIRE PURCHASE—“DISSENTING SHARES” AND “DISSENTING SHAREHOLDER” DEFINED.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction, and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301.

DEMAND FOR PURCHASE.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof

(1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or

(2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302.

ENDORSEMENT OF SHARES.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof,

(a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or

(b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303.

AGREED PRICE—TIME FOR PAYMENT.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304.

DISSENTER’S ACTION TO ENFORCE PAYMENT.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305.

APPRAISERS’ REPORT—PAYMENT—COSTS.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

SECTION 1306.

DISSENTING SHAREHOLDER’S STATUS AS CREDITOR.

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307.

DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308.

CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309.

TERMINATION OF DISSENTING SHAREHOLDER STATUS.

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

SECTION 1310.

SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311.

EXEMPT SHARES.

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312.

ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof, but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded,

(1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and

(2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

ANNEX G

DISSENTER’S PAYMENT DEMAND

Board of Directors

Venture Catalyst Incorporated

591 Camino De La Reina, Suite 418

San Diego, CA 92108

Gentlemen:

Pursuant to Section 16-10a-1323 of the Utah Revised Business Corporation Act, the undersigned, the holder of record of                      (insert number of shares held) shares of Common Stock (the “Shares”) of Venture Catalyst Incorporated, a Utah corporation, hereby requests payment of the fair value of the Shares.

Enclosed with this Payment Demand are stock certificates                      (insert certificate numbers) representing ownership of the Shares.

I hereby instruct Venture Catalyst Incorporated to send payment for the Shares to the following address (insert address):

(Name)

(Street Number or P.O. Box)	(City)	(State) (Zip Code)

Signature	Signature (if held jointly)

Signature of Stockholder	Signature of Stockholder

Print Name:	Print Name:

Date:	Date:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 25, 2006, by and among IGT, Mariposa Acquisition Corp., a direct wholly-owned subsidiary of IGT, and Venture Catalyst
Incorporated, a copy of which is attached as Annex A to the
	accompanying proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	Proposal to adjourn, postpone or continue the special meeting, if necessary or appropriate, to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve and adopt the Agreement and Plan of Merger described in Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DETACH HERE FROM PROXY VOTING CARD

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BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

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Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.proxyvoting.com/vcat		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage–paid envelope.

PROXY

SPECIAL MEETING OF SHAREHOLDERS - December 20, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VENTURE CATALYST INCORPORATED

The undersigned hereby appoints Greg Shay and Kevin McIntosh, or each of them, his proxies, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock, par value $.001 per share, of Venture Catalyst Incorporated standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment, postponement or continuation thereof, and the undersigned directs that his proxy be voted as designated on the other side.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR ANY PROPOSAL TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO A LATER DATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE AND ADOPT THE MERGER AGREEMENT.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

Address Change/Comments (mark the corresponding box on the reverse side)

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